As filed with the Securities and Exchange Commission on August 19, 2004

No. 333-115824

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Team Health, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1562558
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1900 Winston Road

Knoxville, Tennessee 37919
(800) 342-2898
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

c/o David Jones

Chief Financial Officer
1900 Winston Road, Suite 300
Knoxville, Tennessee 37919
(800) 342-2898
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Joshua N. Korff, Esq.
Kirkland & Ellis LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
(212) 446-4800

    Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum Aggregate	Amount of
Securities to be Registered	Offering Price(1)	Registration Fee

9% Senior Subordinated Notes due 2012	$180,000,000	$22,806(3)

Guarantees(2)	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

(3)	$22,806 was previously paid and no additional registration fee is being paid in connection with this filing.

    The registrant hereby amends this Registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ACCESS NURSE PM, INC.

(Exact name of registrant as specified in its charter)

Utah	8099	62-1823158
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AFTER HOURS PEDIATRIC, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	62-1872100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

AMERICAN CLINICAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	43-1926519
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CHARLES L SPRINGFIELD, INC.

(Exact name of registrant as specified in its charter)

California	8099	94-2713012
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CLINIC MANAGEMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1453392
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CORRECTIONAL HEALTHCARE ADVANTAGE, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	81-0584939
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CULLMAN EMERGENCY PHYSICIANS, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	65-0410357
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

DANIEL & YEAGER, INC.

(Exact name of registrant as specified in its charter)

Alabama	8099	63-1009913
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

DRS. SHEER, AHEARN & ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	59-1237521
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

EMERGENCY COVERAGE CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1130266
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

EMERGENCY PHYSICIAN ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	8099	22-2213199
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

EMERGENCY PROFESSIONAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Ohio	8099	94-2460636
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ERIE SHORES EMERGENCY PHYSICIANS, INC.

(Exact name of registrant as specified in its charter)

Ohio	8099	34-1926330
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

FISCHER MANGOLD PARTNERSHIP

(Exact name of registrant as specified in its charter)

California	8099	94-1731121
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

GREENBRIER EMERGENCY PHYSICIANS, INC.

(Exact name of registrant as specified in its charter)

West Virginia	8099	20-0009571
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

HEALTH CARE ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

West Virginia	8099	55-0738421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

HERSCHEL FISCHER, INC.

(Exact name of registrant as specified in its charter)

California	8099	94-3262291
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

IMBS, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	65-0622847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

INPHYNET CONTRACTING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	65-0622862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

INPHYNET HOSPITAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	65-0622855
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

INPHYNET SOUTH BROWARD, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	65-0726225
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

KARL G. MANGOLD, INC.

(Exact name of registrant as specified in its charter)

California	8099	91-1775707
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

KELLY MEDICAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

West Virginia	8099	55-0656334
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

MED: ASSURE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1304911
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

MEDICAL MANAGEMENT RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	62-1804331
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

MEDICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	8099	55-0711819
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

METROAMERICAN RADIOLOGY, INC.

(Exact name of registrant as specified in its charter)

North Carolina	8099	56-1657199
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

MT. DIABLO EMERGENCY PHYSICIANS PARTNERSHIP

(Exact name of registrant as specified in its charter)

California	8099	68-0049611
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

NORTHWEST EMERGENCY PHYSICIANS, INCORPORATED

(Exact name of registrant as specified in its charter)

Washington	8099	91-1753075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PARAGON CONTRACTING SERVICES, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	65-0622859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PARAGON HEALTHCARE LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Florida	8099	65-0426893
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

PHYSICIAN INTEGRATION CONSULTING SERVICES, INC.

(Exact name of registrant as specified in its charter)

California	8099	33-0575831
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

QUANTUM PLUS, INC.

(Exact name of registrant as specified in its charter)

California	8099	94-3259635
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

REICH, SEIDELMAN, & JANICKI CO.

(Exact name of registrant as specified in its charter)

Ohio	8099	34-1245634
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ROSENDORF, MARGULIES, BORUSHOK & SHOENBAUM

RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.
(Exact name of registrant as specified in its charter)

Florida	8099	59-1226776
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SOUTHEASTERN EMERGENCY PHYSICIANS OF MEMPHIS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1453389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1266047
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM CRUISE CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	43-1751322
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM HEALTHCARE RESOURCES OF DELAWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	23-2704721
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM HEALTHCARE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	43-1698884
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	43-1688387
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	43-1768209
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM PRIMARY CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	43-1689641
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SPECTRUM PRIMARY CARE OF DELAWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	8099	20-1132234
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TEAM ANESTHESIA, INC.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1801891
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TEAM HEALTH ANESTHESIA MANAGEMENT SERVICES, INC.

(Exact name of registrant as specified in its charter)

California	8099	33-0620937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TEAM HEALTH BILLING SERVICES, L.P.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1786451
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TEAM HEALTH FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Tennessee	8099	62-1727919
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TEAM HEALTH SOUTHWEST, L.P.

(Exact name of registrant as specified in its charter)

Delaware	8099	63-1201377
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TEAM RADIOLOGY, INC.

(Exact name of registrant as specified in its charter)

North Carolina	8099	56-1844186
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Florida	8099	59-2862461
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TH CONTRACTING MIDWEST, LLC

(Exact name of registrant as specified in its charter)

Missouri	8099	20-0077159
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 19, 2004

PROSPECTUS

$180,000,000

Team Health, Inc.

Exchange Offer for

9% Senior Subordinated Notes due 2012

         Offer for all outstanding 9% Senior Subordinated Notes due 2012 (which we refer to as the “old notes”) in aggregate principal amount at maturity of $180,000,000 in exchange for up to $180,000,000 aggregate principal amount at maturity of 9% Senior Subordinated Exchange Notes due 2012 (which we refer to as the “exchange notes”) have been registered under the Securities Act of 1933, as amended.

Material Terms of the Exchange Offer:

•	Expires at 5:00 p.m., New York City time on , 2004, unless we extend this date.

•	Not subject to any condition other than that the exchange offer not violate applicable law or any interpretation of the staff of the Securities and Exchange Commission.

•	We will not receive any proceeds from the exchange offer.

•	All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

•	We can amend or terminate the exchange offer.

•	The exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

Material Terms of the exchange notes:

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the currently outstanding notes, or old notes, except that the transfer restrictions and registration rights relating to the old notes will not apply to the exchange notes.

•	There is no existing public market for the old notes or the exchange notes. Our old notes trade in the Private Offerings Resale and Trading through Automatic Linkages, or PORTALTM, market.

       For a discussion of certain factors that you should consider before participating in this exchange offer, see “Risk Factors” beginning on page 14 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004

      As used in this prospectus and unless the context indicated otherwise, “Notes” refers, collectively, to our “old notes,” and our “exchange notes.”

PROSPECTUS SUMMARY

      References to the words “Team Health,” “we,” “our,” and “us” refer to Team Health, Inc., its predecessors, its subsidiaries and its affiliated medical groups. This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and the documents to which this prospectus refers. The following summary highlights selected information from this prospectus and does not contain all of the information important to you. For a more complete understanding of this offering, we encourage you to read this prospectus in its entirety.

Our company

      We are a national provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States. Since our inception, we have focused primarily on providing outsourced services to hospital emergency departments, which account for the majority of our revenue. As a result of an acquisition on May 1, 2002, we are also a provider of medical staffing to military treatment facilities. In addition to providing physician staffing in various specialties within military treatment facilities, we also provide to such facilities a broad array of non-physician healthcare services, including specialty technical staffing, para-professionals and nurse staffing on a permanent basis. Our net revenue less provision for uncollectibles and net loss for 2003 were $999.7 million and $2.8 million, respectively.

      While we are a national company, our services are delivered through a regional structure of operating offices located in key healthcare markets. The responsibility for managing the customer and physician relationships and healthcare services provided resides in these regional offices. The intent of this regional operating model is to provide a localized presence in the markets in which we operate, while providing the benefits of scale in centralized administrative and other back office functions that accrue to a larger, national company. Our operating models include comprehensive programs for emergency medicine, radiology, anesthesiology, inpatient care, pediatrics and other healthcare services, principally within hospital departments and other healthcare treatment facilities, including military treatment facilities. We primarily provide permanent staffing that enables management of hospitals and other healthcare facilities to outsource their recruiting, hiring, payroll and benefits functions. We recruit and hire or subcontract with healthcare professionals who then provide professional services within the healthcare facilities we contract or subcontract with. Currently, we provide permanent staffing, management and administrative services to approximately 450 hospitals, imaging centers, surgery centers, clinics and military treatment facilities in 42 states. Our contracts with hospitals generally have terms of three years and our contracts with military treatment facilities are generally for one year. These contracts often times have automatic renewal options as well as provisions for early termination by either party under certain circumstances.

      The range of physician and non-physician staffing and administrative services that we provide includes the following:

•	recruiting, scheduling and credentials coordination for clinical and non-clinical medical professionals,

•	administrative support services, such as payroll, insurance coverage, continuing education services and management training, and

•	coding, billing and collection of fees for services provided by medical professionals.

      Our historical focus has primarily been on providing outsourced services to emergency departments, which accounted for approximately 63% of our net revenue less provision for uncollectibles in 2003. The emergency departments that we staff are generally located in larger hospitals with emergency departments whose patient volumes are more than 15,000 patient visits per year. In higher volume emergency departments, we believe our experience and expertise in such a complex environment enables our hospital clients to provide high quality and efficient physician and administrative services. In this type of environment, we can generate profitable margins, establish stable long-term relationships, obtain attractive payor mixes and recruit and retain high quality physicians and other providers and staff.

      The provision of permanent healthcare staffing services to military treatment facilities accounted for 23% of our net revenue less provision for uncollectibles in 2003. We significantly expanded our overall base of business in 2002 by acquiring a provider of permanent healthcare staffing services to military treatment facilities. This acquisition provided an entry into a portion of the healthcare staffing market not previously served by us. At the time of this acquisition in 2002, permanent staffing agreements existed on a three-way basis to include a military hospital or clinic, a TRICARE (the U.S. military healthcare payor system) Regional Managed Care Support Contractor (“MCSC”), which functions as the paying entity, and us. The TRICARE Program is undergoing significant changes in 2004 in its staffing contracting relationships that will have a material impact on our earnings and cash flow. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Tricare Program.”

Industry overview

      According to the Centers for Medicare and Medicaid Services (“CMS”), national healthcare spending in 2002 increased 9.3%, compared to an increase of 8.5% in 2001. Healthcare spending grew 5.7% faster than the overall economy as measured by the growth of the gross domestic product (“GDP”). The healthcare share of the GDP increased from 14.1% in 2001 to 14.9% in 2002. Public spending continued its accelerated pace in 2002, accounting for approximately 46% of total healthcare payments with the Medicaid and Medicare programs funding 16% and 17% of aggregate spending, respectively. Private payors funded more than half of the national healthcare spending in 2002. Hospital services have historically represented the single largest component of this spending, accounting for approximately 30.4% of total healthcare spending in 2002. Hospital spending increased by 9.5% in 2002, marking the fourth consecutive year of accelerated growth. Spending for physician services reached $340 billion in 2002, an increase of 7.7% from 2001.

      In the increasingly complex healthcare regulatory, managed care and reimbursement environment, healthcare facilities are under significant pressure from the government and private payors to both improve the quality and reduce the cost of care. In response, such healthcare facilities have increasingly outsourced the staffing and management of multiple clinical areas to contract management companies with specialized skills and a standardized model to improve service, increase the overall quality of care and reduce administrative costs. In addition, we believe the healthcare industry is continuing to experience an increasing trend toward outpatient treatment rather than the traditional inpatient treatment. Healthcare reform efforts in recent years have placed an increasing emphasis on reducing the time patients spend in hospitals. As a result, we believe the severity of illnesses and injuries treated in an emergency department or other hospital setting is likely to continue to increase.

Competitive strengths

      Leading Market Position. We believe we are among the largest national providers of outsourced emergency physician staffing and administrative services in the United States and a significant provider of healthcare staffing on a permanent basis to military treatment facilities under the U.S. government’s TRICARE Program. We believe our ability to spread the relatively fixed costs of our corporate infrastructure over a broad national contract and revenue base generates significant cost efficiencies that are generally not available to smaller competitors. As a full-service provider with a comprehensive understanding of changing healthcare regulations and policies and the management information systems that provide support to manage these changes, we believe we are well positioned to maintain and grow our market share from other service providers.

      Regional Operating Models Supported by a National Infrastructure. We service our agreements from 14 regional management sites organized under eight operating units, which allows us to deliver locally focused services with the resources and sophistication of a national provider. Our local presence helps us foster community based relationships with healthcare facilities which we believe results in responsive service and high physician retention rates. Our strong relationships in local markets enable us to effectively market our services to both local hospital and military treatment facility administrators, who generally are involved in making decisions regarding contract awards and renewals. Our regional operating units are supported by our national infrastructure, which includes integrated information systems and standardized procedures that enable us to efficiently manage the operations and billing and collections processes.

      Significant Investment in Information Systems and Procedures. Our proprietary information systems link our billing, collection, recruiting, scheduling, credentials coordination and payroll functions among our regional management sites, allowing our best practices and procedures to be delivered and implemented nationally while retaining the familiarity and flexibility of a regionally-based service provider. We have developed and maintain integrated, advanced systems to facilitate the exchange of information among our operating units and clients. These systems include our Lawson financial reporting system, IDX Billing System and our TeamWorksTM physician database and software package. The strength of our information systems has enhanced our ability to collect patient payments and reimbursements in an orderly and timely fashion and has increased our billing and collections productivity.

      Ability to Recruit and Retain High Quality Physicians. A key to our success has been our ability to recruit and retain high quality physicians to service our contracts. While our local presence gives us the knowledge to properly match physicians with hospitals and military treatment facilities, our national presence and infrastructure enable us to provide physicians with a variety of attractive client locations, advanced information and reimbursement systems and standardized procedures. Furthermore, we offer physicians substantial flexibility in terms of geographic location, type of facility, scheduling of work hours, benefit packages and opportunities for relocation and career development. This flexibility, combined with fewer administrative burdens, we believe improves physician retention rates and helps to stabilize our contract base. We have, however, had difficulty in the past recruiting physicians to staff contracts in some regions of the country and at some less economically advantaged hospitals.

      Experienced Management Team with Significant Equity Ownership. Our senior management team has extensive experience in the outsourced physician staffing and administrative services industry. Our Chief Executive Officer, H. Lynn Massingale, M.D., has been with Team Health and its predecessor entity since its founding in 1979. Our senior corporate and affiliate executives have an average of over 20 years experience in the outsourced physician staffing and medical services industries. Members of our management team have, with the inclusion of performance-based options, an indirect fully diluted ownership interest of approximately 20.5% of Team Health, Inc. As a result of its substantial equity interest, we believe our management team has significant incentive to maintain its existing client base through the continued provision of high quality services to them and to continue to increase our revenue and profitability through new growth.

Business strategy

      Increase Revenue from Existing Customers. We have a strong record of achieving growth in revenue from our existing customer base. In 2003, net revenue less provision for uncollectibles from same contracts, which consist of contracts under management from the beginning of the period through the end of the subsequent period, grew by approximately 8.9% on a year over year basis. We plan to continue to grow revenue from existing customers by:

•	capitalizing on increasing patient volumes,

•	continuing to improve documentation of care delivered, thereby capturing full reimbursement for services provided,

•	implementing fee schedule increases, where appropriate,

•	increasing the scope of services offered within contracted healthcare facilities,

•	capitalizing on our financial strength and resources with respect to potential clients looking for financial stability, and

•	increasing staffing levels and expanding services at current military sites of service to recapture patients who receive services off base as a result of military facilities outsourcing their staffing needs.

      Capitalize on Outsourcing Opportunities to Win New Contracts. We believe we are well positioned to capitalize on the growth of the overall healthcare industry as well as the growth of the hospital outsourcing market and the military permanent staffing market, due to our:

•	demonstrated ability to improve productivity, patient satisfaction and quality of care while reducing overall cost to the healthcare facility,

•	successful record of recruiting and retaining high quality physicians and other healthcare professionals,

•	national presence,

•	sophisticated information systems and standardized procedures that enable us to efficiently manage our core staffing and administrative services as well as the complexities of the billing and collections process, and

•	financial strength and resources.

      Furthermore, we seek to obtain new contracts by:

•	replacing competitors at hospitals that currently outsource their services,

•	obtaining new contracts from healthcare facilities that do not currently outsource, and

•	compete successfully for new military treatment facility contracts as such staffing needs are announced by the military.

      For the three years ended December 31, 2003, we have been awarded 426 new outsourced contracts, including 336 contracts to service areas of military treatment facilities with outsourced healthcare staffing. However, we may face future competition for contracts with enterprises that have substantially greater financial and other resources available to them.

      Focus on Risk Management. Through our risk management staff, quality assurance staff and medical directors, we conduct an aggressive risk management program for loss prevention and early intervention. We have a proactive role in promoting early reporting, evaluation and resolution of serious incidents that may evolve into claims or suits. The risk management function is designed to prevent or minimize medical professional liability claims and includes:

•	incident reporting systems,

•	tracking/trending the cause of accidents and claims,

•	pre-hire risk assessment and screening, semi-annual risk review for all providers,

•	risk management quality improvement programs,

•	physician education and in-service programs, including peer review and monitoring,

•	loss prevention information such as risk alert bulletins, and

•	early intervention of potential professional liability claims and pre-deposition review.

      Pursue Selective Acquisitions. We intend to selectively explore small strategic acquisitions in the fragmented outsourcing market. Since 1999, we have successfully completed and integrated nine acquisitions (excluding the acquisition of a military staffing company in 2002) for an aggregate purchase price of less than $50 million. We, however, are limited by restrictive covenants in our debt agreements as to the type and size of acquisitions we may pursue. As a result, the acquisitions we explore will need to comply with such covenants.

The refinancing transactions

      On March 23, 2004, we sold, through a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, $180,000,000 of aggregate principal amount at maturity of our 9% Senior Subordinated Notes due 2012. We refer to these notes as the “old notes” in this prospectus. We sold these old notes to J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch Pierce Fenner & Smith Incorporated, the “initial purchasers”. The initial purchasers subsequently resold the notes to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

      Simultaneously with the closing of the offering of the old notes, we and our subsidiary guarantors entered into new senior secured credit facilities, consisting of a $250.0 million term loan facility and an $80.0 million revolving credit facility (the “new credit facilities”), redeemed or repurchased our 12% senior subordinated notes due 2009 (the “existing notes”), redeemed $100.0 million of our preferred stock (aggregate liquidation preference of $158.8 million as of December 31, 2003), paid a dividend of $27.6 million to holders of our common stock, and paid a compensatory bonus of $1.3 million to holders of stock options. We refer in this prospectus to these transactions, collectively, as the “refinancing transactions.” As of June 30, 2004, we had approximately $76.1 million of availability under the new credit facilities net of undrawn letters of credit.

Tender offer and redemption of existing notes

      On March 23, 2004, we completed a tender offer with respect to all of our outstanding $100.0 million aggregate principal amount of 12% senior subordinated notes due 2009 (the “existing notes”). We used a portion of the net proceeds from the offering of our old notes and borrowings under the new credit facilities to pay for our existing notes accepted for purchase in the tender offer. On April 22, 2004, we redeemed the existing notes not purchased in the tender offer at a price equal to 108% of the principal amount thereof, plus accrued and unpaid interest to April 22, 2004, or $9,011,750.

Equity sponsors

      Madison Dearborn Partners, Inc., Cornerstone Equity Investors, LLC and Beecken Petty O’Keefe & Company, L.L.C. jointly sponsored the recapitalization of our company in March 1999. Affiliates of Madison Dearborn and Cornerstone each contributed 45% of the cash equity capital invested by the equity sponsors in the recapitalization, and an affiliate of Beecken Petty provided 10%. The investment by the equity sponsors represents an indirect ownership interest in our common equity of approximately 78.9%. The equity sponsors have a history of investing together in healthcare services companies, including investments in companies such as Valitas Health Services, Inc., which we subsequently acquired, and Health Management Associates.

      Madison Dearborn Partners, Inc. is a private equity firm that focuses on investments in several specific industry sectors, including healthcare, communications, consumer and financial services. Madison Dearborn through limited partnerships of which it is the general partner, has in excess of $7 billion of capital under management. Prior to forming Madison Dearborn in 1993, its principals managed the $2.4 billion management buyout and venture capital portfolio of First Chicago Corporation. Since 1980, Madison Dearborn professionals have invested in more than 190 management buyout and equity transactions, including investments in healthcare services companies such as Health Management Associates, Valitas Health Services, Inc., Cerner Corporation, Genesis Health Ventures and National Mentor Holdings and Path Lab Holdings. In other industries, Madison Dearborn has made investments in companies such as Nextel Communications, Inc., Buckeye Cellulose Corporation, General Nutrition

Companies, Inc., Jefferson Smurfit Group PLC, Omnipoint Corporation, Packaging Corporation of America and Tuesday Morning Corporation.

      Cornerstone Equity Investors, LLC is a private equity firm that focuses on investments in middle-market companies, primarily in the healthcare services, business services, consumer and technology industries. Since 1984, Cornerstone has managed funds with aggregate committed capital of $1.2 billion and has invested in over 100 companies through management buyouts and expansion financings. Cornerstone has invested in a number of healthcare services companies, such as Health Management Associates, Valitas Health Services, Inc., VIPS Healthcare Information Solutions, Inc. and Interim Healthcare, Inc. In other industries, Cornerstone has invested in companies such as Dell Computer, Card Establishment Services, Crossland Mortgage and True Temper Sports, Inc.

      Beecken Petty O’Keefe & Company, L.L.C. is a private equity firm that focuses exclusively on the healthcare industry. Since 1995, Beecken Petty has invested in a wide range of healthcare companies, including Valitas Health Services, Inc., AbilityOne Corporation, DentalCare Partners, Inc. and Same Day Surgery, L.L.C.

      Our company is incorporated under the laws of the State Of Tennessee. Our principal executive offices are located at 1900 Winston Road, Knoxville, Tennessee 37919, and our telephone number is (800) 342-2898.

Purpose of the Exchange Offer

      On March 23, 2004, we sold, through a private placement exempt from the registration requirements of the Securities Act, $180,000,000 of our 9% Senior Subordinated Notes due 2012. We refer to these notes as “old notes” in this prospectus.

      Simultaneously with the private placement, we entered into a registration rights agreement with the initial purchaser of the old notes. Under the registration rights agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes, which will be issued in exchange for the old notes, to become effective. We refer to the notes to be registered under this exchange offer registration statement as the “exchange notes” and collectively with the old notes, we refer to them as the “Notes” in this prospectus. You may exchange your old notes for exchange notes in this exchange offer. You should read the discussion under the headings “— Summary of the Exchange Offer,” “The Exchange Offer” and “Description of the Notes” for further information regarding the exchange notes.

      We did not register the old notes under the Securities Act or any state securities law, nor do we intend to after the exchange offer. As a result, the old notes may only be transferred in limited circumstances under the securities laws. If the holders of the old notes do not exchange their old notes in the exchange offer, they lose their right to have the old notes registered under the Securities Act, subject to certain limitations. Anyone who still holds old notes after the exchange offer may be unable to resell their old notes.

      However, we believe that holders of the exchange notes may resell the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act, if they meet certain conditions. You should read the discussion under the headings “— Summary of the Exchange Offer” and “The Exchange Offer” for further information regarding the exchange offer and resales of the exchange notes.

Summary of the Exchange Offer

The Initial Offering of Old Notes	We sold the old notes on March 23, 2004 to J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch Pierce Fenner & Smith Incorporated. We refer to J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch Pierce Fenner & Smith Incorporated as the “initial purchasers.” The old notes were sold to the initial purchasers through a private placement exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act. The initial purchasers subsequently resold the old notes to (1) qualified institutional buyers pursuant to Rule 144A under the Securities Act and (2) outside the United States in accordance with Regulation S under the Securities Act.

Registration Rights Agreement	Simultaneously with the initial sale of the outstanding securities, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things to use our reasonable best efforts to (i) cause to be filed an exchange offer registration statement with the SEC and (ii) to have such registration statement remain effective until 180 days after the closing of the exchange offer. We also agreed to use commercially reasonable efforts to cause the exchange offer to be consummated 60 days after the registration statement is declared effective. The exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your old notes.

The Exchange Offer	We are offering to exchange the exchange notes, which are being registered under the Securities Act, for your old notes. To be exchanged, an old note must be properly tendered and accepted. All old notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

• the exchange notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer;

• you are not an “affiliate” of ours as defined in Rule 405 of the Securities Act;

• if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes; and

• if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for old notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we decide to extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, that no proceedings have been instituted or threatened against us which would impair our ability to proceed with the exchange offer, and that we have received all necessary governmental approvals to proceed with the exchange offer.

Participant Representations	To participate in the exchange offer, each participant is required to represent that (i) it is acquiring the exchange notes in the ordinary course of business, (2) at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution of the exchange notes, (3) it is not our affiliate and (4) if it is a broker dealer it will deliver a prospectus in connection with any sale of exchange notes.

Procedures for Tendering old notes	We issued the old notes as global securities. When the old notes were issued, we deposited the global securities representing the old notes with The Bank of New York, as custodian for the Depository Trust Company, known as DTC, acting as book-entry depositary. The Bank of New York issued a certificateless depositary interest in each global security we deposited with it, which together represent a 100% interest in the old notes, to DTC. Beneficial interests in the old notes, which are held by direct or indirect participants in DTC through the certificateless depositary interests, are shown on records maintained in book-entry form by DTC.

You may tender your old notes through book-entry transfer in accordance with DTC’s Automated Tender Offer Program, known as ATOP. By tendering your old notes you will have to make the representations set forth under “The Exchange Offer — Procedures for Tendering Old Notes Held through Brokers and Banks.”

Special Procedures for Beneficial Owners	If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of old notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interests or old notes in the exchange offer, you should contact the person in whose name your book-entry interests or old notes are registered promptly and instruct that person to tender on your behalf.

A timely confirmation of book-entry transfer of your outstanding old notes into the exchange agents’ account at the DTC, under the procedures described in this prospectus under the heading “The Exchange Offer” must be received by the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time on , 2004.

Federal Income Tax Considerations	The exchange of old notes should not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent	The Bank of New York is serving as the exchange agent in connection with the exchange offer.

The Exchange Notes

      The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the old notes. The exchange notes represent the same debt as the old notes. The old notes and the exchange notes are governed by the same indenture and are together considered a “series” of securities under that indenture. We use the term “Notes” in this prospectus to refer collectively to the old notes and the exchange notes.

Issuer	Team Health, Inc.

Securities offered	$180,000,000 in principal amount of 9% Senior Subordinated Exchange Notes due 2012.

Maturity date	April 1, 2012.

Interest payment dates	April 1 and October 1 of each year, beginning on October 1, 2004.

Guarantees	Each of our U.S. restricted subsidiaries will guarantee the notes on a senior subordinated basis.

Ranking	The notes will be our unsecured senior subordinated obligations and will:

• rank junior to all of our existing and future senior indebtedness, which will include indebtedness under our new credit facilities;

• rank equally with all of any future senior subordinated indebtedness;

• rank senior in right of payment to any future indebtedness that is expressly subordinated in right of payment to the notes; and

• be effectively subordinated to all of our existing and future secured obligations, including indebtedness under our new credit facilities, to the extent of the value of the assets securing such obligations.

Similarly, the guarantees by our subsidiaries will:

• rank junior to all of the existing and future senior indebtedness of such subsidiaries, which will include the guarantees under our new credit facilities;

• rank equally with any future senior subordinated indebtedness of such subsidiaries;

• rank senior in right of payment to future indebtedness of such subsidiaries that is expressly subordinated in right of payment to the guarantees; and

• be effectively subordinated to all existing and future secured obligations of such subsidiaries, including the guarantees under our new credit facilities, to the extent of the value of the assets securing such obligations.

As of June 30, 2004, we had an aggregate amount of $429.4 million debt outstanding. Total debt also includes a

$249.4 million senior secured term loan that ranks senior to the notes.

Optional redemption	Prior to April 1, 2008, we may redeem some or all of the notes at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium. Thereafter, we may redeem some or all of the notes at any time on or after April 1, 2008. We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds of one or more equity offerings at any time prior to April 1, 2007. The redemption prices are described under “Description of the Notes — Optional Redemption.”

Change of control and asset sales	If we experience specific kinds of changes of control, we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued but unpaid interest to the purchase date. See “Description of the notes — Repurchase at the Option of Holders — Change of Control.”

If we sell assets, under certain circumstances, we will be required to make an offer to purchase the notes at their face amount, plus accrued but unpaid interest to the purchase date. See “Description of the notes — Repurchase at the Option of Holders — Asset Sales.”

Certain covenants	The indenture restricts our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional indebtedness;

• make certain distributions, investments and other restricted payments;

• create certain liens;

• enter into transactions with affiliates;

• limit the ability of restricted subsidiaries to make payments to us; and

• merge, consolidate or sell substantially all of our assets.

These covenants are subject to important exceptions and qualifications described under the heading “Description of the Notes.”

Risk Factors	You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors set forth under “Risk Factors.”

      For more complete information about the notes, see the “Description of the Notes” section of this prospectus.

Summary Historical Consolidated Financial Data

      The following table presents our summary historical consolidated financial data for the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003, which is derived from our audited consolidated financial statements and the notes to those statements. The table also presents our summary historical consolidated financial statements and data for the six months ended June 30, 2003 and 2004, which is derived from our unaudited consolidated financial statements and the notes to those statements. Operating results for the six fiscal months ended June 30, 2003 and 2004 are not necessarily indicative of the results that may be expected for the entire fiscal year. Because the data in this table is only a summary and does not provide all of the data contained in our financial statements, the information should be read in conjunction with “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and accompanying notes thereto appearing elsewhere in this prospectus.

				Six months
	Year ended December 31,			ended June 30,

	2001	2002	2003	2003	2004

				(unaudited)

	(Dollars in thousands)
Statement of Operations Data:
Net revenue less provision for uncollectibles	$629,067	$834,098	$999,746	$488,545	$517,404
Gross profit	105,913	161,533	137,367	43,470	101,565
General and administrative expenses	63,998	81,744	95,554	45,923	48,819
Depreciation and amortization	14,978	20,015	22,018	11,121	6,944
Interest expense, net	22,739	23,906	23,343	12,393	14,326
Provision (benefit) for income taxes	871	13,198	(1,410)	(9,089)	6,266
Net earnings (loss)	(1,459)	16,138	(2,811)	(17,131)	(55,953)
Dividends on preferred stock	11,889	13,129	14,440	7,161	3,602
Net earnings (loss) attributable to common stockholders	(13,348)	3,009	(17,251)	(24,292)	(59,555)
Other Financial Data:
Net cash provided by operating activities	$49,737	$52,480	$101,741	11,724	$26,240
Net cash used in investing activities	(22,826)	(174,762)	(26,279)	(10,286)	(2,252)
Net cash provided by (used in) financing activities	(12,132)	99,888	(22,287)	(15,141)	(69,981)
Capital expenditures	5,955	9,796	8,972	5,891	2,557
Ratio of earnings to fixed charges(1)	—	2.2x	—	—	—

	December 31,	As of June 30,
	2003	2004

		(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$100,964	$54,971
Working capital(2)	86,729	93,231
Total assets	731,049	598,886
Total debt	299,415	429,375
Mandatory redeemable preferred stock	158,846	—
Total stockholders’ equity (deficit)	(115,203)	(203,745)

(1)	For the purpose of calculating the ratio of fixed charges, earnings consist of earnings before provision for income taxes plus fixed charges. Fixed charges consist of interest expensed or capitalized and the portion of rental expense we believe is representative of the interest component of rental expenses. For 2001, earnings were insufficient to cover fixed charges by $588. For 2003, earnings were insufficient to cover fixed charges by $4,221. For the six months ended June 30, 2003 and 2004, earnings were insufficient to cover fixed charges by $17,131 and $55,953, respectively.

(2)	Working capital means current assets minus current liabilities.

RISK FACTORS

      An investment in the exchange notes is subject to a number of risks. You should carefully consider the following risk factors as well as the other information and data included in this prospectus prior to making an investment in the exchange notes. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risk Factors Related to the Exchange Notes

Because there is no public market for the exchange notes, you may not be able to sell your exchange notes.

      The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which the holders would be able to sell their exchange notes.

      If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

      We understand that the initial purchasers presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the exchange notes or that any trading market that does develop will be liquid.

      In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures.

      We will issue exchange notes pursuant to this exchange offer only after a timely receipt of your old notes and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

If you do not exchange your old notes, your old notes will continue to be subject to the existing transfer restrictions and you may be unable to sell your old notes.

      We did not register the old notes, nor do we intend to do so following the exchange offer. Old notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your old notes, you will lose your right to have your old notes registered under the federal securities laws. As a result, if you hold old notes after the exchange offer, you may be unable to sell your old notes.

      If a large number of outstanding old notes are exchanged for exchange notes issued in the exchange offer, it may be difficult for holders of outstanding old notes that are not exchanged in the exchange offer to sell their old notes, since those old notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of old notes outstanding, there may not be a very liquid market in those old notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market.

If you exchange your old notes, you may not be able to resell the exchange notes you receive in the exchange offer without registering them and delivering a prospectus.

      You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

•	holders who are not “affiliates” of Team Health, Inc. within the meaning of Rule 405 of the Securities Act;

•	holders who acquire their exchange notes in the ordinary course of business; and

•	holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities Act) of the exchange notes;

      do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

      Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the SEC in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell notes they acquire in the exchange offer in order not to be deemed an underwriter.

Risk Factors Related to the Notes

Our substantial indebtedness could make it more difficult to pay our debts, divert our cash flow from operations for debt payments, limit our ability to borrow funds and increase our vulnerability to general adverse economic and industry conditions.

      We have now and, after the offering, will continue to have a significant amount of indebtedness. As of June 30, 2004, we had total indebtedness of approximately $429 million.

      Our substantial indebtedness could have important consequences to holders of our debt or equity. For example, it could:

•	make it more difficult to pay our debts as they become due during general negative economic and market industry conditions because if our revenues decrease due to general economic or industry conditions, we may not have sufficient cash flow from operations to make our scheduled debt payments,

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and, consequently, place us at a competitive disadvantage to our competitors with less debt,

•	cause potential or existing customers or physicians to not contract with us due to concerns over our ability to meet our financial obligations, such as payment of physicians or insuring against our professional liability risks, under such contracts.

•	require a substantial portion of our cash flow from operations for debt payments, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, self-insurance obligations as they become payable and other general corporate purposes, and

•	limit our ability to borrow additional funds to meet ongoing working capital requirements or to fund potential acquisitions.

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under our new credit facilities to service our indebtedness. These obligations require a significant amount of cash.

      Our business may not generate sufficient cash flows from operating activities. Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Lower net revenues, or higher provision for uncollectibles, will generally reduce our cash flow.

      We cannot assure you that our future cash flow will be sufficient to meet our obligations and commitments. If we are unable to generate sufficient cash flow from operations in the future to service our indebtedness and to meet our other commitments, we will be required to adopt one or more alternatives, such as refinancing or restructuring our indebtedness (including the notes), selling material assets or operations or seeking to raise additional debt or equity capital. We cannot assure you that any of these actions could be effected on a timely basis or on satisfactory terms or at all, or that these actions would enable us to continue to satisfy our capital requirements. In addition, our existing or future debt agreements, including the indenture and the new credit facilities, may contain restrictive covenants prohibiting us from adopting any of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. See “Management’s discussion and analysis of financial condition and results of operations — Liquidity and capital resources,” “Description of senior secured credit facilities” and “Description of the notes.”

Our new credit facilities and the indenture impose certain restrictions. Failure to comply with any of these restrictions could result in acceleration of our debt. Were this to occur, we would not have sufficient cash to pay our accelerated indebtedness.

      The operating and financial restrictions and covenants in our debt agreements, including the new credit facilities and the indenture governing the notes, may adversely affect our ability to finance future operations or capital needs or to pursue our selective acquisition strategy or to engage in other business activities. The new credit facilities and/or the indenture will restrict our ability to, among other things:

•	declare dividends or redeem or repurchase capital stock which in turn may make it difficult to retain or recruit executive talent required to successfully operate the business due to the existing illiquid nature of our stock ownership,

•	prepay, redeem or purchase other debt,

•	incur liens,

•	make loans and investments,

•	incur additional indebtedness,

•	amend or otherwise alter debt and other material agreements,

•	complete capital expenditures, particularly in the area of information technology which may affect the efficiency and proficiency of critical billing functions for the services we render,

•	engage in mergers or acquisitions (in excess of certain specified amounts) which have and remain a part of our growth strategy which in turn could result in a lower growth rate of the business from its historical experience, or to complete asset sales (in excess of certain specified amounts), and

•	alter the business we conduct.

      In addition, the new credit facilities will require us to maintain certain financial ratios. As of June 30, 2004 we are required to maintain a Leverage Ratio, as defined in the credit agreement governing our senior secured credit facility, of no more than 5.25:1.0. As of June 30, 2004 our position relative to such ratio was 2.92:1.0.

      We are also required to maintain a Fixed Charge Ratio, as defined in the credit agreement governing our senior secured credit facility, no less than 1.50:1.0. As of June 30, 2004 our position relative to such ratio was 4.27:1.0.

      In addition to other limitations, (a) the cash consideration paid in connection with acquisitions may not exceed (i) $20,000,000 per acquisition and (ii) $40,000,000 for all acquisitions consummated in any fiscal year and (b) we must demonstrate pro forma compliance with our financial covenants after taking acquisitions into account.

      A failure to comply with the restrictions contained in the new credit facilities or the indenture, or to maintain the financial ratios in the new credit facilities, could lead to an event of default which could result in an acceleration of the indebtedness. We cannot assure you that our future operating results will be sufficient to enable compliance with the covenants in the new credit facilities, the indenture or other indebtedness or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the notes. See “Description of senior secured credit facilities” and “Description of the Notes.”

Your right to receive payments on the notes is subordinated to our senior debt and the senior debt of the guarantors and holders of senior debt will be entitled to payment in full before any payment may be made on the notes.

      Payment on the notes will be subordinated in right of payment to all of our and the guarantors’ senior debt, including our and their obligations under the new credit facilities. As a result, upon any distribution to our or our subsidiaries’ creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our subsidiaries or our or their property, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes. In these cases, sufficient funds may not be available to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt and, due to the turnover provisions in the indenture, less, ratably, than the holders of unsubordinated obligations, including trade payables. In addition, all payments on the notes will be blocked in the event of a payment default on senior debt and may be blocked for limited periods in the event of certain nonpayment defaults on our new credit facilities.

      As of June 30, 2004, the notes and the subsidiary guarantees would have been subordinated to approximately $249 million of senior indebtedness, excluding $3.9 million in undrawn letters of credit, and approximately $76.1 million would have been available for borrowing as additional senior debt under our new credit facilities. We will be permitted to incur additional indebtedness, including senior debt, in the future under the terms of the indenture.

Fraudulent transfer statutes may limit your rights as a holder of the notes.

      Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to:

•	avoid all or a portion of our obligations to holders of the notes;

•	subordinate our obligations to holders of the notes to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

•	take other action detrimental to holders of the notes, including invalidating the notes.

      In that event, we cannot assure you that you would ever be repaid.

      Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

(1) issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

(2) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

(a) were insolvent or were rendered insolvent by reason of the issuance of the notes;

(b) were engaged, or were about to engage, in a business or transaction for which our assets were unreasonably small; or

(c) intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

      Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes. To the extent that proceeds of this offering are being used to make payments to our former stockholders, a court could find that we did not receive fair consideration or reasonably equivalent value for the incurrence of the debt represented by the notes.

      The measure of insolvency for purposes of the foregoing considerations will vary depending on the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

•	the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation, or

•	the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

      On the basis of historical information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee of these notes and the refinancing transactions, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

We may be unable to finance a change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

      If certain change of control events occur, we will be required to make an offer for cash to purchase the notes at 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any. However, we cannot assure you that we will have the financial resources necessary to purchase the notes upon a change of control or that we will have the ability to obtain the necessary funds on satisfactory terms, if at all. A change of control would result in an event of default under our new credit facilities and may result in a default under other of our indebtedness that may be incurred in the future. The new credit facilities prohibit the purchase of outstanding notes prior to repayment of the borrowings under the new credit facilities and any exercise by the holders of the notes of their right to require us to repurchase the notes will cause an event of default under our new credit facilities. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the Notes — Repurchase at the Option of Holders — Change of Control.”

Despite our current levels of debt, we may still incur more debt and increase the risk of violating the terms of the notes.

      We may be able to incur significant additional indebtedness in the future. If we or our subsidiaries add new debt to our current debt levels, the related risks that we and they now face could intensify, making it less likely that we will be able to fulfill our obligations to holders of the notes. None of the agreements governing our indebtedness prohibits us or our subsidiaries from doing so, although the new credit facilities and the indenture will place certain limitations. The new revolving credit facility provides aggregate availability of up to $80.0 million, none of which was drawn as of June 30, 2004.

If an active trading market does not develop for these notes you may not be able to resell them.

      We do not intend to apply for listing of the old notes or, the exchange notes on any securities exchange or for quotation through the National Association of Securities Dealers Automatic Quotation (the “Nasdaq”) system. We expect that the exchange notes will continue to be eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) market. The initial purchasers have informed us that they currently intend to make a market in the old notes and the exchange notes. However, the initial purchasers are not obligated to do so and may discontinue any such market-making at any time without notice.

      The liquidity of any market for the notes will depend upon various factors, including:

•	the number of holders of the notes,

•	the interest of securities dealers in making a market for the notes,

•	the overall market for high yield securities,

•	our financial performance or prospects, and

•	the prospects for companies in our industry generally.

      Accordingly, we cannot assure you that a market or liquidity will develop for the notes or, if issued, the exchange notes.

      Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the notes.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the notes, if any, could cause the liquidity or market value of the notes to decline.

      The notes may in the future be rated by additional rating agencies. We cannot assure you that any rating so assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. Any lowering or withdrawal of a rating by a rating agency could reduce the liquidity or market value of the notes.

Future liquidity and cash flow difficulties could prevent us from repaying the notes when due or repurchasing the notes when we are required to do so.

      At final maturity of the notes or in the event of acceleration of the notes following an event of default, the entire outstanding principal amount of the notes will become due and payable. In addition, if a change of control occurs, holders of the notes may require us to make an offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued but unpaid interest to the purchase date. We may not have sufficient funds or may be unable to arrange for additional financing to pay these amounts when they become due. Our new credit facilities restrict our ability to repurchase notes, including the repurchase of notes under a change of control offer. Our failure to repay holders tendering notes upon a change of control would result in an event of default under the notes. A change of control, or an event of default under the notes, may also result in an event of default under our new credit facilities, which may result in the acceleration of the indebtedness under that facility requiring us to repay that indebtedness immediately. If a change of control were to occur, we cannot assure you that we would have sufficient funds to repay debt outstanding under the new credit facilities or to purchase the exchange notes or any other securities which we would be required to offer to purchase or that become immediately due and payable as a result. We expect that we would require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all.

A decline in our operating results or available cash could cause us to experience difficulty in complying with covenants contained in more than one agreement.

      If we were to sustain a decline in our operating results or available cash, we could experience difficulty in complying with the covenants contained in the indenture or the new credit facilities. The failure to comply with such covenants could result in an event of default under either of these agreements and by reason of cross-acceleration or cross-default provisions, the notes and any other indebtedness may then have, to become immediately due and payable.

Risk Factors Related to our Company

We derive a substantial portion of our net revenue less provision for uncollectibles ($229.0 million in 2003) from services provided to the Department of Defense under the TRICARE Program. This Program is undergoing significant changes that began in June 2004 that will have a material impact on our current revenues and profits.

      During the six months ended June 30, 2004, the Company derived approximately $123.9 million of revenue for all services rendered to military personnel and their dependents as a subcontractor under the TRICARE program administered by the Department of Defense. Civilian staffing for the provision of health care services provided under the TRICARE program is provided through several different sources, including the direct hiring of health care related personnel by the military, contracting with managed care support contractors to provide health, medical and administrative support services to its eligible beneficiaries, and through direct contracting with health care staffing organizations. The Company has historically provided its services principally through subcontract arrangements with managed care organizations that have contracted directly with the TRICARE program.

      On August 1, 2002, the Department of Defense issued a request for proposals for the next generation of managed care support contracts, also known as the “TRICARE Contracts”. The intent of the TRICARE Contracts is to replace the existing managed care support contracts on a phased-in basis between June and November 2004.

      The Department of Defense and its various military branches are currently in the process of procuring the civilian positions that they require going forward. The process of awarding health care staffing contracts by the government to date has varied by branch of the military and by military base location within the various branches of the military. The award process has included soliciting requests for proposals from organizations that provide civilian health care staffing, including the use of restrictive government or military approved vendor lists, some of which do not include the Company. In other instances, the military has re-bid its business on a basis that is inclusive of existing providers, such as the Company, without the use of restricted vendor lists. Furthermore, the awarding of certain bids has been restricted to small business or minority qualified businesses for which the Company is not eligible to even bid for the contracts.

      The annual revenue derived by the Company from the Tricare Program contracts that are subject to re-bidding is approximately $210.7 million. Based on the results of the military’s re-bidding of all of its healthcare staffing contracts through July 15, 2004, we expect that the results of such re-bidding will have a material adverse impact on our revenues and cash flow in the future. See Management’s Discussion and Analysis for additional quantification of the effects of the re-bidding process known to the Company through July 15, 2004.

      The total impact on the results of operations and financial condition of the Company resulting from the changes in the TRICARE Contracts program is not known at this time. The remaining impact on the results of operations of the Company is dependent on the Company’s ability to successfully retain its existing staffing business that is still subject to the re-bidding process, as well as winning new business as it is put out to bid by the military. In addition, the Company will experience as a result of the re-bidding process a decline in its operating margin for its military business prior to any reductions in its administrative related expenses.

      The Company has recorded an estimated goodwill impairment loss of $65.8 million in the three months ended June 30, 2004. A final determination of the impairment loss will be known following the completion of the re-bidding process which is scheduled to be completed by November 1, 2004. The estimated impairment loss will be adjusted, if necessary, when such final determination is known later in 2004.

We could be subject to professional liability lawsuits, some of which we may not be fully insured against or reserved for.

      In recent years, physicians, hospitals and other participants in the healthcare industry have become subject to an increasing number of lawsuits alleging medical malpractice and related legal theories such as negligent hiring, supervision and credentialing, and vicarious liability for acts of their employees or independent contractors. Many of these lawsuits involve large claims and substantial defense costs. Although we do not engage in the practice of medicine or provide medical services nor control the practice of medicine by our affiliated physicians or physician groups or the compliance with regulatory requirements applicable to the physicians and physician groups with which we contract, we have been involved in this type of litigation, and cannot assure you that we will not become so involved in the future. In addition, through our management of hospital departments and provision of non-physician healthcare personnel, patients who receive care from physicians or other healthcare providers affiliated with medical organizations and physician groups with whom we have a contractual relationship could sue us.

      Prior to March 12, 2003, we had obtained professional liability insurance from insurance companies to cover our professional liability loss exposures. Our principal insurance policy in effect for such potential claims ended March 11, 2003. The current insurance market for professional liability insurance coverage had changed significantly during the two years since our last policy renewal. Several significant insurance providers of such coverage have ceased to provide such coverage and others have announced substantial rate increases for such coverage. Because of our significant volumes of patient visits, the number of insurance carriers in the marketplace with the ability to provide such level of coverage for us became increasingly more limited and, as a result, more costly. Effective March 12, 2003, we began insuring our professional liability risks principally through a program of self-insurance reserves and a captive insurance company arrangement. Under this program, we provide professional liability insurance to affiliated physicians and other healthcare practitioners and establish reserves, using actuarial estimates, for losses in respect of such insurance, as well as the professional liability losses of Team Health and other corporate entities. These losses will be funded by our captive insurance company and, to the extent these losses exceed the assets of our captive insurance company, may be funded by us. The captive insurance company is subject to insurance regulatory laws and regulations, including actuarially determined premiums and loss reserve requirements. Under our current professional liability insurance program, our exposure for claim losses under professional liability insurance policies provided to affiliates physicians and other healthcare practitioners is limited to the amounts of individual policy coverage limits but there is no limit for aggregate claim losses incurred under all insurance provided to affiliated physicians and other healthcare practitioners or for individual or aggregate professional liability losses incurred by Team Health or other corporate entities. While our provisions for professional liability claims and expenses are determined through actuarial estimates, there can be no assurance that such actuarial estimates will not be exceeded by actual losses and related expenses in the future.

      We could be liable for claims against our affiliated physicians for incidents incurred but not reported during periods for which claims-made insurance covered the related risk. Under generally accepted accounting principles, the cost of professional liability claims, which includes costs associated with litigating or settling claims, is accrued when the incidents that give rise to the claims occur. The accrual includes an estimate of the losses that will result from incidents, which occurred during the claims-made period, but were not reported during that period. These claims are referred to as incurred-but-not-reported claims (“IBNR”). With respect to those physicians for whom we provide tail coverage, for periods prior to March 12, 2003, we have acquired from a commercial insurance company tail coverage for IBNR claims. We cannot assure you that claim losses for periods prior to March 12, 2003, will not exceed the limits of available insurance coverage or reserves established by us for any losses in excess of such insurance coverage limits.

      Furthermore, for those portions of our professional liability losses that are insured through commercial insurance companies, we are subject to the “credit risk” of those insurance companies. While we believe our commercial insurance company providers are currently creditworthy, there can be no assurance that such insurance companies will remain so in the future.

The reserves that we have established in respect of our professional liability losses are subject to inherent uncertainties and if a deficiency is determined this may lead to a reduction in our net earnings.

      We have established reserves for losses and related expenses, which represent estimates involving actuarial and statistical projections, at a given point in time, of our expectations of the ultimate resolution and administration of costs of losses incurred in respect of professional liability risks for the period on and after March 12, 2003. We have also established a reserve for potential losses in excess of commercial insurance aggregate coverage limits for the period prior to March 12, 2003. Insurance reserves are inherently subject to uncertainty. Our reserves are based on historical claims, demographic factors, industry trends, severity and exposure factors and other actuarial assumptions calculated by an independent actuary firm. In a study completed in May 2003, based on information as of October 2002, the independent actuary firm projected that ultimate losses for the March 12, 2003 to March 11, 2004 period, discounted to present value using a 4% discount rate, will be in the range of $44.1 million to $70.5 million. The independent actuary firm will perform studies of projected ultimate losses at least annually. We use the actuarial estimates to establish reserves. Our reserves could be significantly affected should current and future occurrences differ from historical claim trends and expectations. While claims are monitored closely when estimating reserves, the complexity of the claims and wide range of potential outcomes often hampers timely adjustments to the assumptions used in these estimates. Actual losses and related expenses may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements. If our estimated reserves are determined to be inadequate, we will be required to increase reserves at the time of such determination, which would result in a corresponding reduction in our net earnings in the period in which such deficiency is determined. See “Management’s discussion and analysis of financial condition and results of operations — Critical accounting policies and estimates — Insurance reserves” and Note 9 of the notes to our consolidated financial statements.

We may incur substantial costs defending our interpretations of government regulations and if we lose, the government could force us to restructure and subject us to fines, monetary penalties and exclusion from participation in government sponsored programs such as Medicare and Medicaid.

      Our operations and arrangements with healthcare providers are subject to extensive government regulation, including numerous laws directed at preventing fraud and abuse, laws prohibiting general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians, and laws regulating billing and collection of reimbursement from governmental programs, such as the Medicare and Medicaid programs. Of particular importance are:

      (1) provisions of the Omnibus Budget Reconciliation Act of 1993, commonly referred to as Stark II, that, subject to limited exceptions, prohibit physicians from referring Medicare patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including a compensation arrangement) with the entity,

      (2) provisions of the Social Security Act, commonly referred to as the “anti-kickback statute,” that prohibit the knowing and willful offering, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs, such as Medicare and Medicaid,

      (3) provisions of the Health Insurance Portability and Accountability Act of 1996 that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing or covering up a material fact or making any material false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items, or services,

      (4) the federal False Claims Act that imposes civil and criminal liability on individuals or entities that submit false or fraudulent claims for payment to the government,

      (5) reassignment of payment rules that prohibit certain types of billing and collection practices in connection with claims payable by the Medicare programs,

      (6) similar state law provisions pertaining to anti-kickback, self-referral and false claims issues,

      (7) state laws that prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians,

      (8) laws that regulate debt collection practices as applied to our internal collection agency and debt collection practices,

      (9) federal laws such as the Emergency Medical Treatment and Active Labor Act of 1986 that require the hospital and emergency department or urgent care center physicians to provide care to any patient presenting to the emergency department or urgent care center in an emergent condition regardless of the patient’s ability to pay, and similar state laws, and

      (10) state and federal statutes and regulations that govern workplace health and safety.

      Each of the above may have related rules and regulations which are subject to interpretation and may not provide definitive guidance as to the application of those laws, rules or regulations to our operations, including our arrangements with hospitals, physicians and professional corporations.

      We have structured our operations and arrangements with third parties in an attempt to comply with these laws, rules and regulations based upon what we believe are reasonable and defensible interpretations of these laws, rules and regulations. However, we cannot assure you that the government will not successfully challenge our interpretation as to the applicability of these laws, rules and regulations as they relate to our operations and arrangements with third parties.

      In the ordinary course of business and like others in the healthcare industry, we receive requests for information from government agencies in connection with their regulatory or investigational authority. We review such requests and notices and take appropriate action. We have been subject to certain requests for information in the past and could be subject to such requests for information in the future, which could result in significant penalties, as well as adverse publicity. The results of any current or future investigation or action could have a material adverse effect.

      With respect to state laws that relate to the practice of medicine by general business corporations and to fee splitting, while we seek to comply substantially with existing applicable laws, we cannot assure you that state officials who administer these laws will not successfully challenge our existing organization and our contractual arrangements, including noncompetition agreements with physicians, professional corporations and hospitals as unenforceable or as constituting the unlicensed practice of medicine or prohibited fee-splitting.

      If federal or state government officials challenge our operations or arrangements with third parties which we have structured based upon our interpretation of these laws, rules and regulations, the challenge could potentially disrupt our business operations and we may incur substantial defense costs, even if we successfully defend our interpretation of these laws, rules and regulations.

      In the event regulatory action limited or prohibited us from carrying on our business as we presently conduct it or from expanding our operations to certain jurisdictions, we may need to make structural and organizational modifications of our company and/or our contractual arrangements with physicians, professional corporations and hospitals. Our operating costs could increase significantly as a result. We could also lose contracts or our revenues could decrease under existing contracts as a result of a restructuring. Moreover, our financing agreements may also prohibit modifications to our current structure and consequently require us to obtain the consent of the holders of this indebtedness or require the refinancing of this indebtedness. Any restructuring would also negatively impact our operations because our management’s time and attention would be diverted from running our business in the ordinary course.

      Although management is not aware of any inquiry, investigation, or notice from any governmental entity indicating that we are in violation of any federal or state laws, such laws are broadly worded and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, we cannot assure you that our arrangements and business practices will not be the subject of government scrutiny or be found to violate applicable laws. We did receive in March 2004 a subpoena from the Department of Health and Human Services Office of Inspector General (“OIG”) located in Concord, California requesting certain information for the period 1999 to present relating to our billing practices. We have responded with information pertaining to the request and are awaiting further response to such information from the OIG.

If governmental authorities determine that we violate Medicare reimbursement regulations, our revenues may decrease and we may have to restructure our method of billing and collecting Medicare payments.

      The Medicare program prohibits the reassignment of Medicare payments due to a physician or other healthcare provider to any other person or entity unless the billing arrangement between that physician or other healthcare provider and the other person or entity falls within an enumerated exception to the Medicare reassignment prohibition. Historically, there was no exception that allowed us to receive directly Medicare payments related to the services of independent contractor physicians. However, the Medicare Prescription Drug Improvement and Modernization Act of 2003 amended the Medicare reassignment statute as of December 8, 2003 and may now permit our independent contractor physicians to reassign their Medicare receivable to us. At this time we are evaluating whether to restructure our method of billing and collecting Medicare payments in light of this new statutory reassignment exception.

      In the meantime, we currently use a “lockbox” model which we believe complies with the Medicare reassignment rules and we have notified Medicare carriers of the details of our lockbox billing arrangement. With respect to Medicare services that our independently contracted physicians render, Medicare carriers send payments for the physician services to a lockbox bank account under the control of the physician. The physician, fulfilling his contractual obligations to us, then directs the bank to transfer the funds in that bank account into a company bank account. In return, we pay the physician an agreed amount for professional services provided and provide management and administrative services to or on behalf of the physician or physician group. However, we cannot assure you that government authorities will not challenge our lockbox model as a result of changes in the applicable statutes and regulations or new interpretations of existing statutes and regulations.

      With respect to Medicare services that physicians employed by physician-controlled professional corporations render, Medicare carriers send payments for physician services to a group account under our control. While we seek to comply substantially with applicable Medicare reimbursement regulations, we cannot assure you that government authorities would find that we comply in all respects with these regulations.

      Management is not aware of any inquiry, investigation, or notice from any governmental entity indicating that we are in violation of any of the Medicare laws regarding Medicare Program payments. However, such laws are broadly worded and may be interpreted or applied by prosecutorial, regulatory or judicial authorities in ways that we cannot predict. Accordingly, we cannot assure you that our arrangements and business practices will not be the subject of government scrutiny or be found to violate applicable laws.

If future regulation forces us to restructure our operations, including our arrangements with physicians, professional corporations, hospitals and other facilities, we may incur additional costs, lose contracts and suffer a reduction in revenue under existing contracts and we may need to refinance our debt or obtain debt holder consent.

      Legislators have introduced and may introduce in the future numerous proposals into the United States Congress and state legislatures relating to healthcare reform in response to various healthcare issues. We cannot assure you as to the ultimate content, timing or effect of any healthcare reform legislation, nor is it possible at this time to estimate the impact of potential legislation. Further, although we exercise care in structuring our arrangements with physicians, professional corporations, hospitals and other facilities to comply in all significant respects with applicable law, we cannot assure you that: (1) government officials charged with responsibility for enforcing those laws will not assert that we, or transactions into which we have entered, violate those laws or (2) governmental entities or courts will ultimately interpret those laws in a manner consistent with our interpretation.

      The continual flux of healthcare rules and regulations at the federal, state and local level could revise the future of our relationships with the hospitals and physicians with whom we contract. In addition to the regulations referred to above, aspects of our operations are also subject to state and federal statutes and regulations governing workplace health and safety and, to a small extent, the disposal of medical waste. Changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Healthcare Organizations may also affect our operations.

      Accordingly, changes in existing laws and regulations, adverse judicial or administrative interpretations of these laws and regulations or enactment of new legislation could force us to restructure our relationships with physicians, professional corporations, hospitals and other facilities. This could cause our operating costs to increase significantly. A restructuring could also result in a loss of contracts or a reduction in revenues under existing contracts. Moreover, if these laws require us to modify our structure and organization to comply with these laws, our financing agreements may prohibit such modifications and require us to obtain the consent of the holders of such indebtedness or require the refinancing of such indebtedness.

Laws and regulations that regulate payments for medical services by government sponsored healthcare programs could cause our revenues to decrease.

      Our affiliated physician groups derive a significant portion of their net revenue less provision for uncollectibles from payments made by government sponsored healthcare programs such as Medicare and state reimbursed programs. There are increasing public and private sector pressures to restrain healthcare costs and to restrict reimbursement rates for medical services. Any change in reimbursement policies, practices, interpretations, regulations or legislation that places limitations on reimbursement amounts or practices could significantly affect hospitals, and consequently affect our operations unless we are able to renegotiate satisfactory contractual arrangements with our hospital clients and contracted physicians.

      We believe that regulatory trends in cost containment will continue. We cannot assure you that we will be able to offset reduced operating margins through cost reductions, increased volume, the introduction of additional procedures or otherwise. In addition, we cannot assure you that the federal government will not impose reductions in the Medicare physician fee schedule in the future. Any such reductions could reduce our revenues.

      On November 7, 2003, Centers for Medicare and Medicaid Services (“CMS”) issued its updates to the physician fee schedule payment rates for 2004. These 2004 physician fee schedule payment rate updates were subsequently revised on January 7, 2004 to implement provisions of The Medicare Prescription Drug Improvement and Modernization Act of 2003, which provide that the update to the conversion factor for physicians’ services for 2004 and 2005 will increase by at least 1.5%. Without this legislative change, the update for 2004 would have reduced fee schedule payment rates by 4.5% with a smaller reduction in 2005. As a result of the legislative change in January 2004, we now estimate that we will realize an increase in such revenues in 2004 from Medicare and other related revenue sources of approximately $3.9 million.

The outcome of an ongoing investigation of the Department of Health and Human Services Office of Inspector General in which we are involved could have a material adverse impact on our business and financial condition.

      On March 30, 2004, we received a subpoena from the Department of Health and Human Services Office of Inspector General located in Concord, California requesting certain information for the period 1999 to present relating to its billing practices. To date we have produced and delivered to the OIG certain requested information. The OIG to date has not provided us with the reason for the subpoena. However, based on conversations with a representative of the OIG and the civil division of the United States Attorney for the Northern District of California, we believe the focus of the OIG relates to our procedures surrounding the processing of credit balances relating to its fee-for-service billing volume. Based on these same conversations, we believe that the basis for the issuing of this subpoena is a complaint filed by an individual on behalf of the government.

      We are fully cooperating with this request and have been producing and delivering to the OIG the requested documents. However, due to the lack of more specific information available to us at this time, we are unable to ascertain the full scope of the government’s inquiry. We cannot predict the outcome of this investigation or its duration. If these investigations result in current or prior billing practices being identified as violative of applicable laws or regulations, result in penalties being imposed upon us or result in litigation against us, the impact could have a material adverse effect on our business and financial condition.

We could experience a loss of contracts with our physicians or be required to sever relationships with our affiliated professional corporations in order to comply with antitrust laws.

      Our contracts with physicians include contracts with physicians organized as separate legal professional entities (e.g. professional medical corporations) and as individuals. As such, the antitrust laws deem each such physician/practice to be separate, both from Team Health and from each other and, accordingly, each such physician/practice is subject to a wide range of laws that prohibit anti-competitive conduct among separate legal entities or individuals. A review or action by regulatory authorities or the courts, which is negative in nature as to the relationship between us and the physicians/practices we contract with, could force us to terminate our contractual relationships with physicians and affiliated professional corporations. Since we derive a significant portion of our revenues from these relationships, our revenues could substantially decrease. Moreover, if any review or action by regulatory authorities required us to modify our structure and organization to comply with such action or review, the indenture and/or the new credit facilities may not permit such modifications, thereby requiring us to obtain the consent of the holders of such indebtedness or requiring the refinancing of such indebtedness.

A reclassification of our independent contractor physicians by tax authorities could require us to pay retroactive taxes and penalties.

      As of December 31, 2003, we contracted with approximately 2,500 affiliated physicians as independent contractors to fulfill our contractual obligations to clients. Because we consider many of the physicians with whom we contract to be independent contractors, as opposed to employees, we do not withhold federal or state income or other employment related taxes, make federal or state unemployment tax or Federal Insurance Contributions Act payments, except as described below, or provide workers’ compensation insurance with respect to such affiliated physicians. Our contracts with our independent contractor physicians obligate these physicians to pay these taxes. The classification of physicians as independent contractors depends upon the facts and circumstances of the relationship. In the event of a determination by federal or state taxing authorities that the physicians engaged as independent contractors are employees, we may be adversely affected and subject to retroactive taxes and penalties. Under current federal tax law, a “safe harbor” from reclassification, and consequently retroactive taxes and penalties, is available if our current treatment is consistent with a long-standing practice of a significant segment of our industry and if we meet certain other requirements. If challenged, we may not prevail in demonstrating the applicability of the safe harbor to our operations. Further, interested persons have proposed in the recent past to eliminate the safe harbor and may do so again in the future.

      Our practices with respect to the classification of our independent contractors has periodically been reviewed by the Internal Revenue Service with no adjustments or changes to our practices required as a result of such review. The most recent review was completed by the Internal Revenue Service in conjunction with the audit of our federal tax returns for 2000 and 2001.

We are subject to the financial risks associated with our fee-for-service contracts which could decrease our revenue, including changes in patient volume, mix of insured and uninsured patients and patients covered by government sponsored healthcare programs and third party reimbursement rates.

      We derive our revenue through two primary types of arrangements. If we have a flat fee contract with a hospital, the hospital bills and collects fees for physician services and remits a negotiated amount to us monthly. If we have a fee-for-service contract with a hospital, either we or our affiliated physicians collect the fees for physician services. Consequently, under fee-for-service contracts, we assume the financial risks related to changes in mix of insured and uninsured patients and patients covered by government sponsored healthcare programs, third party reimbursement rates and changes in patient volume. We are subject to these risks because under our fee-for-service contracts, our fees decrease if a smaller number of patients receive physician services or if the patients who do receive services do not pay their bills for services rendered or we are not fully reimbursed for services rendered. Our fee-for-service contractual arrangements also involve a credit risk related to services provided to uninsured individuals. This risk is exacerbated in the hospital emergency department physician-staffing context because federal law requires hospital emergency departments to evaluate all patients regardless of the severity of illness or injury. We believe that uninsured patients are more likely to seek care at hospital emergency departments because they frequently do not have a primary care physician with whom to consult. We also collect a relatively smaller portion of our fees for services rendered to uninsured patients than for services rendered to insured patients. In addition, fee-for-service contracts also have less favorable cash flow characteristics in the start-up phase than traditional flat-rate contracts due to longer collection periods.

Our revenue could be adversely affected by a net loss of contracts.

      A significant portion of our growth has historically resulted from increases in the number of patient visits and fees for services provided under existing contracts and the addition and acquisition of new contracts. Our contracts with hospitals generally have terms of three years. Our contracts with military treatment facilities are generally for one year and currently are substantially in the form of a subcontractor relationship with the prime contractor holding a contract with the government. However, as a result of military contracting changes under the TRICARE Program beginning June 1, 2004, and expected to be completed by November 1, 2004, we are increasingly entering into more direct contracting with the military. Both types of contracts often include automatic renewal options under similar terms and conditions, unless either party gives notice of an intent not to renew. While most contracts are terminable by either of the parties upon notice of as little as 30 days, the average tenure of our existing hospital contracts is approximately eight years. These contracts may not be renewed or, if renewed, may contain terms that are not as favorable to us as our current contracts. The termination of a contract is principally due to either an award of the contract to another source of provider staffing as a result of a competitive bidding process or termination of the contract by us due to a lack of an acceptable profit margin on fee-for-service patient volumes coupled with inadequate contract subsidies. Additionally, to a much lesser extent contracts may be terminated due to such conditions as a hospital facility closing due to facility mergers or a hospital attempting to insource the service being provided by us. We cannot assure you that we will not experience a net loss of contracts in the future and that any such net loss would not have a material adverse effect on our operating results and financial condition.

We may not be able to find suitable acquisition candidates or successfully integrate completed acquisitions into our current operations in order to profitably operate our consolidated company.

      When we obtain new contracts with hospitals and managed care companies, which increasingly involves a competitive bidding process, we must accurately assess the costs we will incur in providing services in order to realize adequate profit margins or otherwise meet our objectives. Increasing pressures from healthcare payors to restrict or reduce reimbursement rates at a time when the costs of providing medical services continue to increase make the integration of new contracts, as well as maintenance of existing contracts, more difficult. A portion of our growth in net revenue has resulted from, and is expected to continue to result from, the acquisition of healthcare businesses. Our acquisition strategy could present some challenges. Some of the difficulties we could encounter include, problems identifying all service and contractual commitments of the acquired entity, evaluating the stability of the acquired entity’s hospital contracts, integrating financial and operational software, and accurately projecting physician and employee costs. Our acquisition strategy is also subject to the risk that we may not be able to identify suitable acquisition candidates in the future, we may not be able to obtain acceptable financing or we may not be able to consummate any future acquisitions, any of which could inhibit our growth. In addition, in connection with acquisitions, we may need to obtain the consent of third parties who have contracts with the entity to be acquired, such as managed care companies or hospitals contracting with the entity. We may be unable to obtain these consents. If we fail to integrate acquired operations, fail to manage the cost of providing our services or fail to price our services appropriately, our operating results may decline. Furthermore, the diversion of management’s attention and any delays or difficulties encountered in connection with the integration of businesses we acquire could negatively impact our business and results of operations. Finally, as a result of our acquisitions of other healthcare businesses, we may be subject to the risk of unanticipated business uncertainties or legal liabilities relating to such acquired businesses for which we may not be indemnified by the sellers of the acquired businesses.

Our success depends on our ability to manage growth effectively.

      Even if we are successful in obtaining new business, failure to manage the growth could adversely affect our condition. We may experience extended periods of very rapid growth. If we are not able to manage our growth effectively, our business and financial condition will materially suffer. Our growth may significantly strain our managerial, operational and financial resources and systems. To manage our growth effectively, we will have to continue to implement and improve our operational, financial and management controls, reporting systems and procedures. In addition, we must effectively expand, train and manage our employees. We will be unable to manage our businesses effectively if we are unable to alleviate the strain on resources caused by growth in a timely and successful manner. There can be no assurance that we will be able to manage our growth and a failure to do so could have a material adverse effect on our business.

We may not be able to successfully recruit and retain qualified physicians to serve as our independent contractors or employees.

      Our affiliated medical groups provide facility-based services in virtually all types of settings. These include urban and suburban hospitals as well as rural and remote facilities. Our ability to recruit and retain affiliated physicians and qualified personnel for such settings can significantly affect our performance at such facilities. Certain of these locations present difficulties in recruiting providers due to limits on compensation, facility and equipment availability, reduced back-up by other specialists and personal/ family lifestyle preferences. In addition, a number of our client hospitals increasingly demand a greater degree of specialized skills, training and experience in the physicians who staff their contracts. This decreases the number of physicians who are qualified to staff potential and existing contracts.

      Our core competencies include recruiting physicians and other providers to all types of settings. Our staff includes approximately 54 recruiters who work solely for us to fill the vacancies that occur via attrition and new contract sales. We utilize a proprietary IT application, populated with data purchased from various provider professional societies, to contact, recruit and employ or contract with providers as they are needed.

      In general, recruiting physicians to staff contracts in regions of the country for economically disadvantaged hospitals may be challenging. Occasionally, the recruiting of providers may not occur quickly enough to fill all openings with permanent staff. In these situations, clinical shifts are often filled temporarily by existing employees or independent contractors from other areas of our company, including our regional management. If such assistance is not available for any reason, we utilize staffing from our internal locums tenens company to fill the staffing need until a permanent candidate is identified. Finally, if the aforementioned alternatives are unsuccessful, we contract with one of the many third-party locums tenens companies that exist to provide these services to health care facilities or companies such as ours.

      A number of resource options are available to us along with a large full-time staff of recruiters that use sophisticated IT tools allows us to recruit staffing for almost any situation. As a result, the inability to recruit skilled permanent provider staffing is seldom a reason for the termination of a contract.

      We compete with other entities to recruit and retain qualified physicians and other healthcare professionals to deliver clinical services. Our future success depends on our continued ability to recruit and retain competent physicians to serve as our employees or independent contractors. We may not be able to continue to attract and retain sufficient numbers of competent physicians and other healthcare professionals to continue to expand our operations. In recent years there has been a shortage of radiologists. The impact of this shortage has increased staffing opportunities for such physicians. We have responded to such shortage in ways other than our traditional fee-for-service contracting arrangements. We first have experienced increased staffing opportunities for radiologists through our locums tenens business. Additionally, we have changed in the past two years from a fee-for-service model to increasingly more often a cost-plus arrangement with health care facilities.

      There can be no assurance that our non-competition contractual arrangements with affiliated physicians and professional corporations will not be successfully challenged in certain states as unenforceable. We have contracts with physicians in many states. State law governing non-compete agreements varies from state to state. Some states are reluctant to strictly enforce non-compete agreements with physicians. In such event, we would be unable to prevent former affiliated physicians and professional corporations from competing with us, potentially resulting in the loss of some of our hospital contracts and other business.

The high level of competition in our industry could adversely affect our contract and revenue base.

      The provision of outsourced physician staffing and administrative services to hospitals and clinics is characterized by a high degree of competition. Competition for outsourced physician and other healthcare staffing and administrative service contracts is based primarily on:

•	the ability to improve department productivity and patient satisfaction while reducing overall costs,

•	the breadth of staffing and management services offered,

•	the ability to recruit and retain qualified physicians, technicians and nursing staffing,

•	billing and reimbursement expertise,

•	a reputation for compliance with state and federal regulations, and

•	financial stability, demonstrating an ability to pay providers in a timely manner and provide professional liability insurance.

      Such competition could adversely affect our ability to obtain new contracts, retain existing contracts and increase our profit margins. We compete with both national and regional enterprises as Emcare, Inc; PhyAmerica Physician Group, Inc.; The Schumacher Group; and NES Healthcare Group, some of which have substantially greater financial and other resources available to them. In addition, some of these firms may have greater access than us to physicians and potential clients. All of these competitors provide healthcare services similar in scope to us. We do not believe our services to have any disadvantages with respect to such competitors. While companies such as ours and those noted above operate on a national or regional basis, the majority of the targeted hospital community for our services engages local physician provider practice groups to provide services similar to ours. We therefore also compete against local physician groups and self-operated hospital emergency departments for satisfying staffing and scheduling needs. Such local groups will often times outsource many of their back office functions, including billing and collection functions, risk management and others. While we believe our Company has certain competitive advantages over these local groups relative to the economics of certain back office functions, stability of operations to hospitals and greater resources overall to provide flexibility in providing services to our clients, local groups may compete more effectively in the short-term in terms of the cost of their services. Such cost advantages in a competitive bidding process may reflect a willingness of a local group to provide their services for below market reimbursement rates for their physician services or to assume greater personal professional liability risk exposure than is deemed prudent by other providers of such staffing for contract pricing purposes.

      The military has changed its approach under its Tricare Program toward providing most of its outsourced healthcare staffing needs through direct provider contracting on a competitive bid basis. As a result, competition for such outsourced military staffing contracts may be affected by such factors as:

•	the lowest bid price;

•	an ability to meet technical government bid specifications;

•	the ability to recruit and retain qualified health care providers; and

•	restrictions on the ability to competitively bid based on restrictive government bid lists or bid specifications designed to award government contracts to targeted business ownership forms, such as those determined to meet small business qualifications, minority-owned, etc.

While we believe our significant experience and demonstrated ability to recruit high quality healthcare professionals to meet the military’s needs provides certain attractive advantages to the use of our services, such services and quality screening considerations may not result in the lowest competitive bid price and thus a failure to win contracts where the decision is based strictly on pricing considerations.

We depend on reimbursements by third-party payors, as well as payments by individuals, which could lead to delays and uncertainties in the reimbursement process.

      We receive a substantial portion of our payments for healthcare services from third-party payors, including Medicare, Medicaid, private insurers, managed care organizations and hospitals. We received approximately 56% of our net revenue less provision for uncollectibles from such third-party payors during fiscal 2003, including approximately 19% from Medicare and Medicaid. Additionally, we receive approximately 23% of our net revenue less provision for uncollectibles from MCSCs.

      The reimbursement process is complex and can involve lengthy delays. Third-party payors continue their efforts to control expenditures for healthcare, including proposals to revise reimbursement policies. We recognize revenue when we provide healthcare services; however, there can be delays before we receive payment. In addition, third-party payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, they were for services provided that were not medically necessary or additional supporting documentation is necessary. Retroactive adjustments may change amounts realized from third-party payors. We are subject to governmental audits of our Medicare and Medicaid reimbursement claims and may be required to repay these agencies if a finding is made that we were incorrectly reimbursed. Delays and uncertainties in the reimbursement process may adversely affect accounts receivable, increase the overall costs of collection and cause us to incur additional borrowing costs.

      We also may not be paid in those instances where we provide health care services to uninsured individuals. Amounts not covered by third-party payors are the obligations of individual patients. We may not receive whole or partial payments from these uninsured individuals. As a result of government laws and regulations requiring us to treat patients meeting the definition of requiring emergency care regardless of their ability to pay, a substantial increase in self-pay patients could result in increased costs associated with physician services for which sufficient revenues less uncollectibles are not realized to offset such additional physician service costs. In such an event, our earnings and cash flow would be adversely affected potentially affecting our ability to maintain our restrictive debt covenant ratios and meeting our financial obligations, including the repayment of the Notes.

      In summary, the risks associated with third-party payors and uninsured individuals and the inability to monitor and manage accounts receivable successfully could have a material adverse effect on our business, financial condition and results of operations. Furthermore, our collection policies or our provisions for allowances for Medicare, Medicaid, MCSCs and contractual discounts and doubtful accounts receivable may not be adequate.

Failure to timely or accurately bill for our services could have a negative impact on our net revenues, bad debt expense and cash flow.

      Billing for emergency department visits in a hospital setting and other physician-related services is complex. The practice of providing medical services in advance of payment or, in many cases, prior to assessment of ability to pay for such services, may have significant negative impact on our net revenues, bad debt expense, and cash flow. We bill numerous and varied payors, such as self-pay patients, various forms of commercial insurance companies and the Medicare and Medicaid Programs. These different payors typically have differing forms of billing requirements that must be met prior to receiving payment for services rendered. Reimbursement to us is typically conditioned on our providing the proper medical necessity and diagnosis codes. Incorrect or incomplete documentation and billing information could result in non payment for services rendered.

      Additional factors that could complicate our billing include:

•	disputes between payors as to which party is responsible for payment,

•	variation in coverage for similar services among various payors,

•	the difficulty of adherence to specific compliance requirements, diagnosis coding and various other procedures mandated by responsible parties, and

•	failure to obtain proper physician credentialing and documentation in order to bill various commercial and governmental payors.

      To the extent that the complexity associated with billing for our services causes delays in our cash collections, we assume the financial risk of increased carrying costs associated with the aging of our accounts receivable as well as increased potential for bad debts.

      In addition, the majority of the patient visits for which we bill payors are processed in one of five regional billing centers. A disruption of services at any one of these locations could result in a delay in billing and thus cash flows to us, as well as potential additional costs to process billings in alternative settings or locations. Our billing centers process approximately 94% of our non-military patient visit billings using a common automated billing system. While we employ what we believe are adequate back-up alternatives in the event of a main computer site disaster, failure to execute successfully or timely with respect to such back-up plan may cause a significant disruption to our cash flows and increase temporarily our billing costs.

Loss of key personnel and/or failure to attract and retain highly qualified personnel could make it more difficult for us to generate cash flow from operations and service our debt.

      Our success depends to a significant extent on the continued services of our core senior management team of H. Lynn Massingale, M.D., President, Chief Executive Officer and Director; Robert J. Abramowski, Executive Vice President, Finance and Administration; Robert C. Joyner, Executive Vice President, General Counsel; Stephen Sherlin, Chief Compliance Officer; and Joseph Carmen, President, Billing Operations. If one or more of these individuals were unable or unwilling to continue in his present position, our business would be disrupted and we might not be able to find replacements on a timely basis or with the same level of skill and experience. Finding and hiring any such replacements could be costly and might require us to grant significant incentive compensation, which could adversely impact our financial results.

We are subject to the risk that the former shareholders of Spectrum Healthcare Resources (“SHR”) will be unable to fulfill their obligations to us under a sale agreement.

      In connection with the acquisition of a company that specializes in providing medical staff providers to military treatment facilities on May 1, 2002, subject to certain limitations, the previous shareholders of such company and its related entities have indemnified us up to a limit of $10.0 million relating to any potential claims asserted against the acquired company during the three years subsequent to the date of its acquisition related to tax matters whose origin was attributable to tax periods prior to May 1, 2002.

The interests of our controlling equityholders may be in conflict with your interests as a holder of notes.

      Madison Dearborn Partners, Inc. and Cornerstone Equity Investors, LLC control our business affairs and policies. Circumstances may occur in which the interests of these equity holders could be in conflict with the interests of the holders of the notes. In addition, these equity holders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of the notes. See “Management,” “Security ownership of certain beneficial owners” and “Certain relationships and related transactions.”

FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

      These forward looking statements are identified by the use of terms and phrases such as “anticipate”, “that is”, “could”, “estimate”, “intend”, “may”, “plan”, “predict”, “project”, “will” and similar terms and phrases, including references to assumptions. However, these words are not the exclusive means of identifying such statements. These statements are contained in many sections of this offering memorandum, including those entitled “Business” and “Management’s discussion and analysis of financial condition and results of operations”. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve the plans, intentions or expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus set forth elsewhere in this prospectus. All forward-looking statements attributable to us, or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus under the heading “Risk factors” section.

INDUSTRY AND MARKET DATA

      The market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

USE OF PROCEEDS

      This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for exchange notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

      The net proceeds from the sale of the old notes were approximately $180.0 million, less the initial purchasers’ commission and fees and expenses. We used the net proceeds from the sale of the old notes, together with funds from borrowings under our new credit facility, as follows (in millions):

Sources:
Cash on hand	$76.7
New credit facilities:
Revolving credit facility	—
Term loan facility	250.0
Senior subordinated notes offered hereby	180.0

Total sources of funds	$506.7

Uses:
Repayment of existing debt	$299.4
Redemption of preferred stock	162.4
Payment of dividend	28.9
Premiums, fees and expenses	16.0

Total uses of funds	$506.7

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      Simultaneously with the sale of the old notes, we entered into a registration rights agreement with J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch Pierce Fenner & Smith Incorporated. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to (i) cause to be filed an exchange offer registration statement with the SEC and (ii) to cause such registration statement to be declared effective by the SEC. We also agreed to use our commercially reasonable efforts to cause the exchange offer to be consummated not later than 60 days after the exchange offer registration statement is declared effective. A copy of the registration rights agreement has been filed as an exhibit herewith.

      We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement. The form and terms of the exchange notes are the same as the form and terms of the old notes, except that the exchange notes will be registered under the Securities Act, and holders of the exchange notes will not be entitled to the payment of any additional amounts pursuant to the terms of the registration rights agreement, as described below. The exchange notes will be our general unsecured obligations and are subordinated in right of payment to all of our senior debt and senior in right of payment to any of our future debt that is expressly subordinated in right of payment to the exchanges notes. The exchanges notes are unconditionally guaranteed by each of our U.S. restricted subsidiaries on a senior subordinated basis. We may redeem the exchange notes at any time on or after April 1, 2008. In addition, at any time prior to April 1, 2007, we may redeem up to 35% of the exchange notes with proceeds of certain equity offerings. There is no existing public market for the exchange notes.

      The registration rights agreement provides that, promptly after the exchange offer registration statement has been declared effective, we will offer to holders of the old notes the opportunity to exchange their existing notes for exchange notes having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their old notes. We will use our commercially reasonable efforts to complete the exchange offer no later than 60 days after the exchange offer registration statement is declared effective. The exchange notes will be accepted for clearance through the DTC, Clearstream, Luxembourg and the Euroclear System with a new CUSIP and ISIN number and common code. All of the documentation prepared in connection with the exchange offer will be made available at the offices of The Bank of New York, our exchange agent.

      Based on existing interpretations of the Securities Act by the staff of the SEC, we believe that the holders of the exchange notes (other than holders who are broker-dealers) may freely offer, sell and transfer the exchange notes. However, holders of old notes who are our affiliates, who intend to participate in the exchange offer for the purpose of distributing the exchange notes, or who are broker-dealers who purchased the old notes from us for resale, may not freely offer, sell or transfer the old notes, may not participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or transfer of old notes.

      Each holder of old notes who is eligible to and wishes to participate in the exchange offer will be required to represent that it is not our affiliate, that at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution of the exchange notes. In addition, any broker-dealer who acquired the old notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the exchange notes. We will agree to provide sufficient copies of the latest version of such prospectus to such broker-dealers, if subject to similar prospectus delivery requirements for a period ending 180 days from the last exchange date, as defined in the registration rights agreement.

      If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

      If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 210 days after the closing date (the “Target Registration Date”), the annual interest rate borne by the notes will be increased by 0.25% per annum, with respect to the first 90 days after the Target Registration Date, and, if the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) prior to the end of such 90-day period, by an additional 0.25% per annum, up to a maximum amount of 1.0% per annum, in each case until the exchange offer is completed or the shelf registration statement is declared effective.

Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth in this prospectus, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000.

      The form and terms of the exchange notes are the same as the form and terms of the existing notes except that:

(i) the exchange notes bear a series B designation and a different CUSIP number from the old notes;

(ii) the exchange notes have been registered under the Securities Act and will therefore not bear legends restricting their transfer; and

(iii) the holders of the exchange notes will be deemed to have agreed to be bound by the provisions of the registration rights agreement and each security will bear a legend to that effect.

The exchange notes will evidence the same debt as the outstanding securities and will be entitled to the benefits of the indenture.

      Holders of old notes do not have any appraisal or dissenters’ rights under the Delaware General Corporations Law, or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

      We will be deemed to have accepted validly tendered old notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

      If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted old notes will be returned, without expense, to the tendering holder promptly after the expiration date of the exchange offer.

      Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

      The term “expiration date” will mean 5:00 p.m., New York City time, on                     , 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which the exchange offer is extended.

      To extend the exchange offer, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, we will:

(1) notify the exchange agent of any extension by oral notice (promptly confirmed in writing) or written notice, and

(2) mail to the registered holders an announcement of any extension.

      We reserve the right, in our sole discretion,

(1) if any of the conditions below under the heading “— Conditions” shall have not been satisfied,

(A) to delay accepting any old notes, if the exchange offer is extended or to allow a condition to be satisfied; or

(B) to extend the exchange offer; provided, however, that if we are required to extend the exchange offer in the event of a change in price or a change in the percentage of old notes sought, we will extend the exchange offer for a period of ten business days after such change in price or percentage, or

(C) to terminate the exchange offer, or

(2) to amend the terms of the exchange offer in any manner; provided, however, that if we amend the exchange offer to make a material change, including the waiver of a material condition, we will extend the exchange offer, if necessary, to keep the exchange offer open for at least five business days after such amendment or waiver.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders. We will give oral notice (promptly confirmed in writing) or written notice of any delay, extension or termination to the exchange agent.

Interest on the Exchange Notes

      The exchange notes will bear interest from their date of issuance. Holders of existing notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on October 1, 2004. Interest on the old notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

      Interest on the exchange notes is payable semi-annually in arrears on each April 1 and October 1, commencing on October 1, 2004.

Procedures for Tendering Old Notes Held Through Brokers and Banks

      Since the old notes are represented by global book-entry notes, The Depositary Trust Company or DTC, as depositary, or its nominee is treated as the registered holder of the notes and will be the only entity that can tender your old notes for exchange notes. Therefore, to tender notes subject to this exchange offer and to obtain exchange notes, you must instruct the institution where you keep your old notes to tender your old notes on your behalf so that they are received on or prior to the expiration of this exchange offer.

      The BLUE-colored “Letter of Election and Instructions to Broker and Bank” that may accompany this prospectus may be used by you to give such instructions. You should consult your account representative at the Broker or Bank where you keep your notes to determine the preferred procedure.

      If you wish to accept this exchange offer, please instruct your broker or account representative in time for your old notes to be tendered before the 5:00 p.m. (New York City time) deadline on                     , 2004.

      To tender your old notes in the exchange offer you must represent for our benefit that:

      1. You or any other person acquiring the exchange notes for your outstanding old notes in the exchange offer is acquiring them in the ordinary course of business;

      2. Neither you nor any other person acquiring exchange notes in the exchange offer has an arrangement or understanding with any person to participate in the distribution of exchange notes;

      3. Neither you nor any other person acquiring exchange notes in exchange for old notes is an “affiliate” as defined under Rule 405 of the Securities Act; and

      4. You will also have to acknowledge that if you or another person acquiring old notes for your exchange notes is a broker-dealer, and acquired the old notes as a result of market making activities or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any for sale of such exchange notes.

      You must make such representations by:

•	executing the Blue colored “Letter of Election and Instructions to Broker or Bank” that may accompany this prospectus and delivering it to the institution through which you hold your old notes; or

•	whatever other means the institution through which you hold your old notes provides.

      Such institution will have to acknowledge that such representations were made by you.

      You may tender some or all of your old notes in this exchange offer. However, notes may be tendered only in integral multiples of $1,000.

      When you tender your outstanding old notes and we accept them, the tender will be a binding agreement between you and us as described in this prospectus.

      The method of delivery of outstanding old notes and all other required documents to the exchange agent is at your election and risk.

      We will decide all questions about the validity, form, eligibility, acceptance and withdrawal of tendered old notes, and our reasonable determination will be final and binding on you. We reserve the absolute right to:

      (1) reject any and all tenders of any particular old note not properly tendered;

      (2) refuse to accept any old note if, in our reasonable judgment or the judgment of our counsel, the acceptance would be unlawful; and

      (3) waive any defects or irregularities or conditions of the exchange offer as to any particular old notes before the expiration of the offer.

      Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. You must cure any defects or irregularities in connection with tenders of old notes as we will reasonably determine. Neither us, the exchange agent nor any other person will incur any liability for failure to notify you or any defect or irregularity with respect to your tender of old notes. If we waive any terms or conditions pursuant to (iii) above with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition being waived.

Procedures for Brokers and Custodian Banks; DTC ATOP Account

      In order to accept this exchange offer on behalf of a holder of old notes you must submit or cause your DTC participant to submit an Agent’s Message as described below.

      The exchange agent, on our behalf, has agreed to seek to establish an Automated Tender Offer Program (“ATOP”) account with respect to the outstanding notes at DTC promptly after the delivery of this prospectus. Any financial institution that is a DTC participant, including your broker or bank, may make book-entry tender of outstanding old notes by causing the book-entry transfer of such notes into our ATOP account in accordance with DTC’s procedures for such transfers. Concurrently with the delivery of old notes, an Agent’s Message in connection with such book-entry transfer must be transmitted by DTC to, and received by, the exchange agent on or prior to 5:00 pm, New York City Time on the expiration date. The confirmation of a book-entry transfer into the ATOP account as described above is referred to herein as a “Book-Entry Confirmation.”

      The term “Agent’s Message” means a message transmitted by the DTC participants to DTC, and thereafter transmitted by DTC to the exchange agent, forming a part of the Book-Entry Confirmation which states that DTC has received an express acknowledgment from the participant in DTC described in such Agent’s Message stating that such participant and beneficial holder agree to be bound by the terms of this exchange offer.

      Each Agent’s Message must include the following information:

•	Name of the beneficial owner tendering such Notes;

•	Account number of the beneficial owner tendering such Notes; and

•	Principal amount of Notes tendered by such beneficial owner.

      By sending an Agent’s Message the DTC participant is deemed to have certified that the beneficial holder for whom the notes are being tendered has been provided with a copy of this prospectus.

      The delivery of notes through DTC, and any transmission of an Agent’s Message through ATOP, is at the election and risk of the person tendering Notes. We will ask the exchange agent to instruct DTC to promptly return those old notes, if any, that were tendered through ATOP but were not accepted by us, to the DTC participant that tendered such notes on behalf of holders of the notes. Neither we nor the exchange agent is responsible or liable for the return of such Notes to the tendering DTC participants or to their owners, nor as to the time by which such return in completed.

Acceptance of Outstanding Old Notes for Exchange; Deliver of Exchange Notes Issued in the Exchange Offer

      We will accept validly tendered old notes when the conditions to the exchange offer have been satisfied or we have waived them. We will have accepted your validly tendered old notes when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If we do not accept any tendered old notes for exchange because of an invalid tender or other valid reason, the exchange agent will promptly return the certificates, without expense, to the tendering holder. If a holder has tendered old notes by book-entry transfer, we will credit the notes to an account maintained with The Depositary Trust Company. We will credit the account at The Depositary Trust Company promptly after the exchange offer terminates or expires.

      The Agent’s Message must be transmitted to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

Withdrawal of Tenders

      Except as otherwise provided in this prospectus, holders may withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes in the exchange offer, the exchange agent must receive a letter or facsimile transmission notice of withdrawal at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

(1) specify the name of the person having deposited the old notes to be withdrawn;

(2) identify the old notes to be withdrawn, including the certificate number(s) and principal amount of the old notes, or, in the case of old notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

(3) be accompanied by documents of transfer sufficient to have the trustee with respect to the old notes register the transfer of the old notes into the name of the person withdrawing the tender; and

(4) specify the name in which any old notes are to be registered, if different from that of the person depositing the old notes to be withdrawn.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices. Our determination will be final and binding on all parties. We will not deem old notes so withdrawn to have been validly tendered for purposes of the exchange offer. We will not issue exchange notes for withdrawn old notes unless you validly retender the withdrawn old notes. We will return any old notes which have been tendered but which are not accepted for exchange to the holder of the old notes at our cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above under “— Procedures for Tendering Existing Notes” at any time prior to the expiration date.

Conditions

      Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any old notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the old notes, if:

(1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, would reasonably be expected to impair our ability to proceed with the exchange offer or any development has occurred in any existing action or proceeding which may be harmful to us or any of our subsidiaries; or

(2) the exchange offer violates any applicable law or any applicable interpretation by the staff of the SEC; or

(3) any governmental approval (including without limitation, those of securities regulatory authorities) has not been obtained, which we believe would be reasonably necessary for the consummation of the exchange offer as outlined in this prospectus.

      The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government regulatory approvals necessary to consummate the exchange offer must be satisfied or waived before the expiration of the exchange offer.

Exchange Agent

      The Bank of New York has been appointed as the exchange agent for the exchange offer. You should direct all

•	questions,

•	requests for assistance,

•	requests for additional copies of this prospectus, and

•	requests for Notices of Guaranteed Delivery,

      to the exchange agent at the following address:

THE BANK OF NEW YORK

By Facsimile:	By Hand:	By Overnight Courier or Registered/Certified Mail:

(212) 298-1915	101 Barclay Street, 7 East	101 Barclay Street, 7 East
Attention: Customer Service	New York, New York 10286	New York, New York 10286
	Attention: Corporate Trust Operations	Attention: Corporate Trust Operations
For Information, call: (212) 815-3738

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telephone or in person by our and our affiliates’ officers and regular employees.

      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

      We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the old notes, which is the accreted value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Transfer Taxes

      Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than a registered tendering holder will be responsible for the payment of any applicable transfer tax on that transfer.

Consequences of Failure to Exchange

      The old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the old notes may be resold only:

(1) to us upon redemption thereof or otherwise;

(2) so long as the outstanding securities are eligible for resale pursuant to Rule 144A, to a person inside the United States who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

(3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

(4) pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the exchange notes

      With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for old notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

CAPITALIZATION

      The following table sets forth our consolidated cash and cash equivalents capitalization as of June 30, 2004. This table should be read in conjunction with “Summary historical financial data,” “Selected historical consolidated financial data” and the historical financial statements and related notes thereto included elsewhere in this offering memorandum. See also “Management’s discussion and analysis of financial condition and results of operations — Liquidity and capital resources.”

June 30, 2004

(unaudited)
(In millions)
Cash and cash equivalents	$55.0

Long-term debt
New credit facilities(1)	249.4
9% senior subordinated notes due 2012 offered hereby	180.0
Total debt	429.4
Stockholders’ deficit	(203.7)

Total capitalization	225.7

(1)	Our new credit facilities consists of a six-year $80 million revolving credit facility and a seven-year $250.0 million term loan facility. The amount set forth above excludes undrawn letters of credit outstanding of $3.9 million. See “Description of senior secured credit facilities.”

(2)	Effective March 23, 2004, we completed a tender offer for our outstanding 12% Senior Subordinated Notes resulting in $100.0 million of such notes being repaid, plus payment of a call premium of $8.2 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

      The following table sets forth our selected historical consolidated financial data as of the dates and for the periods indicated. The financial data as of and for the five years ended December 31, 2003 has been derived from our audited historical consolidated financial statements and the financial data as of and for each of the six month periods ended June 30, 2003 and 2004 were derived from our unaudited consolidated financial statements included elsewhere in this prospectus. You should read the data presented below together with, and qualified by reference to, our consolidated financial statements and related notes and “Management’s discussion and analysis of financial condition and results of operations,” each of which is included herein.

						Six months ended
	Year ended December 31,					June 30,

	1999	2000	2001	2002	2003	2003	2004

	(Dollars in thousands)					(unaudited)
Statement of Operations Data:
Net revenue	$852,153	$918,974	$965,285	$1,230,703	$1,479,013	$709,118	$786,032
Provision for uncollectibles	309,713	329,291	336,218	396,605	479,267	220,573	268,628

Net revenue less provision for uncollectibles	542,440	589,683	629,067	834,098	999,746	488,545	517,404
Cost of services rendered:
Professional service expenses	419,607	444,320	493,380	635,573	746,409	368,997	385,948
Professional liability costs	21,899	24,276	29,774	36,992	115,970	76,078	29,891

Gross profit	100,934	121,087	105,913	161,533	137,367	43,470	101,565
General and administrative expenses	51,491	57,794	63,998	81,744	95,554	45,923	48,819
Terminated transaction expense	—	2,000	—	—	—	—	—
Management fee and other expenses	506	591	649	527	505	253	613
Impairment of intangibles	—	—	4,137	2,322	168	—	65,819
Depreciation and amortization	9,943	12,638	14,978	20,015	22,018	11,121	6,944
Recapitalization expense	16,013	—	—	—	—	—	—
Interest expense, net	20,909	25,467	22,739	23,906	23,343	12,393	14,326
Refinancing costs	—	—	—	3,389	—	—	14,731

Earnings (loss) before income taxes and cumulative effect of change in accounting principle	2,072	22,597	(588)	29,630	(4,221)	(26,220)	(49,687)
Provision (benefit) for income taxes	1,250	9,317	871	13,198	(1,410)	(9,089)	6,266

Earnings (loss) before cumulative effect of change in accounting principle	822	13,280	(1,459)	16,432	(2,811)	(17,131)	(55,953)
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	(294)	—	—	—
Net earnings (loss)	822	13,280	(1,459)	16,138	(2,811)	(17,131)	(55,953)
Dividends on preferred stock	8,107	10,783	11,889	13,129	14,440	7,161	3,602

Net earnings (loss) attributable to common stockholders	$(7,285)	$2,497	$(13,348)	$3,009	$(17,251)	$(24,292)	$(59,555)

						Six months ended
	Year ended December 31,					June 30,

	1999	2000	2001	2002	2003	2003	2004

	(Dollars in thousands)					(unaudited)
Other Data:
Net cash provided by (used in) operating activities	37,963	52,130	49,737	52,480	101,741	$11,724	$26,240
Net cash used in investing activities	(14,984)	(12,900)	(22,826)	(174,762)	(26,279)	(10,286)	(2,252)
Net cash provided by (used in) financing activities	3,369	(13,646)	(12,132)	99,888	(22,287)	(15,141)	(69,981)
Capital expenditures	10,615	7,359	5,955	9,796	8,972	5,891	2,557
Ratio of earnings to fixed charges(1)	1.1x	1.8x	—	2.2x	—	—	—
Balance Sheet Data (at end of period):
Cash and cash equivalents	$29,820	$55,404	$70,183	$47,789	$100,964		$54,971
Working capital(2)	107,550	124,105	104,039	70,163	86,729		93,231
Total assets	442,199	502,098	500,198	674,240	731,049		598,886
Total debt	241,676	229,201	217,300	320,500	299,415		429,375
Mandatory redeemable preferred stock	108,107	118,890	130,779	144,405	158,846		—
Total stockholders’ equity (deficit)	(88,620)	(86,123)	(99,690)	(97,432)	(115,203)		(203,745)

(1)	For the purpose of calculating the ratio of fixed charges, earnings consist of earnings before provision for income taxes plus fixed charges. Fixed charges consist of interest expensed or capitalized and the portion of rental expense we believe is representative of the interest component of rental expenses. For 2001, earnings were insufficient to cover fixed charges by $588. For 2003, earnings were insufficient to cover fixed charges by $4,221. For the six months ended June 30, 2003, and 2004 earnings were insufficient to cover fixed charges by $17,131 and 55,953, respectively.

(2)	Working capital means current assets minus current liabilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with “Selected historical consolidated financial data” and our consolidated financial statements and the related notes included elsewhere in this offering memorandum. This offering memorandum contains, in addition to historical information, forward-looking statements that include risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements.

Company overview

      We are a national provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States and the largest provider of outsourced physician staffing and administrative services to military treatment facilities. In addition to providing physician staffing, we also provide a broad array of non-physician healthcare services, including specialty technical staffing, para-professionals and nurse staffing on a permanent basis to the military.

      Our regional operating models include comprehensive programs for emergency medicine, radiology, anesthesiology, inpatient care, pediatrics and other healthcare services, principally within hospital departments and other healthcare facilities, including military treatment facilities.

      Acquisitions. During the past three years, we have successfully acquired and integrated the contracts of three hospital-based physician groups and related companies in addition to the acquisition in 2002 of the leading provider of military staffing to the military. In addition, during the past three years we have also acquired three businesses engaged in providing such services as billing and collection, physician management services and non-hospital-based physician services.

      Acquisitions, with the exception of the military staffing business, have been financed through a combination of cash and future contingent payments. All of our acquisitions during the past three years were accounted for using the purchase method of accounting. As such, operating results of those acquired businesses are included in our consolidated financial statements since their respective dates of acquisition. Subsequent to each acquisition, the acquired operations have either been converted to all or at least our key financial and operating systems.

      Strategic acquisitions continue to be a core component of our growth strategy. The market for outsourced medical services is highly fragmented and served primarily by small local and regional physician groups, which represent over 60% of the market and generally lack the resources and depth of services necessary to compete with national providers. Our acquisition strategy is to target those companies with strong clinical reputations and quality contracts with larger hospitals.

      Contracts. A significant portion of our growth has historically resulted from increases in the number of patient visits and fees for services provided under existing contracts and the addition and acquisition of new contracts. Our contracts with traditional hospitals typically have terms of three years and are generally automatically renewable under the same terms and conditions unless either party to the contract gives notice of their intent not to renew the contract. Our average contract tenure for hospital contracts is approximately eight years. Our military contracts are currently undergoing a re-bidding process on a phased-in basis between June and November 2004, along with all of the other existing and new military outsourced healthcare staffing contracts.

      Approximately 56% of our net revenue less provision for uncollectibles is generated under fee-for-service arrangements through which we bill and collect the professional fees for the services provided. Conversely, under our flat-rate contracts, hospitals or military treatment facilities pay us a fee based on the hours of physician coverage provided, but the hospital or military treatment facility is responsible for its own billing and collection. In states where physician employees service our contracts directly because there is no prohibition against such arrangements, Medicare payments for such services are made directly to us. In states where the physicians providing services are our independent contractors, Medicare payments for those services are paid into a lockbox account in the name of the independent contractor physician and subsequently directed into a Company account.

TRICARE Program

      During the six months ended June 30, 2004, the Company derived approximately $123.9 million of revenue for services rendered to military personnel and their dependents as a subcontractor under the TRICARE program administered by the Department of Defense. Civilian staffing for the provision of health care services provided under the TRICARE program is provided through several different sources, including the direct hiring of health care related personnel by the military, contracting with managed care support contractors to provide health, medical and administrative support services to its eligible beneficiaries, and through direct contracting with health care staffing organizations. The Company has historically provided its services principally through subcontract arrangements with managed care organizations that have contracted directly with the TRICARE program.

      On August 1, 2002, the Department of Defense issued a request for proposals for the next generation of managed care support contracts, also known as the “TRICARE Contracts”. The intent of the TRICARE Contracts is to replace the existing managed care support contracts on a phased-in basis between June and November 2004.

      The Department of Defense and its various military branches are currently in the process of procuring the civilian positions that they require going forward. The process of awarding health care staffing contracts by the government to date has varied by branch of the military and by military base location within the various branches of the military. The award process has included soliciting requests for proposals from organizations that provide civilian health care staffing, including the use of restrictive government or military approved vendor lists, some of which do not include the Company. In other instances, the military has re-bid its business on a basis that is inclusive of existing providers, such as the Company, without the use of restricted vendor lists. Furthermore, the awarding of certain bids has been restricted to small business or minority qualified businesses for which the Company is not eligible to even bid for the contracts.

      As of July 15, 2004, the following is a summary of the Company’s military staffing revenues that are subject to re-bidding under the new TRICARE program contracting process (in thousands):

Annual revenue derived from contracts subject to re-bidding	$210,700
Amount of revenue re-bid to date	$145,200
Amount of annual revenues submitted for re-bidding awarded to date	$132,600
Annual revenue value of bids won to date (including new business of $26.5 million)	$93,500
Percentage of revenue retained or new business won to total of annual revenue re-bidded and awarded to date	71%

      The total impact on the results of operations and financial condition of the Company resulting from the changes in the TRICARE Contracts program is not known at this time. The remaining impact on the results of operations of the Company is dependent on the Company’s ability to successfully retain its existing staffing business that is still subject to the re-bidding process, as well as winning new business as it is put out to bid by the military. In addition, the Company will experience as a result of the re-bidding process a decline in its operating margin for its military business prior to any reductions in its administrative related expenses.

      Management has concluded that the Company’s existing revenues and operating margins will be materially adversely affected as a result of the re-bidding process. The Company as of June 30, 2004, has $127.9 million of goodwill related to its military staffing business prior to recognition of any impairment loss related to it. Based on the results of the re-bidding process known through July 15, 2004, along with projections of the estimated results of the remaining business to be subject to re-bidding, management has concluded that a portion of such goodwill has been impaired. The Company has recorded an estimated goodwill impairment loss of $65.8 million in the three months ended June 30, 2004. A final determination of the impairment loss will be known following the completion of the re-bidding process which is scheduled to be completed by November 1, 2004. The estimated impairment loss will be adjusted, if necessary, when such final determination is known later in 2004.

Critical accounting policies and estimates

      Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We believe the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue recognition

      Net Revenue. Net revenues consist of fee-for-service revenue, contract revenue and other revenue. Net revenues are recorded in the period services are rendered.

      Our net revenues are principally derived from the provision of healthcare staffing services to patients within health care facilities. The form of billing and related risk of collection for such services may vary by customer. The following is a summary of the principal forms of our billing arrangements and how net revenue is recognized for each. A significant portion (70.4% of our revenue in 2003, 71.9% in the six months ended June 30, 2004) resulted from fee-for-service patient visits. Fee-for-service revenue represents revenue earned under contracts in which the Company bills and collects the professional component of charges for medical services rendered by the Company’s contracted and employed physicians. Under the fee-for-service arrangements, the Company bills patients for services provided and receives payment from patients or their third-party payers. Fee-for-service revenue is reported net of contractual allowances and policy discounts. All services provided are expected to result in cash flows and are therefore reflected as net revenues in the financial statements. Fee-for-service revenue is recognized in the period that the services are rendered to specific patients and reduced immediately for the estimated impact of contractual allowances in the case of those patients having third-party payor coverage. The recognition of net revenue (gross charges less contractual allowances) from such visits is dependent on such factors as proper completion of medical charts following a patient visit, the forwarding of such charts to one of our billing centers for medical coding and entering into our billing systems and the verification of each patient’s submission or representation at the time services are rendered as to the payer(s) responsible for payment of such services. Net revenues are recorded based on the information known at the time of entering of such information into our billing systems as well as an estimate of the net revenues associated with medical charts for a given service period that have not been processed yet into our billing systems. The above factors and estimates are subject to change. For example, patient payer information may change following an initial attempt to bill for services due to a change in payer status. Such changes in payer status have an impact on recorded net revenue due to differing payers being subject to different contractual allowance amounts. Such changes in net revenue are recognized in the period that such changes in payer become known. Similarly, the actual volume of medical charts not processed into our billing systems may be different from the amounts estimated. Such differences in net revenue are adjusted in the following month based on actual chart volumes processed.

      Contract revenue represents revenue generated under contracts in which the Company provides physician and other healthcare staffing and administrative services in return for a contractually negotiated fee. Contract revenue consists primarily of billings based on hours of healthcare staffing provided at agreed to hourly rates. Revenue in such cases is recognized as the hours are worked by our staff. Additionally, contract revenue also includes supplemental revenue from hospitals where we may have a fee-for-service contract arrangement. Contract revenue for the supplemental billing in such cases is recognized based on the terms of each individual contract and may include monthly fixed amounts which are recognized as revenue in the month earned or as variable amounts intended to supplement less than negotiated minimum patient volumes or collections. Such supplemental revenues based on variable arrangements are usually contractually fixed on a monthly, quarterly or annual calculation basis considering the variable factors negotiated in each such arrangement. Such supplemental revenues are recognized as revenue in the period when such amounts are determined to be fixed and therefore contractually obligated as payable by the customer under the terms of the respective agreement.

      Other revenue consists primarily of revenue from management and billing services provided to outside parties. Revenue is recognized when such services are rendered pursuant to the terms of the contracts with customers. Generally, such contracts consist of fixed monthly amounts with revenue recognized in the month services are rendered, hourly consulting fees recognized as revenue as hours are worked in accordance with such arrangements, or a percentage of revenues collected on behalf of or by independent third parties for administrative or billing services provided to such parties recognized as revenue as cash is actually collected on behalf of or by such third parties.

      Net Revenue Less Provision For Uncollectibles. Net revenue less provision for uncollectibles reflects management’s estimate of billed amounts to ultimately be collected. Management, in estimating the amounts to be collected resulting from its over six million annual fee-for-service patient visits and procedures, considers such factors as prior contract collection experience, current period changes in payer mix and patient acuity indicators, reimbursement rate trends in governmental and private sector insurance programs, resolution of credit balances, the estimated impact of billing system effectiveness improvement initiatives and trends in collections from self-pay patients. Such estimates are substantially formulaic in nature and are calculated at the individual contract level. The estimates are continuously updated and adjusted if subsequent actual collection experience indicates a change in estimate is necessary. Such provisions and any subsequent changes in estimates may result in adjustments to our operating results with a corresponding adjustment to our accounts receivable allowance for uncollectibles on our balance sheet.

      Accounts Receivable. As described above and below, we determine the estimated value of our accounts receivable based on estimated cash collection run rates of estimated future collections by contract for patient visits under our fee-for-service contract revenue. Accordingly, we are unable to report the payor mix composition on a dollar basis of our outstanding net accounts receivable. Our days revenue outstanding at June 30, 2004, was 54.1 days and at December 31, 2003, was 61.2 days. The number of days outstanding will fluctuate over time due to a number of factors. The decrease in the average days revenue outstanding of approximately 7.1 days is due to an increase in average revenues per day of approximately 1.3 days, an increase in collections relating to contract accounts receivable due primarily to collections on terminated contracts of 2.1 days and increased collections relating to fee-for-service patient visits of approximately 3.7 days. Our allowance for doubtful accounts totaled $130.6 million as of June 30, 2004. Approximately 97% of our allowance for doubtful accounts is related to gross fees for fee-for-service patient visits. Our principal exposure for uncollectible fee-for-service visits is centered in self pay patients and, to a lesser extent, for co-payments and deductibles from patients with insurance. While we do not specifically allocate the allowance for doubtful accounts to individual accounts or specific payor classifications, the allowance as of June 30, 2004, was approximately 93% of self-pay accounts outstanding as fee-for-service patient visits at June 30, 2004. Primary responsibility for collection of fee-for-service accounts receivable resides within our internal billing operations. Once a claim has been submitted to a payor or an individual patient, employees within our billing operations have responsibility for the follow up collection efforts. The protocol for follow up differs by payor classification. For self pay patients, our billing system will automatically send a series of dunning letters on a prescribed time frame requesting payment or the provision of information reflecting that the balance due is covered by another payor, such as Medicare or a third-party insurance plan. Generally, the dunning cycle on a self pay account will run from 90 to 120 days. At the end of this period, if no collections or additional information is obtained from the patient, the account is no longer considered an active account and is transferred to a collection agency. Upon transfer to a collection agency, the patient account is written-off as a bad debt. Any subsequent cash receipts on accounts previously written off are recorded as a recovery. For non-self pay accounts, billing personnel will follow up and respond to any communication from payors such as requests for additional information or denials until collection of the account is obtained or other resolution has occurred. For contract accounts receivable, invoices for services are prepared in the various operating areas of the Company and mailed to our customers, generally on a monthly basis. Contract terms under such arrangements generally require payment within thirty days of receipt of the invoice. Outstanding invoices are periodically reviewed and operations personnel with responsibility for the customer relationship will contact the customer to follow up on any delinquent invoices. Contract accounts receivable will be considered as bad debt and written-off based upon the individual circumstances of the customer situation after all collection efforts have been exhausted, including legal action if warranted, and it is the judgment of management that the account is not expected to be collected.

      Methodology for Computing Allowance For Doubtful Accounts. The Company employs several methodologies for determining its allowance for doubtful accounts depending on the nature of the net revenue recognized. Fee-for-service net revenue less provision for uncollectibles represents the Company’s estimated cash to be collected from such patient visits and is estimated based on the factors noted above. The difference between gross net revenue before contractual allowances and net revenue less provision for uncollectibles is allocated between provisions for contractual allowances and uncollectible accounts based on historical experience resulting from the adjudication of third-party payor claims or write-off of uncollectible accounts results from the over six million annual patient visits. The significant volume of annual patient visits and the terms of thousands of commercial and managed care contracts and the various reimbursement policies relating to governmental health care programs do not make it feasible to evaluate fee-for-service accounts receivable on a specific account basis. Fee-for-service accounts receivable collection estimates are reviewed on a quarterly basis for each of the Company’s fee-for-service contracts by period of accounts receivable origination. Such reviews include the use of historical cash collection percentages by contract adjusted for the lapse of time since the date of the patient visit. In addition, when actual collection percentages differ from expected results, on a contract by contract basis supplemental detailed reviews of the outstanding accounts receivable balances may be performed by our billing operations to determine whether there are facts and circumstances existing that may cause a different conclusion as to the estimate of the collectibility of the that contract’s accounts receivable from the estimate resulting from using the historical collection experience. Facts and circumstances that may result in an adjustment to the formulaic result are generally few and are usually related to third-party payor processing problems that are temporary in nature. Contract related net revenues are billed based on the terms of the contract at amounts expected to be collected. Such billings are typically submitted on a monthly basis and aged trial balances prepared. Allowances for estimated uncollectible amounts related to such contract billings are made based upon specific accounts and invoice periodic reviews once it is concluded that such amounts are not likely to be collected. The methodologies employed to compute allowances for doubtful accounts were unchanged between 2003 and 2002.

      Insurance reserves. The nature of our business is such that it is subject to professional liability lawsuits. Historically, to mitigate a portion of this risk, we have maintained insurance for individual professional liability claims with per incident and annual aggregate limits per physician for all incidents. Prior to March 12, 2003, we obtained such insurance coverage from a commercial insurance provider. Professional liability lawsuits are routinely reviewed by our insurance carrier and management for purposes of establishing ultimate loss estimates. Provisions for estimated losses in excess of insurance limits have been provided at the time such determinations are made. In addition, where as a condition of a professional liability insurance policy the policy includes a self-insured risk retention layer of coverage, we have recorded a provision for estimated losses likely to be incurred during such periods and within such limits based on our past loss experience following consultation with our outside insurance experts and claims managers.

      Subsequent to March 11, 2003, we have provided for a significant portion of our professional liability loss exposures through the use of a captive insurance company and through greater utilization of self-insurance reserves. Accordingly, beginning on March 12, 2003, a substantial portion of our provision for professional liability losses is based on periodic actuarial estimates of such losses for periods subsequent to March 11, 2003. An independent actuary firm is responsible for preparation of the periodic actuarial studies. Management’s estimate of our professional liability costs resulting from such actuarial studies is significantly influenced by assumptions, which are limited by the uncertainty of predicting future events, and assessments regarding expectations of several factors. These factors include, but are not limited to: the frequency and severity of claims, which can differ significantly by jurisdiction; coverage limits of third-party insurance; the effectiveness of our claims management process; and the outcome of litigation.

      Our commercial insurance policy for professional liability losses for the period March 12, 1999 through March 11, 2003, included insured limits applicable to such coverage in the period. In March 2003 we had an actuarial projection made of our potential exposure for losses under the provisions of our commercial insurance policy that ended March 11, 2003. The results of that actuarial study indicated that we would incur a loss for claim losses and expenses in excess of the $130.0 million aggregate limit. Accordingly, we recorded a loss estimate, discounted at 4%, of $50.8 million in our statement of operations for the three months ended March 31, 2003.

      The payment of any losses realized by us under the aggregate loss provision discussed above will only be after our previous commercial insurance carrier has paid such losses and expenses up to $130.0 million for the applicable prior periods. The pattern of payment for professional liability losses for any incurrence year typically is as long as six years. Accordingly, our portion of our loss exposure under the aggregate policy feature, if realized, is not expected to result in an outflow of cash in 2004.

      Since March 12, 2003, our professional liability costs consist of annual projected costs resulting from an actuarial study along with the cost of certain professional liability commercial insurance premiums and programs available to us that remain in effect. The provisions for professional liability costs will fluctuate as a result of several factors, including hours of exposure as measured by hours of physician and related professional staff services as well as actual loss development trends. As noted above, due to the long pattern of payout for such exposures, we anticipate that a substantial portion of such latter amount will not be realized in the form of actual cash outlays from our captive insurance subsidiary until periods beyond 2004.

      Our provisions for losses under the aggregate loss limits of our policy in effect prior to March 12, 2003, and under our captive insurance and self-insurance programs since March 12, 2003, are subject to periodic actuarial reevaluation. The results of such periodic actuarial studies may result in either upward or downward adjustment to our previous loss estimates.

      The accounts of the captive insurance company are fully consolidated with those of the other operations of the Company in the accompanying financial statements.

      Impairment of intangible assets. In assessing the recoverability of our intangibles we must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the respective assets. If these estimates or their related assumptions change in the future, we may be required to record impairment charges for these assets. During 2004, 2003, 2002 and 2001, we recorded losses due to impairments of intangibles of $65.8 million, $0.2 million, $2.3 million and $4.1 million, respectively. Effective January 1, 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, which required us to analyze our goodwill for impairment issues during the first three months of 2002, and thereafter on an annual basis. As a result of the initial impairment review, we recorded as a cumulative change of accounting principle in 2002 a loss of $0.3 million net of related tax benefit.

Overview of statements of operations

      Net Revenues and Provision for Uncollectibles. Net revenue consists of three components: fee-for-service revenue, contract revenue, and other revenue. Fee-for-service revenue represents revenue earned under contracts for which we bill and collect the professional component of the charges for medical services rendered by our contracted and employed physicians. Under the fee-for-service arrangements, we bill patients for services provided and receive payments from patients or their third party payors. Contract revenue represents revenue generated under contracts in which we provide physician and administrative services in return for a contractually negotiated fee. Contract revenue also includes supplemental revenue from hospitals where we may have a fee-for-service contract arrangement. Other revenue consists primarily of revenue from management and billing services provided to outside parties.

      Revenues are recorded in the period the services are rendered as determined by the respective contracts with healthcare providers. As is standard in the healthcare industry, revenue is reported net of third party contractual adjustments. As a result, gross charges and net revenue differ considerably. Revenue in our financial statements is reported at net realizable amounts from patients, third-party payors and other payors. We also record a provision for uncollectibles, which represents our estimate of losses based on the experience of each individual contract. All services provided are expected to result in cash flows and are therefore reflected as revenues in the financial statements.

      Management, in estimating the amounts to be collected resulting from its over six million annual fee-for-service patient visits and procedures, considers several factors, including but not limited to, prior contract collection experience, current period changes in payor mix and patient acuity indicators, reimbursement rate trends in governmental and private sector insurance programs and trends in collections from self-pay patients. Historically, management has taken this information regarding net collections and allocated the reductions from gross billings and estimated net collections between contractual allowances (a reduction from gross revenues to arrive at net revenue) and provision for uncollectibles based on trended historical data, particularly with respect to such factors as payor mix and its collection experience with self-pay accounts.

      In 2001, we recorded a charge of $24.5 million to increase our contractual allowances for patient accounts receivable for periods prior to 2001. This charge resulted from a change in estimated collections rates based on a detailed analysis of our outstanding accounts receivable using additional data developed during the period. The results of the additional research indicated that our estimated collection rates for prior periods were lower than originally estimated. The charge in 2001 also led to the development of a more formulaic and uniform estimation of our collection rates in 2002 which takes into account the aforementioned factors as well as other less significant factors.

      The complexity of the estimation process associated with our fee-for-service volumes and diverse payor mix, along with the difficulty of assessing such factors as changes in the economy impacting the number of healthcare insured versus uninsured patients and other socio-economic trends that can have an impact on collection rates, could result in subsequent adjustments to previously reported revenues.

      Net revenue less the provision for uncollectibles is an estimate of cash collections and, as such, is a key measurement by which management evaluates the performance of individual contracts as well as the company as a whole.

      Approximately 42% of our revenue less provision for uncollectibles in 2003 was derived from payments made by government sponsored healthcare programs, principally Medicare, Medicaid and TRICARE. These programs are subject to substantial regulation by federal and state governments. Funds received under Medicare and Medicaid are subject to audit and, accordingly, retroactive adjustments of these revenues may occur. We, however, have never had any substantial retroactive adjustment due to a Medicare or Medicaid audit. Additionally, funds received from a MCSC as a result of participation in the TRICARE program are subject to audit and subsequent retroactive adjustment. Reimbursable fee payments for Medicare and Medicaid patients for some services are defined and limited by the Centers for Medicare and Medicaid Services (“CMS”) and some state laws and regulations. During 2003, the Medicare program announced that its physician reimbursement rates would increase in 2004 by approximately 1.5%. We estimate that we will realize an increase in such revenues in 2004 from Medicare and other related revenue sources of approximately $3.9 million based on 2003 volumes of such covered patients.

      Cost of Services Rendered. Cost of services rendered consists of professional services expenses and professional liability costs. Professional expenses primarily consist of fees paid to physicians and other providers under contract with us, outside collection fees relating to independent billing contracts, operating expenses of our internal billing centers and other direct contract service costs. Approximately 81% of our physicians are independently contracted physicians who are not employed by us and the remainder are our employees. We typically pay emergency department and urgent care center physicians a flat hourly rate for each hour of coverage provided or, increasingly more often, based on relative value units for services provided. A relative value unit is a standard health care industry measurement intended to measure the relative amount of effort involved in the provision of different healthcare procedures. We typically pay radiologists and primary care physicians an annual salary. The hourly rate varies depending on whether the physician is independently contracted or an employee. Independently contracted physicians are required to pay a self-employment tax, social security and expenses that we pay for employed physicians.

      Professional liability costs represent the cost of covering our physician and related professional staff that are under contract with us. The cost of professional liability claims, which includes costs associated with litigating or settling claims, is accrued when the incidents that give rise to the claims occur. Estimated losses from asserted and unasserted claims are accrued either individually or on a group basis, based on the best estimates of the ultimate costs of the claims and the relationship of past reported incidents to eventual claim payments. The accrual includes an estimate of the losses that will result from incidents that occurred during the reporting period, but were not reported that period. These claims are referred to as incurred-but-not-reported claims. Our historical statements of operations include a professional liability cost that is comprised of three components including insurance premiums, incurred-but-not-reported claims estimates and self-insurance costs.

Results of operations

      The following provides an analysis of our results of operations and should be read in conjunction with our audited and unaudited financial statements. The operating results of the periods presented were not significantly affected by general inflation in the U.S. economy.

      Net revenue less the provision for uncollectibles is an estimate of future cash collections and as such it is a key measurement by which management evaluates performance of individual contracts as well as the company as a whole. The following table sets forth the components of net earnings as a percentage of net revenue less provision for uncollectibles for the periods indicated:

				Six Months
	Year ended December 31,			ended June 30,

	2001	2002	2003	2003	2004

				(unaudited)
Fee-for-service revenue	125.5%	108.8%	104.1%	100.7%	109.2%
Contract revenue	25.3	35.1	40.8	41.2	39.8
Other revenue	2.6	3.6	3.0	3.2	2.9
Net revenue	153.4	147.5	147.9	145.1	151.9
Provision for uncollectibles	53.4	47.5	47.9	45.1	51.9
Net revenue less provision for uncollectibles	100.0	100.0	100.0	100.0	100.0

Professional service expenses	78.4	76.2	74.7	75.5	74.6
Professional liability costs	4.8	4.4	11.6	15.6	5.8
Gross profit	16.8	19.4	13.7	8.9	19.6
General and administrative expenses	10.2	9.8	9.6	9.4	9.4
Management fee and other expenses	0.1	0.1	0.1	0.1	0.1
Impairment of intangibles	0.6	0.3	—	2.3	12.7
Depreciation and amortization	2.4	2.4	2.1	2.5	1.3
Interest expense, net	3.6	2.8	2.3	—	2.8
Refinancing costs	—	0.4	—	—	2.8
Earnings (loss) before income taxes and cumulative effect of change in accounting principle	(0.1)	3.6	(0.4)	(5.4)	(9.6)

				Six Months
	Year ended December 31,			ended June 30,

	2001	2002	2003	2003	2004

				(unaudited)
Provision (benefit) for income taxes	0.1	1.6	(0.1)	(1.9)	(1.2)
Earnings (loss) before cumulative effect of change in accounting principle	(0.2)	2.0	(0.3)	(3.5)	(10.8)
Cumulative effect of change in accounting principle, net of income tax benefit	—	—	—	—	—
Net earnings (loss)	(0.2)	2.0	(0.3)	(3.5)	(10.8)
Dividends on preferred stock	1.9	1.6	1.4	1.5	0.7
Net earnings (loss) attributable to common stockholders	(2.1)	0.4	(1.7)	(5.0)	(11.5)

Six Months Ended June 30, 2004 Compared to the Six Months ended June 30, 2003

      Net Revenues. Net revenue for the six months ended June 30, 2004 increased $76.9 million, or 10.8%, to $786.0 million from $709.1 million for the six months ended June 30, 2003. The increase in net revenues of $76.9 million included an increase of $73.2 million in fee-for-service revenue and $4.4 million in contract revenue offset by a decrease of $0.7 million in other revenue. For the six month periods ended June 30, 2004 and 2003, fee-for-service revenue was 71.9% of net revenue in 2004 compared to 69.4% in 2003, contract revenue was 26.2% of net revenue in 2004 compared to 28.4% in 2003 and other revenue was 1.9% of net revenue in 2004 compared to 2.2% in 2003.

      Provision for Uncollectibles. The provision for uncollectibles was $268.6 million for the six months ended June 30, 2004 compared to $220.6 million for the six months ended June 30, 2003, an increase of $48.0 million or 21.8%. The provision for uncollectibles as a percentage of net revenue was 34.2% for the six months ended June 30, 2004 compared to 31.1% for the six months ended June 30, 2003. The provision for uncollectibles is primarily related to revenue generated under fee-for-service contracts that is not expected to be fully collected. The increase in the provision for uncollectibles percentage resulted from fee schedule and average acuity pricing increases in excess of increased average collection rates for self-pay patients. In addition, the increase in the provision for uncollectibles as a percentage of revenue was affected by an estimated 0.9% payer mix shift toward self-issued patient encounters in 2004.

      Net Revenue Less Provision for Uncollectibles. Net revenue less provision for uncollectibles for the six months ended June 30, 2004 increased $28.9 million, or 5.9%, to $517.4 million from $488.5 million for the corresponding six months in 2003. Same contract revenue less provision for uncollectibles, which consists of contracts under management in both periods, increased $23.7 million, or 5.6%, to $447.6 million in 2004 from $423.9 million in 2003. The increase in same contract revenue of 5.6% is principally due to increased net revenue per billing unit as patient volumes increased less than 1% between periods. Acquisitions contributed $3.5 million and new contacts obtained through internal sales contributed $39.3 million of the increase. The aforementioned increases were partially offset by $37.7 million of revenue derived from contracts that terminated during the periods. A decline in other revenue of approximately $0.7 million between periods is principally due to favorable managed care settlements totaling $1.2 million received in 2003 related to disputed billings on prior years’ claims.

      Professional Service Expenses. Professional service expenses, which includes physician costs, billing and collection expenses and other professional expenses, totaled $385.9 million for the six months ended June 30, 2004 compared to $369.0 million for the six months ended June 30, 2003, as increase of $16.9 million or 4.6%. The increase of $16.9 million in professional service expenses included approximately $4.7 million resulting from acquisitions and net growth in new contract sales. The remaining increase of approximately $12.2 million resulted principally from increases in average rates paid per hour of provider service on a same contract basis.

      Professional Liability Cost. Professional liability costs were $29.9 million in 2004, compared with $76.1 million in 2003 for a decrease of $46.2 million. The decrease in professional liability expenses is due primarily to a provision for losses in excess of an aggregate insured limit for periods prior to March 12, 2003 of $50.8 million in 2003. Excluding the $50.8 million provision, professional liability expenses increased $4.6 million between periods. Our cost of professional liability insurance in 2004 is based on an actuarial estimate of losses under our captive insurance program. In 2003, such costs reflected premium costs under a premium based commercial insurance program in effect through March 11, 2003, with actuarial estimates of losses under the Company’s self-insurance program thereafter. The increase $4.6 million is net of the reduction of $2.0 million in 2004 of self-insured retention reserves for excess limits provided for certain physicians in prior years as a result of a review of remaining outstanding claims pertaining to such coverage periods and approximately $1.6 million in 2004 resulting from favorable actuarial results related to 2003 initial self-insured loss year reserves.

      Gross Profit. Gross profit was $101.6 million for the six mouths ended June 30, 2004, compared to $43.5 million in 2003. The increase in gross profit is attributable to the effect of the aggregate provision for professional liability insurance losses of $50.8 million in 2003 and increased contribution from steady state operations. Gross profit as a percentage of revenue less provision for uncollectibles for the six months ended June 30, 2004 was 19.6% compared to 19.3% before the provision for excess losses for the six months ended June 30, 2003.

      General and Administrative Expenses. General and administrative expenses for the six months ended June 30, 2004 increased to $48.8 million from $45.9 million for the six months ended June 30, 2003, for an increase of $2.9 million between periods. General and administrative expenses as a percentage of net revenue less provision for uncollectibles were 9.4% in both periods. Included in general and administrative expenses in 2004 is approximately $1.3 million related to a bonus paid to stock option holders in connection with a refinancing of the Company’s debt structure. Excluding the effect of the stock option bonus expense, general and administrative expenses increased approximately $1.6 million, or 3.5%. The remaining increase in general and administrative expenses between years was principally due to increases in salaries and benefits of approximately $1.8 million and $1.7 million for professional consulting expenses related to improving our billing and collection processes partially offset by nonrecurring costs related to a legal settlement in 2003 of $0.7 million and a decrease in cost of approximately $1.2 million under our management incentive plan.

      Management Fee and Other Operating Expenses. Management fee and other operating expenses were $0.6 million for the six months ended June 30, 2004 and $0.3 million for the corresponding period in 2003. Other operating expenses in 2004 included a loss on asset disposal totaling $0.3 million.

      Estimated Impairment Loss. During the six months ended June 30, 2004, an estimated impairment loss in the amount of $65.8 million was recorded related to goodwill associated with our military staffing business. The results of the re-bidding of our healthcare staffing contracts under the military’s Tricare Program to date has indicated a net loss of contract revenues and margin related to such staffing services. Based on the results of the re-bidding to date and an estimate of contract re-bidding still to occur through November 1, 2004, an impairment analysis using expected future cash flows and estimated fair market values relating to the underlying business to which goodwill applies indicated that the goodwill previously recorded in the amount of $127.9 million was impaired. The estimated impairment loss recorded of $65.8 million is subject to further adjustment and finalization following completion of the military’s re-bidding process now scheduled to be completed by November 1, 2004.

      Depreciation and Amortization. Depreciation and amortization was $6.9 million for the six months ended June 30, 2004 and $11.1 million for the six months ended June 30, 2003. Amortization expense decreased by $3.8 million between periods due to certain of the Company’s intangibles becoming fully amortized in 2003.

      Net Interest Expense. Net interest expense increased $1.9 million to $14.3 million for the six months ended June 30, 2004, compared to $12.4 million for the corresponding period in 2003. the increase in net interest expense includes approximately $2.6 million due to an increased level of net outstanding debt between periods and a realized hedge instrument loss of approximately $1.3 million in 2004 partially offset by lower interest rates and non-cash amortization of loan costs between periods.

      Refinancing Costs. We expensed $14.7 million of deferred financing costs and bond repayment premiums related to its previously outstanding bank and bond borrowings that were refinanced in 2004.

      Loss before Income Taxes. Loss before income taxes for the six months ended June 30, 2004 was $49.7 million compared to $26.2 million for the six months ended June 30, 2003.

      Provision (Benefit) for Income Taxes. Provision for income taxes for the six months ended June 30, 2004 was $6.3 million compared to a benefit of $9.1 million for the six months ended June 30, 2003.

      Net Loss. Net loss for the six months ended June 30, 2004 was $56.0 million compared to a net loss of $17.1 million for the six months ended June 30, 2003.

      Dividends on Preferred Stock. We recognized $3.6 million of dividends for the six months ended June 30, 2004 and $7.2 million for the six months ended June 30, 2003, on its Class A mandatory redeemable preferred stock.

Year ended December 31, 2003 compared to year ended December 31, 2002

      Net Revenue. Net revenue in 2003 increased $248.3 million, or 20.2%, to $1,479.0 million from $1,230.7 million in 2002. The increase in net revenue of $248.3 million included an increase of $133.4 million in fee-for-service revenue, $115.4 million in contract revenue offset by a decrease of $0.5 million in other revenue. Fee-for-service revenue was 70.4% of net revenue in 2003 compared to 73.7% in 2002, contract revenue was 27.6% of net revenue in 2003 compared to 23.8% in 2002 and other revenue was 2.0% of net revenue in 2003 compared to 2.5% in 2002. The change in the mix of revenues is principally due to an acquisition in 2002. The acquired operation derives a higher percentage of its revenues from hourly contract billings than fee-for-service contracts.

      Provision for Uncollectibles. The provision for uncollectibles was $479.3 million in 2003 compared to $396.6 million in 2002, an increase of $82.7 million or 20.9%. As a percentage of net revenue, the provision for uncollectibles was 32.4% in 2003 compared to 32.2% in 2002. The provision for uncollectibles is primarily related to revenue generated under fee-for-service contracts which is not expected to be fully collected. The increase in the provision for uncollectibles percentage resulted from increased patient visits, fee schedule increases and a continued payer mix shift toward more self-insured patients.

      Net Revenue Less Provision for Uncollectibles. Net revenue less provision for uncollectibles in 2003 increased $165.6 million, or 19.9%, to $999.7 million from $834.1 million in 2002. Same contract revenue less provision for uncollectibles, which consists of contracts under management from the beginning of the prior period through the end of the subsequent period, increased $61.9 million, or 8.9%, to $757.7 million in 2003 from $695.8 million in 2002. The increase in same contract revenue of 8.9% includes the effects of both increased billing volume and higher estimated net revenue per billing unit between periods. Overall, same contract revenue increased approximately 4.0% between periods due to an increase in billing volume and physician mix. Acquisitions contributed $55.1 million and new contracts obtained through internal sales contributed $105.5 million of the remaining increase. The increases noted above were partially offset by $56.9 million of revenue derived from contracts that terminated during the periods.

      Professional Service Expenses. Professional service expense, which includes physician costs, billing and collection expenses and other professional expenses, totaled $746.4 million in 2003 compared to $635.6 million in 2002 for an increase of $110.8 million or 17.4%. The increase of $110.8 million included $43.5 million resulting from acquisitions between periods. The remaining increase in professional service expenses was principally due to increases in provider hours as the result of new contract sales, principally for staffing within military treatment facilities, including increases resulting from troop deployments in 2003, as well as increases in average rates paid per hour of provider service.

      Professional Liability Costs. Professional liability costs were $116.0 million in 2003, including a provision for losses in excess of an aggregate insured limit for periods prior to March 12, 2003 of

$50.8 million. The total professional liability cost of $116.0 million in 2003 compared with $37.0 million in 2002 increased $79.0 million (76.2% excluding the effect of the $50.8 million provision for excess insurance losses). The increase in professional liability costs, in addition to increases resulting from the provision for excess losses ($50.8 million) and from acquisitions ($1.3 million) is due to an increase between periods in our commercial insurance program premium through its expiration date of March 11, 2003, plus an increased level of cost resulting from an estimate of our losses on a self-insured basis subsequent to March 11, 2003.

      Gross Profit. Gross profit decreased to $137.4 million in 2003 from $161.5 million in 2002. The decrease in gross profit is attributable to the effect of the provision for excess losses of $50.8 million partially offset by the effect of acquisitions, net new contract growth and increased profitability of steady state operations between periods. Gross profit as a percentage of revenue less provision for uncollectibles was 18.8% before the provision for excess losses for prior periods compared to 19.4% for 2002. The decrease was principally due to increases in professional liability costs increasing faster than growth in revenues.

      General and Administrative Expenses. General and administrative expenses in 2003 increased to $95.6 million from $81.7 million in 2002, for an increase of $13.8 million, or 16.9%, between years. General and administrative expenses as a percentage of net revenue less provision for uncollectibles were 9.6% in 2003 compared to 9.8% in 2002. The increase in general and administrative expenses between years included expenses associated with acquired operations of $4.9 million accounting for 6.0% of the 16.9% increase between periods. The remaining net increase of 10.9% or $8.9 million was principally due to increases in salaries and benefits of approximately $7.8 million. Included in the increase in salaries and benefits between periods was an increase of approximately $3.3 million related to our management incentive plan. Non salary related general and administrative expenses increased $1.1 million between years principally due to costs related to a disputed contract settlement of approximately $0.6 million and a net increase in outside consulting and services fees of approximately $0.6 million. Other general and administrative expenses remained approximately unchanged between years.

      Management Fee and Other Expenses. Management fee and other expenses were $0.5 million in 2003 and 2002.

      Impairment of Intangibles. Impairment of intangibles was $0.2 million and $2.3 million in 2003 and 2002, respectively. During 2003 an Emergency Department contract with a noncompete intangible terminated and two of our contracts were determined to be impaired during 2002 as a result of reduced profitability and termination, respectively.

      Depreciation and Amortization. Depreciation and amortization expense was $22.0 million in 2003 compared to $20.0 million in 2002. Depreciation expense decreased by $0.4 million between years while amortization expense increased $2.4 million between years. The increase in amortization expense is principally due to acquisitions between periods.

      Net Interest Expense. Net interest expense decreased $0.6 million to $23.3 million in 2003 compared to $23.9 million in 2002. The decrease in net interest expense is due to lower interest rates on outstanding debt and increased investment income in 2003 offset by an increase in debt outstanding resulting from acquisitions in 2002.

      Refinancing Costs. We expensed in 2002 $3.4 million of deferred financing costs related to its previously outstanding bank debt which was refinanced in 2002.

      Earnings (Loss) before Income Taxes and Cumulative Effect of Change in Accounting Principle. Earnings (loss) before income taxes and cumulative effect of change in accounting principle was a loss of $4.2 million in 2003 compared with earnings of $29.6 million in 2002.

      Provision (Benefit) for Income Taxes. Provision for income taxes in 2003 was a benefit of $1.4 million compared to a provision of $13.2 million in 2002. The decrease in the provision for income taxes in 2003 from 2002 was due to the decreased level of earnings before income taxes in 2003.

      Earnings (Loss) before Cumulative Effect of Change in Accounting Principle. Earnings (loss) before cumulative effect of change in accounting principle in 2003 was a loss of $2.8 million compared with earnings of $16.4 million in 2002.

      Cumulative Effect of Change in Accounting Principle. In connection with implementing SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002, we completed a transitional impairment test of existing goodwill and concluded that a portion of its goodwill was impaired. Accordingly, an impairment loss of $0.5 million ($0.3 million net of taxes) was recorded as the cumulative effect of a change in accounting principle in 2002.

      Net Earnings (Loss). Net loss in 2003 was $2.8 million compared to net earnings of $16.1 million in 2002.

      Dividends on Preferred Stock. We accrued $14.4 million and $13.1 million of dividends in 2003 and 2002, respectively, on its outstanding Class A mandatory redeemable preferred stock.

Year ended December 31, 2002 compared to the year ended December 31, 2001

      Net Revenue. Net revenue in 2002 increased $265.4 million, or 27.5%, to $1,230.7 million from $965.3 million in 2001. During 2001, we recorded a charge of $24.5 million to increase its contractual allowances for patient accounts receivable for periods prior to 2001. The impact of this charge was to reduce fee-for-service net revenue in 2001 by $24.5 million. The increase in net revenue of $265.4 million included an increase of $118.1 million in fee-for-service revenue, $133.5 million in contract revenue and $13.8 million in other revenue. Fee-for-service revenue was 73.7% of net revenue in 2002 compared to 81.8% in 2001, contract revenue was 23.8% of net revenue in 2002 compared to 16.5% in 2001 and other revenue was 2.5% of net revenue in 2002 compared to 1.7% in 2001. The change in the mix of revenues is principally due to the acquisition of SHR in 2002. SHR derives a higher percentage of its revenues from hourly contract billings than fee-for-service contracts.

      Provision for Uncollectibles. The provision for uncollectibles was $396.6 million in 2002 compared to $336.2 million in 2001, an increase of $60.4 million or 18.0%. As a percentage of net revenue, the provision for uncollectibles was 32.2% in 2002 compared to 34.8% in 2001. The provision for uncollectibles is primarily related to revenue generated under fee-for-service contracts which is not expected to be fully collected. The lower percentage of net revenue in 2002 is principally due to the lower mix of fee-for-service revenue within the total revenues of SHR which was acquired on May 1, 2002.

      Net Revenue Less Provision for Uncollectibles. Net revenue less provision for uncollectibles in 2002 increased $205.0 million, or 32.6% ($180.5 million, or 27.6%, after giving effect to the $24.5 million charge in 2001), to $834.1 million from $629.1 million in 2001. Same contract revenue less provision for uncollectibles, which consists of contracts under management from the beginning of the prior period through the end of the subsequent period, increased $31.8 million, or 5.7%, to $585.9 million in 2002 from $554.0 million in 2001. The increase in same contract revenue of 5.7% includes the effects of both increased billing volume and higher estimated net revenue per billing unit between periods. Overall, same contract revenue increased approximately 4.1% between periods due to an increase in billing volume and physician mix. Beginning January 1, 2002, our reimbursement under the Medicare Program was reduced. The estimated effect of such reduction in 2002 was $9.0 million. Acquisitions contributed $139.1 million and new contracts obtained through internal sales contributed $48.7 million of the remaining increase. The increases noted above were partially offset by $39.2 million of revenue derived from contracts that terminated during the periods.

      Professional Service Expenses. Professional service expenses in 2002 were $635.6 million compared to $493.4 million in 2001, an increase of $142.2 million or 28.8%. Professional service expenses includes physician costs, billing and collection expenses and other professional expenses. The increase of $142.2 million included $102.4 million resulting from acquisitions between periods. As a percentage of net revenue less provision for uncollectibles, professional service expenses were 76.2% in 2002 compared to 78.4% (75.5% after giving effect to the charge of $24.5 million) in 2001. The remaining increase in professional service expenses was principally due to increases in physician hours and rates and costs associated with the addition of capacity in our billing operations between periods. In addition, we experienced increased usage of mid-level practitioners and physician assistants in 2002 in an effort to improve emergency department productivity and to meet increased emergency department volumes.

      Professional Liability Expense. Professional liability expense was $37.0 million in 2002 compared with $29.8 million in 2001, resulting in an increase between periods of $7.2 million or 24.2%. The increase in our professional liability insurance cost in addition to increases resulting from acquisitions ($1.9 million), reflects the cost of higher premiums between periods under its two year policy from such coverage which began March 12, 2001, as well as a provision for claim losses in excess of insurance limits.

      Gross Profit. Gross profit increased to $161.5 million in 2002 from $105.9 million in 2001. The increase in gross profit after giving effect to the charge of $24.5 million in 2001 is attributable to the contribution of acquisitions. Gross profit as a percentage of revenue less provision for uncollectibles increased to 19.4% in 2002 compared to 16.8% in 2001 due to the factors described above.

      General and Administrative Expenses. General and administrative expenses in 2002 increased to $81.7 million from $64.0 million in 2001, for an increase of $17.7 million, or 27.7%, between years. General and administrative expenses as a percentage of net revenue less provision for uncollectibles were 9.8% in 2002 compared to 10.2% in 2001. The increase in general and administrative expenses between years included expenses associated with acquired operations of $13.7 million, accounting for 21.4% of the 27.7% increase between periods. The remaining net increase of 6.3% was principally due to increases in salaries and related benefit costs resulting from annual wage increases and inflation and the full year effect of additional staff added in 2001.

      Management Fee and Other Expenses. Management fee and other expenses were $0.5 million and $0.6 million in 2002 and 2001, respectively.

      Impairment of Intangibles. Impairment of intangibles was $2.3 million and $4.1 million in 2002 and 2001, respectively. Two of our contracts were determined to be impaired during 2002 as a result of reduced profitability and termination, respectively. In 2001, a portion of our intangibles relating to a previous acquisition were reduced to their estimated fair market value as a result of the combination of the termination of several contracts and reduced profitability of the remaining contracts originally acquired.

      Depreciation and Amortization. Depreciation and amortization was $20.0 million in 2002 compared to $15.0 million in 2001. Depreciation increased by $1.2 million between years. The increase in depreciation expense was due to capital expenditures made during 2001 and 2002. Amortization expense increased $3.8 million between years principally due to amortization of identifiable intangibles resulting from acquisitions made during 2001 and 2002, partially offset by no longer amortizing goodwill subsequent to January 1, 2002 (amortization of goodwill was $2.0 million for the twelve months ended December 31, 2001) as a result of implementing SFAS No. 142, Goodwill and Other Intangible Assets.

      Net Interest Expense. Net interest expense increased $1.2 million to $23.9 million in 2002 compared to $22.7 million in 2001. The increase in net interest expense is principally due to additional debt outstanding resulting from acquisitions partially offset by lower interest rates between periods.

      Refinancing Costs. We expensed in 2002 $3.4 million of deferred financing costs related to previously outstanding bank debt which was refinanced in 2002.

      Earnings (Loss) before Income Taxes and Cumulative Effect of Change in Accounting Principle. Earnings before income taxes and cumulative effect of change in accounting principle in 2002 were $29.6 million compared to a loss of $0.6 million in 2001.

      Provision for Income Taxes. Provision for income taxes in 2002 was $13.2 million compared to a provision of $0.9 million in 2001. The increase in income tax expense in 2002 over 2001 was due to the increased level of earnings before income taxes in 2002.

      Earnings (Loss) before Cumulative Effect of Change in Accounting Principle. Earnings before cumulative effect of change in accounting principle in 2002 was $16.4 million compared to a loss of $1.5 million in 2001.

      Cumulative Effect of Change in Accounting Principle. In connection with implementing SFAS No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002, we completed a transitional impairment test of existing goodwill and concluded that a portion of our goodwill was impaired. Accordingly, an impairment loss of $0.5 million ($0.3 million net of taxes) was recorded as the cumulative effect of a change in accounting principle in 2002.

      Net Earnings (Loss). Net earnings in 2002 were $16.1 million compared to a net loss of $1.5 million in 2001.

      Dividends on Preferred Stock. We accrued $13.1 million and $11.9 million of dividends in 2002 and 2001, respectively, on our outstanding Class A mandatory redeemable preferred stock.

Liquidity and capital resources

      Our principal ongoing uses of cash are to meet working capital requirements, fund debt obligations and to finance our capital expenditures and acquisitions. Funds generated from operations during the past two years, with the exception of the acquisition of a provider of medical staffing to military treatment facilities on May 1, 2002, have been sufficient to meet the aforementioned cash requirements.

      During 2004, we restructured our capital structure. The restructuring resulted in the following transactions occurring:

•	Our Board of Directors authorized the redemption of our 10% Cumulative Preferred Stock in the amount of approximately $162.4 million, including accrued dividends.

•	We completed a tender offer for our outstanding 12% Senior Subordinated Notes resulting in $100.0 million of such bonds being repaid, plus payment of a call premium of $8.2 million.

•	We issued new 9% Senior Subordinated Notes in the amount of $180.0 million.

•	We retired our existing bank debt in the amount of $199.4 million and entered into a new senior bank credit facility, including a $250.0 million senior secured term loan and an $80.0 million revolving credit facility.

•	We incurred and paid approximately $7.8 million in costs through June 30, 2004 (in addition to an $8.2 million call premium on our previously outstanding 12% Senior Subordinated Bonds) to complete the above transactions.

      In addition, the Board of Directors declared and paid to our shareholders a cash dividend of approximately $27.6 million on March 23, 2004. The Board of Directors also authorized a cash payment to holders of stock options in the form of a compensatory bonus in the approximate amount of $1.3 million.

      As a result of the above transactions, we have total debt outstanding of $429.4 million as of June 30, 2004, compared to $299.4 million as of December 31, 2003.

      Cash provided from operating activities in the six months ended June 30, 2004 was $26.2 million compared to cash provided by operating activities in the corresponding period in 2003 of $11.7 million. The $14.5 million increase in cash provided by operating activities was principally due to an increase in cash collections on accounts receivable as well as net cash retained under a self-insured professional liability insurance program. Cash used in investing activities in the six months ended June 30, 2004, was $2.3 million compared to a use of cash in 2003 of $10.3 million. The $8.0 million change in cash used in investing activities was principally due to the redemption of assets held in a deferred compensation plan which were liquidated as part of the refinancing, as well as reduced levels of capital expenditures in 2004. Cash used in financing activities in the six months ended June 30, 2004 and 2003 was $70.0 million and

$15.1 million, respectively. The $54.9 million decrease in cash resulting from financing activities was due to the debt restructuring and dividend paid in 2004.

      We spent $2.6 million in the first six months of 2004 and $5.9 million in the first six months of 2003 for capital expenditures. These expenditures were primarily for information technology investments and related development projects.

      We have historically been an acquirer of other physician staffing businesses and interests. Such acquisitions in recent years have been completed for cash. Cash payments made in connection with acquisitions, including contingent payments, were $2.3 million during the six months ended June 30, 2004 and $1.6 million in the corresponding period in 2003. Future contingent payment obligations are approximately $8.4 million as of June 30, 2004.

      We made scheduled debt maturity payments of $0.6 million in the first six months of 2004 in accordance with its applicable term loan facilities in effect at the time.

      We began providing effective March 12, 2003, for professional liability risks in part through a captive insurance company. Prior to such date we insured such risks principally through the commercial insurance market. The change in the professional liability insurance program has resulted in increased cash flow due to the retention of cash formerly paid out in the form of insurance premiums to a commercial insurance company coupled with a long period (typically 2-4 years or longer on average) before cash payout of such losses occurs. A portion of such cash retained will be retained within our captive insurance company and therefore not immediately available for general corporate purposes. As of June 30, 2004, cash or cash equivalents and related investments held within the captive insurance company totaled approximately $21.5 million. Based on the results of our most recent actuarial report and renewal of our fronting carrier program effective June 1, 2004, anticipated cash outflow to the captive insurance company and to its third-party fronting carrier during the period July 1, 2004 through May 31, 2005, is estimated at $23.9 million.

      Our new senior credit facility at June 30, 2004 provides for up to $80.0 million of borrowings under a senior revolving credit facility and $250.0 million of term loans. Borrowings outstanding under the senior credit facility mature in various years with a final maturity date of March 31, 2011. The senior credit facility agreement contains both affirmative and negative covenants, including limitations on our ability to incur additional indebtedness, sell material assets, retire, redeem or otherwise reacquire its capital stock, acquire the capital stock or assets of another business, pay dividends, and requires us to meet or exceed certain coverage, leverage and indebtedness ratios. The senior credit agreement also includes a provision for the prepayment of a portion of the outstanding term loan amounts at any year-end if we generate “excess cash flow,” as defined in the agreement.

      Approximately $210.7 million of annual revenue resulting from providing staffing services to the military has been subjected to a re-bidding process with awards effective at various dates between June 1 and November 1, 2004. Based on awards related to approximately $132.6 million of such annual revenue, we have been successful in winning existing or new business contracts of approximately $93.5 million in annual revenues or approximately 71% of our annual revenue that has been re-bid and awarded to date. In addition, the operating margins expected to be realized from such awards have generally been lower than existing margins. Based on the results of the re-bidding awards to date and management’s expectations of future awards, we expect a decline beginning in the second half of 2004 in annual earnings and cash flow from our military staffing business. We do not expect the decline in earnings and cash flow from its military staffing business, based on our estimates of such earnings and cash flow, to result in any violations of debt covenant financial ratio requirements under our senior credit agreement.

      We had as of June 30, 2004, total cash and cash equivalents of approximately $55.0 million and a revolving credit facility borrowing availability of $76.1 million. Our ongoing cash needs in the six months ended June 30, 2004 were met from internally generated operating sources and there were no borrowings under our revolving credit facility.

      We believe that our cash needs, other than for significant acquisitions, will continue to be met through the use of its remaining existing available cash, cash flows derived from future operating results and cash generated from borrowings under our senior revolving credit facility.

      The following table reflects a summary of obligations and commitments outstanding with payment dates as of December 31, 2003 after giving effect to the refinancing transactions (in thousands):

	Payments due by period

	Less than			After
	1 year	1 - 3 years	4 - 5 years	5 years	Total

Contractual cash obligations:
Long-term debt	$—	$7,500	$5,000	$417,500	$430,000
Operating leases	7,387	13,650	9,314	2,840	33,191

Subtotal	7,387	21,150	14,314	420,340	463,191

	Amount of commitment expiration per period

	Less than			After
	1 year	1 - 3 years	4 - 5 years	5 years	Total

Other commitments:
Standby letters of credit	$2,679	$—	$—	$—	$2,629
Contingent acquisition payments	209	8,318	171	—	9,198

	3,338	8,318	171	—	11,827

Total obligations and commitments	$10,725	$29,468	$14,485	$420,340	$475,018

Effect of recent changes in accounting standards

      On December 31, 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS No. 123. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported earnings in annual and interim financial statements. While the Statement does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether the accounting for that compensation is using the fair value method of SFAS No. 123 or the intrinsic value method of Opinion 25.

      As more fully discussed in Note 12, we adopted the disclosure requirements of SFAS No. 148 and the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all new awards granted to employees after January 1, 2003.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity-type instruments, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. Our mandatory redeemable preferred stock is subject to the provisions of this statement. In addition, dividends on its redeemable preferred stock will be required to be included in interest expense in our statements of operations. The provisions of SFAS No. 150 are applicable to our financial statements beginning in 2005. We do not expect the adoption of SFAS No. 150 to have a material effect on our results of operations or financial condition.

      In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 provides guidance on how to identify a variable interest entity (“VIE”) and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE are to be included in an entity’s consolidated financial statements. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. Those characteristics include the direct or indirect ability to make decisions about an entity’s activities through voting rights or similar rights, the obligation to absorb the expected losses of an entity if they occur, and the right to receive the expected residual returns of the entity if they occur.

      FIN 46 was effective immediately for new entities created or acquired after February 1, 2003. We have no interest in any entities created nor did we acquire any entities after February 1, 2003. In December 2003, the FASB published a revision to FIN 46 (“FIN 46R”) to clarify some of the provisions of the interpretation and defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provisions of the interpretation in financial statements for periods ending after March 14, 2004. Management believes that FIN 46R does not have a material impact to us.

      In November 2003, the Emerging Issues Task Force (“EITF”) of the FASB issued its codifying pronouncement Accounting for Claims-Made Insurance and Retroactive Insurance Contracts (“EITF No. 03-8”). EITF No. 03-8 codified previously issued authoritative accounting guidance in the area of insurance contracts and related activity thereto. We had previously offset in its consolidated balance sheets its liability for known and incurred but not reported professional liability losses with a corresponding receivable for such estimated losses from our commercial insurance companies under policies in effect for such periods. Such prior accounting treatment was pursuant to the AICPA’s “Audit and Accounting Guide for Health Care Organizations”. EITF No. 03-8 concluded that, under circumstances such as in our insured professional liability policies, since a right of legal offset does not exist due to the fact that there are three parties to an incurred claim, (the insured, the insurer and the claimant), the related liability should be classified separately on a gross basis with a separate related receivable recognized as being due from insurance carriers. Accordingly, our consolidated balance sheet as of December 31, 2003, reflects the provisions of EITF 03-8 and the corresponding liability and receivable previously netted to zero in our consolidated balance sheet for 2002 has been reclassified.

Market risk and inflation

      We are exposed to market risk related to changes in interest rates. We do not use derivative financial instruments for speculative or trading purposes.

      Our earnings are affected by changes in short-term interest rates as a result of borrowings under our senior credit facilities. Interest rate swap agreements are used to manage a portion of our interest rate exposure.

      We were obligated under the terms of our senior credit facility agreement to obtain within 90 days of the date of entering into the agreement interest rate hedge agreements at amounts such that 50% of our funded debt, as defined, was at fixed rates of interest. Such hedge agreements are required to be maintained for at least the first three years of the senior credit facility agreement. On April 28, 2004, we entered into an interest rate swap agreement that effectively converted $35.0 million of our variable rate Term Loan B to a fixed rate of 3.2% through March 31, 2007. The agreement is a contract to exchange, on a quarterly basis, floating interest rate payments based on the eurodollar rate, for fixed interest rate payments over the life of the agreement. This agreement exposes us to credit losses in the event of non-performance by the counterparty to the financial instrument. The counterparty to our interest rate swaps agreement is a creditworthy financial institution and we believe the counterparty will be able to fully satisfy its obligations under the contracts.

      We had previously entered into a forward interest rate swap agreement effective November 7, 2002, to effectively convert $62.5 million of floating-rate borrowings to 3.86% fixed-rate borrowings. The contract had a final expiration date of April 30, 2005. As a result of the payment of the underlying borrowings in 2004, we realized a loss of approximately $1.7 million related to this interest rate hedge agreement to reflect its value on a mark to market basis.

      At June 30, 2004, the fair value of our total debt, which has a carrying value of $429.4 million, was approximately $424.9 million. We had $249.4 million of variable debt outstanding at June 30, 2004. If the market interest rates for our variable rate borrowings averaged 1% more during the twelve months subsequent to June 30, 2004, our interest expense would increase, and earnings before income taxes would decrease, by approximately $2.5 million. This analysis does not consider the effects of the reduced level of overall economic activity that could exist in such an environment. Further, in the event of a change of such magnitude, management could take actions to further mitigate its exposure to the change. However, due to the uncertainty of the specific actions that would be taken and their possible effects, the sensitivity analysis assumes no changes in our financial structure.

Seasonality

      Historically, our revenues and operating results have reflected minimal seasonal variation due to the significance of revenues derived from patient visits to emergency departments, which are generally open on a 365 day basis, and also due to our geographic diversification. Revenue from our non-emergency department staffing lines is dependent on a healthcare facility being open during selected time periods. Revenue in such instances will fluctuate depending upon such factors as the number of holidays in the period.

BUSINESS

Our company

      We are a national provider of outsourced physician staffing and administrative services to hospitals and other healthcare providers in the United States. Since our inception, we have focused primarily on providing outsourced services to hospital emergency departments, which account for the majority of our revenue. As a result of an acquisition on May 1, 2002, we are also a provider of medical staffing to military treatment facilities. In addition to providing physician staffing in various specialties within military treatment facilities, we also provide to such facilities a broad array of non-physician healthcare services, including specialty technical staffing, para-professionals and nurse staffing on a permanent basis.

      While we are a national company, our services are delivered through a regional structure of operating offices located in key healthcare markets. The responsibility for managing the customer and physician relationships and healthcare services provided resides in these regional offices. The intent of this regional operating model is to provide a localized presence in the markets in which we operate, while providing the benefits of scale in centralized administrative and other back office functions that accrue to a larger, national company. Our operating models include comprehensive programs for emergency medicine, radiology, anesthesiology, inpatient care, pediatrics and other healthcare services, principally within hospital departments and other healthcare treatment facilities, including military treatment facilities. We primarily provide permanent staffing that enables management of hospitals and other healthcare facilities to outsource their recruiting, hiring, payroll and benefits functions. We recruit and hire or subcontract with healthcare professionals who then provide professional services within the healthcare facilities we contract or subcontract with. Currently, we provide permanent staffing, management and administrative services to approximately 450 hospitals, imaging centers, surgery centers, clinics and military treatment facilities in 42 states.

      The range of physician and non-physician staffing and administrative services that we provide includes the following:

•	recruiting, scheduling and credentials coordination for clinical and non-clinical medical professionals,

•	administrative support services, such as payroll, insurance coverage, continuing education services and management training, and

•	coding, billing and collection of fees for services provided by medical professionals.

      Our historical focus has primarily been on providing outsourced services to emergency departments, which accounted for approximately 63% of our net revenue less provision for uncollectibles in 2003. The emergency departments that we staff are generally located in larger hospitals with emergency departments whose patient volumes are more than 15,000 patient visits per year. In higher volume emergency departments, we believe our experience and expertise in such a complex environment enables our hospital clients to provide high quality and efficient physician and administrative services. In this type of environment we can generate profitable margins, establish stable long-term relationships, obtain attractive payor mixes and recruit and retain high quality physicians and other providers and staff.

      The provision of permanent healthcare staffing services to military treatment facilities accounted for 23% of our net revenue less provision for uncollectibles in 2003. We significantly expanded our overall base of business in 2002 by acquiring a provider of permanent healthcare staffing services to military treatment facilities. This acquisition provided an entry into a portion of the healthcare staffing market not previously served by us. At the time of this acquisition in 2002, permanent staffing agreements existed on a three-way basis to include a military hospital or clinic, a TRICARE (the U.S. military healthcare payor system) Regional Managed Care Support Contractor (“MCSC”), which functions as the paying entity, and us. As discussed later, the Tricare Program is undergoing significant changes beginning in 2004 in its staffing contracting relationships that will have a material impact on our earnings and cash flow. See

“Management’s Discussion and Analysis of Financial Condition and Results of Operations — Tricare Program.”

Fee-For-Service Billing System

      The majority of our fee-for-service patient visits are for the provision of emergency care in hospital settings. Due to federal government regulations governing the providing of such care, we are obligated to provide emergency care regardless of the patient’s ability to pay or whether or not the patient has insurance or other third-party coverage for the cost of the services rendered. While we attempt to obtain all relevant billing information at the time emergency care services are rendered, there are numerous patient encounters where such information is not available at time of discharge. In such cases where detailed billing information relative to insurance or other third-party coverage is not available at discharge, we attempt to obtain such information from the patient or client hospital billing record information subsequent to discharge to facilitate the collections process. Collections at the time of rendering such services (emergency room discharge) are not significant.

      Approximately 94% of our approximate six million fee-for-service patient visits are billed on our automated IDX billing system. The entering of patient data is principally manual in nature. We maintain within the IDX billing system fee schedules for various levels of service performed. In addition, within the IDX billing system we maintain contractually agreed to in the case of commercial and managed care insurance and reimbursement policy parameters in the case of governmental payors to allow us to bill such payors at levels that are less than the gross charges resulting from our fee schedules. Our IDX billing system calculates the contractual allowances at the time of processing of third-party payor remittances. The contractual allowance calculation within the IDX system is used principally to determine the propriety of subsequent third-party payor payments. The nature of emergency care services and the requirement to treat all patients in need of such care and often times under circumstances where complete and accurate billing information is not readily available at the time of discharge, precludes the use of the IDX system to accurately determine contractual allowances for financial reporting purposes. As a result, management estimates its Net Revenue Less Provision, which is our revenue estimated to be collected after considering our contractual allowance obligations and our estimates of doubtful accounts, as further discussed in detail in the Management’s Discussion and Analysis section of this S-4 filing. The determination of the difference between gross charges and estimated net collections as to the allocation for financial reporting purposes between contractual allowances and doubtful accounts is based on historical trended factors such as actual adjudicated claims resulting in known contractual allowances trends and actual uncollectible write-off experience.

Industry overview

      According to the Centers for Medicare and Medicaid Services (“CMS”), national healthcare spending in 2002 increased 9.3%, compared to an increase of 8.5% in 2001. Healthcare spending grew 5.7% faster than the overall economy as measured by the growth of the gross domestic product (“GDP”). The healthcare share of the GDP increased from 14.1% in 2001 to 14.9% in 2002. Public spending continued its accelerated pace in 2002 accounting for approximately 46% of total healthcare payments with the Medicaid and Medicare programs funding 16% and 17% of aggregate spending, respectively. Private payors funded more than half of the national healthcare spending in 2002. Hospital services have historically represented the single largest component of this spending, accounting for approximately 30.4% of total healthcare spending in 2002. Hospital spending increased by 9.5% in 2002, marking the fourth consecutive year of accelerated growth. Spending for physician services reached $340 billion in 2002, an increase of 7.7% from 2001.

      In the increasingly complex healthcare regulatory, managed care and reimbursement environment, healthcare facilities are under significant pressure from the government and private payors to both improve the quality and reduce the cost of care. In response, such healthcare facilities have increasingly outsourced the staffing and management of multiple clinical areas to contract management companies with specialized skills and a standardized model to improve service, increase the overall quality of care and reduce administrative costs. In addition, we believe the healthcare industry is continuing to experience an increasing trend toward outpatient treatment rather than the traditional inpatient treatment. Healthcare reform efforts in recent years have placed an increasing emphasis on reducing the time patients spend in hospitals. As a result, we believe the severity of illnesses and injuries treated in an emergency department or other hospital setting is likely to continue to increase.

      Emergency Medicine. According to the American Hospital Association, over 3,800 community hospitals in the United States operate emergency departments, and approximately 83% of these hospitals outsource their physician staffing and management for this department. In 2002, emergency department expenditures were approximately $75.0 billion, with emergency physician services accounting for approximately $26.0 billion. In 2002, emergency departments handled over 110 million patient visits, and up to 39% of all hospital inpatient admissions originate in the emergency department. In addition, the average number of patient visits per hospital emergency department increased at a compounded annual growth rate of approximately 4% between 1998 and 2002.

      The market for outsourced emergency department medical and administrative services is highly fragmented. Approximately 61% of the market is served by a large number of small, local and regional physician groups. These local providers often lack the depth of services and administrative and systems infrastructure necessary to compete with national providers in the increasingly complex healthcare business and regulatory environment.

      Military Staffing. Permanent civilian staffing is used extensively in military hospitals today and we believe that this model will gain acceptance within other government markets as hospital administrators grapple with shortages of physicians, para-professional providers, nurses and specialty technicians coupled with a growing demand for services. Industry sources project the military permanent medical staffing market to increase from $572 million to at least $750 million over the next five years, representing a 6% compounded annual growth rate. Military hospitals have been among the innovators and early adopters of permanent staffing. Faced with insufficient staffing levels and the inability to effectively recruit and retain sufficient numbers of physicians and nurses, military hospitals were losing patients to more costly civilian hospitals. By increasing staffing levels, the military has been able to leverage excess facility space and “recapture” medical services, providing them on base at a lower cost to the federal government.

      The medical staffing market in governmental settings is expected to experience continued growth due to the growth of military healthcare expenditures coupled with the well-documented shortage of nurses and other healthcare professionals. The key growth drivers of the governmental staffing market are:

•	government “Optimization” plan implementation. The government is critically aware of the healthcare costs it bears when individuals entitled to military healthcare go off base for healthcare treatments. As such, it has implemented an “Optimization” plan that seeks to recapture this spending primarily through increased staffing levels of healthcare providers on base. By recapturing medical services through augmented military staffing, we estimate that the government has spent approximately $500 million less in the community in 2003 and is targeting to increase its savings by at least 10% per year, and

•	decrease in active duty and government employed staff (“GS”). We estimate that there are 131,000 active-duty and government employed staff is not expected to grow in the near future due to budgetary constraints of the federal government. We estimate that this number has decreased from approximately 143,000 since the mid-1990s and we are anticipating a similar trend over the next decade. As the GS staff is reduced, the opportunity to prevent the loss of current military hospital services into civilian community hospitals at a greater cost to the government presents itself.

      The global war on terrorism effort has lead to additional opportunities for growth as the system requires professionals to replace active duty healthcare professionals shipped overseas to front line military hospitals.

      Radiology. The demand for radiologists is estimated to be growing by approximately 4.5% a year due to an increasing population and advancements in radiological procedures, while the supply of radiologists is growing at a lower rate of 2-3% per year. The national shortage of radiologists presents an advantage to a company like Team Health that has the resources to effectively recruit in the current employment marketplace. The current market for radiologists and their services has altered the traditional fee-for-service compensation arrangement with a hospital. In today’s market for radiology services we more frequently are entering into cost-plus arrangements with hospitals. These arrangements reduce our economic risk for such services in a time of escalating professional compensation for radiologists in general. As with the outsourced hospital emergency department clinical and administrative services, the market for outsourced radiology services is highly fragmented and served by a large number of small, local and, to a lesser extent, regional radiology groups. Smaller radiology groups are often at a competitive disadvantage since they often lack the capital, range of medical equipment, teleradiology night time support and information systems required to meet the increasingly complex needs of hospitals.

      Anesthesiology. The American Society of Anesthesiologists estimates that 40 million anesthetics are administered each year in America and that 90% involve an MD anesthesiologist (“MDA”). The net collected total revenue market for anesthesiologist services is estimated to be $11.5 billion. This market is served primarily by groups of physicians whose size ranges from 25-40 MDAs. There are very few groups having in excess of 60 MDAs per group. The groups are largely self-governed and many enjoy exclusive contracts with hospitals and outpatient centers requiring anesthesia services. The majority of the groups require various management services with most groups contracting out their billing needs to third-party providers of such services. There is not a dominant provider of management services to anesthesia groups. We believe that we are one of the largest single providers of management services to anesthesia groups.

      Inpatient Services (Hospitalist). According to the Society of Hospital Medicine (“SHM”), a hospitalist is “a doctor whose primary professional focus is the general medical care of hospitalized patients.” A recent study by the SHM indicates that hospitals employed 75% more hospitalists in 2003 than in 2002. There are presently approximately 7,000—8,000 practicing hospitalists in the U.S., and a recent analysis projects an ultimate hospitalist workforce of approximately 20,000, making it comparable in size to cardiology. An article in the January 2002 issue of the Journal of the American Medical Association reported that the implementation of hospitalist programs was associated with significant reductions in resource use, usually measured as hospital costs (average decrease of 13.4%) or average length of stay (average decrease of 16.6%). Studies of patient satisfaction levels indicated no change in using a hospitalist model, and several studies have indicated improved clinical outcomes, such as inpatient mortality and readmission rates.

      There are several factors that portend continued growth of the hospitalist model, including cost pressures on hospitals, physician groups and managed care organizations; the increased acuity of hospitalized patients and the accelerated pace of their hospitalizations; and the time pressures of primary care physicians in the office. We believe there is potential for significant growth in this service line over the coming years.

Competitive strengths

      Leading Market Position. We believe we are among the largest national providers of outsourced emergency physician staffing and administrative services in the United States and a significant provider of healthcare staffing on a permanent basis to military treatment facilities under the U.S. government’s TRICARE Program. We believe our ability to spread the relatively fixed costs of our corporate infrastructure over a broad national contract and revenue base generates significant cost efficiencies that are generally not available to smaller competitors. As a full-service provider with a comprehensive understanding of changing healthcare regulations and policies and the management information systems that provide support to manage these changes, we believe we are well positioned to maintain and grow our market share from other service providers.

      The TRICARE Program is undergoing significant changes that began in June 2004. We believe our current abilities and strengths in providing outsourced permanent healthcare staffing to military treatment facilities will be significant factors in maintaining our existing staffing business and in successfully competing for new business under the TRICARE Program.

      Regional Operating Models Supported by a National Infrastructure. We service our agreements from 14 regional management sites organized under eight operating units, which allows us to deliver locally focused services with the resources and sophistication of a national provider. Our local presence helps us foster community based relationships with healthcare facilities, which we believe results in responsive service and high physician retention rates. Our strong relationships in local markets enable us to effectively market our services to both local hospital and military treatment facility administrators, who generally are involved in making decisions regarding contract awards and renewals. Our regional operating units are supported by our national infrastructure, which includes integrated information systems and standardized procedures that enable us to efficiently manage the operations and billing and collections processes. We also provide each of our regional management sites with centralized staffing support, purchasing economies of scale, payroll administration, coordinated marketing efforts and risk management. We believe our regional operating models supported by our national infrastructure improve productivity and quality of care while reducing the cost of care.

      Significant Investment in Information Systems and Procedures. Our proprietary information systems link our billing, collection, recruiting, scheduling, credentials coordination and payroll functions among our regional management sites, allowing our best practices and procedures to be delivered and implemented nationally while retaining the familiarity and flexibility of a regionally-based service provider. We have developed and maintain integrated, advanced systems to facilitate the exchange of information among our operating units and clients. These systems include our Lawson financial reporting system, IDX Billing System and our TeamWorksTM physician database and software package. As a result of these investments and the company-wide application of best practices policies, we believe our average cost per patient billed and average recruiting cost per physician and other healthcare professionals are among the lowest in the industry. The strength of our information systems has enhanced our ability to collect patient payments and reimbursements in an orderly and timely fashion and has increased our billing and collections productivity.

      Ability to Recruit and Retain High Quality Physicians. A key to our success has been our ability to recruit and retain high quality physicians to service our contracts. While our local presence gives us the knowledge to properly match physicians with hospitals and military treatment facilities, our national presence and infrastructure enable us to provide physicians with a variety of attractive client locations, advanced information and reimbursement systems and standardized procedures. Furthermore, we offer physicians substantial flexibility in terms of geographic location, type of facility, scheduling of work hours, benefit packages and opportunities for relocation and career development. This flexibility, combined with fewer administrative burdens, improves physician retention rates and stabilizes our contract base. We believe we have among the highest physician retention rates in the industry.

      Experienced Management Team with Significant Equity Ownership. Our senior management team has extensive experience in the outsourced physician staffing and administrative services industry. Our Chief Executive Officer, H. Lynn Massingale, M.D., has been with Team Health and its predecessor entity since its founding in 1979. Our senior corporate and affiliate executives have an average of over 20 years experience in the outsourced physician staffing and medical services industries. Members of our management team have, with the inclusion of performance-based options, an indirect fully diluted ownership interest of approximately 20.5% of Team Health, Inc. As a result of its substantial equity interest, we believe our management team has significant incentive to maintain its existing client base through the continued provision of high quality services to them and to continue to increase our revenue and profitability through new growth.

Business strategy

      Increase Revenue from Existing Customers. We have a strong record of achieving growth in revenue from our existing customer base. In 2003, net revenue less provision for uncollectibles from same contracts, which consist of contracts under management from the beginning of the period through the end of the subsequent period, grew by approximately 8.9% on a year over year basis. We plan to continue to grow revenue from existing customers by:

•	capitalizing on increasing patient volumes,

•	continuing to improve documentation of care delivered, thereby capturing full reimbursement for services provided,

•	implementing fee schedule increases, where appropriate,

•	increasing the scope of services offered within contracted healthcare facilities,

•	capitalizing on our financial strength and resources with respect to potential clients looking for financial stability, and

•	increasing staffing levels and expanding services at current military sites of service to recapture patients who receive services off base as a result of military facilities outsourcing their staffing needs.

      Capitalize on Outsourcing Opportunities to Win New Contracts. We believe we are well positioned to capitalize on the growth of the overall healthcare industry as well as the growth of the hospital outsourcing market and the military permanent staffing market, due to our:

•	demonstrated ability to improve productivity, patient satisfaction and quality of care while reducing overall cost to the healthcare facility,

•	successful record of recruiting and retaining high quality physicians and other healthcare professionals,

•	national presence,

•	sophisticated information systems and standardized procedures that enable us to efficiently manage our core staffing and administrative services as well as the complexities of the billing and collections process, and

•	financial strength and resources.

      Furthermore, we seek to obtain new contracts by:

•	replacing competitors at hospitals that currently outsource their services,

•	obtaining new contracts from healthcare facilities that do not currently outsource, and

•	expanding our present base of military treatment facility contracts by demonstrating the economic benefits of our service arrangements to such facilities.

      During the past three years, we have been awarded 426 new outsourced contracts, including 336 contracts to service areas of military treatment facilities with outsourced healthcare staffing.

      Focus on Risk Management. Through our risk management staff, quality assurance staff and medical directors, we conduct an aggressive risk management program for loss prevention and early intervention. We have a proactive role in promoting early reporting, evaluation and resolution of serious incidents that may evolve into claims or suits. The risk management function is designed to prevent or minimize medical professional liability claims and includes:

•	incident reporting systems,

•	tracking/trending the cause of accidents and claims,

•	pre-hire risk testing and screening, semi-annual risk review for all providers,

•	risk management quality improvement programs,

•	physician education and service programs, including peer review and monitoring,

•	loss prevention information such as audio tapes and risk alert bulletins, and

•	early intervention of potential professional liability claims and pre-deposition review.

      Pursue Selective Acquisitions. We intend to selectively explore small strategic acquisitions in the fragmented outsourcing market. Since 1999, we have successfully completed and integrated nine acquisitions (excluding the acquisition of a military staffing company in 2002) for an aggregate purchase price of less than $50 million.

Contractual arrangements

      In 2003, approximately 56% of our net revenue less provision for uncollectibles was generated under fee-for-service arrangements. Our contracts with military treatment facilities are primarily hourly rate contracts but also include fee-for-service contracting. As a result of our growth in contracting in military staffing, a growing percentage of our consolidated net revenues are being derived from hourly contracts. Neither form of contract requires any significant financial outlay, investment obligation or equipment purchase by us other than the professional expenses associated with obtaining and staffing the contracts.

      Our contracts with hospitals generally have terms of three years. Our contracts with military treatment facilities are generally for one year and historically have been in the form of a subcontractor relationship with the prime contractor holding a contract with the government. Both types of contracts often include automatic renewal options under similar terms and conditions unless either party gives notice of an intent not to renew. While most contracts are terminable by either of the parties upon notice of as little as 30 days, the average tenure of our existing hospital contracts is approximately eight years. The military’s TRICARE Program is undergoing significant changes that began in June 2004. The principal change occurring as a result of such changes is that existing healthcare staffing contracts under the TRICARE Program are being re-contracted during the period June 1, 2004 through November 1, 2004. The re-contracting process is being conducted by each military facility primarily through a competitive bidding process resulting in a direct contracting relationship between the military and the successful bidder.

      Hospitals. We provide outsourced physician staffing and administrative services to hospitals under fee-for-service contracts and flat-rate contracts. Hospitals entering into fee-for-service contracts agree, in exchange for granting exclusivity to us for such services, to authorize us to bill and collect the professional component of the charges for such professional services. Under the fee-for-service arrangements, we bill patients and third party payers for services rendered. Depending on the underlying economics of the services provided to the hospital, including its payer mix, we may also receive supplemental revenue from the hospital. In a fee-for service arrangement, we accept responsibility for billing and collection.

      Under flat-rate contracts, the hospital performs the billing and collection services of the professional component and assumes the risk of collectibility. In return for providing the physician staffing and administrative services, the hospital pays a contractually negotiated fee.

      Military Treatment Facilities. Our contracts to provide staffing solutions to military treatment facilities are similar to our contracts with hospitals in that we contract on both an hourly or fee-for-service basis.

      Physicians. We contract with physicians as independent contractors or employees to provide services to fulfill our contractual obligations to our hospital clients. We typically either pay physicians: (1) an hourly rate for each hour of coverage provided at rates comparable to the market in which they work; (2) a relative value unit (“RVU”) based payment, or (3) a combination of both a fixed rate and a RVU-based component. The hourly rate varies depending on whether the physician is independently contracted or an employee. Independently contracted physicians are required to pay a self-employment tax, social security, and workers’ compensation insurance premiums. In contrast, we pay these taxes and expenses for employed physicians.

      Our contracts with physicians generally have “evergreen” provisions and can be terminated at any time under certain circumstances by either party without cause, typically upon 180 days notice. In addition, we generally require the physician to sign a non-compete and non-solicitation agreement. Although the terms of our non-compete agreements vary from physician to physician, the non-compete agreements generally have terms of two years after the termination of the agreement. We also generally require our employed physicians to sign similar non-compete agreements. Under these agreements, the physician is restricted from divulging confidential information, soliciting or hiring our employees and physicians, inducing termination of our agreements and competing for and/or soliciting our clients. As of December 31, 2003, we had working relationships with approximately 3,100 physicians, of which approximately 2,500 were independently contracted.

      Other Healthcare Professionals. We provide through contractual agreements, para-professional providers, nurses, specialty technicians and administrative support staff on a long-term contractual basis to military treatment facilities. These healthcare professionals are compensated on an hourly or fee-for-service basis depending on the arrangements in the staffing agreement. See “Risk factors — Risks related to our business — We may not be able to successfully recruit and retain qualified physicians to serve as our independent contractors or employees.” As of December 31, 2003, we employed approximately 3,900 other healthcare professionals.

Service lines

      We provide a full range of outsourced physician staffing and administrative services in emergency medicine, radiology, anesthesiology, inpatient services, pediatrics, and other departments of a hospital. We also provide a full range of healthcare management services to military treatment facilities for the beneficiaries of U.S. military personnel through TRICARE. In addition to physician related services within a military treatment facility setting, we also provide non-physician staffing services to military treatment facilities, including such services as para-professional providers, nursing, specialty technicians and administrative staffing. As hospitals and other healthcare providers continue to experience pressure from managed care companies and other payers to reduce costs while maintaining or improving the quality of service, we believe hospitals and other contracting parties will increasingly turn to a single-source with an established track record of success for outsourced physician staffing and administrative services. We believe that this has also been a significant factor in our successful growth in the area of military treatment facilities. As the outsourcing trend continues, we believe our delivery platform of regional site management supported by a national infrastructure will result in higher customer satisfaction and a more stable contract base than many of our larger competitors.

      Emergency Department. We believe we are one of the largest providers of outsourced physician staffing and administrative services for hospital emergency departments in the United States. Approximately 63% of our net revenue less provision for uncollectibles in 2003 came from hospital emergency department contracts. As of December 31, 2003, we independently contracted with or employed approximately 2,200 hospital emergency department physicians. We contract with the hospital to provide qualified emergency physicians and other healthcare providers for the hospital emergency department. In addition to the core services of contract management, recruiting, credentials coordination, staffing and scheduling, we provide our client hospitals with enhanced services designed to improve the efficiency and effectiveness of the emergency department. Specific programs like WaitLossTM apply proven process improvement methodologies to departmental operations. Physician documentation templates promote compliance with federal documentation guidelines, enhance patient care and risk management and allow for more accurate patient billing. By providing these enhanced services, we believe we increase the value of services we provide to our clients and improve client relations. Additionally, we believe these enhanced services also differentiate us in sales situations and improve the chances of being selected in a contract bidding process.

      In the past three years, Team Health acquired 20 contracts as a result of the acquisition of three hospital emergency department and physician groups. The acquired hospital emergency department contracts were generally with hospitals in large markets with an average patient volume exceeding

15,000 visits per year. During this period we have also successfully negotiated 55 new outsourced hospital emergency department contracts. These contracts have been obtained either through direct selling or through a competitive bidding process initiated by hospitals.

      Partially offsetting the growth in the number of hospital emergency department contracts attributed to acquisitions and direct sales are contract terminations. In the past three years, 66 hospital emergency department contracts in total were terminated. Contract terminations can be attributed to a number of factors. The termination of a contract is principally due to either an award of the contract to another source of provider staffing as a result of a competitive bidding process or termination of the contract by us due to a lack of an acceptable profit margin on fee-for-service patient volumes coupled with inadequate contract subsidies. Additionally, to a much lesser extent contracts may be terminated due to such conditions as a hospital facility closing due to facility mergers or a hospital attempting to insource the service being provided by us. In 2003, we experienced a net loss of 12 emergency department contracts. During 2003, we terminated a number of contracts due to the cost of professional liability insurance affecting the profitability of certain contracts on a localized market basis.

      Radiology. We provide outsourced radiology physician staffing and administrative services in the United States both on a fee-for-service basis, as well as, increasingly, on a cost-plus basis with hospitals. We contract directly with radiologists to provide radiology physician staffing and administrative services. A typical radiology management team consists of clinical professionals, board certified radiologists that are trained in all modalities, and non-clinical professionals and support staff that are responsible for the scheduling, purchasing, billing and collections functions. A smaller but rapidly growing component of our radiology business is our teleradiology support services. The customers for these services are typically radiologists or radiology groups. The business provides nighttime support to our customers from a centralized reading location. As of December 31, 2003, we independently contracted with or employed approximately 70 radiologists. We have traditionally focused on the hospital-based radiology market, although we also maintain contracts with outpatient diagnostic imaging centers.

      Temporary Staffing. We provide temporary staffing (locum tenens) of physicians and para-professionals to hospitals and other healthcare provider organizations through our subsidiary Daniel and Yeager, Inc. (“Daniel and Yeager”). Specialties placed through Daniel and Yeager include anesthesiology, radiology, primary care, and emergency medicine among others. Revenues from our services are generally derived from a standard contract rate based upon the type of service provided. During the past three years, our temporary staffing business has experienced a 61.1% increase in business volume as measured by the number of hours staffed due to additional demand for temporary specialty staffing.

      Inpatient Services. We also provide outsourced physician staffing and administrative services for inpatient services, which include hospitalist services and house coverage services. Our inpatient services contracts with hospitals are generally on a cost-plus or flat rate basis. As of December 31, 2003, we independently contracted with or employed approximately 110 inpatient physicians. Since 2001, we experienced net revenue and contract growth in our inpatient services business primarily due to new contract sales and to a lesser extent, rate increases on existing contracts.

      Anesthesiology. We provide a wide range of management services to anesthesiology practices on a fee basis including strategic management, management information systems, third-party payer contracting, financial and accounting support, benefits administration and risk management, scheduling support, operations management and quality improvement services using proprietary anesthesia management practice software. We also arrange for the provision of billing and other management services on a management fee basis to anesthesiologist practices. Our anesthesiologist services are organized under an anesthesiologist operating unit known as “THAMS” (Team Health Anesthesiology Management Services). THAMS currently provides management and/or billing services to 15 integrated anesthesia practices with approximately 500 providers under management. Overall, we are able to offer essential services to anesthesiologist groups that enable them to focus on the clinical practice of medicine while leaving the day-to-day business management issues related to their groups to us.

      Pediatrics. We also provide outsourced pediatrics physician staffing and administrative services for general and pediatric hospitals. We provide these services on a cost-plus or flat rate basis. These services include pediatric emergency medicine and radiology, neonatal intensive care, pediatric intensive care, urgent care centers, primary care centers, observation units and inpatient services. As of December 31, 2003, we independently contracted with or employed approximately 140 pediatric physicians providing pediatric services in such settings. Since 2001, we have experienced net revenue and contract growth in our outsourced pediatric physician staffing and administrative services business due primarily to new contract sales and acquisitions, and to a lesser extent, rate increases on existing contracts. In addition, in 2002 we acquired the assets and operations of three after-hours and weekend pediatric services locations. During 2003, we opened three additional after-hours and weekend pediatric services locations.

      Primary Care Clinics and Occupational Medicine. We provide primary care staffing and administrative services in stand-alone primary clinics and in clinics located within the work-site of industrial clients. While such clinics are not a major focus of our business, they are complementary to our hospital client’s interests. We generally contract with hospitals or industrial employers to provide cost-effective, high quality primary care physician staffing and administrative services.

      Other Non-Physician Staffing Services. Other non-physician staffing services, including such services as nursing, specialty technician and administrative staffing are provided primarily in military treatment facilities. These services are provided either on a fee-for-service basis or most frequently, on a contract basis. Revenues less provision derived from such non-physician staffing services grew to approximately 13% of our revenues in 2003.

Services

      We provide a full range of outsourced physician and non-physician healthcare professional staffing and administrative services for emergency medicine, radiology, anesthesiology, inpatient services, pediatrics, and other areas of healthcare facilities.

      Our outsourced staffing and administrative services include:

•	contract management,

•	staffing,

•	recruiting,

•	credentials coordination,

•	scheduling,

•	payroll administration and benefits,

•	information systems,

•	consulting services,

•	billing and collection,

•	risk management,

•	continuing education services, and

•	management training.

      Contract Management. Our delivery of services for a clinical area of a healthcare facility is led by an experienced contract management team of clinical and other healthcare professionals. The team includes a regional medical director, an on-site medical director and a client services manager. The medical director is a physician with the primary responsibility of managing the physician component of a clinical area of the facility. The medical director works with the team, in conjunction with the nursing staff and private medical staff, to improve clinical quality and operational effectiveness. Additionally, the medical director works closely with the regional operating unit operations staff to meet the clinical area’s ongoing recruiting and staffing needs.

      Staffing. We provide a full range of staffing services to meet the unique needs of each healthcare facility. Our dedicated clinical teams include qualified, career-oriented physicians and other healthcare professionals responsible for the delivery of high quality, cost-effective care. These teams also rely on managerial personnel, many of whom have clinical experience, who oversee the administration and operations of the clinical area. As a result of our staffing services, healthcare facilities can focus their efforts on improving their core business of providing healthcare services for their communities as opposed to recruiting and managing physicians. We also provide temporary staffing services of physicians and other healthcare professionals to healthcare facilities on a national basis.

      Recruiting. Many healthcare facilities lack the resources necessary to identify and attract specialized, career-oriented physicians. We have a staff of approximately 55 professionals dedicated to the recruitment of qualified physicians. These professionals are regionally located and are focused on matching qualified, career-oriented physicians with healthcare facilities. Common recruiting methods include the use of our proprietary national physician database, attending trade shows, placing website and professional journal advertisements and telemarketing.

      We have committed significant resources to the development of a proprietary national physician database to be shared among our regional operating units. This database is in operation at all operating units. The database uses the American Medical Association master file, which we believe contains over 1,000,000 physicians as the initial data source on potential candidates. Recruiters contact prospects through telemarketing, direct mail, conventions, journal advertising and our Internet site to confirm and update the information. Prospects expressing interest in one of our practice opportunities provide more extensive information on their training, experience, and references, all of which is added to our database. Our goal is to ensure that the practitioner is a good match with both the facility and the community before proceeding with an interview.

      Credentials Coordination. We gather primary source information regarding physicians to facilitate the review and evaluation of physicians’ credentials by healthcare facility.

      Scheduling. Our scheduling department assists medical directors in scheduling physicians and other healthcare professionals within the clinical area on a monthly basis.

      Payroll Administration and Benefits. We provide payroll administration services for the physicians and other healthcare professionals with whom we contract to provide physician staffing and administrative services. Our clinical employees benefit significantly by our ability to aggregate physicians and other healthcare professionals to negotiate more favorable employee benefit packages and to provide professional liability coverage at lower rates than many hospitals or physicians could negotiate on a stand-alone basis. Additionally, healthcare facilities benefit from the elimination of the overhead costs associated with the administration of payroll and, where applicable, employee benefits.

      Information Systems. We have invested in advanced information systems and proprietary software packages designed to assist hospitals in lowering administrative costs while improving the efficiency and productivity of a clinical area. These systems include TeamWorksTM, a national physician database and software package that facilitates the recruitment and retention of physicians and supports our contract requisition, credentials coordination, automated application generation, scheduling and payroll operations.

      Consulting Services. We have a long history of providing outsourced physician staffing and administrative services to healthcare facilities and, as a result, have developed extensive knowledge in the operations of certain areas of the facilities we service. As such, we provide consulting services to healthcare facilities to improve the productivity, quality and cost of care delivered by them. These services include:

•	Process Improvement. We have developed a number of utilization review programs designed to track patient flow and identify operating inefficiencies. To rectify such inefficiencies, we have developed a Fast Track system to expedite patient care in the hospital emergency department and urgent care center by separating patients who can be treated in a short period of time from patients who have more serious or time-consuming problems. Fast Track patients, once identified through appropriate triage categorization, are examined and treated in a separate area of the hospital emergency department and urgent care center, controlled by its own staff and operational system. We have substantial experience in all phases of development and management of Fast Track programs, including planning, equipping, policy and procedure development, and staffing. In addition, we employ WaitLossTM, a proprietary process improvement system designed to assist the hospital in improving the efficiency and productivity of a department.

•	Quality Improvement. We provide a quality improvement program designed to assist a healthcare facility in maintaining a consistent level of high quality care. It periodically measures the performance of the healthcare facility, based on a variety of benchmarks, including patient volume, quality indicators and patient satisfaction. This program is typically integrated into our process improvement program to ensure seamless delivery of high quality, cost-effective care.

•	Managed Care Contracting. We have developed extensive knowledge of the treatment protocols and related documentation requirements of a variety of managed care payers. As a result, we often participate in the negotiation of managed care contracts to make those managed care relationships effective for patients, payers, physicians and hospitals. We provide managed care consulting services in the areas of contracting, negotiating, reimbursement analysis/ projections, payer/ hospital relations, communications and marketing. We have existing managed care agreements with health maintenance organizations, preferred provider organizations and integrated delivery systems for commercial, Medicaid and Medicare products. While the majority of our agreements with payers continue to be traditional fee-for-service contracts, we are experienced in providing managed, prepaid healthcare to enrollees of managed care plans.

•	Nursing Services. We maintain highly regarded, experienced nurse consultants on our client support staff. These nurse consultants provide assistance to nurse managers and medical directors of the client healthcare facility on issues regarding risk management and total quality management. In addition, the nurse consultants are available to make site visits to client facilities on request to assess overall operations, utilization of personnel and patient flow.

      Billing and collection. Our billing and collection services are a critical component of our business. Excluding the military staffing business which has its own proprietary billing processes, our billing and collections operations are concentrated in five core-billing facilities and operate on a uniform billing system—the IDX software system. The IDX system has proven to be a powerful billing and accounts receivable software package with strong reporting capabilities. We have interfaced a number of other software systems with the IDX system to further improve productivity and efficiency. Foremost among these is an electronic registration interface that has the capability of gathering registration information directly from a hospital’s management information system. Additionally, we have invested in electronic submission of claims, as well as electronic remittance posting. These programs have markedly diminished labor and postage expenses. At the present time, approximately 94% of our approximately non-military staffing six million billed annual patient encounters are being processed by one of the five billing facilities.

      We also operate an internal collection agency called IMBS. This agency utilizes an advanced collection agency software package linked to a predictive dialer. Substantially all collection placements generated from our billing facilities are sent to the IMBS agency. Comparative analysis has shown that the internal collection agency is more cost effective than the use of outside agencies and improved the collectibility of existing placements. Our advanced comprehensive billing and collection systems allow us to have full control of accounts receivable at each step of the process.

      Risk Management. Through our risk management staff, quality assurance staff and our medical directors, we conduct an aggressive risk management program for loss prevention and early intervention. We have a proactive role in promoting early reporting, evaluation and resolution of serious incidents that may evolve into claims or suits. Our risk management function is designed to prevent or minimize medical professional liability claims and includes:

•	incident reporting systems,

•	tracking/ trending the cause of accidents and claims,

•	pre-hire risk assessment and screening, semi-annual risk review for all providers,

•	risk management quality improvement programs,

•	physician education and service programs, including peer review and monitoring,

•	loss prevention information such as audio tapes and risk alert bulletins, and

•	early intervention of potential professional liability claims and pre-deposition review.

      Continuing education services. Our internal continuing education services are fully accredited by the Accreditation Council for Continuing Medical Education. This allows us to grant our physicians and nurses continuing education credits for internally developed educational programs at a lower cost than if such credits were earned through external programs. In addition to providing life support certification courses, we have designed a series of client support seminars entitled Successful Customer Relations for physicians, nurses and other personnel to learn specific techniques for becoming effective communicators and delivering top-quality customer service. These seminars help the clinical team sharpen its customer service skills, further develop communication skills and provide techniques to help deal with people in many critical situations.

Sales and marketing

      Contracts for outsourced physician staffing and administrative services are generally obtained either through direct selling efforts or requests for proposals. We have a team of five sales professionals located throughout the country. Each sales professional is responsible for developing sales and acquisition opportunities for the operating unit in their territory. In addition to direct selling, the sales professionals are responsible for working in concert with the regional operating unit president and corporate development personnel to respond to a request for proposal.

      Although practices vary from healthcare facility to healthcare facility, healthcare facilities generally issue a request for proposal with demographic information of the facility department, a list of services to be performed, the length of the contract, the minimum qualifications of bidders, the selection criteria and the format to be followed in the bid. Supporting the sales professionals is a fully integrated marketing campaign comprised of a telemarketing program, Internet website, journal advertising, and a direct mail and lead referral program.

Operations

      We currently operate through eight operating units with management located at fourteen regional sites. Our regional sites are listed in the table below. The operating units are managed semi-autonomously, in most cases by senior physician leaders, and are operated as profit centers with the responsibility for pricing new contracts, recruiting and scheduling physicians and other healthcare professionals, marketing locally and conducting day-to-day operations. The management of corporate functions such as accounting, payroll, billing and collection, capital spending, information systems and legal are centralized.

Name	Location	Principal services

AHP	Tampa, FL	Pediatrics
Daniel and Yeager	Huntsville, AL	Temporary Staffing
Emergency Coverage Corporation	Knoxville, TN	Emergency Department
Emergency Physician Associates	Woodbury, NJ	Emergency Department
Emergency Professional Services	Middleburg Heights, OH	Emergency Department
Health Care Financial Services	Plantation, FL	Billing
InPhyNet Medical Management	Ft. Lauderdale, FL	Emergency Department
Northwest Emergency Physicians	Seattle, WA	Emergency Department
Spectrum Healthcare Resources	St. Louis, MO	Military Staffing
Southeastern Emergency Physicians	Knoxville, TN	Emergency Department
Team Anesthesia	Knoxville, TN	Anesthesiology
Team Health Southwest	Houston, TX	Emergency Department
Team Health West	Pleasanton, CA	Emergency Department
Team Radiology	Knoxville, TN	Radiology

Insurance

      We require the physicians with whom we contract to obtain professional liability insurance coverage. For both our independently contracted and employed physicians, we typically arrange the provision of claims-made coverage with per incident and annual aggregate per physician limits and per incident and annual aggregate limits for all corporate entities. These limits are deemed appropriate by management based upon historical claims, the nature and risks of the business and standard industry practice.

      We provide for a significant portion of our professional liability loss exposures through the use of a captive insurance company and through greater utilization of self-insurance reserves. We base a substantial portion of our provision for professional liability losses on periodic actuarial estimates of such losses for periods subsequent to March 11, 2003. An independent actuary firm is responsible for preparation of the periodic actuarial studies.

      We are usually obligated to arrange for the provision of “tail” coverage for claims against our physicians for incidents that are incurred but not reported during periods for which the related risk was covered by claims-made insurance. With respect to those physicians for whom we are obligated to provide tail coverage, we accrue professional insurance expenses based on estimates of the cost of procuring tail coverage.

      We also maintain general liability, vicarious liability, automobile liability, property and other customary coverages in amounts deemed appropriate by management based upon historical claims and the nature and risks of the business.

Employees

      As of December 31, 2003, we had approximately 6,700 employees, of which approximately 4,500 were physicians and other healthcare professionals with remaining employees working in billing and collections, operations and administrative support functions. Our employees are not covered by any labor agreements nor affiliated with any unions.

Regulatory matters

      General. As a participant in the healthcare industry, our operations and relationships with healthcare providers such as hospitals are subject to extensive and increasing regulations by numerous federal and state governmental entities as well as local governmental entities. The management services provided by us under contracts with hospitals and other clients include (collectively, “Management Services”):

•	the identification and recruitment of physicians and other healthcare professionals for the performance of emergency medicine, radiology and other services at hospitals, out-patient imaging facilities and other facilities,

•	utilization and review of services and administrative overhead,

•	scheduling of staff physicians and other healthcare professionals who provide clinical coverage in designated areas of healthcare facilities, and

•	administrative services such as billing and collection of fees for professional services.

      All of the above services are subject to scrutiny and review by federal, state and local governmental entities and are subject to the rules and regulations promulgated by these governmental entities. Specifically, but without limitation, the following laws and regulations related to these laws may affect our operations and contractual relationships.

      State Laws Regarding Prohibition of Corporate Practice of Medicine and Fee Splitting Arrangements. We currently provide outsourced physician staffing and administrative services to healthcare facilities in 44 states. The laws and regulations relating to our operations vary from state to state. The laws of many states, including California, prohibit general business corporations, such as us, from practicing medicine, controlling physicians’ medical decisions or engaging in some practices such as splitting fees with physicians. In 2003, we derived approximately 12% of our net revenue less provision for uncollectibles from services rendered in the state of California. The laws of some states, including Florida, do not prohibit non-physician entities from practicing medicine but generally retain a ban on some types of fee splitting arrangements. In 2003, we derived approximately 17% of our net revenues less provision for uncollectibles from services rendered in the state of Florida.

      While we seek to comply substantially with existing applicable laws relating to the corporate practice of medicine and fee splitting, we cannot assure you that our existing contractual arrangements, including non-competition agreements with physicians, professional corporations and hospitals will not be successfully challenged in certain states as unenforceable or as constituting the unlicensed practice of medicine or prohibited fee-splitting.

      Debt Collection Regulation. Some of our operations are subject to compliance with the Fair Debt Collection Practices Act and comparable statutes in many states. Under the Fair Debt Collection Practices Act, a third-party collection company is restricted in the methods it uses in contacting consumer debtors and eliciting payments with respect to placed accounts. Requirements under state collection agency statutes vary, with most requiring compliance similar to that required under the Fair Debt Collection Practices Act. We believe that we are in substantial compliance with the Fair Debt Collection Practices Act and comparable state statutes.

      Anti-Kickback Statutes. We are subject to the federal healthcare fraud and abuse laws including the federal anti-kickback statute. The federal anti-kickback statute prohibits the knowing and willful offering, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration in return for the referral or recommendation of patients for items and services covered, in whole or in part, by federal healthcare programs. These fraud and abuse laws define federal healthcare programs to include plans and programs that provide health benefits funded by the United States government including Medicare, Medicaid, and TRICARE (formerly the Civilian Health and Medical Program of the Uniformed Services), among others. Violations of the anti-kickback statute may result in civil and criminal penalties and exclusion from participation in federal and state healthcare programs.

      In addition, an increasing number of states in which we operate have laws that prohibit some direct or indirect payments, similar to the anti-kickback statute, if those payments are designed to induce or encourage the referral of patients to a particular provider. Possible sanctions for violation of these restrictions include exclusion from state funded healthcare programs, loss of licensure and civil and criminal penalties. Statutes vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

      In order to obtain additional clarification on the anti-kickback statute, a provider can obtain written interpretative advisory opinions under the federal anti-kickback statute from the Department of Health and Human Services regarding existing or contemplated transactions. Advisory opinions are binding as to the Department of Health and Human Services but only with respect to the requesting party or parties. The advisory opinions are not binding as to other governmental agencies, e.g., the Department of Justice.

      In 1998, Office of Inspector General of the Department of Health and Human Services issued an advisory opinion in which it concluded that a proposed management services contract between a medical practice management company and a physician practice, which provided that the management company would be reimbursed for the fair market value of its operating services and its costs and paid a percentage of net practice revenues, might constitute illegal remuneration under the federal anti-kickback statute. The Inspector General’s analysis focused on the marketing activities conducted by the management company and apparently concluded the proposed management services arrangement included financial incentives to increase patient referrals, contained no safeguards against over utilization, and included financial incentives that increased the risk of abusive billing practices. We believe that our contractual relationships with hospitals and physicians are distinguishable from the arrangement described in this advisory opinion with regard to both the types of services provided and the risk factors identified by the Inspector General. We provide outsourced physician staffing and administrative services to hospitals and other healthcare providers through contractual arrangements with physicians and hospitals. In some instances, we may enter into contractual arrangement which provides that, as compensation for staffing a hospital department, we will receive a percentage of charges generated by the physician services rendered to patients seeking treatment in that department. However, the nature of our business distinguishes us from the management company in the advisory opinion. We do not perform marketing or any other management services for the hospital or the physicians by which we can influence the number of patients who seek treatment at the hospital department and thereby increase the compensation received by us from the hospital or paid by us to physicians. Additionally, in any percentage compensation arrangement we have with a hospital, the compensation paid to us by that hospital takes into account only the professional services rendered by our physicians and does not contain financial incentives to increase the referrals of patients by our physicians to the hospital for hospital services. Nevertheless, we cannot assure you that the Department of Health and Human Services will not be able to successfully challenge our arrangements under the federal anti-kickback statute in the future.

      In addition to the federal statutes discussed above, we are also subject to state statutes and regulations that prohibit, among other things, payments for referral of patients and referrals by physicians to healthcare providers with whom the physicians have a financial relationship. Violations of these state laws may result in prohibition of payment for services rendered, loss of licenses and fines and criminal penalties. State statutes and regulations typically require physicians or other healthcare professionals to disclose to patients any financial relationship the physicians or healthcare professionals have with a healthcare provider that is recommended to the patients. These laws and regulations vary significantly from state to state, are often vague, and, in many cases, have not been interpreted by courts or regulatory agencies. Exclusions and penalties, if applied to us, could result in significant loss of reimbursement to us, thereby significantly affecting our financial condition.

      Physician Self-Referral Laws. Our contractual arrangements with physicians and hospitals may implicate the federal physician self-referral statute commonly known as Stark II. In addition, a number of the states in which we operate have similar prohibitions on physician self-referrals. In general, these state prohibitions closely track Stark II’s prohibitions and exceptions. Stark II prohibits the referral of Medicare and Medicaid patients by a physician to an entity for the provision of particular “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity.

      Stark II provides that the entity which renders the “designated health services” may not present or cause to be presented a claim to the Medicare or Medicaid program for “designated health services” furnished pursuant to a prohibited referral. A person who engages in a scheme to circumvent Stark II’s prohibitions may be fined up to $100,000 for each applicable arrangement or scheme. In addition, anyone who presents or causes to be presented a claim to the Medicare or Medicaid program in violation of Stark II is subject to payment denials, mandatory refunds, monetary penalties of up to $15,000 per service, an assessment of up to twice the amount claimed, and possibly exclusion from participation in federal healthcare programs.

      The term “designated health services” includes several services commonly performed or supplied by hospitals or medical clinics to which we provide physician staffing. In addition, “financial relationship” is broadly defined to include any direct or indirect ownership or investment interest or compensation arrangement under which a physician receives remuneration. Stark II is broadly written, and at this point, the complete set of implementing regulations which clarify the statute have not been finalized. Currently, Phase I of the final regulations has been issued to clarify the meaning and application of only certain provisions of Stark II, including the general prohibition against physician self-referrals, certain exceptions for ownership and compensation arrangements, and definitions of key terms. However, as the Phase I regulations were subject to a comment period, these regulations may change as a result of the analysis of such comments. Phase II of the regulations will purportedly address the remaining provisions of Stark II as well as the comments received about Phase I regulations, but no date has been set for their issuance.

      Until Phases I and II are complete, we lack definitive guidance as to the application of certain key aspects of Stark II as they relate to our arrangements with physicians and hospitals. We believe that we can present reasonable arguments that our arrangements with physicians and hospitals either do not implicate Stark II or, if they do, that they comply with its requirements. Likewise, we believe that these arrangements substantially comply with similar state physician self-referral statutes. However, we cannot assure you that the government will not challenge our existing organizational structure and our contractual arrangements with affiliated physicians, professional corporations and hospitals as being inconsistent with Stark II or its state law equivalents.

      Other Fraud and Abuse Laws. The federal government has made a policy decision to significantly increase the financial resources allocated to enforcing the general fraud and abuse laws. In addition, private insurers and various state enforcement agencies have increased their level of scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices in the healthcare area. We are subject to these increased enforcement activities and may be subject to specific subpoenas and requests for information.

      The federal Civil False Claims Act imposes civil liability on individuals and entities that submit false or fraudulent claims for payment to the government. Violations of the False Claims Act may include treble damages and penalties of up to $11,000 per false or fraudulent claim.

      In addition to actions being brought under the Civil False Claims Act by government officials, the False Claims Act also allows a private individual with direct knowledge of fraud to bring a “whistleblower” or qui tam suit on behalf of the government against a healthcare provider for violations of the False Claims Act. In that event, the whistleblower is responsible for initiating a lawsuit that sets in motion a chain of events that may eventually lead to the government recovering money. After the whistleblower has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and to become the primary prosecutor. In the event the government declines to join the lawsuit, the whistleblower plaintiff may choose to pursue the case alone, in which case the whistleblower’s counsel will have primary control over the prosecution, although the government must be kept apprised of the progress of the lawsuit and will still receive at least 70% of any recovered amounts. In return for bringing a whistleblower suit on the government’s behalf, the whistleblower plaintiff receives a statutory amount of up to 30% of the recovered amount from the government’s litigation proceeds if the litigation is successful. Recently, the number of whistleblower suits brought against healthcare providers has increased dramatically.

      In addition to the federal False Claims Act, at least five states — California, Illinois, Florida, Tennessee, and Texas — have enacted laws modeled after the False Claims Act that allow these states to recover money which was fraudulently obtained by a healthcare provider from the state such as Medicaid funds provided by the state.

      In addition to the False Claims Act, under the Health Insurance Portability and Accountability Act of 1996 there are two additional federal crimes: “Health Care Fraud” and “False Statements Relating to Health Care Matters.” The Health Care Fraud statute prohibits knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program, including private payers. A violation of this statute is a felony and may result in fines, imprisonment and/or exclusion from government-sponsored programs. The False Statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact by any trick, scheme or device or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. A violation of this statute is a felony and may result in fines and/or imprisonment.

      In addition to criminal and civil monetary penalties, health care providers that are found to have defrauded the federal health care programs may be excluded from participation in these programs. Those excluded will not receive payment under Medicare, or other federal health care programs for items or services provided to program beneficiaries. Exclusion for a minimum of five years is mandatory for a conviction with respect to the delivery of a health care item or service. The presence of aggravating circumstances in a case can lead to a lengthier period of exclusion. The Office of Inspector General of HHS also has the discretion to exclude providers for certain conduct even absent a criminal conviction. Such conduct includes participation in a fraud scheme, the payment or receipt of kickbacks, and failing to provide services of a quality that meets professionally recognized standards.

      Administrative Simplification. The Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) mandates the adoption of standards for the exchange of electronic health information in an effort to encourage overall administrative simplification and enhance the effectiveness and efficiency of the healthcare industry. Ensuring privacy and security of patient information is one of the key factors driving the legislation.

      In August 2000, the Health and Human Services agency (“HHS”) issued final regulations establishing electronic data transmission standards that healthcare providers must use when submitting or receiving certain healthcare data electronically. All affected entities, including us, were required to comply with these regulations by October 16, 2002 or request an extension to comply with these regulations by October 16, 2003 from CMS. We received confirmation from CMS of CMS’s receipt of its request and was therefore required to comply with these regulations by October 16, 2003. However in September 2003 CMS granted an indefinite extension due to the number of both providers and carriers, both government and commercial, not being ready to implement the new standards. We have completed the necessary actions to comply with these new standards and is ready to convert electronic data into this new format as carriers notify Team Health of their ability to accept the format.

      In December 2000, HHS issued final regulations concerning the privacy of healthcare information which were subsequently clarified in August 2002. These regulations regulate the use and disclosure of individuals’ healthcare information, whether communicated electronically, on paper or verbally. All affected entities, including us, were required to comply with these regulations by April 2003. The regulations also provide patients with significant new rights related to understanding and controlling how their health information is used or disclosed. We have entered into business associate agreements with our affiliated providers, including physicians, hospitals and other covered entities, and have entered into business associate agreements with our vendors and believe we are in substantial compliance with the final regulations concerning the privacy of healthcare information.

      In February 2003, CMS issued final regulations concerning the security of electronic protected healthcare information and data. These regulations mandate the use of certain administrative, physical and technical safeguards to protect the confidentiality, integrity, and availability of electronic protected healthcare information. Most affected entities, including us, are required to comply with these regulations by April 21, 2005.

      In April 2003, CMS issued interim final regulations related to the enforcement and imposition of penalties on entities that violate HIPPA standards. These regulations are the first installment of enforcement regulations which, when issued in complete form, will set forth procedural and substantive requirements for the enforcement and imposition of penalties under HIPPA. Sanctions are expected to include criminal penalties and civil sanctions. We have established a plan and engaged the resources necessary to comply with HIPAA. At this time, we believe our operations are currently conducted in substantial compliance with these HIPAA regulations. Based on the existing and proposed HIPAA regulations, we believe that the cost of its compliance with HIPAA will not have a material adverse effect on our business, financial condition or results of operations.

      Related Laws and Guidelines. Because we perform services at hospitals, outpatient facilities and other types of healthcare facilities, we and our affiliated physicians may be subject to laws, which are applicable to those entities. For example, our operations are impacted by the Emergency Medical Treatment and Active Labor Act of 1986 which prohibits “patient dumping” by requiring hospitals and hospital emergency department or urgent care center physicians to provide care to any patient presenting to the hospital’s emergency department or urgent care center in an emergent condition regardless of the patient’s ability to pay. Many states, in which we operate, including California, have similar state law provisions concerning patient dumping.

      In addition to the Emergency Medical Treatment and Active Labor Act of 1986 and its state law equivalents, significant aspects of our operations are subject to state and federal statutes and regulations governing workplace health and safety, dispensing of controlled substances and the disposal of medical waste. Changes in ethical guidelines and operating standards of professional and trade associations and private accreditation commissions such as the American Medical Association and the Joint Commission on Accreditation of Health Care Organizations may also affect our operations. We believe our operations as currently conducted are in substantial compliance with these laws and guidelines.

Properties

      We lease approximately 39,000 square feet at 1900 Winston Road, Knoxville, Tennessee for our corporate headquarters. We also lease or sublease facilities for the operations of the clinics, billing centers, and certain regional operations. We believe our present facilities are adequate to meet our current and projected needs. The leases and subleases have various terms primarily ranging from one to ten years and monthly rents ranging from approximately $1,000 to $54,000. Our aggregate monthly lease payments total approximately $638,000. We expect to be able to renew each of our leases or to lease comparable facilities on terms commercially acceptable to us.

Legal proceedings

      We are party to various pending legal actions arising in the ordinary operation of our business such as contractual disputes, employment disputes and general business actions as well as malpractice actions. We believe that any payment of damages resulting from these types of lawsuits would be covered by insurance, exclusive of deductibles, would not be in excess of the reserves and such liabilities, if incurred, should not have a significant negative effect on our operating results and financial condition.

      On March 30, 2004, the Company received a subpoena from the Department of Health and Human Services Office of Inspector General (“OIG”) located in Concord, California requesting certain information for the period 1999 to present relating to the Company’s billing practices. To date the Company has produced and delivered to the OIG certain requested information. The OIG to date has not provided the Company with the reason for the subpoena. However, based on conversations with a representative of the OIG and the civil division of the United States Attorney for the Northern District of California, the Company believes the focus of the OIG relates to the Company’s procedures surrounding the processing of credit balances relating to its fee-for-service billing volume. Based on these same conversations, the Company believes that the basis for the issuing of this subpoena is a complaint filed by an individual on behalf of the government.

      The Company is fully cooperating with this request and has been producing and delivering to the OIG the requested documents. However, due to the lack of more specific information available to the Company at this time, we are unable to ascertain the full scope of the government’s inquiry. Management believes that its billing practices are in substantial compliance with all regulatory requirements. Nevertheless, management at this time can not predict the outcome of the matter or whether it will have a material adverse effect on the Company’s business, financial condition or results of operations.

MANAGEMENT

Directors and executive officers

      The following table sets forth the names, ages as of June 30, 2004, and a brief account of the business experience each of our directors and executive officers.

Name	Age	Position

Lynn Massingale, M.D.	51	President, Chief Executive Officer and Director
Robert J. Abramowski	53	Executive Vice President, Finance and Administration
Robert C. Joyner	56	Executive Vice President, General Counsel
Stephen Sherlin	58	Chief Compliance Officer
David P. Jones	36	Chief Financial Officer
Joseph Carman	41	President, Billing Operations
Nicholas W. Alexos	40	Director
Dana J. O’Brien	48	Director
Glenn A. Davenport	50	Director
Earl P. Holland	58	Director
Kenneth W. O’Keefe	37	Director
Timothy P. Sullivan	45	Director

      Lynn Massingale, M.D. has been President, Chief Executive Officer and Director of Team Health since its founding in 1994. Prior to that, Dr. Massingale served as President and Chief Executive Officer of Southeastern Emergency Physicians, a provider of emergency physician services to hospitals in the Southeast and the predecessor of Team Health, which Dr. Massingale co-founded in 1979. Dr. Massingale served as the director of Emergency Services for the state of Tennessee from 1989 to 1993. Dr. Massingale is a graduate of the University of Tennessee Medical Center for Health Services.

      Robert J. Abramowski, CPA, joined Team Health in October 2000 as its Executive Vice President, Finance and Administration. Prior to joining Team Health, Mr. Abramowski was Senior Vice President of Finance and Chief Financial Officer of ProVantage Health Services, Inc., a publicly-traded pharmacy benefits management company, from October 1999 until its sale to Merck & Co., Inc. in June 2000. Mr. Abramowski served as Vice President and Controller with Extendicare Health Services, Inc. from October 1983 to December 1989, and as Vice President of Finance and Chief Financial Officer from January 1990 to March 1998. Following his tenure with Extendicare, Mr. Abramowski served as Chief Financial Advisor to Americor Management Services, L.L.C. Mr. Abramowski also spent 11 years with Arthur Andersen & Co. Mr. Abramowski is a graduate of the University of Wisconsin-Milwaukee.

      Robert C. Joyner joined Team Health in August 1999 as Executive Vice President and General Counsel. Prior to joining Team Health, Mr. Joyner had a private practice of law from September 1998 to July 1999, and from May 1997 to September 1998 he served as the Senior Vice President and General Counsel for American Medical Providers, a regional physician practice management company. From May 1986 to May 1997, Mr. Joyner served as the Senior Vice President and General Counsel for Paracelsus Healthcare Corporation, a privately held hospital ownership and management company which became public in 1996. Mr. Joyner graduated with a BSBA degree in 1969 and a JD in 1972, both from the University of Florida.

      Stephen Sherlin has served as Chief Compliance Officer since July 1, 2004. Prior to that, Mr. Sherlin served as Executive Vice President, Billing and Reimbursement since February 2000. Mr. Sherlin joined Team Health in January 1997 as Senior Vice President, Finance and Administration, and was promoted to Executive Vice President, Finance and Administration in July 1998. From 1993 until 1996 Mr. Sherlin served as Vice President and Chief Financial Officer of the Tennessee Division of Columbia/HCA. Mr. Sherlin has also served as Chief Financial Officer for the Athens Community Hospital in Athens, Tennessee; Park West Medical Center in Knoxville, Tennessee; and Doctors Hospital in Little Rock, Arkansas. Mr. Sherlin is a graduate of Indiana University.

      David P. Jones, CPA has been our Chief Financial Officer since May 1996. From 1994 to 1996, Mr. Jones was our Controller. Prior to that, Mr. Jones worked at Pershing, Yoakley and Associates, a regional healthcare audit and consulting firm, as a Supervisor. Before joining Pershing, Yoakley and Associates, Mr. Jones worked at KPMG Peat Marwick as an Audit Senior. Mr. Jones received a B.S. in Business Administration from The University of Tennessee in Knoxville.

      Joseph Carman, CPA joined Team Health in 2004 as President of Health Care Financial Services. His responsibilities include billing and accounts receivable management for Team Health’s Emergency Medicine Affiliates. Mr. Carman has 15 years of healthcare experience at Per-Se Technologies, providing accounts receivable management and business management services to independent physician practices. Prior to joining Per-Se Technologies, Mr. Carman had previously been employed in public accounting at Arthur Andersen. Mr. Carman is a graduate of the University of North Carolina at Chapel Hill.

      Nicholas W. Alexos became a director in 1999. Prior to co-founding Madison Dearborn Partners, Inc., Mr. Alexos was with First Chicago Venture Capital for four years. Previously, he was with The First National Bank of Chicago. Mr. Alexos concentrates on investments in the healthcare and food manufacturing industries and currently serves on the Boards of Directors of Milnot Holding Company and National Mentor, Inc. Mr. Alexos received a B.B.A. from Loyola University and an M.B.A. from the University of Chicago Graduate School of Business.

      Dana J. O’Brien became a director in 1999. Mr. O’Brien co-founded Prudential Equity Investors, Inc. in 1984. Mr. O’Brien and the other principals of Prudential Equity Investors, Inc. co-founded Cornerstone Equity Investors, LLC in 1996. Mr. O’Brien currently serves on the Boards of Directors of a number of private companies. Mr. O’Brien received a B.A. from Hobart College and an M.B.A. from the Wharton School of the University of Pennsylvania.

      Glenn A. Davenport became a director in 2001. Mr. Davenport serves as President and Chief Executive Officer of Morrison Management Specialists, which was acquired by Compass Group in April 2001. Mr. Davenport has served in this role since Morrison Management Specialists was spun off from Morrison Restaurants, Inc. in 1996. Prior thereto, he served in various management capacities with Morrison Restaurants, Inc. since 1973. Mr. Davenport also serves on the board of directors of several other organizations associated with the food service business.

      Earl P. Holland became a director of Team Health in 2001. Mr. Holland has over 31 years of experience working in the healthcare industry. Prior to his retirement in January, 2001, Mr. Holland held several positions with Health Management Associates (HMA), including the positions of Vice President and Chief Operating Officer at the time of his retirement. HMA is a publicly traded healthcare company traded on the NYSE. Mr. Holland also serves on the board of directors of several other companies engaged in the business of providing healthcare services as well as other business services. Mr. Holland graduated from Southeast Missouri State University with a B.S. degree in business administration.

      Kenneth W. O’Keefe became a director in 1999. Prior to co-founding Beecken Petty O’Keefe & Company, L.L.C., Mr. O’Keefe was with ABN AMRO Incorporated and an affiliated entity, The Chicago Dearborn Company, for four years. Previously, Mr. O’Keefe was with The First National Bank of Chicago. Mr. O’Keefe currently serves on the Boards of Directors of Spectrum Holdings of Delaware, LLC, Same Day Surgery, LLC, Seacoast Technologies, Inc. and AbilityOne Corporation. Mr. O’Keefe received a B.A. from Northwestern University and an M.B.A. from the University of Chicago Graduate School of Business.

      Timothy P. Sullivan became a director in 1999. Prior to co-founding Madison Dearborn Partners, Inc. Mr. Sullivan was with First Chicago Venture Capital. Mr. Sullivan concentrates on investments in the healthcare industry and currently serves on the Boards of Directors of Milnot Holding Corporation, National Mentor, Inc. and Spectrum Healthcare Services, Inc. Mr. Sullivan received a B.S. from the United States Naval Academy, an M.S. from the University of Southern California and an M.B.A. from Stanford University Graduate School of Business.

Executive compensation

      The following table reflects the annual and long-term compensation for our chief executive officer and the four next most highly compensated executive officers at December 31, 2003 (the “Named Executive Officers”).

Summary compensation table

				Long-term
				compensation
				awards

	Annual compensation			Securities
				underlying	Special	All other		Total
Name and principal position	Year	Salary	Bonus	options(1)	bonus(2)	compensation		compensation

Lynn Massingale, M.D.	2003	$516,566	$164,497	—	$—	$76,815	(3)	$757,878
President and Chief	2002	418,022	206,813	45,000	75,000	78,222	(3)	778,057
Executive Officer	2001	412,000	206,929	—	—	81,700	(3)	700,629
Michael L. Hatcher*	2003	324,236	84,204	—	—	26,515	(4)	434,955
Chief Operating Officer	2002	270,652	106,509	22,500	25,000	24,649	(4)	426,810
	2001	262,998	103,464	—	—	26,076	(4)	392,538
Robert J. Abramowski	2003	289,913	64,998	—	—	15,247	(5)	370,158
Executive Vice President,	2002	288,325	95,597	—	50,000	9,295	(5)	443,217
Finance and Administration	2001	282,989	21,000	—	—	129,042	(5)	433,031
Stephen Sherlin	2003	236,385	70,679	—	—	15,454	(4)	322,518
Chief Compliance Officer	2002	235,137	93,066	7,000	12,500	12,793	(4)	353,496
	2001	229,803	90,406	—	—	11,206	(4)	331,415
Robert C. Joyner	2003	235,732	50,546	—	—	19,290	(4)	305,568
Executive Vice President,	2002	224,766	63,363	7,000	37,500	18,059	(4)	343,688
General Counsel	2001	203,189	55,871	—	—	16,048	(4)	275,108

*	Mr. Hatcher has resigned his position with us effective February 29, 2004. We intend to purchase all of the stock Mr. Hatcher holds of Team Health Holdings.

(1)	Represents options granted under the Team Health Option Plan (as defined below).

(2)	Represents bonuses authorized and approved by our Board of Directors in conjunction with the successful acquisition of SHR.

(3)	All other compensation for Dr. Massingale includes the following:

	2001	2002	2003

Life insurance	$57,110	$46,210	$51,660
Other	24,590	32,012	25,155

Life insurance represents premiums paid by us on behalf of Dr. Massingale. Such premiums are secured by a collateral interest in the policy and are repayable to us at the time any benefits under the policy are realized.

(4)	All other compensation for Mr. Hatcher, Mr. Sherlin and Mr. Joyner is less than 10% of their annual compensation each year.

(5)	All other compensation for Mr. Abramowski includes the following:

	2001	2002	2003

Moving expenses	$122,123	$—	$—
Health insurance	5,137	5,964	7,176
401(k) matching contribution	—	—	5,500
Other	1,782	3,331	2,571

      Additionally, Dr. Massingale provides professional medical services to client hospitals under independent contractor agreements with our subsidiaries. During 2003, 2002, and 2001, Dr. Massingale was paid $1,500, $834 and $1,918, respectively, under these agreements.

Stock option plans

      In March 1999, we adopted the Team Health Inc. Stock Option Plan (the “Team Health Option Plan”). See “Team Health Inc. Stock Option Plan.” Information for the Team Health Option Plan is presented below.

Option grants in last fiscal year

      No options were granted to the Named Executive Officers under the Team Health Option Plan during 2003.

      Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table sets forth the number of shares underlying unexercised options held by each of the Named Executive Officers and the value of such options at the end of 2003. There were no options exercised during 2003.

Numbers of
securities
underlying
			unexercised	Value of unexercised
			options at fiscal	in-the-money options
	Shares		year end(#)	at fiscal year end($)
	acquired on	Value	exercisable/	exercisable/
Name	exercise	realized	unexercisable	unexercisable(1)

Lynn Massingale, M.D.	—	$—	—/45,000	$ —/607,950
Michael L. Hatcher	—	$—	—/22,500	$ —/303,975
Stephen Sherlin	—	$—	4,667/22,333	$63,046/249,244
Robert C. Joyner	—	$—	4,667/22,333	$63,046/249,244
Robert J. Abramowski	—	$—	11,750/35,250	$158,743/476,228

(1)	Value of unexercised options at fiscal year-end represents the difference between the exercise price of any outstanding-in-the-money options and the fair market value of such options on December 31, 2003. The fair market value of options under the Team Health, Inc. Stock Option Plan, as determined by our Board of Directors, was $18.01 per share.

Pension plans

      Substantially all of the salaried employees, including our executive officers, participate in our 401(k) savings plan. Employees are permitted to defer a portion of their income under our 401(k) plan. At the discretion of our Board of Directors, we may make a matching contribution up to 50% of the first 6% of employees’ contributions under the Plan. Our Board of Directors authorized the maximum discretionary amount as a match on employees’ 401(k) Plan contributions for 2003, including the Named Executive Officers.

Employment agreements

      We have entered into employment and non-compete agreements with certain members of our senior management, including the Named Executive Officers.

      The employment agreements for the Named Executive Officers include five-year terms beginning March 11, 1999 for Dr. Massingale and Mr. Sherlin, and beginning April 1, 2003 for Mr. Joyner and beginning October 3, 2000 for Mr. Abramowski. These agreements automatically renew for successive one-year terms unless either party gives notice at least 180 days prior to the expiration of the then current term. No such notices of non-renewal were given by any party with respect to the agreements with Dr. Massingale or Mr. Sherlin. The employment agreements include provision for the payment of an annual base salary, subject to annual review and adjustment, as well as the payment of a bonus based upon the achievement of certain financial performance criteria. The base bonus pool is established as a percentage of the employee’s base salary. Adjustments to the base bonus pool can occur based upon over or under performance against established financial targets. The annual base salaries as of December 31, 2003 and the base bonus that can be earned by each of the named Executive officers is as follows:

	Annual
	base salary	Bonus %

Lynn Massingale, M.D.	$500,000	65%
Stephen Sherlin	246,385	50%
Robert C. Joyner	240,000	50%
Robert J. Abramowski	319,884	50%

      The terms of the employment agreements include that, if the executive is terminated by us without cause, or under certain conditions, such as death or disability, by the executive, the executive will receive a multiple of his base salary and may receive a portion of his bonus for the year of termination. The multiple of base salary in the case of Dr. Massingale is two years and in the case of Mr. Sherlin, Mr. Joyner and Mr. Abramowski is one year.

      The executive, as a result of the non-compete agreements entered into by us with each of the Named Executive Officers, has agreed not to disclose our confidential information, solicit our employees or contractors, or compete with us or interfere with our business for two years after his employment with us has been terminated. Dr. Massingale’s agreement, however, allows Dr. Massingale to practice medicine at any hospital that we do not staff.

Team Health, Inc. stock option plan

      Our board of directors has adopted a stock option plan, which provides for the grant to some of our key employees and/or directors of stock options that are non-qualified options for federal income tax purposes. The compensation committee of our board of directors administers the stock option plan. The compensation committee has broad powers under the stock option plan, including exclusive authority (except as otherwise provided in the stock option plan) to determine:

(1) who will receive awards,

(2) the type, size and terms of awards,

(3) the time when awards will be granted, and

(4) vesting criteria, if any, of the awards.

      Options awarded under the plan are exercisable into shares of our common stock. The total number of shares of common stock as to which options may be granted may not exceed 885,205 shares of common stock. Options may be granted to any of our employees, directors or consultants.

      If we undergo a reorganization, recapitalization, stock dividend or stock split or other change in shares of our common stock, the compensation committee may make adjustments to the plan in order to prevent dilution of outstanding options. The compensation committee may also cause options awarded under the plan to become immediately exercisable if we undergo specific types of changes in the control of our company.

Compensation of directors

      We reimburse directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. Two of our directors, Mr. Davenport and Mr. Holland, are compensated for services they provide in their capacities as directors. The compensation for Mr. Davenport and Mr. Holland includes an annual stipend of $12,000 as well as $3,000 for each meeting attended.

Compensation committee interlocks and insider participation

      The compensation committee of our board of directors is comprised of Dana J. O’Brien, Timothy P. Sullivan and Earl P. Holland, none of which are officers of Team Health. Mr. O’Brien and Mr. Sullivan are directors of Team Health and principals of Cornerstone Equity Investors, LLC and Madison Dearborn Partners, Inc., respectively. Cornerstone and Madison Dearborn are two of our equity sponsors.

SECURITY OWNERSHIP AND CERTAIN BENEFICIAL OWNERS

      Team Health Holdings owns 92.7% of our outstanding common stock and voting interests. Pacific Physician Services, Inc., a wholly-owned subsidiary of Caremark Rx, Inc. (formerly known as MedPartners, Inc.) owns the remaining 7.3% of our outstanding common stock and voting interests. Physician Services, Inc. can be reached in care of Caremark Rx, Inc. at 3000 Galleria Tower, Suite 1000, Birmingham, Alabama 35244. The following table sets forth certain information regarding the actual beneficial ownership of Team Health Holdings’ ownership units by:

(1) each person, other than the directors and executive officers of Team Health Holdings, known to Team Health Holdings to own more than 5% of the outstanding membership units of Team Health Holdings, and

(2) certain executive officers and members of the board of directors of Team Health Holdings.

      Except as otherwise indicated below, each of the following individuals can be reached in care of Team Health, Inc. at 1900 Winston Road, Suite 300, Knoxville, Tennessee 37919.

	Team Health Holdings

	Percentage of
	outstanding
	common	Percentage of
Beneficial owner(1)	units	voting units

Cornerstone Equity Investors IV, L.P.(2)	38.3%	38.3%
c/o Cornerstone Equity Investors, LLC 717 Fifth Avenue, Suite 1100 New York, New York 10022
Madison Dearborn Capital Partners II, L.P.(3)	38.3%	38.3%
c/o Madison Dearborn Partners Three First National Plaza, Suite 3800 Chicago, Illinois 60602
Healthcare Equity Partners, L.P. and Healthcare Equity Q.P. Partners, L.P.(4)	8.5%	8.5%
c/o Beecken Petty O’Keefe & Company, L.L.C. 200 W. Madison St., Suite 1910 Chicago, Illinois 60606
Executive Officers and Directors:
Lynn Massingale, M.D.	3.2%	3.2%
Robert J. Abramowski	—	—
Robert C. Joyner	*	*
Stephen Sherlin	*	*
David P. Jones	*	*
Nicholas W. Alexos(5)	38.3%	38.3%
Dana J. O’Brien(6)	38.3%	38.3%
Glenn A. Davenport	*	*
Earl P. Holland	*	*
Kenneth W. O’Keefe(7)	8.5%	8.5%
Timothy P. Sullivan(5)	38.3%	38.3%
Executive officers and directors as a group (11 persons):	89.3%	89.3%

*	Represents less than 1%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of closing of the offering are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(2)	Cornerstone IV, LLC, as the general partner of Cornerstone Equity Investors IV, L.P., has voting and investment control of the shares held by Cornerstone Equity IV, L.P. Dana O’Brien, Mark Rossi and Bob Knox, as the managing members of Cornerstone IV, LLC, have voting and investment control of the shares held by Cornerstone Equity Investors IV, L.P.

(3)	Madison Dearborn Partners II, L.P. is the general partner of Madison Dearborn Capital Partners II, L.P. and Madison Dearborn Partners, Inc. is the general partner of Madison Dearborn Partners II, L.P. Madison Dearborn Partners II, L.P. and Madison Dearborn Partners, Inc. have voting and investment control of the shares of Madison Dearborn Capital Partners II, L.P. Timothy P. Sullivan and Nicholas W. Alexos, as the managing directors of Madison Dearborn Partners, Inc., have voting and investment control of the shares held by Madison Dearborn Capital Partners II, L.P.

(4)	Beecken Petty O’Keefe & Company, as the general partner of Healthcare Equity Partners, L.P. and Healthcare Equity Q.P. Partners, L.P., has voting and investment control of the shares held by Healthcare Equity Partners, L.P. William G. Petty Jr., Kenneth W. O’Keefe, David K. Beecken, David J. Cooney, Thomas A. Schlesinger and John W. Keen, as the managing members of Beecken Petty O’Keefe & Company, have voting and investment control of the shares held by Healthcare Equity Partners, L.P. and Healthcare Equity Q.P. Partners, L.P.

(5)	Includes units held by Madison Dearborn Capital Partners. Messrs. Alexos and Sullivan disclaim beneficial ownership of such units. Messrs. Alexos and Sullivan’s address is c/o Madison Dearborn Partners, Three First National Plaza, Suite 3800, Chicago, Illinois 60602.

(6)	Includes units held by Cornerstone Equity Investors. Mr. O’Brien disclaims beneficial ownership of such units. Mr. O’Brien’s address is c/o Cornerstone Equity Investors, LLC, 717 Fifth Avenue, Suite 1100, New York, New York 10022.

(7)	Includes units held by Healthcare Equity Partners. Mr. O’Keefe disclaims beneficial ownership of such units. Mr. O’Keefe’s address is c/o Beecken Petty O’Keefe & Company, L.L.C., 200 W. Madison St., Suite 1910, Chicago, Illinois 60606.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recapitalization agreement

      Under a recapitalization agreement, on March 12, 1999 we were acquired by the equity sponsors and members of our management team from Pacific Physician Services, Inc., a wholly-owned subsidiary of Caremark Rx, Inc. (formerly known as MedPartners, Inc.). The recapitalization agreement contains customary provisions for such agreements, including the execution of a registration rights agreement and a stockholders agreement.

Acquisition

      On May 1, 2002, we acquired all of the operations of Spectrum Health Resources (“SHR”), a provider of physician and other professional medical staffing to military treatment facilities for a purchase price of approximately $145.4 million. Our three equity sponsors control a majority of our voting common stock. Those three equity sponsors were also controlling equity investors in SHR prior to and at the time of entering into the definitive purchase agreement. Prior to negotiating the final purchase price and entering into the definitive purchase agreement to acquire SHR, the Board of Directors took the following steps:

1. The Board of Directors appointed a Special Committee, consisting of three Directors who are not affiliated with the equity sponsors. The Special Committee was authorized to (i) consider, negotiate and approve the acquisition of SHR, (ii) retain such legal counsel and advisers and consultants as they deem appropriate, (iii) consider, negotiate and approve the terms of any financing related to the transaction, and (iv) expend any funds in furtherance of the duties granted to it. The final authority to approve the acquisition and financing rested with the full Board of Directors, but the Board of Directors could not approve any transaction not recommended by the Special Committee.

2. Two of the three equity sponsors along with management members assisted the Special Committee in the evaluations and negotiations of the transaction on our behalf. The largest common equity sponsor in SHR and Team Health represented SHR in its evaluation and negotiation of the transaction.

3. The Special Committee obtained an opinion by the investment banking firm of SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., that the purchase price paid for SHR was fair from a financial point of view to the equity holders of Team Health as well as its bond holders.

      In connection with the acquisition of SHR, subject to certain limitations, the previous shareholders of SHR and related entities have indemnified us against certain potential losses attributable to events or conditions that existed prior to May 1, 2002. The indemnity limit is $10.0 million, with certain potential losses, as defined, subject to a $0.5 million “basket” before such losses are recoverable from the previous shareholders. In addition, a separate indemnification exists with a limit of $10.0 million relating to any claims asserted against SHR during the three years subsequent to the date of SHR’s acquisition related to tax matters whose origin was attributable to tax periods prior to May 1, 2002.

Security holders agreements

      In connection with the recapitalization, both Team Health and our stockholders, Team Health Holdings and Physician Services, and Team Health Holdings and all of its unit holders, entered into two separate security holders agreements. The security holders agreements:

(1) restrict the transfer of the equity interests of Team Health and Team Health Holdings, respectively, and

(2) grant tag-along rights on certain transfers of equity interests of Team Health and Team Health Holdings, respectively.

      Some of the foregoing provisions of the security holders agreements will terminate upon the consummation of an initial public offering.

Registration rights agreement

      In connection with the recapitalization, both Team Health and our stockholders, Team Health Holdings and Physician Services, and Team Health Holdings and all of its unit holders, entered into two separate registration rights agreements. Under the registration rights agreements, some of the holders of capital stock owned by Team Health Holdings (with respect to our shares) and Cornerstone, Madison Dearborn and Beecken Petty (with respect to units of Team Health Holdings), respectively, have the right, subject to various conditions, to require us or Team Health Holdings, as the case may be, to register any or all of their common equity interests under the Securities Act of 1933 at our or Team Health Holdings’ expense. In addition, all holders of registrable securities are entitled to request the inclusion of any common equity interests of Team Health or Team Health Holdings covered by the registration rights agreements in any registration statement at our or Team Health Holdings’ expense, whenever we or the Team Health Holdings propose to register any of our common equity interests under the Securities Act of 1933. In connection with all such registrations, we or Team Health Holdings have agreed to indemnify all holders of registrable securities against some liabilities, including liabilities under the Securities Act of 1933.

Management services agreement

      We have also entered into a management services agreement dated March 12, 1999 with Cornerstone, Madison Dearborn and Beecken Petty under which each of Cornerstone, Madison Dearborn and Beecken Petty have agreed to provide us with:

(1) general management services,

(2) assistance with the identification, negotiation and analysis of acquisitions and dispositions,

(3) assistance with the negotiation and analysis of financial alternatives, and

(4) other services agreed upon by us and each of Cornerstone, Madison Dearborn and Beecken Petty.

      In exchange for such services, Cornerstone, Madison Dearborn and Beecken Petty collectively receive an annual advisory fee of $500,000, plus reasonable out-of-pocket expenses (payable quarterly). The management services agreement has an initial term of three years, subject to automatic one-year extensions unless we or Cornerstone, Madison Dearborn or Beecken Petty provides written notice of termination. The management services agreement will automatically terminate upon the consummation of an initial public offering.

Team Health Holdings amended and restated limited liability company agreement

      Cornerstone, Madison Dearborn, Beecken Petty and some of the members of our management and board of directors (collectively, the “Members”) entered into an Amended and Restated Limited Liability Company Agreement. The Limited Liability Company Agreement governs the relative rights and duties of the Members.

      Membership Interests. The ownership interests of the members in Team Health Holdings consist of preferred units and common units. The common units represent the common equity of Team Health Holdings and the preferred units represent the preferred equity of Team Health Holdings. Holders of the preferred units are entitled to return of capital contributions prior to any distributions made to holders of the common units.

      Distributions. Subject to any restrictions contained in any financing agreements to which Team Health Holdings or any of its affiliates is a party, the board of managers of Team Health Holdings may make distributions, whether in cash, property or securities of Team Health Holdings at any time or from time to time in the following order of priority:

First, to the holders of preferred units, the aggregate unpaid amount accrued on such preferred units on a daily basis, at a rate of 10% per annum.

Second, to the holders of preferred units, an amount determined by the aggregate Unreturned Capital (as defined and described in the Limited Liability Company Agreement).

Third, to the holders of common units, an amount equal to the amount of such distribution that has not been distributed pursuant to clauses First through Second above.

      Team Health Holdings may distribute to each holder of units within 75 days after the close of each fiscal year such amounts as determined by the board of managers of Team Health Holdings to be appropriate to enable each holder of units to pay estimated income tax liabilities.

Other related party transactions

      We lease office space for our corporate headquarters from Winston Road Properties, an entity that is owned 50% by Park Med Properties. One of our executive officers, Dr. Massingale owns 20% of Park Med Properties. We paid $658,945 in 2003 to Winston Road Properties in connection with the lease agreement. In addition, Park Med Properties owns a building, which houses a medical clinic that is operated by a consolidated affiliate of Team Health. In 2003, the consolidated affiliate paid $76,156 to Park Med Properties in connection with the lease agreement.

DESCRIPTION OF SENIOR SECURED CREDIT FACILITIES

      The following description does not purport to be complete and is qualified in its entirety by reference to the credit agreement, which is available from us upon request. The terms of the senior credit facilities have not been finalized, and the terms and amounts of the senior credit facilities may differ from those set forth in this offering memorandum.

      The senior credit facilities will consist of (i) a six-year $80.0 million revolving credit facility (containing a subfacility available for the issuance of letters of credit and a subfacility for the issuance of swing-line loans) and (ii) a seven-year $250.0 million term loan facility.

      The term loan facility will be required to be prepaid with, and after the repayment in full of such term loans, repayment of the revolving credit facility will be required in an amount equal to, (a) 100% of the net cash proceeds of all asset sales and dispositions by us and our subsidiaries, subject to certain exceptions, (b) 100% of the net cash proceeds from extraordinary receipts, subject to certain exceptions, (c) 100% of the net cash proceeds of issuances of certain debt obligations by us and our subsidiaries, subject to certain exceptions, (d) 50% of the net cash proceeds from equity issuances by us and our subsidiaries, subject to certain exceptions, and (e) 50% (or 25% under certain circumstances) of our annual excess cash flow (as defined in the credit agreement).

      Voluntary prepayments and commitment reductions will be permitted in whole or in part, without premium or penalty, subject to minimum prepayment or reduction requirements, provided that voluntary prepayments of eurodollar loans on a date other than the last day of the relevant interest period will be subject to the payment of customary breakage costs, if any; provided, however, voluntary prepayments of the term loan facility made during the first year of the senior credit facilities that are financed with the proceeds of debt issued to finance such prepayments shall be made at a premium of 101% of the principal amount.

      All of our obligations under the senior credit facilities will be unconditionally guaranteed by each existing and subsequently acquired or organized subsidiary that is not a “controlled foreign corporation” under the Internal Revenue Code. The obligations under the senior credit facilities (including the guarantees) will be secured by substantially all of our present and future assets and all present and future assets of each guarantor, including but not limited to (i) a first-priority pledge of all of the outstanding capital stock owned by us or any guarantor in any domestic subsidiary, (ii) a first-priority pledge of 65% of the outstanding capital stock owned by us or any guarantor in any “controlled foreign corporation” (or 100% under certain circumstances), (iii) all intercompany debt owned by us or any guarantor, and (iv) perfected first-priority security interests in all of our present and future assets and the present and future assets of each guarantor, subject to certain limited exceptions.

      Loans under the senior credit facilities will bear interest at a floating rate equal to the LIBOR or the base rate, in each case, plus a margin. The margin in respect of (x) term loans is expected to be 3.25% per year in the case of LIBOR loans and 2.25% per year in the case of base rate loans and (y) revolving loans is expected to, for the first six months, be 2.50% per year in the case of LIBOR loans and 1.50% per year in the case of base rate loans, and, thereafter, be determined in accordance with a performance pricing grid based on our leverage ratio. In addition, the lenders under the revolving credit facility will be paid a fee on unused commitments under that facility at a rate equal to 0.50% per annum. During the existence of any payment default under the credit agreement, the margin on all overdue obligations under the senior credit facilities shall increase by 2.00% per year.

      The credit agreement documentation will contain customary representations and warranties and customary covenants restricting our and our subsidiaries’ ability to, among other things and subject to various exceptions, (i) declare dividends, make distributions or redeem or repurchase capital stock, (ii) prepay, redeem or repurchase other debt, (iii) incur liens or grant negative pledges, (iv) make loans and investments and enter into acquisitions and joint ventures, (v) incur additional indebtedness, (vi) amend or otherwise alter our organizational documents or any debt and other material agreements,

(vii) make capital expenditures, (viii) engage in mergers, acquisitions and asset sales, (ix) conduct transactions with affiliates, (x) alter the nature of our businesses or (xi) change our fiscal quarter or our fiscal year. We and our subsidiaries also will be required to comply with specified financial covenants (including, without limitation, a leverage ratio and a fixed charge coverage ratio) and various affirmative covenants.

      Events of default under the credit agreement will include, but will not be limited to, (i) our failure to pay principal, interest, fees or other amounts under the credit agreement when due or after expiration of a grace period, (ii) any representation or warranty proving to have been materially incorrect when made, (iii) covenant defaults subject, with respect to certain covenants, to a grace period, (iv) bankruptcy events, (v) a cross default to certain other debt, (vi) unsatisfied final judgments over a threshold, (vii) a change of control, (viii) ERISA defaults and (ix) the invalidity or impairment of any loan document or any security interest.

      In addition, the credit agreement will include customary provisions regarding breakage or redeployment costs incurred in connection with prepayments, changes in capital adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding.

      Borrowings under the senior credit facilities after the closing of the refinancing transactions will be subject to the accuracy of representations and warranties (including the absence of any material adverse change in our condition) and the absence of any defaults (including any defaults under the financial covenants).

DESCRIPTION OF THE NOTES

      You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.” In this description, the word “Company” refers only to Team Health, Inc. and not to any of its subsidiaries.

      The Company issued the old notes and will issue the exchange notes under an indenture dated March 23, 2004 among itself, the Guarantors and The Bank of New York, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

      The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as holders of the exchange notes. Copies of the proposed form of indenture are available as set forth below under the subheading “Additional Information.”

Brief Description of the Notes and the Subsidiary Guarantees

     The Notes

      These Notes are:

•	general unsecured obligations of the Company;

•	subordinated in right of payment to all Senior Debt of the Company;

•	senior in right of payment to any future Indebtedness of the Company that is expressly subordinated in right of payment to the Notes; and

•	unconditionally guaranteed by the Guarantors.

     The Subsidiary Guarantees

      These Notes are guaranteed by each Domestic Restricted Subsidiary of the Company.

      The Subsidiary Guarantees of these Notes are:

•	general unsecured obligations of each Guarantor;

•	subordinated in right of payment to all Senior Debt of each Guarantor; and

•	senior in right of payment to any future Indebtedness of each Guarantor that is expressly subordinated in right of payment to the Subsidiary Guarantee of that Guarantor.

      As of the date of the Indenture, all of our subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee the Notes.

Principal, Maturity and Interest

      The Company issued $180.0 million aggregate principal amount of old notes in the offering of old notes. The Company will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on April 1, 2012.

      Interest on these Notes will accrue at the rate of 9% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2004. The Company will make each interest payment to the Holders of record of these Notes on the immediately preceding March 15 and September 15. Interest on these Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Additional Notes may be issued from time to time after this offering, subject to the provisions of the Indenture described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes offered hereby and any additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

      The interest rate on the old notes is subject to increase if the Company does not file a registration statement relating to the Exchange Offer on a timely basis, if the registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under the section “The Exchange Offer.” All references herein to interest on the Notes shall include any such Liquidated Damages that may be payable.

Methods of Receiving Payments on the Notes

      If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agents and Registrar for the Notes

      The Trustee will initially act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

Subsidiary Guarantees

      The Guarantors will jointly and severally guarantee, on a senior subordinated basis, the Company’s obligations under the Notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk factors — Risk factors related to the notes — Fraudulent conveyance laws permit courts to void guarantees and require noteholders to return payments received from guarantors in specific circumstances.”

      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (unless such Guarantor is the surviving Person) assumes all the obligations of that Guarantor under the Subsidiary Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.

      The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation), if the Company applies the Net Proceeds of that sale or other disposition, in accordance with the applicable provisions of the Indenture; or

(2) in connection with the sale of all of the capital stock of a Guarantor, if the Company applies the Net Proceeds of that sale, in accordance with the applicable provisions of the Indenture; or

(3) in connection with any transaction which results in a Guarantor ceasing to be a Restricted Subsidiary of the Company, if the transaction is not in violation of the applicable provisions of the Indenture; or

(4) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, in accordance with the applicable provisions of the Indenture.

      See “— Repurchase at the Option of Holders — Asset Sales.”

Subordination

      The payment of all Obligations on these Notes will be subordinated to the prior payment in full of all Senior Debt of the Company.

      The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all amounts due or to become due in respect of Senior Debt before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive Reorganization Securities), in the event of any distribution to creditors of the Company in any Insolvency or Liquidation Proceeding with respect to the Company. Upon any such Insolvency or Liquidation Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Reorganization Securities), to which the Holders of the Notes or the Trustee would be entitled will be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Notes or by the Trustee if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the amounts of Senior Debt held by such holders) or their Representative or Representatives, as their interests may appear, for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

      The Company also may not make any payment in respect of the Notes (except in Reorganization Securities) if:

(1) a payment default on Designated Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Credit Agent or the holders or the Representative of any Designated Senior Debt.

      Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earliest of (a) the date on which such nonpayment default is cured or waived, (b) 179 days after the date on which the applicable Payment Blockage Notice is received and (c) the date on which the Trustee receives written notice from the Credit Agent or the Representative for such Designated Senior Debt, as the case may be, rescinding the applicable Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

      During any consecutive 360-day period, the aggregate of all periods for which a Payment Blockage Notice shall be effective (each, a “Payment Blockage Period”) shall not exceed 179 days and there shall be a period of at least 181 consecutive days in each consecutive 360-day period when no Payment Blockage Period is in effect. No event of default which existed or was continuing with respect to the Senior Debt for which a Payment Blockage Notice was given on the date such Payment Blockage Period commenced shall be or be made the basis for the commencement of any subsequent Payment Blockage Period unless such event of default is cured or waived for a period of not less than 90 consecutive days.

      Notwithstanding anything to the contrary, payments and distributions made from the trust established pursuant to the provisions described under “— Satisfaction and Discharge” or “— Legal Defeasance and Covenant Defeasance” will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements described under “— Satisfaction and Discharge” or “— Legal Defeasance and Covenant Defeasance” and did not violate the subordination provisions when they were made.

      As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the Company, Holders of these Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. See “Risk Factors — Risk factors related to the notes — Your right to receive payments on the notes is subordinated to our senior debt and the senior debt of the guarantors.” The Company and its Restricted Subsidiaries will be subject to certain financial tests limiting the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

Optional Redemption

     Redemption with Proceeds from Equity Offerings

      At any time prior to April 1, 2007, the Company may, on one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption must occur within 90 days of the date of the closing of such Equity Offering.

     Redemption prior to April 1, 2008

      At any time prior to April 1, 2008, the Notes will be redeemable, on one or more occasions, in whole or in part, at the option of the Company upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the sum of:

(1) 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; plus

(2) the Make-Whole Amount, if any.

      The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any Note, the excess, if any, of:

(1) the aggregate present value as of the date of such redemption of the redemption price of such Note on April 1, 2008 (as set forth in the table below) and the aggregate amount of interest payments (exclusive of interest accrued to the redemption date) that would have been payable in respect of such Note through April 1, 2008 if such prepayment had not been made, determined by discounting, on a semi-annual bond equivalent basis, such redemption price and interest at the Treasury Rate (determined on the business day preceding the date of such redemption) plus 75 basis points, from the respective dates on which such redemption price and interest would have been payable if such payment had not been made; over

(2) the principal amount of the Note being redeemed.

      “Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Statistical Release that has become publicly available at least two business days prior to the redemption date, equal to the period from the redemption date to April 1, 2008. If no maturity exactly corresponds to such period, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month, except that if the period from such redemption date to April 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      “Statistical Release” means the statistical release designated “H.15(519)” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Trustee.

     Redemption on or after April 1, 2008

      On or after April 1, 2008, the Company may, on one or more occasions, redeem all or a part of these Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage

2008	104.500%
2009	102.250%
2010 and thereafter	100.000%

Selection and Notice

      If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

      In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

      No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

      Except as set forth below under “— Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

     Change of Control

      If a Change of Control occurs, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Notes pursuant to the Change of Control Offer. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 60 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to such Change of Control Offer, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

      On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

      The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

      Prior to complying with any of the provisions of this “Change of Control” covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The Company’s outstanding Senior Debt currently prohibits the Company from purchasing any Notes, and also provides that certain change of control events with respect to the Company would constitute a default under the agreements governing the Senior Debt. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

     Asset Sales

      The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) such fair market value is determined by the Company’s Board of Directors (or a committee thereof); and

(3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (A) cash or Cash Equivalents, (B) assets (other than securities) to be used in a Permitted Business, (C) Equity Interests in a Person engaged in a Permitted Business if such Person is, or will become as a result of such Asset Sale, a Restricted Subsidiary, or (D) any combination of the assets described in clauses (A), (B) and (C). For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into assets of the type referred to in clauses (3)(A) through (D) above within 180 days (to the extent of the cash and the fair market value of such other assets received in that conversion); and

(c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) then outstanding, not to exceed the greater of (x) $10.0 million and (y) 1.5% of Total Assets at the time of receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds, at its option:

(1) to repay or repurchase Senior Debt of the Company or any Guarantor or any Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(2) to acquire Equity Interests in a Person engaged in a Permitted Business if such Person is, or will become as a result thereof, a Restricted Subsidiary;

(3) to make a capital expenditure in a Permitted Business; or

(4) to acquire assets (other than securities) to be used in a Permitted Business.

      Pending the final application of any such Net Proceeds, the Company may temporarily reduce the revolving Indebtedness under the Senior Credit Facilities or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Company will be required to make an offer to purchase from all Holders of Notes (an “Asset Sale Offer”) and, if applicable, redeem or purchase (or make an offer to do so) any Pari Passu Indebtedness of the Company the provisions of which require the Company to redeem or purchase (or make an offer to do so) such Indebtedness with the proceeds from any Asset Sales, the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of such Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash and the redemption or purchase price for such Pari Passu Indebtedness shall be as set forth in the related documentation governing such Indebtedness. If any Excess Proceeds remain after consummation of an

Asset Sale Offer, the Company may use such Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

     Restricted Payments

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) (x) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment on such Equity Interests in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such other than dividends or distributions payable in Qualified Equity Interests or (y) pay any Designated Option Payments;

(ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except scheduled payments of interest or principal at Stated Maturity thereof; or

(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

      unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) the Company would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8) and (9) of the next succeeding paragraph), is not greater than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter commencing after the date of the Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net proceeds (including the fair-market value of property other than cash, provided, that fair market value of property other than cash shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee and such determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million) received by the Company as a contribution to the Company’s capital or received by the Company from the issue or sale since the date of the Indenture (other than to a

Subsidiary of the Company) of Qualified Equity Interests or of Disqualified Stock or debt securities of the Company that have been converted into Qualified Equity Interests, plus

(c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash or becomes an interest in a Restricted Subsidiary, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) if any Unrestricted Subsidiary (i) is redesignated as a Restricted Subsidiary of the Company, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (ii) pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of the Indenture.

      The preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company or any of its Restricted Subsidiaries in exchange for, or out of the net cash proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Company) of, Qualified Equity Interests; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase, repayment or other acquisition of subordinated Indebtedness of the Company or any of its Restricted Subsidiaries with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any member or former member of management or affiliated physician of the Company or any of its Restricted Subsidiaries pursuant to any management equity subscription agreement, stockholders agreement or stock option agreement or other similar agreement; provided, however, the aggregate price paid shall not exceed (a) $5.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years), plus (b) the aggregate cash proceeds received by the Company from any issuance or reissuance of Equity Interests to members of management or affiliated physicians of the Company and its Restricted Subsidiaries (provided that the amount of any such net cash proceeds utilized for such purpose shall be excluded from clause (3)(b) of the preceding paragraph) and the proceeds to the Company of any “key man” life insurance policies that have not been applied for payments pursuant to this clause (5)(b); provided that the cancellation of Indebtedness owing to the Company from members of management or affiliated physicians of the Company or any Restricted Subsidiary in connection with such repurchase of Equity Interests will not be deemed to be a Restricted Payment;

(6) the declaration and payment of dividends on Designated Preferred Stock in accordance with the certificate of designations therefor; provided that at the time of issuance of such Designated Preferred Stock, the Company would, after giving pro forma effect thereto as if such issuance had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(7) repurchases of Equity Interests deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(8) other Restricted Payments in an aggregate amount up to $20.0 million; and

(9) at any time on or prior to the date which is 30 days after the Issue Date, the declaration and payment of dividends on the Company’s common stock and payment of Designated Option Payments in respect of such dividends in an aggregate amount of up to $30.0 million;

provided that, in the case of clause (5), (6), (8) or (9), no Default under clause (1) under “— Events of Default and Remedies” and no Event of Default has occurred and is continuing.

      The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     Incurrence of Indebtedness and Issuance of Preferred Stock

      The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least (i) if the incurrence or issuance occurs on or prior to the second anniversary of the Issue Date, 2.0 to 1.0 and (ii) if the incurrence or issuance occurs thereafter, 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

      The first paragraph of this covenant will not prohibit the incurrence of any or the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit pursuant to the Senior Credit Facilities; provided that the aggregate amount of all Indebtedness then classified as having been incurred in reliance upon this clause (1) that remains outstanding under the Senior Credit Facilities after giving effect to such incurrence does not exceed an amount equal to $330.0 million less, to the extent a permanent repayment and/or commitment reduction is required thereunder as a result of such application, the aggregate amount of Net Proceeds applied to repayments under the Senior Credit Facilities in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales”;

(2) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes originally issued on the Issue Date and the Subsidiary Guarantees;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such Assets), and Permitted Refinancing Indebtedness in respect thereof, in an aggregate principal amount or accreted value, as applicable, not to exceed at any time outstanding the greater of $15.0 million and 2.5% of Total Assets at the time of any incurrence under this clause (4);

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Restricted Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Subsidiaries; provided further that the principal amount (or accreted value, as applicable) of such Indebtedness, together with any other outstanding Indebtedness incurred pursuant to this clause (5), and Permitted Refinancing Indebtedness in respect thereof, does not exceed $20.0 million;

(6) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness incurred pursuant to clause (2) (other than the Company’s 12% Senior Subordinated Notes due 2009) or (3) or this clause (6) or the proviso of the preceding paragraph;

(7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Subsidiary Guarantee of such Guarantor, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary or (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, not permitted by this clause (7);

(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging:

(a) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding;

(b) exchange rate risk with respect to any agreement or Indebtedness of such Person payable in a currency other than U.S. dollars; or

(c) commodities risk relating to commodities agreements, entered into in the ordinary course of business, for the purchase of raw material used by the Company and its Restricted Subsidiaries;

(9) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

(10) the incurrence by the Company’s Unrestricted Subsidiaries of Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted

Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company;

(11) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation to letters of credit in respect to workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that (a) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (a)) and (b) the maximum assumable liability in respect of such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any such subsequent changes in value) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

(13) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(14) guarantees incurred in the ordinary course of business in an aggregate principal amount not to exceed $10.0 million at any time outstanding; and

(15) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (15), not to exceed $25.0 million.

      For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness in any manner that complies with this covenant (except that Indebtedness incurred under the Senior Credit Facilities on the Issue Date shall be deemed to have been incurred pursuant to clause (1) above). In addition, the Company may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that the Company would be permitted to incur such item of Indebtedness (or portion thereof) pursuant to such other clause or the first paragraph hereof, as the case may be, at such time of reclassification. Accrual of interest, accretion or amortization of original issue discount and the accretion of accreted value will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     Liens

      The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness that does not constitute Senior Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired unless:

(1) in the case of Liens securing Indebtedness that is expressly subordinated or junior in right of payment to the Notes, the Notes are secured on a senior basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(2) in all other cases, the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

      The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits;

(2) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(3) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the date of the Indenture;

(2) the Senior Credit Facilities as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole (as determined in the good faith judgment of the Company’s Board of Directors), with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facilities as in effect on the date of the Indenture;

(3) the Indenture and the Notes;

(4) any applicable law, rule, regulation or order;

(5) any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (4) of the preceding paragraph;

(8) Permitted Refinancing Indebtedness, provided that the material restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, in the good faith judgment of the Company’s board of directors, taken as a whole, to the Holders of Notes than those contained in the agreements governing the Indebtedness being refinanced;

(9) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(11) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that any such encumbrances or restrictions are ordinary and customary with respect to the type of Indebtedness being incurred under the relevant circumstances and do not, in the good faith judgment of the Board of Directors of the Company, materially impair the Company’s ability to make payment on the Notes when due.

     Merger, Consolidation, or Sale of Assets

      The Company may not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made:

(a) will, after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”; or

(b) would (together with its Restricted Subsidiaries) have a higher Fixed Charge Coverage Ratio immediately after such transaction (after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of the Company and its subsidiaries immediately prior to the transaction.

      The preceding clause (4) will not prohibit:

(a) a merger between the Company and a Wholly Owned Subsidiary; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of reincorporating the Company in another state of the United States;

so long as, in each case, the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

      In addition, the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This “Merger, Consolidation, or Sale of Assets” covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

     Transactions with Affiliates

      The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) customary directors’ fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments”;

(4) customary loans, advances, fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5) transactions pursuant to any contract or agreement in effect on the date of the Indenture as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is no less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the Issue Date;

(6) transactions pursuant to management contracts with affiliated physicians entered into in the ordinary course of business consistent with past practice (or as such practice may be modified to comply with regulations governing the operations of the Company);

(7) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person, so long as Affiliates of the Company

(other than a Restricted Subsidiary of the Company) own, in the aggregate, no more than 5% of the Equity Interests of such Person;

(8) the issuance or sale of Qualified Equity Interests; and

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party or on terms that are approved by the Company’s Board of Directors, including a majority of the disinterested directors.

     Designation of Restricted and Unrestricted Subsidiaries

      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and the conditions set forth in the definition of “Unrestricted Subsidiary” are met. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, all outstanding Investments owned by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation (to the extent not designated a Permitted Investment) and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption “— Restricted Payments.” All such outstanding Investments will be valued at their fair market value at the time of such designation, as determined in good faith by the Board of Directors. That designation will only be permitted if such Restricted Payment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Anti-layering

      The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both:

(1) subordinate or junior in right of payment to any Senior Debt; and

(2) senior in any respect in right of payment to the Notes.

      No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is both:

(1) subordinate or junior in right of payment to any Senior Debt of such Guarantor; and

(2) senior in any respect in right of payment to the Subsidiary Guarantees.

      Neither the existence or lack of a security interest nor the priority of any such security interest shall be deemed to affect the ranking or right of payment of any Indebtedness.

     Limitations on Issuances of Guarantees of Indebtedness

      The Company will not permit any Domestic Restricted Subsidiary, directly or indirectly, to incur Indebtedness, or Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Restricted Subsidiary, unless either such Restricted Subsidiary (1) is a Subsidiary Guarantor or (2) simultaneously executes and delivers a supplemental indenture to the Indenture and becomes a Subsidiary Guarantor, which Guarantee shall (a) with respect to any Guarantee of Senior Debt, be subordinated in right of payment on the same terms as the Notes are subordinated to such Senior Debt and (b) with respect to any Guarantee of any other Indebtedness, be senior to or pari passu with such Restricted Subsidiary’s other Indebtedness or Guarantee of or pledge to secure such other Indebtedness.

      Notwithstanding the preceding paragraph, any such Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the

Company’s stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture.

     Business Activities

      The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     Reports

      Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

      In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Company will file a copy of all the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company will at all times comply with Trust Indenture Act Section 314(a).

Events of Default and Remedies

      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on the Notes whether or not prohibited by the subordination provisions of the Indenture;

(2) default in payment when due of the principal of or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

(3) failure by the Company to comply with the provisions described under the caption “— Repurchase at the Option of Holders — Change of Control”;

(4) failure by the Company for 30 days after notice from the Trustee or holders of at least 25% in principal amount of the Notes then outstanding to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Asset Sales,” “— Restricted Payments” or “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(5) failure by the Company for 60 days after notice from the Trustee or holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with any of its other agreements in the Indenture or the Notes;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of or premium, if any, such Indebtedness at final maturity prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7) failure by the Company or any of its Subsidiaries to pay final non-appealable judgments not covered by undisputed insurance aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(9) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that are Significant Subsidiaries.

      In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of the preceding paragraph have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if:

(1) the annulment of the acceleration of Notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

(2) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; provided, that so long as any Indebtedness permitted to be incurred pursuant to the Senior Credit Facilities shall be outstanding, such acceleration shall not be effective until the earlier of:

(1) an acceleration of any such indebtedness under the Senior Credit Facilities; or

(2) five business days after receipt by the Company of written notice of such acceleration.

      Notwithstanding the preceding paragraph, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.

      Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company, or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Satisfaction and Discharge

      The Indenture will be discharged and will cease to be of further effect (except as to rights of the registration of transfer or exchange of Notes, which shall survive until all Notes have been canceled) as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default (other than one resulting solely from the borrowing of funds to provide such deposit) shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

      In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Legal Defeasance and Covenant Defeasance

      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

      In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement (including the Senior Credit Facilities) or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an opinion of counsel, which opinion may be subject to customary assumptions and exclusions, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

      With the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, the Company and Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided that without the consent of each Holder affected, no amendment, supplement, modification or waiver may (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) modify or change any provision of the Indenture or the related definitions affecting the subordination of the Notes or any Guarantee in a manner that materially adversely affects the Holders of Notes;

(9) make any change in the preceding amendment and waiver provisions; or

(10) release any guarantor from any of its obligations under its guarantee of the Notes or the Indenture, except in accordance with the terms of the Indenture.

      No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of any holder of Senior Debt under the subordination provisions of the Indenture, without the consent of such holder or, in accordance with the terms of such Senior Debt, the consent of the agent or representative of such holder or the requisite holders of such Senior Debt or Designated Senior Debt.

      Notwithstanding the preceding, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s obligations to Holders of Notes in the case of a merger or consolidation or the sale of all or substantially all of the Company’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; or

(7) to allow any Subsidiary to guarantee the Notes.

Concerning the Trustee

      If the Trustee becomes a creditor of the Company or any Guarantor, the Indenture limits the Trustee’s right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

      Anyone who receives this Offering Memorandum may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Team Health, Inc., P.O. Box 30698, Knoxville, Tennessee 37919; Attention: Chief Financial Officer.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition (a “Disposition”) of any assets or rights (including, without limitation, by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant); and

(2) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company’s Restricted Subsidiaries, in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions:

(a) that have a fair market value in excess of $1.0 million, or

(b) for net proceeds in excess of $1.0 million.

      Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) a disposition of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(2) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(3) a Restricted Payment that is permitted by the covenant described above under the caption “— Restricted Payments”;

(4) a disposition in the ordinary course of business;

(5) any Liens permitted by the Indenture and foreclosures thereon;

(6) any exchange of property pursuant to Section 1031 on the Internal Revenue Code of 1986, as amended, for use in a Permitted Business; and

(7) the licensing of intellectual property.

      “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      “Cash Equivalents” means:

(1) United States dollars;

(2) Government Securities having maturities of not more than twelve months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities of twelve months or less from the date of acquisition and overnight bank deposits, in each case with any lender party to the Senior Credit Facilities or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the rating of “P-2” (or higher) from Moody’s Investors Service, Inc. or “A-2” (or higher) from Standard & Poor’s Corporation and in each case maturing within twelve months after the date of acquisition;

(6) any fund investing substantially all its assets in investments that constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) any investment which would constitute Cash Equivalents of the kinds described in clauses (2) through (6) of this definition if the maturity of such investment was twelve months or less; provided that (x) such investment is made with the purpose of satisfying future contingent obligations arising out of the Company’s self-insurance program and (y) the maturity of such investment is not more than twelve months later than the estimated date of payment of such contingent liabilities measured at the date of acquisition of such investment.

      “Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or a Related Party of any of the Principals;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the Voting Stock of the Company (measured by voting power rather than number of shares); or

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus, (minus) to the extent deducted (added) in computing such Consolidated Net Income:

(1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period; plus

(2) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations); plus

(3) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period; plus

(4) expenses and charges of the Company related to the Transactions which are paid, taken or otherwise accounted for within 90 days of the consummation of the Transactions, plus

(5) any non-capitalized transaction costs incurred in connection with actual or proposed financings, acquisitions or divestitures (including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions), plus

(6) amounts paid pursuant to the Management Services Agreement.

      Notwithstanding the preceding, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in the same proportion) that Net Income of such Subsidiary was included in calculating Consolidated Net Income of such Person.

      “Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense); plus

(2) the consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued.

      Notwithstanding the preceding, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

      “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or (subject to clause (2) below) a Restricted Subsidiary thereof;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded; and

(4) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Restricted Subsidiaries for purposes of the covenant described under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock” and shall be included for purposes of the covenant described under the caption “Restricted Payments” only to the extent of the amount of dividends or distributions paid in cash to the Company or one of its Restricted Subsidiaries.

provided, further, that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Equity Interests) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal.

      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the date of the Indenture;

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

(3) was nominated by the Principals pursuant to the Stockholders Agreement.

      “Credit Agent” means Bank of America, N.A., in its capacity as Administrative Agent for the lenders party to the Senior Credit Facilities, or any successor thereto or any person otherwise appointed.

      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      “Designated Noncash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate executed by the Chief Financial Officer of the Company. Such Officers’ Certificate shall state the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash (but only to the extent of the cash received).

      “Designated Option Payment” means payments to holders of options, warrants or rights to acquire Capital Stock (whether through a bonus or otherwise) made in connection with the payment of a dividend to holders of the Company’s or any Restricted Subsidiary’s Capital Stock which payments are so designated as Designated Option Payments pursuant to an Officers’ Certificate.

      “Designated Preferred Stock” means preferred stock issued and sold for cash in a bona-fide financing transaction that is designated as Designated Preferred Stock pursuant to an Officers’ Certificate on the issuance date thereof, the net cash proceeds of which are excluded from the calculation set forth in clause (3) the first paragraph of the “— Restricted Payments” covenant and are not used for purposes of clause (2) of the second paragraph thereof.

      “Designated Senior Debt” means:

(1) any Indebtedness outstanding under the Senior Credit Facilities; and

(2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as “Designated Senior Debt.”

      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would not qualify as Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if the provisions are not more favorable to the holders of such Capital Stock than the provisions described under “— Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales,” respectively, and such Capital Stock specifically provide that the Company will not redeem or repurchase any such Capital Stock pursuant to such provisions prior to the Company’s purchase of the Notes as required pursuant to the provisions described under “— Repurchase at the Option of Holders — Change of Control” and “Repurchase at the Option of Holders — Asset Sales,” respectively.

      “Domestic Restricted Subsidiary” means, with respect to the Company, any Wholly Owned Restricted Subsidiary of the Company that was formed under the laws of the United States of America.

      “Earn-out Obligation” means any contingent consideration based on future operating performance of the acquired entity or assets payable following the consummation of an acquisition based on criteria set forth in the documentation governing or relating to such acquisition.

      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      “Equity Offering” means an offering of the Qualified Equity Interests of the Company, or Equity Interests of the direct or indirect parent of the Company, generating net proceeds to the Company of at least $25.0 million; provided, however, that in the case of an issuance or sale of Equity Interests of the direct or indirect parent of the Company, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Company as a capital contribution or consideration for the issuance and sale of Qualified Equity Interests immediately prior to such redemption.

      “Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facilities) in existence on the date of the Indenture, until such amounts are repaid.

      “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the Consolidated Interest Expense of such Person for such period; plus

(2) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(3) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Qualified Equity Interests, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

      “Fixed Charge Coverage Ratio” means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis (to be calculated in accordance with Article 11-02 of Regulation S-X, as in effect on the Issue Date) after giving effect to Pro Forma Cost Savings, shall be deemed to have occurred on the first day of the four-quarter reference period;

(2) the Consolidated Cash Flow attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded; and

(3) the Fixed Charges attributable to operations or businesses disposed of prior to the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      “Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of a state or territory of the United States or the District of Columbia.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

      “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, issued in accordance with certain sections of the Indenture.

      “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      “Guarantors” means each Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

      “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, in respect of:

(1) borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) bankers’ acceptances;

(4) representing Capital Lease Obligations; or

(5) the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided that Indebtedness shall not include (i) the pledge by the Company of the Capital Stock of an Unrestricted Subsidiary of the Company to secure Non-Recourse Debt of such Unrestricted Subsidiary or (ii) any Earn-out Obligation.

      The amount of any Indebtedness outstanding as of any date shall be:

(1) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest; and

(2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

      “Insolvency or Liquidation Proceedings” means, with respect to any Person:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to such Person or to the creditors of such Person, as such, or to the assets of such Person;

(2) any liquidation, dissolution, reorganization or winding up of such Person, whether voluntary or involuntary, and involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

      “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Restricted Payments.” Notwithstanding the foregoing, purchases, redemptions or other acquisitions of Equity Interests of the Company or any direct or indirect parent of the Company shall not be deemed Investments.

      “Issue Date” means the date on which the initial $180.0 million in aggregate principal amount of the Notes is originally issued under the Indenture.

      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      “Liquidated Damages” means the additional interest (if any) payable by the Company under the Registration Rights Agreement.

      “Management Services Agreement” means the Management Services Agreement dated March 12, 1999 between the Company and each of the Principals.

      “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) for purposes of calculating Consolidated Cash Flow only, any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale or (b) the acquisition or disposition of any securities by such Person or any of its Restricted Subsidiaries;

(2) any income or expense incurred in connection with the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(3) for purposes of calculating Consolidated Cash Flow only, any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss;

(4) any depreciation, amortization, non-cash impairment or other non-cash charges or expenses recorded as a result of the application of purchase accounting in accordance with Accounting Principles Board Opinion Nos. 16 and 17 or SFAS Nos. 141 and 142;

(5) any gain, loss, income, expense or other charge recognized or incurred in connection with changes in value or dispositions of Investments made pursuant to clause (6) of the definition of Permitted Investments (it being understood that this clause (5) shall not apply to any expenses incurred in connection with the funding of contributions to any plan); and

(6) any Designated Option Payments.

      “Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), the amounts required to be applied to the payment of Indebtedness (other than Indebtedness incurred pursuant to the Senior Credit Facilities) secured by a Lien on the asset or assets that were the subject of the Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than stock of an Unrestricted Subsidiary pledged by the Company to secure debt of such Unrestricted Subsidiary) or assets of the Company or any of its Restricted Subsidiaries.

      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantees, as applicable.

      “Permitted Business” means any business in which the Company and its Restricted Subsidiaries are engaged on the date of the Indenture or any business reasonably related, incidental or ancillary thereto.

      “Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Qualified Equity Interests;

(6) Investments made in connection with the funding of contributions under any non-qualified employee retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Restricted Subsidiaries in connection with such plans; and

(7) other Investments made after the date of the Indenture in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed $15.0 million.

      “Permitted Liens” means:

(1) Liens securing Senior Debt (including, without limitation, Indebtedness under the Senior Credit Facilities) permitted by the terms of the Indenture to be incurred or other Indebtedness allowed to be incurred under clause (1) of the second paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock”;

(2) Liens in favor of the Company or any Restricted Subsidiary;

(3) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such

Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided such Liens were not incurred in contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of, a like nature incurred in the ordinary course of business;

(6) Liens existing on the date of the Indenture;

(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (1), (3), (4), (6) and (8) and this clause (9); provided that in the case of Liens securing Permitted Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (3), (4), (6) and (8) and this clause (9), such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(10) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $7.5 million at any one time outstanding and that: (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

(11) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

(12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred or imposed, as applicable, in the ordinary course of business and consistent with industry practices;

(13) any interest or title of a lessor under any Capital Lease Obligation;

(14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(16) Liens securing Hedging Obligations which Hedging Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

(17) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries; and

(18) Liens arising from filing Uniform Commercial Code financing statements regarding leases.

      “Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      “Principals” means Cornerstone Equity Investors, LLC, Madison Dearborn Partners, Inc. and Beecken Petty O’Keefe & Company L.L.C. and their respective Affiliates.

      “Pro Forma Cost Savings” means, with respect to any period, the reductions in costs (including, without limitation, such reductions resulting from employee terminations, facilities consolidations and closings, standardization of employee benefits and compensation policies, consolidation of property, casualty and other insurance coverage and policies, standardization of sales and distribution methods, reductions in taxes other than income taxes) that occurred during such period that are (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (2) implemented, committed to be implemented, specifically identified to be implemented or the commencement of implementation of which has begun in good faith by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying records of such business, as if, in the case of each of clauses (1) and (2), all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs.

      “Qualified Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

      “Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 12, 2004, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      “Related Party” with respect to any Principal means:

(1) any controlling stockholder or partner, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal; or

(2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 51% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

      “Reorganization Securities” means securities distributed to Holders of the Notes in an Insolvency or Liquidation Proceeding pursuant to a plan of reorganization consented to by each class of the Senior Debt, but only if all of the terms and conditions of such securities including, without limitation, term, tenor, interest, amortization, subordination, standstills, covenants and defaults are at least as favorable (and provide the same relative benefits) to the holders of Senior Debt and to the holders of any security distributed in such Insolvency or Liquidation Proceeding on account of any such Senior Debt as the terms and conditions of the Notes and the Indenture are, and provide to the holders of Senior Debt.

      “Representative” means the Trustee, agent or representative for any Senior Debt.

      “Restricted Investment” means an Investment other than a Permitted Investment.

      “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      “Rule 144A” means Rule 144A promulgated under the Securities Act.

      “Senior Credit Facilities” means the Credit Agreement dated the date of the Indenture among the Company, the guarantors party thereto, the Credit Agent and Banc of America Securities LLC and J.P. Morgan Securities LLC, as co-arrangers, and the other agents and lenders named therein, providing for revolving credit borrowings and term loans, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including increases in principal amount.

      “Senior Debt” means:

(1) all Indebtedness outstanding under the Senior Credit Facilities, including any Guarantees thereof and all Hedging Obligations with respect thereto;

(2) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and

(3) all Obligations with respect to the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is allowed as a claim under applicable law).

      Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)	any Indebtedness that is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company or any Guarantor;

(2) any liability for federal, state, local or other taxes owed or owing by the Company;

(3) any Indebtedness of the Company to any of its Subsidiaries;

(4) any trade payables;

(5) any Earn-out Obligations; or

(6) any Indebtedness that is incurred in violation of the Indenture.

      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      “Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

      “Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as would be shown on the Company’s consolidated balance sheet in accordance with GAAP on the date of determination.

      “Transactions” means the refinancing of certain of the Company’s indebtedness, in connection with which the Company will: (i) enter into the Senior Credit Facilities; (ii) redeem $162.8 million of its outstanding preferred stock; (iii) offer to purchase all of the Company’s 12% Senior Subordinated Notes due 2009 pursuant to a tender offer and consent solicitation and redeem any of the Company’s 12% Senior Subordinated Notes due 2009 not tendered in the tender offer; and (iv) fund up to a $30 million dividend to its existing stockholders.

      “Unrestricted Subsidiary” means with respect to any Person, any Subsidiary of such Person that is designated by the Board of Directors of such Person as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall be permitted only if: (1) such Indebtedness is permitted under the covenant described under the caption “Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” and (2) no Default or Event of Default would be in existence following such designation.

      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying: (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Indebtedness.

      “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following discussion (including the opinion of counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. We recommend that each holder consult such holder’s own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

      The exchange of the old notes for exchange notes pursuant to the exchange offer should not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes should not be considered to be a “significant modification” of the old notes. Rather, the exchange notes received by a holder should be treated as a continuation of the old notes in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to holders exchanging the old notes for exchange notes pursuant to the exchange offer.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives new securities for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for outstanding securities where such securities were acquired as a result of market-making activities or other trading activities. We will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale provided a broker-dealer has notified us within 30 days after consummation of the exchange offer that it holds new securities as a result of market-making or other trading activities. Neither we nor our affiliates have entered into any arrangements with any broker-dealer to distribute the notes.

      We will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

      For a reasonable period after the expiration date of the exchange offer, we will send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

      Prior to the exchange offer, there has not been any public market for the outstanding securities. The outstanding securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for new securities by holders who are entitled to participate in this exchange offer. The holders of outstanding securities, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to the outstanding securities. The new securities will constitute a new issue of securities with no established trading market. We do not intend to list the new securities on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the new securities or as to the liquidity of the trading market for the new securities. If a trading market does not develop or is not maintained, holders of the new securities may experience difficulty in reselling the new securities or may be unable to sell them at all. If a market for the new securities develops, any such market may be discontinued at any time.

LEGAL MATTERS

      Kirkland & Ellis LLP, New York, New York will give an opinion as to the validity of the exchange securities and certain other legal matters. Certain matters under Alabama law will be passed upon by Haskell Slaughter Young & Rediker, LLC. Certain matters under Florida law will be passed upon by Foley & Lardner LLP. Certain matters under Missouri law will be passed upon by Blackwell Sanders Peper Martin LLP. Certain matters under New Jersey law will be passed upon by Sherman, Silverstein, Kohl, Rose & Podolsky, PA. Certain matters under North Carolina law will be passed upon by Parker Poe Adams & Bernstein LLP. Certain matters under Ohio law will be passed upon by Ulmer & Berne LLP. Certain matters under Tennessee law will be passed upon by London & Amburn, PC. Certain matters under Utah law will be passed upon by Durham, Jones & Pinegar, PC. Certain matters under West Virginia law will be passed upon by Bowles Rice McDavid Graff & Love, LLP. Certain matters under Washington law will be passed upon by the Law Offices of Eisenhower & Carlson, PLLC.

EXPERTS

      The consolidated financial statements of Team Health, Inc. at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

      We are subject to the periodic reporting and other informational requirements of the Exchange Act, as amended. Under the terms of the indenture, we agree that, whether or not required by the rules and regulations of the SEC, so long as any notes are outstanding, we will furnish to the trustee and the holders of the notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, if we were required to file such Forms, including a “Management’s discussion and analysis of financial condition and results of operations” that describes our financial condition and results of operations and our consolidated subsidiaries and, with respect to the annual information only, a report thereon by our certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Information filed with the SEC may be read and copied by the public at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Team Health, Inc.

      We have audited the accompanying consolidated balance sheets of Team Health, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and comprehensive earnings and cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in Item 21 (Item 15(a) of the Form 10-K Equivalent). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Team Health, Inc. at December 31, 2003 and 2002, and the consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

      As discussed in Note 2 to the financial statements, in 2002 the Company changed its method of accounting for goodwill.

ERNST & YOUNG LLP

Nashville, Tennessee

February 6, 2004

TEAM HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,

	2003	2002

	(In thousands, except
	per share data)
ASSETS
Current assets:
Cash and cash equivalents	$100,964	$47,789
Accounts receivable, less allowance for uncollectibles of $120,653 and $109,156 in 2003 and 2002, respectively	167,957	156,449
Prepaid expenses and other current assets	4,243	9,956
Receivables under insured programs	62,527	66,968
Income tax receivables	—	1,074

Total current assets	335,691	282,236
Property and equipment, net	19,967	19,993
Other Intangibles, net	16,990	28,068
Goodwill	167,665	164,188
Deferred income taxes	96,881	64,282
Receivables under insured programs	60,697	96,175
Other	33,158	19,298

	$731,049	$674,240

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$15,169	$13,895
Accrued compensation and physician payable	76,557	65,697
Other accrued liabilities	82,876	111,945
Income taxes payable	9,948	—
Current maturities of long-term debt	43,528	20,125
Deferred income taxes	20,884	411

Total current liabilities	248,962	212,073
Long-term debt, less current maturities	255,887	300,375
Other non-current liabilities	182,557	114,819
Mandatory redeemable preferred stock	158,846	144,405
Commitments and Contingencies
Common Stock, $0.01 par value 12,000 shares authorized, 10,069 shares issued in 2003 and 10,068 shares issued in 2002	101	101
Additional paid in capital	703	644
Retained earnings (deficit)	(113,813)	(96,562)
Less treasury shares at cost	(1,045)	—
Accumulated other comprehensive loss	(1,149)	(1,615)

	$731,049	$674,240

See accompanying notes to the consolidated financial statements.

TEAM HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,

	2003	2002	2001

	(In thousands)
Net revenue	$1,479,013	$1,230,703	$965,285
Provision for uncollectibles	479,267	396,605	336,218

Net revenue less provision for uncollectibles	999,746	834,098	629,067
Cost of services rendered
Professional service expenses	746,409	635,573	493,380
Professional liability costs	115,970	36,992	29,774

Gross profit	137,367	161,533	105,913
General and administrative expenses	95,554	81,744	63,998
Management fee and other expenses	505	527	649
Impairment of intangibles	168	2,322	4,137
Depreciation and amortization	22,018	20,015	14,978
Interest expense, net	23,343	23,906	22,739
Refinancing costs	—	3,389	—

Earnings (loss) before income taxes and cumulative effect of change in accounting principle	(4,221)	29,630	(588)
Provision (benefit) for income taxes	(1,410)	13,198	871

Earnings (loss) before cumulative effect of change in accounting principle	(2,811)	16,432	(1,459)
Cumulative effect of change in accounting principle, net of income tax benefit of $209	—	(294)	—

Net earnings (loss)	(2,811)	16,138	(1,459)
Dividends on preferred stock	14,440	13,129	11,889

Net earnings (loss) attributable to common stockholders	$(17,251)	$3,009	$(13,348)

See accompanying notes to the consolidated financial statements.

TEAM HEALTH, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)
AND COMPREHENSIVE EARNINGS

							Accumulated
	Common Stock		Treasury Stock		Additional		Other
					Paid in	Retained	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Total

	(In thousands)
Balance at December 31, 2000	10,000	$100	—	$—	$—	$(86,223)	$—	$(86,123)
Comprehensive loss:
Net loss	—	—			—	(1,459)	—	(1,459)
Other comprehensive loss, net of tax:
Cumulative effect of change in accounting principle — fair value of interest rate swaps, net of tax of $36	—	—			—	—	54	54
Net change in fair value of swaps, net of tax of $182	—	—	—	—	—	—	(273)	(273)

Total comprehensive loss								(1,678)
Dividends on preferred stock	—	—	—	—	—	(11,889)	—	(11,889)

Balance at December 31, 2001	10,000	100			—	(99,571)	(219)	(99,690)
Net earnings	—	—			—	16,138	—	16,138
Other comprehensive loss, net of tax:
Net change in fair value of swaps, net of tax of $844	—	—	—	—	—	—	(1,396)	(1,396)

Total comprehensive earnings								14,742
Issuance of stock	68	1			644	—	—	645
Dividends on preferred stock	—	—	—	—	—	(13,129)	—	(13,129)

Balance at December 31, 2002	10,068	101	—	—	644	(96,562)	(1,615)	(97,432)

Net loss	—	—			—	(2,811)	—	(2,811)
Other comprehensive loss, net of tax:
Net change in fair value of swaps, net of tax of $286	—	—	—	—	—	—	466	466

Total comprehensive earnings								(2,345)
Stock option activity	1	—	—	—	59	—		59
Treasury stock purchased	—	—	(150)	(1,045)	—	—	—	(1,045)
Dividends on preferred stock	—	—	—	—	—	(14,440)	—	(14,440)

Balance at December 31, 2003	10,069	$101	(150)	$(1,045)	$703	$(113,813)	$(1,149)	$(115,203)

See accompanying notes to the consolidated financial statements.

TEAM HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,

	2003	2002	2001

	(In thousands)
OPERATING ACTIVITIES
Net earnings (loss)	$(2,811)	$16,138	$(1,459)
Adjustments to reconcile net earnings (loss):
Depreciation and amortization	22,018	20,015	14,978
Amortization of deferred financing costs	1,446	1,583	1,852
Write-off of deferred financing costs	—	3,389	—
Provision for uncollectibles	479,267	396,605	336,218
Impairment of intangibles	168	2,322	4,137
Deferred income taxes	(13,967)	6,941	(1,767)
Loss on sale of equipment	5	59	240
Cumulative effect of change in accounting principle	—	294	—
Equity in joint venture income	(235)	(346)	(30)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(490,392)	(407,319)	(308,289)
Prepaids and other assets	5,842	(4,847)	(15)
Income tax receivables	10,761	7,797	(75)
Receivables under insured programs	39,918	(24,388)	(9,384)
Accounts payable	1,287	(3,785)	(2,260)
Accrued compensation and physician payable	11,907	4,806	4,101
Other accrued liabilities	(643)	2,797	(3,421)
Professional liability reserves	37,170	30,419	14,911

Net cash provided by operating activities	101,741	52,480	49,737
INVESTING ACTIVITIES
Purchases of property and equipment	(8,972)	(9,796)	(5,955)
Sale of property and equipment	1	31	170
Cash paid for acquisitions, net	(2,472)	(165,722)	(16,162)
Other investing activities	(14,836)	725	(879)

Net cash used in investing activities	(26,279)	(174,762)	(22,826)
FINANCING ACTIVITIES
Payments on notes payable	(21,085)	(121,800)	(11,901)
Proceeds from notes payable	—	225,000	—
Payments of deferred financing costs	(278)	(5,226)	(231)
Proceeds from sales of common stock	2	644	—
Proceeds from sales of preferred stock	—	1,270	—
Purchase of treasury sales	(926)	—	—

Net cash provided by (used in) financing activities	(22,287)	99,888	(12,132)

Increase (decrease) in cash and cash equivalents	53,175	(22,394)	14,779
Cash and cash equivalents, beginning of year	47,789	70,183	55,404

Cash and cash equivalents, end of year	$100,964	$47,789	$70,183

Supplemental cash flow information:
Interest paid	$23,365	$22,404	$24,260

Taxes paid	$2,557	$7,864	$9,129

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation

      Team Health, Inc. (the “Company”) believes it is among the largest national providers of outsourced physician and other healthcare related staffing and administrative services to hospitals and other healthcare facility providers in the United States. The Company’s regional operating models include comprehensive programs for emergency medicine, radiology, anesthesiology, inpatient care, pediatrics and other healthcare services, principally within hospital departments and other healthcare treatment facilities. The Company provides a full range of physician and other healthcare facility related staffing and administrative services, including the: (i) staffing and recruiting of and credentials coordination for clinical and non-clinical medical professionals; (ii) provision of administrative support services, such as payroll, insurance coverage and continuing education services; and (iii) billing and collection of fees for services provided by the medical professionals.

      The Company has two stockholders. Team Health Holdings, LLC, which is owned by certain equity sponsors and certain members of the Company’s senior management, owns 92.6% of the Company’s $0.01 par value common stock and 94.9% of the Company’s class A redeemable preferred stock. Caremark Rx, Inc. owns the remaining outstanding securities.

2.	Significant Accounting Policies

     Principles of consolidation

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States. All intercompany and inter-affiliate accounts and transactions have been eliminated.

      The Company consolidates its subsidiaries in accordance with the nominee shareholder model of Emerging Issues Task Force (“EITF”) No. 97-2. The Company’s arrangements with associated professional corporations (“PC”) are captive in nature as a majority of the outstanding voting equity instruments of the different PCs are owned by a nominee shareholder appointed at the sole discretion of the Company. The Company has a contractual right to transfer the ownership of the PC at any time to any person it designates as the nominee shareholder. This transfer can occur without cause and any cost incurred as a result of the transfer is minimal. There would be no significant impact on the PC or the Company as a result of the transfer of ownership. The Company provides staffing services to its client hospitals through a management services agreement between a subsidiary of Team Health, Inc. and the PCs.

     Cash and cash equivalents

      Cash consists primarily of funds on deposit in commercial banks. Cash equivalents are highly liquid investments with maturities of three months or less when acquired.

     Accounts receivable

      Accounts receivable are primarily due from hospitals and clinics, third-party payers, such as insurance companies, government-sponsored healthcare programs, including Medicare and Medicaid, and self-insured employers and patients. Accounts receivable are stated net of reserves for amounts estimated by management to not be collectible. Concentration of credit risk relating to accounts receivable is limited by the diversity and number of contracting hospitals, patients, payers, Military Regional Managed Care Support Contractors (“MCSC’s”) and by the geographic dispersion of the Company’s operations. The largest concentration of credit risk with respect to the Company’s accounts receivable is with an MCSC that represents 4.6% of the Company’s consolidated accounts receivable as of December 31, 2003.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     Property and equipment

      Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives, which generally range from 3 to 10 years for furniture and equipment, from 3 to 5 years for software and from 10 to 40 years for buildings and leasehold improvements. Property under capital lease is amortized using the straight-line method over the life of the respective lease and such amortization is included in depreciation expense.

     Intangible assets

      The Company’s intangible assets include goodwill and other intangibles that consist primarily of the fair value of service contracts acquired. Goodwill represents the excess of purchase price over the fair value of net assets acquired.

      Goodwill that was acquired prior to July 1, 2001, was amortized using the straight-line method over an estimated life of 15 years through December 31, 2001. Effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized. The cost of service contracts and other intangibles acquired is amortized using the straight-line method over their estimated lives which ranged from twenty months to seven years in 2003.

      Goodwill is evaluated for possible impairment on an annual basis or more frequently if events and circumstances occur that may indicate the potential for impairment. Goodwill assigned to a reporting unit is evaluated for potential impairment following a two-step procedure. The fair value of the reporting unit is initially determined and compared to its carrying value. If the carrying value exceeds the fair value of the applicable reporting unit, the implied fair value of the reporting unit is then determined. If it is determined that the fair value of the underlying assets and liabilities of the reporting unit is less than the carrying value of goodwill, an impairment loss is recorded equal to such difference.

      The carrying value of other intangibles is evaluated when indicators are present to determine whether such intangibles may be impaired with respect to their recorded values. If this review indicates that certain intangibles will not be recoverable, as determined based on the undiscounted cash flows derived from the assets acquired over the remaining estimated asset life, the carrying value of the intangibles is reduced by the estimated shortfall of discounted cash flows.

     Deferred financing costs

      Deferred financing costs, which are included in other noncurrent assets and are amortized over the term of the related debt using the interest method, consist of the following as of December 31 (in thousands):

	2003	2002

Deferred financing costs	$11,333	$11,055
Less accumulated amortization	(4,859)	(3,414)

	$6,474	$7,641

     Risk management

      Although the Company does not principally engage in the practice of medicine or provide medical services, it does require the physicians with whom it contracts to obtain professional liability insurance coverage and makes this insurance available to these physicians. The Company typically provides claims-made coverage on a per incident and annual aggregate limit per physician to affiliated physicians and other

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

healthcare practitioners. In addition, the Company has claims-made coverage on a per incident and annual aggregate limit for all corporate entities.

      Effective March 12, 2003, the Company began providing for its professional liability losses principally under a program of self-insurance, including the use of a wholly owned captive insurance company. The Company’s estimated losses under the self-insurance program are determined using periodic actuarial estimates of losses and related expenses, adjusted on an interim basis for actual physician hours worked and loss development trends. Any differences between amounts previously recorded and the results of updated actuarial studies of prior periods are recorded in the period when such differences are known.

      Professional liability insurance expense consists of premium cost, an accrual to establish reserves for future payments under the self-insured retention component and an accrual to establish a reserve for future claims incurred but not reported.

     Derivatives

      The Company utilizes derivative financial instruments to reduce interest rate risks. The Company does not hold or issue derivative financial instruments for trading purposes. The Company recognizes all derivatives as either assets or liabilities in the statement of financial condition and measures those instruments at fair value. Changes in the fair value of these instruments are reported in earnings or other comprehensive income depending on the use of the derivative and whether it qualifies for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative and the effect on the consolidated financial statements depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of cash flows of the asset or liability hedged. During 2003 the fair value of interest rate swaps, net of tax, increased approximately $0.5 million. In 2002, the fair value, net of tax decreased approximately $1.6 million. In both years the change in fair value was recognized through other comprehensive earnings.

     Net revenue

      Net revenues are reduced for management’s estimates of amounts that will not be collected. The resulting net revenue less provision for uncollectibles reflects net cash collections for services rendered in the period plus management’s estimate of the remaining collections to be realized for services rendered in the period. Such estimates of amounts to be collected are subject to adjustment as actual experience is realized. If subsequent collections experience indicates that an adjustment to previously recorded collection estimates is necessary, such change of estimate adjustment is recorded in the current period in which such assessment is made.

      Management in estimating the amounts to be collected resulting from its over six million annual fee-for-service patient visits and procedures considers such factors as prior contract collection experience, current period changes in payer mix and patient acuity indicators, reimbursement rate trends in governmental and private sector insurance programs, resolution of credit balances, the estimated impact of billing system effectiveness improvement initiatives and trends in collections from self-pay patients. The complexity of the estimation process associated with the Company’s fee-for-service volumes and diverse payer mix, along with the difficulty of assessing such factors as changes in the economy impacting the number of healthcare insured versus uninsured patients and other socio-economic trends that can have an impact on collection rates, could result in subsequent adjustments to previously reported revenues.

      The Company derives a significant portion of its net revenues less provision for uncollectibles from government sponsored healthcare programs. Net revenue less provision for uncollectibles derived from the Medicare and Medicaid programs was approximately 19%, 20%, and 25% of total net revenue less provision for uncollectibles in years 2003, 2002 and 2001, respectively. In addition, net revenues less

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provision for uncollectibles derived from the TRICARE Program, which is the U.S. military’s dependent healthcare program, was approximately 23% and 15% in 2003 and 2002, respectively, primarily resulting from an acquisition in 2002 (see Note 3).

     Implementation of new accounting standards

      Effective January 1, 2001, the Company implemented the provisions of SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. This standard requires the Company to recognize all derivatives on the balance sheet at fair value. The Company’s interest rate swaps are cash flow hedges that hedge the variability in expected cash flows of a portion of its floating rate liabilities. The Company believes that its hedges are highly effective with changes in effectiveness expected to be reported in other comprehensive earnings. Changes in any ineffectiveness will be reported through earnings. The adoption of this SFAS resulted in a cumulative effect of an accounting change, net of tax, of approximately $0.1 million in 2001 being recognized as other comprehensive earnings.

      Effective January 1, 2002, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to impairment tests on an annual basis, or more frequently if certain indicators arise. Other intangible assets continue to be amortized over their useful lives. The Company completed its required initial impairment testing of goodwill during 2002. As a result of this review, the Company concluded that a portion of its recorded goodwill was impaired. Accordingly, an impairment loss of $0.5 million ($0.3 million net of taxes) was recorded in 2002 as the cumulative effect of a change in accounting principle. The impact on net earnings in 2001, had the nonamortization of goodwill been in effect for such year, would have been an increase in previously reported net earnings of approximately $2.0 million.

      During May 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 145 Rescission of Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145 rescinds or changes several previously issued accounting pronouncements. Included among such items is an elimination of Statement No. 4 and specifically the requirement to classify all gains and losses from the extinguishment of debt, if material, as extraordinary items. Consequently, gains and losses from the extinguishments of debt are subject to the criteria established in Accounting Principles Board (“APB”) Opinion 30 Reporting the Results of Operations — Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions with a current view that such extinguishments generally do not meet the criteria of APB Opinion 30 as being “unusual and infrequent”. The provisions of SFAS No. 145 related to the classification of gains or losses attributable to debt extinguishments are effective for fiscal years beginning after May 15, 2002. The Company elected to adopt the provisions of SFAS No. 145 in 2002. Accordingly, the Company’s statement of operations in 2002 includes refinancing costs of $3.4 million related to the write-off of previously deferred financing costs as a result of a refinancing of the Company’s bank financing. Previously, such write-off of deferred financing costs would have been classified as an extraordinary loss.

      During July 2002, the FASB issued SFAS No. 146 Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force (“EITF”) has set forth in EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring). SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The scope of SFAS No. 146 also

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

includes (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. The new standard is effective for exit or restructuring activities initiated after December 31, 2002.

      On December 31, 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS No. 123. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported earnings in annual and interim financial statements. While the Statement does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether the accounting for that compensation is using the fair value method of SFAS No. 123 or the intrinsic value method of Opinion 25. As more fully discussed in Note 12, the Company has adopted the disclosure requirements of SFAS No. 148 and the fair value recognition provisions of SFAS 123, Accounting for Stock-Based Compensation, prospectively for all new awards granted to employees after January 1, 2003.

      In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 requires that certain financial instruments, which under previous guidance were accounted for as equity-type instruments, must now be accounted for as liabilities. The financial instruments affected include mandatory redeemable stock, certain financial instruments that require or may require the issuer to buy back some of its shares in exchange for cash or other assets and certain obligations that can be settled with shares of stock. The Company’s mandatory redeemable preferred stock is subject to the provisions of this statement. In addition, dividends on its redeemable preferred stock will be required to be included in interest expense in the Company’s statements of operations. The provisions of SFAS No. 150 are applicable to the Company’s financial statements beginning in 2005. The Company does not expect the adoption of SFAS No. 150 to have a material effect on the results of its operations or financial condition.

      In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”), Consolidation of Variable Interest Entities. FIN 46 provides guidance on how to identify a variable interest entity (VIE) and determine when the assets, liabilities, non-controlling interests, and results of operations of a VIE are to be included in an entity’s consolidated financial statements. A VIE exists when either the total equity investment at risk is not sufficient to permit the entity to finance its activities by itself, or the equity investors lack one of three characteristics associated with owning a controlling financial interest. Those characteristics include the direct or indirect ability to make decisions about an entity’s activities through voting rights or similar rights, the obligation to absorb the expected losses of an entity if they occur, and the right to receive the expected residual returns of the entity if they occur.

      FIN 46 was effective immediately for new entities created or acquired after February 1, 2003. The Company has no interest in any entities created nor did it acquire any entities after February 1, 2003. In December 2003, the FASB published a revision to FIN 46 (“FIN 46R”) to clarify some of the provisions of the interpretation and defer the effective date of implementation for certain entities. Under the guidance of FIN 46R, entities that do not have interests in structures that are commonly referred to as special purpose entities are required to apply the provisions of the interpretation in financial statements for periods ending after March 14, 2004. Management believes that FIN 46R does not have a material impact to the Company.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In November 2003, the Emerging Issues Task Force (“EITF”) of the FASB issued its codifying pronouncement “Accounting for Claims-Made Insurance and Retroactive Insurance Contracts” (“EITF No. 03-8”). EITF No. 03-8 codified previously issued authoritative accounting guidance in the area of insurance contracts and related activity thereto. The Company had previously offset in its consolidated balance sheets its liability for known and incurred but not reported professional liability losses with a corresponding receivable for such estimated losses from its commercial insurance companies under policies in effect for such periods. Such prior accounting treatment was pursuant to industry practice under the interpretative guidance under the AICPA’s “Audit and Accounting Guide for Health Care Organizations”. EITF No. 03-8 concluded that, under circumstances such as in the Company’s insured professional liability policies, since a right of legal offset does not exist due to the fact that there are three parties to an incurred claim, (the insured, the insurer and the claimant), the related liability should be classified separately on a gross basis with a separate related receivable recognized as being due from insurance carriers. Accordingly, the Company’s consolidated balance sheet as of December 31, 2003, reflects the provisions of EITF 03-8 and the corresponding liability and receivable previously netted to zero in the Company’s consolidated balance sheet for 2002 has been reclassified.

     Use of estimates

      The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3.	Acquisitions

      Effective December 31, 2003, the Company acquired all of the outstanding stock of a corporation that provides hospital physician staffing services under two contracts at locations in Ohio. The purchase price for the acquired corporation was $1.6 million, including $0.1 million which was paid in cash on December 31, 2003 and the remaining $1.5 million paid in January 2004. The Company may have to make up to an additional $0.9 million in future payments if targeted future earnings are achieved.

      During 2003, the Company made payments of approximately $0.7 million with respect to contingent payments established as a result of certain previous acquisitions. These amounts represent payments of purchase price and have been recorded as goodwill.

      The portion of the purchase prices allocated to intangibles and goodwill for the acquisitions in 2003 was approximately $3.3 million including $2.5 million that is not deductible for tax purposes. Amounts allocated to such intangibles are being amortized over their estimated life which is seven years.

      Effective September 1, 2002, the Company acquired all of the outstanding stock of three corporations held by a single stockholder. The acquired corporations provide hospital emergency department and hospital physician staffing services under five contracts for locations in West Virginia and Virginia. The purchase price for the acquired corporations was $8.6 million of which $5.2 million was paid in cash at September 1, 2002 with the remainder of the purchase price due in four annual installments of $0.9 million, $0.9 million, $1.1 million and $0.5 million commencing on October 31, 2003. In addition, the Company may have to pay up to $2.0 million in future contingent payments.

      On May 1, 2002, the Company acquired all of the operations of Spectrum Health Resources (“SHR”). SHR is the leading provider of permanent healthcare staffing services to military treatment facilities. The acquisition of SHR, which provides services similar to the existing staffing operations of the Company, significantly expanded the Company’s base of business by providing an entry into a portion of the healthcare staffing market not previously served by the Company The Company acquired the

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

operations of SHR through the purchase of all of the outstanding stock of the parent company of SHR and the refinancing of the parent company’s outstanding debt. The total purchase price for SHR was paid in cash and totaled approximately $145.4 million.

      The Company’s three equity sponsors control a majority of the Company’s voting common stock. Those three equity sponsors were also controlling equity investors in SHR prior to and at the time of entering into the definitive purchase agreement. Prior to negotiating the final purchase price and entering into the definitive purchase agreement to acquire SHR, the Board of Directors took the following steps:

1. The Board of Directors appointed a Special Committee, consisting of three Directors who are not affiliated with the equity sponsors. The Special Committee was authorized to (i) consider, negotiate and approve the acquisition of SHR, (ii) retain such legal counsel and advisers and consultants as they deem appropriate, (iii) consider, negotiate and approve the terms of any financing related to the transaction, and (iv) expend any funds in furtherance of the duties granted to it. The final authority to approve the acquisition and financing rested with the full Board of Directors, but the Board of Directors could not approve any transaction not recommended by the Special Committee.

2. Two of the three equity sponsors along with the Company’s management members assisted the Special Committee in the evaluations and negotiations of the transaction on behalf of the Company. The largest common equity sponsor in SHR and the Company represented SHR in its evaluation and negotiation of the transaction.

3. The Special Committee obtained an opinion by the investment-banking firm of SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., that the purchase price paid for SHR was fair from a financial point of view to the equity holders of the Company as well as its bond holders.

      Effective January 1, 2002, the Company completed the acquisition of certain of the assets and related business operations of two businesses. The operations acquired include those of L&S Medical Management, Inc. (“L&S”) and a pediatric services business. L&S provides billing and other management services on a management fee basis to anesthesiology practices, principally in the Southeastern portion of the United States. The pediatric services operation provides evenings and weekend pediatric urgent care and non-trauma emergency practice services at several locations in Florida. The pediatric services provided are billed by the Company on a fee-for-service basis.

      The assets and operations of L&S were acquired for $6.4 million in cash and the Company may have to make up to $2.5 million in future contingent payments relating to this acquisition. The assets and operations of the three pediatric services locations were acquired for $4.7 million in cash. The Company may have to make up to $3.1 million in future contingent payments for the existing business operations if targeted future earnings levels are achieved.

      The Company acquired the assets of a diagnostic imaging center in February 2001 for $1.4 million. Effective March 1, 2001, the Company acquired all of the outstanding stock of an emergency staffing company for $1.5 million. Effective August 1, 2001, the Company acquired all of the outstanding shares of Integrated Specialists Management Services, Inc. (“ISMS”), a provider of anesthesiologist practice management services, for cash of $8.5 million.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following schedule summarizes investing activities related to acquisitions and contingent payments included in the consolidated statements of cash flows for 2003, 2002 and 2001, respectively, (in thousands):

	2003	2002	2001

Fair value of net operating assets acquired (liabilities assumed)	$(3,116)	$3,676	$(1,522)
Fair value of contracts, acquired	2,110	21,510	4,380
Goodwill	3,478	140,536	13,304

Cash paid for acquisitions, net	$2,472	$165,722	$16,162

      The acquisitions noted above were accounted for using the purchase method of accounting. The operating results of the acquired businesses have been included in the accompanying consolidated statements of operations from their respective dates of acquisition.

4.	Other Intangible Assets

      The following is a summary of other intangible assets and related amortization as of December 31, 2003 and 2002 for intangibles that are subject to amortization (in thousands):

	Gross
	carrying	Accumulated
	amount	amortization

As of December 31, 2003:
Contracts	$35,614	$18,898
Other	448	174

Total	$36,062	$19,072

As of December 31, 2003:
Contracts	$46,763	$19,015
Other	685	365

Total	$47,448	$19,380

      Total amortization expense for intangibles that continue to be amortized following the implementation of SFAS No. 142 on January 1, 2002 was $10.6 million and $4.8 million, for the years 2003 and 2002, respectively. The estimated annual amortization expense for intangibles for the next five years is as follows (in thousands):

2004	$5,366
2005	4,147
2006	2,582
2007	2,151
2008	1,798

      During 2003 and 2002, the Company recorded an additional $3.5 million and $140.5 million of goodwill and $2.1 million and $21.5 million, respectively, of contract intangibles as a result of its acquisitions during the periods and contingent acquisition payments made for previous acquisitions. Contract intangibles are amortized over their estimated lives which range from approximately twenty months to seven years.

      During 2003 and 2002, the Company recorded as an impairment loss $0.2 million and $2.3 million, respectively, to reduce its contract intangibles to their estimated fair value. The impairment losses recorded

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in 2003 and 2002 are the result of either reduced contract profitability and thus expected future cash flows, or a termination of contracts for which an intangible asset had previously been recorded.

5.	Property and Equipment

      Property and equipment consists of the following at December 31 (in thousands):

	2003	2002

Buildings and leasehold improvements	$4,885	$3,428
Furniture and equipment	30,280	27,478
Software	8,824	11,411

	43,989	42,317
Less accumulated depreciation	(24,022)	(22,324)

	$19,967	$19,993

      Depreciation expense in 2003, 2002 and 2001 was approximately $9.0 million, $9.4 million and $8.1 million, respectively.

6.	Receivables Under Insured Programs

      Receivables under insured programs represent the portion of the Company’s reserves for professional liability losses estimated to be reimbursable under commercial insurance company policies.

7.	Other Accrued Liabilities

      The Company’s other accrued liabilities at December 31 consist of the following (in thousands):

	2003	2002

Professional liability loss reserves	$66,136	$66,968
Accrued insurance premium	—	29,553
Other	16,740	15,424

	$82,876	$111,945

8.	Long-term Debt

      Long-term debt as of December 31 consists of the following (in thousands):

	2003	2002

Term Loan Facility	$199,415	$220,500
12% Senior Subordinated Notes	100,000	100,000

	299,415	320,500
Less current portion	(43,528)	(20,125)

	$255,887	$300,375

      The Term Loan Facilities consist of the following (in thousands):

	2003	2002

Senior Secured Term Loan A	$56,478	$70,500
Senior Secured Term Loan A	142,937	150,000

	$199,415	$220,500

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The interest rates for any senior revolving credit facility borrowings and for the Term Loan A amounts are based on a grid which is based on the consolidated ratio of total funded debt to earnings before interest, taxes, depreciation and amortization, all as defined in the credit agreement. The interest rate on any Term Loan B amount outstanding is equal to the eurodollar rate plus 3.25% or the agent bank’s base rate plus 1.25%. In the event of a default by the Company under its bank loan covenants, such interest rates would increase by 2% over the current rates then in effect. Upon expiration of the current interest rate period, the Company would have to pay the agent bank’s base rates plus 2% plus the maximum applicable margin. Under the bank’s base rate borrowing base, the maximum applicable margin for the senior revolving credit facility borrowings and Term Loan A amounts is 1.0% and for the Term Loan B amounts is 1.25%.

      The interest rates at December 31, 2003 were 3.719% and 4.469% for Term Loans A and B, respectively. In addition, the Company pays a commitment fee for the revolving credit facility which was equal to 0.5% of the commitment at December 31, 2003. No funds have been borrowed under the revolving credit facility as of December 31, 2003, but the Company had $2.6 million of standby letters of credit outstanding against the revolving credit facility commitment. The Company has a forward interest rate swap agreement that became effective November 7, 2002, to effectively convert $62.5 million of floating-rate borrowings to 3.86% fixed-rate borrowings through April 30, 2005. These agreements expose the Company to credit losses in the event of non-performance by the counterparties to its financial instruments. The counterparties are creditworthy financial institutions and the Company anticipates that the counterparties will be able to fully satisfy their obligations under the contracts.

      The 12% Senior Subordinated Notes (“Notes”) are due March 15, 2009. The Notes are subordinated in right of payment to all senior debt of the Company and are senior in right of payment to all existing and future subordinated indebtedness of the Company. Interest on the Notes accrues at the rate of 12% per annum, payable semi-annually in arrears on March 15 and September 15 of each year. Beginning on March 15, 2004, the Company may redeem some or all of the Notes at any time at various redemption prices.

      The Notes are guaranteed jointly and severally on a full and unconditional basis by all of the Company’s majority-owned operating subsidiaries (“Subsidiary Guarantors”) as required by the Indenture Agreement. The Company is a holding company with no assets or operations apart from the ownership of its operating subsidiaries.

      Both the Notes and the Term Loan Facility contain both affirmative and negative covenants, including limitations on the Company’s ability to incur additional indebtedness, sell material assets, retire, redeem or otherwise reacquire its capital stock, acquire the capital stock or assets of another business, pay dividends, and require the Company to meet or exceed certain coverage, leverage and indebtedness ratios. In addition, the senior credit agreement includes a provision for the prepayment of a portion of the outstanding term loan amounts at any year-end if the Company generates “excess cash flow,” as defined in the agreement. The Company has estimated that it will be required to make an excess cash flow payment of approximately $27.9 million for fiscal 2003 by April 30, 2004. The estimated excess cash flow payment has been included within current maturities of long-term debt in the accompanying balance sheet at December 31, 2003.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Aggregate annual maturities of long-term debt as of December 31, 2003 are as follows (in thousands):

2004	$43,528
2005	19,550
2006	20,809
2007	6,300
2008	109,228
Thereafter	100,000

$299,415

      The Company expensed deferred financing costs of approximately $3.4 million related to its previously outstanding bank debt in 2002.

9.	Other Noncurrent Liabilities

      Other noncurrent liabilities consist of the following as of December 31 (in thousands):

	2003	2002

Professional liability loss reserves	$165,798	$98,244
Deferred compensation	12,626	11,449
Other	4,133	5,126

	$182,557	$114,819

      The Company’s professional liability loss reserves at December 31 consist of the following (in thousands):

	2003	2002

Estimated losses under self-insured programs	$108,710	$2,069
Estimated losses under commercial insurance programs	123,224	163,143

	231,934	165,212
Less — estimated amount payable within one year	66,136	66,968

	$165,798	$98,244

      The Company provides for its estimated professional liability losses through a combination of commercial insurance company coverage as well as reserves established to provide for future payments under self-insured retention components and to establish reserves for future claims incurred but not reported. During the period March 12, 1999 through March 11, 2003, the primary source of the Company’s coverage for such risks was a professional liability insurance policy provided through one insurance carrier. The policy with the Company’s primary insurance carrier for such coverage and period provided coverage for potential liabilities on a “claims-made” basis. The policy included the ability for the Company to be able to exercise a “tail” premium option. The tail premium option included an aggregate limit of $130.0 million during the period March 12, 1999 to March 11, 2003. As a result of conditions in the professional liability insurance market, the Company decided that it would provide, beginning March 12, 2003, for such risks previously covered by the Company’s primary insurance carrier through a captive insurance company. Since March 12, 2003, loss estimates on a “claims-made” basis are being provided for and funded within the captive insurance company. Additionally, the Company is providing for an actuarial estimate of losses for professional liability claims incurred but not reported since March 12, 2003.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The option for the tail premium was exercised by the Company effective March 11, 2003, and its cost of approximately $30.6 million, was paid in April 2003. The Company had previously recorded the cost of such option over the four-year period ended March 11, 2003.

      The Company’s decision to forego commercial professional liability insurance in favor of a self-insured program was, in part, based on the results of an actuarial study. The actuarial study was prepared to provide the Company with an actuarial estimate of the current annual cost of its professional liability claim losses and related expenses and also to estimate the Company’s potential exposure to prior period losses under the $130.0 million aggregate policy limit. The foregoing actuarial study included numerous underlying estimates and assumptions, including assumptions as to future claim losses, the severity and frequency of such projected losses, loss development factors, and others. The results of the actuarial study included a projection that the Company would incur a loss resulting from claims for the covered periods exceeding the $130.0 million aggregate insurance company loss limit under the previous policy. Such loss estimate, discounted at 4% over the projected future payment periods, totaled $50.8 million and is reflected in the Company’s statement of operations for 2003.

      The Company’s provisions for losses subsequent to March 11, 2003, that are not covered by commercial insurance company coverage are subject to subsequent adjustment should future actuarial projected results for such periods indicate projected losses are greater or less than previously projected. In addition, the results of future actuarial studies may result in the loss estimate provision under the aggregate policy limit to be further adjusted upward or downward as actuarial results are realized over time.

10.	Mandatory Redeemable Preferred Stock

      The Company as of December 31, 2003, had outstanding 100,381 shares of class A redeemable preferred stock held by holders of its common stock. During 2002, the Company sold 944 shares of its redeemable preferred stock in exchange for proceeds of $1.3 million consisting of $1,000 per share sold plus accrued and unpaid dividends through the date of the respective sales.

      Additionally, in 2002 the Company accepted and subsequently cancelled 563 shares of preferred stock in settlement of obligations due the Company under an existing indemnification agreement with Caremark Rx, Inc. The preferred stock is subject to mandatory redemption on March 12, 2009 at a redemption price equal to $1,000 per share plus all accrued and unpaid dividends. The preferred stock accrues cumulative preferential dividends from the date of issuance in the amount of 10% per year. As of December 31, 2003, approximately $58.5 million in cumulative dividends has been accrued.

11.	Stockholders’ Equity

      During 2003, the Company recorded the cost of acquiring 70,828 shares of its common stock from members of its management at a total cost of $0.9 million.

      During 2002, the Company sold 67,513 shares of its $.01 par value common stock to members of its management and Board of Directors for net proceeds of $0.6 million.

12.	Stock Options

      The Company’s 1999 Stock Option Plan (the “Plan”) allows the granting of stock options to employees, consultants and directors of the Company. The Company has reserved 885,205 shares of common stock for issuance. The options vest at the end of an eight-year period, but allow for the possible acceleration of vesting if certain performance related criteria are met.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Effective January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all new awards granted to employees after January 1, 2003. Prior to January 1, 2003, the Company applied the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for options awarded. No stock-based employee compensation expense is reflected in net earnings for 2002 and 2001 as all options granted prior to January 1, 2003 had an exercise price equal to the market value of the underlying common stock on the date of grant. Therefore, the expense related to stock-based employee compensation included in the determination of net earnings (loss) for 2002 and 2001 is less than that which would have been recognized if the fair value method had been applied to all awards since adoption of the plan. The following table illustrates the effect on net earnings (loss) if the fair value method had been applied to all outstanding and unvested awards in each period (in thousands):

	Year ended December 31,

	2003	2002	2001

Net earnings (loss) attributable to common stockholders	$(17,251)	$3,009	$(13,348)
Add: stock-based employee compensation expense included in net earnings (loss) attributable to common stockholders, net of related tax effects	19	5	5
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(151)	(114)	(55)

Pro forma net earnings (loss) attributable to common stockholders	$(17,383)	$2,900	$(13,398)

      Stock option activity during 2001, 2002 and 2003 was as follows (options in thousands):

	Number		Weighted average
	of options	Price range	exercise price

Outstanding at December 31, 2000	458	$1.50-4.50	$2.12
Granted	53	4.50	4.50
Cancelled	(14)	1.50	1.50

Outstanding at December 31, 2001	497	1.50-4.50	2.39
Granted	359	4.50-12.00	10.34
Cancelled	(6)	1.50-4.50	2.00

Outstanding at December 31, 2002	850	1.50-12.00	5.75
Granted	48	13.50	13.50
Exercised	2	1.50	1.50
Cancelled	(33)	1.50-4.50	2.00

Outstanding at December 31, 2003	863	$1.50-13.50	$6.34

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following table summarizes information about stock options outstanding at December 31, 2003 (options in thousands):

Options	Weighted average	Options	Weighted average
outstanding	exercise price	exercisable	contractual life

311	$1.50	121	6.1
225	4.50	27	7.4
279	12.00	—	8.4
48	13.50	—	9.4

863	$6.34	148	7.4

      As of December 31, 2003, 2002 and 2001, there were 148,343, 161,532 and 69,513 shares that were vested and exercisable, respectively.

      Approximately 101,000 of the 862,900 options outstanding at December 31, 2003 were granted to affiliated independent contractor physicians in previous years. The Company recorded $18,061 of compensation expense in 2003, and $9,000 in 2002 and 2001, based on a fair value of $0.68 per option, 6.0% risk-free interest rate and a ten year expected option life relating to these options.

      The following table represents the weighted average fair value of options granted during 2003, 2002 and 2001:

Weighted average
fair value

2003	$4.45
2002	$2.60
2001	$1.74

      The fair value of stock options was estimated at the date of grant using the minimal value option pricing model with the following assumptions: expected dividend yield of 0% in 2003, 2002 and 2001; risk-free interest rate of 4.0%, 2.0% and 4.9% in 2003, 2002 and 2001, respectively; and an expected life of ten years in 2003, 2002 and 2001.

13.	Net Revenue

      Net revenue in 2003, 2002 and 2001, respectively, consisted of the following (in thousands):

	2003	2002	2001

Fee for service revenue	$1,040,996	$907,596	$789,545
Contract revenue	408,147	292,740	159,194
Other revenue	29,870	30,367	16,546

	$1,479,013	$1,230,703	$965,285

      The Company recorded in 2001 a charge of $24.5 million to increase its contractual allowances for patient accounts receivable. The charge resulted from a change in estimated collection rates based on a detailed analysis of the Company’s outstanding accounts receivable using additional data developed during the period. The results of the additional research indicated that the Company’s estimated collection rates for prior periods were lower than originally estimated.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

14.	Income Taxes

      The provision for income tax expense (benefit) consists of the following (in thousands):

	Year ended December 31,

	2003	2002	2001

Current:
Federal	$15,468	$4,336	$2,395
State	2,524	1,904	304

	17,992	6,240	2,699
Deferred:
Federal	(17,699)	7,646	(1,593)
State	(1,703)	(688)	(235)

	(19,402)	6,958	(1,828)

	$(1,410)	$13,198	$871

      The reconciliation of income tax expense computed at the federal statutory tax rate to income tax expense (benefit) is as follows:

	Year ended December 31,

	2003	2002	2001

Tax at statutory rate	(35.0)%	35.0%	35.0%
State income tax (net of federal tax benefit)	(1.0)	1.6	114.9
Change in valuation allowance	—	3.3	(111.1)
Expenses not deductible for tax purposes	5.2	1.5	(64.3)
Other	(2.6)	3.1	(122.6)

	(33.4)%	44.5%	(148.1)%

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred tax assets and liabilities are as follows at December 31 (in thousands):

	Year ended
	December 31,

	2003	2002

Current deferred tax assets:
Accounts receivable	$12,890	$5,993
Accrued compensation and other	2,478	2,546
Professional liability reserves	865	10,140

Total current deferred tax assets	16,233	18,679

Current deferred tax assets:
Amortization of intangibles	—	(2,720)
Affiliate deferred revenue	(37,117)	(16,370)

Total current deferred tax liabilities	(37,117)	(19,090)

Net current deferred tax liability	$(20,884)	$(411)

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Year ended
	December 31,

	2003	2002

Long term deferred tax assets:
Accrued compensation and other	$2,100	$2,410
Amortization and depreciation	56,669	64,001
Professional liability reserves	41,378	798
Net operating losses	2,623	2,995

Total long term deferred tax assets	102,770	70,204

Long term deferred tax liabilities:
Other reserves	(3,630)	(3,630)
Valuation Allowance	(2,259)	(2,292)

Net long-term deferred tax asset	$96,881	$64,282

Total deferred tax assets	$119,003	$88,883
Total deferred tax liabilities	(40,747)	(22,720)
Valuation allowance	(2,259)	(2,292)

Net deferred tax assets	$75,997	$63,871

      The Company as of December 31, 2003, had operating loss carryforwards in various states that begin to expire in 2005 through 2015.

15.	Retirement Plans

      The Company’s employees participated in various employee benefit plans sponsored by the Company. The plans are primarily defined contribution plans. The various entities acquired or merged into the Company have various retirement plans that have been terminated, frozen or amended with terms consistent with the Company’s plans. The Company’s contributions to the plans were approximately $3.3 million in 2003 and $3.6 million in each of 2002 and 2001.

      The Company maintains a retirement savings plan for its employees. The plan is a defined benefit contribution plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan prior to 2002 required the Company to make a matching contribution equal to 50% of the first 6% of compensation contributed by employees. Effective January 1, 2002, the plan was amended to provide for a discretionary match by the Company up to a maximum of 50% of the first 6% of compensation contributed by employees. The Company’s provisions in 2003 and 2002 reflect the maximum discretionary provisions provided for under the amended plan.

      The Company also maintains non-qualified deferred compensation plans for certain of its employees, including a Rabbi Trust for the benefit of certain members of the Company’s senior management. Total deferred compensation payable as of December 31, 2003 and 2002 was approximately $12.9 million and $11.8 million, respectively. The Rabbi Trust holds preferred units in Team Health Holdings, LLC. The deferred compensation liability and related investment held by the Rabbi Trust are carried as a long-term liability and a long-term asset at December 31, 2003 and 2002 of $8.6 million and $8.4 million, respectively.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

16.	Commitments and Contingencies

     Leases

      The Company leases office space for terms of primarily one to ten years with options to renew for additional periods. Future minimum payments due on these noncancelable operating leases at December 31, 2003 are as follows (in thousands):

2004	$7,387
2005	7,295
2006	6,355
2007	5,330
2008	3,984
Thereafter	2,840

$33,191

      Operating lease costs were approximately $8.0 million, $7.3 million and $5.4 million for the years ended December 31, 2003, 2002 and 2001, respectively.

     Litigation

      We are party to various pending legal actions arising in the ordinary operation of our business such as contractual disputes, employment disputes and general business actions as well as professional liability actions. We believe that any payment of damages resulting from these types of lawsuits would be covered by insurance, exclusive of deductibles, would not be in excess of related reserves, and such liabilities, if incurred, should not have a significant negative effect on the results of operations and financial condition of our Company.

     Indemnity

      In connection with the acquisition of SHR on May 1, 2002, subject to certain limitations, the previous shareholders of SHR and related entities have indemnified us against certain potential losses attributable to events or conditions that existed prior to May 1, 2002. The indemnity limit is $10.0 million, with certain potential losses, as defined, subject to a $0.5 million “basket” before such losses are recoverable from the previous shareholders. In addition, a separate indemnification exists with a limit of $10.0 million relating to any claims asserted against SHR during the three years subsequent to the date of SHR’s acquisition related to tax matters whose origin was attributable to tax periods prior to May 1, 2002.

     Healthcare regulatory matters

      Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory action. From time to time, governmental regulatory agencies will conduct inquiries and audits of the Company’s practices. It is the Company’s current practice and future intent to cooperate fully with such inquiries.

      In addition to laws and regulations governing the Medicare and Medicaid programs, there are a number of federal and state laws and regulations governing such matters as the corporate practice of medicine and fee splitting arrangements, anti-kickback statutes, physician self-referral laws, false or fraudulent claims filing and patient privacy requirements. The failure to comply with any of such laws or

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

regulations could have an adverse impact on our operations and financial results. It is management’s belief that the Company is in substantial compliance in all material respects with such laws and regulations.

     Contingent acquisition payments

      As of December 31, 2003, the Company may have to pay up to $9.2 million in future contingent payments as additional consideration for acquisitions made prior to December 31, 2003. These payments will be made and recorded as additional purchase price should the acquired operations achieve the financial targets contracted in the respective agreements related to their acquisition.

     Potential tax assessment

      The Company had previously received a Notice of Proposed Adjustment (NOPA) from the Internal Revenue Service (IRS) relating to audits of its federal corporate income tax returns for 2000 and 2001. The IRS has asserted deficiencies of taxable income in such tax returns in the total amount of $88.4 million plus interest on the resulting taxes due. In addition, the IRS is asserting deficiencies of taxable income in tax returns for the years 2000 and 2001 for two affiliated professional corporations in the amount of $10.6 million.

      A NOPA had previously been received for the Company’s tax returns for the two affiliated professional corporations referenced above for 1999. The issue asserted by the IRS for such year is identical to the issue being asserted for the 2000 and 2001 tax returns, as well as with the position being asserted by the IRS with respect to the Company’s federal corporate tax returns for 2000 and 2001. The Company had filed a protest with the Office of the Regional Director of Appeals in connection with the 1999 tax returns of the affiliated professional corporations and in September 2003 received a verbal indication that a favorable “no change” ruling with respect to the 1999 tax returns has been concluded to by the Office. The Office of the Regional Director of Appeals advised the Company in December 2003 that the original NOPA had been returned back to the originating IRS agent for reconsideration of the agent’s original position. The IRS agent subsequently made a decision to close the audits of the 1999 tax returns of the two professional corporations with no adjustment to the amounts originally reported by the Company.

      The Company believes that it has meritorious legal defenses to the deficiencies asserted and believes that the ultimate outcome of the proposed adjustments will not result in a material impact on the Company’s consolidated results of operation or financial position.

     TRICARE program

      During 2003, the Company derived approximately $229.0 million of revenue for services rendered to military personnel and their dependents as a subcontractor under the TRICARE program administered by the Department of Defense. The Department of Defense has a requirement for an integrated healthcare delivery system that includes a contractor managed care support contract to provide health, medical and administrative support services to its eligible beneficiaries. The Company currently provides its services through subcontract arrangements with managed care organizations that contract directly with the TRICARE program.

      On August 1, 2002, the Department of Defense issued a request for proposals for the next generation of managed care support contracts, also known as the “TRICARE Contracts”. The intent of the TRICARE Contracts is to replace the existing managed care support contracts on a phased-in basis between June and November 2004. The TRICARE Contracts proposal provided for the awarding of prime contracts to three managed care organizations to cover three distinct geographical regions of the country. The award of the prime contracts was announced in August 2003.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The Department of Defense is currently in the process of determining how it will procure the civilian positions that it will require going forward. Options currently being discussed include “rolling-over” existing staffed positions with existing providers, such as the Company, through the recently selected managed care organizations, to terminating all existing contracts for staffed positions and putting ongoing staffing needs of military treatment facilities out for competitive bidding.

      The impact on the results of operations and financial condition of the Company resulting from the changes in the TRICARE Contracts program are not known or able to be estimated at this time. The Company has exclusive contracts with two of the three future prime contractors for future resource sharing. In the event the Department of Defense opts to allow for the rollover of existing staffing, SHR expects to maintain and expand on the business that it currently has in the West and North regions under the TRICARE Contracts. The Company does not have a contract to provide staffing with the managed care organization that has been awarded the South region under the TRICARE Contracts. In 2003, SHR derived approximately $47.9 million of net revenue from staffing contracts located in the South region. The Company expects that it will be able to pursue direct service contracts with individual military treatment facilities in the South region, as it currently provides staffing to numerous military treatment facilities in the South region. The potential success and impact on the results of operations of the Company in obtaining direct service contracts is not known or able to be estimated at this time. Alternatively, if the Department of Defense opts to terminate its existing staffing contracts and enter into a competitive bidding process for such positions across all regions, the Company’s existing revenues and margins and financial condition may be materially adversely affected.

17.	Related Party Transactions

      The Company leases office space from several partnerships that are partially or entirely owned by certain employees of the Company. The leases were assumed by the Company as part of merger or purchase transactions. Total related party lease costs were approximately $1.0 million in 2003, $1.0 million in 2002 and $1.4 million in 2001.

      The Company had contractual arrangements with billing and collection service companies that are owned or partially owned by certain employees of the Company. The majority of these arrangements were assumed as part of merger or purchase transactions. Billing fees paid for these services were $0.1 million in 2002 and $1.8 million in 2001.

TEAM HEALTH, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

18.	Fair Values of Financial Instruments

      The following methods and assumptions were used by the Company in estimating the fair value of the Company’s financial instruments:

Cash and cash equivalents:	The carrying amount reported in the balance sheets for cash and cash equivalents approximates its fair value.

Accounts receivable:	The carrying amount reported in the balance sheets for accounts receivable approximates its fair value.

Long-term debt:	Fair values for debt were determined based on interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities for debt issues that are not traded on quoted market prices. The fair value of the Company’s total debt, which has a carrying value of $299.4 million, is approximately $306.8 million.

Interest rate swap:	The fair value of the Company’s interest rate swap agreements is a liability of approximately $1.9 million at December 31, 2003 based on quoted market prices for similar interest rate contracts.

19.	Quarterly Results (Unaudited)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total

	(In thousands)
Year ended December 31, 2003
Total revenues	$350,139	$358,979	$385,035	$384,860	$1,479,013
Gross profit (loss)	(5,124)	48,595	49,643	44,253	137,367
Net earnings (loss)	(24,809)	7,678	9,378	4,942	(2,811)

Year ended December 31, 2002
Total revenues	$263,727	$295,311	$335,904	$335,761	$1,230,703
Gross profit (loss)	35,383	39,120	42,897	44,133	161,533
Net earnings (loss)	5,096	2,327	3,877	4,838	16,138

TEAM HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2004	2003

	(Unaudited)

	(In thousands,
	except per share data)
ASSETS
Current assets:
Cash and cash equivalents	$54,971	$100,964
Accounts receivable, net	152,002	167,957
Prepaid expenses and other current assets	18,258	4,243
Receivables under insured programs	51,882	62,527

Total current assets	277,113	335,691
Property and equipment, net	17,896	19,967
Other intangibles, net	14,307	16,990
Goodwill	102,555	167,665
Deferred income taxes	102,128	96,881
Receivables under insured programs	51,487	60,697
Other	33,400	33,158

	$598,886	$731,049

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$12,747	$15,169
Accrued compensation and physician payable	70,988	76,557
Other accrued liabilities	69,080	82,876
Income taxes payable	8,195	9,948
Current maturities of long-term debt	2,500	43,528
Deferred income taxes	20,372	20,884

Total current liabilities	183,882	248,962
Long-term debt, less current maturities	426,875	255,887
Other non-current liabilities	191,874	182,557
Mandatory redeemable preferred stock	—	158,846
Commitments and Contingencies
Common stock, $0.01 par value 12,000 shares authorized, 10,081 shares issued at June 30, 2004 and 10,069 shares issued at December 31, 2003	101	101
Additional paid in capital	755	703
Retained earnings (deficit)	(200,953)	(113,813)
Less — treasury shares at cost	(3,532)	(1,045)
Accumulated other comprehensive loss	(116)	(1,149)

	$598,886	$731,049

See accompanying notes to financial statements.

TEAM HEALTH, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended
	June 30,

	2004	2003

	(Unaudited)
	(In thousands)
Net revenue	$786,032	$709,118
Provision for uncollectibles	268,628	220,573

Net revenue less provision for uncollectibles	517,404	488,545
Cost of services rendered
Professional service expenses	385,948	368,997
Professional liability costs	29,891	76,078

Gross profit	101,565	43,470
General and administrative expenses	48,819	45,923
Management fee and other expenses	613	253
Depreciation and amortization	6,944	11,121
Interest expense, net	14,326	12,393
Refinancing costs	14,731	—
Estimated impairment loss	65,819	—

Loss before income taxes	(49,687)	(26,220)
Provision (benefit) for income taxes	6,266	(9,089)

Net loss	(55,953)	(17,131)
Dividends on preferred stock	3,602	7,161

Net loss attributable to common stockholders	$(59,555)	$(24,292)

See accompanying notes to financial statements.

TEAM HEALTH, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,

	2004	2003

	(Unaudited)
	(In thousands)
Operating Activities
Net loss	$(55,953)	$(17,131)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	6,944	11,121
Amortization of deferred financing costs	549	714
Refinancing costs	6,225	—
Estimated impairment loss	65,819	—
Provision for uncollectibles	268,628	220,573
Deferred income taxes	(6,385)	(17,032)
Loss on sale of equipment	362	3
Equity in joint venture income	(565)	(91)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(252,566)	(227,140)
Prepaid expenses and other current assets	(15,382)	(2,799)
Income taxes payable	(1,752)	7,118
Receivables under insured programs	19,855	9,040
Accounts payable	(2,422)	(1,644)
Accrued compensation and physician payable	(12,681)	2,077
Other accrued liabilities	(1,640)	(2,037)
Professional liability reserves	7,204	28,952

Net cash provided by operating activities	26,240	11,724
Investing Activities
Purchases of property and equipment	(2,557)	(5,891)
Cash paid for acquisitions, net	(2,259)	(1,571)
Purchase of investments	(6,838)	(1,864)
Other investing activities	9,402	(960)

Net cash used in investing activities	(2,252)	(10,286)
Financing Activities
Payments on notes payable	(300,040)	(15,090)
Proceeds from notes payable	430,000	—
Payment of deferred financing costs	(7,446)	(51)
Proceeds from sales of common stock	47	—
Purchase of treasury stock	(2,609)	—
Proceeds from sale of treasury stock	100
Dividends paid on common shares	(27,585)	—
Redemption of preferred shares	(162,448)	—

Net cash used in financing activities	(69,981)	(15,141)

Net decrease in cash	(45,993)	(13,703)
Cash and cash equivalents, beginning of period	100,964	47,789

Cash and cash equivalents, end of period	$54,971	$34,086

Interest paid	$15,325	$11,639

Taxes paid	$14,755	$1,079

See accompanying notes to financial statements.

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.	Basis of Presentation

      The accompanying unaudited consolidated financial statements include the accounts of Team Health, Inc. (the “Company”) and its wholly owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. Certain prior year amounts have been reclassified to conform to the current year presentation.

      In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments (consisting of normal recurring items) necessary for a fair presentation of results for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year. The consolidated balance sheet of the Company at December 31, 2003 has been derived from the audited financial statements at that date, but does not include all of the information and disclosures required by accounting principles generally accepted in the United States for complete financial statements. These financial statements and footnote disclosures should be read in conjunction with the December 31, 2003 audited consolidated financial statements and the notes thereto included in the Company’s Form 10-K Equivalent.

      The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements and notes. Actual results could differ from those estimates.

      Our business of providing healthcare staffing comprises a single reportable segment under Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures About Segments of an Enterprise and Related Information.

Note 2.	Implementation of New Accounting Standards

      On December 31, 2002, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure. SFAS No. 148 amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to the fair value method of accounting for stock-based employee compensation under SFAS No. 123. SFAS No. 148 also amends the disclosure provisions of SFAS No. 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based employee compensation on reported earnings in annual and interim financial statements. While the Statement does not amend SFAS No. 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS No. 148 are applicable to all companies with stock-based employee compensation, regardless of whether the accounting for that compensation is using the fair value method of SFAS No. 123 or the intrinsic value method of Opinion 25.

      As more fully discussed in Note 10, the Company adopted the disclosure requirements of SFAS No. 148 and the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all new awards granted to employees after January 1, 2003.

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 3.	Net Revenue

      Net revenue for the six months ended June 30, 2004 and 2003, respectively, consisted of the following (in thousands):

	Six Months Ended
	June 30,

	2004	2003

Fee for service revenue	$565,161	$491,930
Contract revenue	205,835	201,451
Other revenue	15,036	15,737

	$786,032	$709,118

Note 4.	Impairment of Goodwill

      During the six months ended June 30, 2004, the Company derived approximately $123.9 million of revenue for services rendered to military personnel and their dependents as a subcontractor under the TRICARE program administered by the Department of Defense. Civilian staffing for the provision of health care services provided under the TRICARE program is provided through several different sources, including the direct hiring of health care related personnel by the military, contracting with managed care support contractors to provide health, medical and administrative support services to its eligible beneficiaries, and through direct contracting with health care staffing organizations. The Company has historically provided its services principally through subcontract arrangements with managed care organizations that have contracted directly with the TRICARE program.

      On August 1, 2002, the Department of Defense issued a request for proposals for the next generation of managed care support contracts, also known as the “TRICARE Contracts”. The intent of the TRICARE Contracts is to replace the existing managed care support contracts on a phased-in basis between June 1 and November 1, 2004.

      The Department of Defense and its various military branches are currently in the process of procuring the civilian positions that they require going forward. The process of awarding healthcare staffing contracts by the government to date has varied by branch of the military and by military base. The award process has included soliciting requests for proposals from organizations that provide civilian health care staffing, including the use of restrictive government or military approved vendor lists, some of which do not include the Company. In other instances, the military has re-bid its business on a basis that is inclusive of existing providers, such as the Company, without the use of restricted vendor lists. Furthermore, the awarding of certain bids has been restricted to small business or minority qualified businesses for which the Company is not eligible to even bid for the contracts.

      As of July 15, 2004, the following is a summary of the Company’s military staffing revenues that are subject to re-bidding under the new TRICARE program contracting process (in thousands):

Annual revenue derived from contracts subject to re-bidding	$210,700
Amount of revenue re-bid to date	$145,200
Amount of annual revenues submitted for re-bidding awarded to date	$132,600
Annual revenue value of bids won to date (including new business of $26.5 million)	$93,500
Percentage of revenue retained or new business won to total of annual revenue re-bidded and awarded to date	71%

      The total impact on the results of operations and financial condition of the Company resulting from the changes in the TRICARE Contracts program is not known at this time. The remaining estimated

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

impact on the results of operations of the Company is dependent on the Company’s ability to successfully retain its existing staffing business that is still subject to the re-bidding process, as well as winning new business as it is put out to bid by the military. In addition, the Company will experience as a result of the re-bidding process a decline in its operating margins for its military business prior to any reductions in related administrative related expenses.

      Management has concluded that the Company’s existing revenues and operating margins will be materially adversely affected as a result of the re-bidding process. The Company as of June 30, 2004, had $127.9 million of goodwill related to its military staffing business prior to recognition of any impairment loss related to it. Based on the results of the re-bidding process known through July 15, 2004, along with projections of the estimated results of the remaining business to the subject to re-bidding, management has concluded that a portion of such goodwill has been impaired. The Company has recorded an estimated goodwill impairment loss based on the fair value of comparable healthcare staffing companies. The amount of estimated goodwill impairment loss recorded in the six months ended June 30, 2004 was $65.8 million. A final determination of the impairment loss will be known following the completion of the re-bidding process which is scheduled to be completed by November 1, 2004. The estimated impairment loss will be adjusted, if necessary, when such final determination is known later in 2004.

Note 5.	Other Intangible Assets

      The following is a summary of intangible assets and related amortization as of June 30, 2004 and December 31, 2003 (in thousands):

	Gross Carrying	Accumulated
	Amount	Amortization

As of June 30, 2004:
Contracts	$35,614	$21,558
Other	448	197

Total	$36,062	$21,755

As of December 31, 2003:
Contracts	$35,614	$18,898
Other	448	174

Total	$36,062	$19,072

Aggregate amortization expense:
For the six months ended June 30, 2004	$2,683

Estimated amortization expense:
For the year ended December 31, 2004	$5,365
For the year ended December 31, 2005	4,147
For the year ended December 31, 2006	2,582
For the year ended December 31, 2007	2,151
For the year ended December 31, 2008	1,798

      As of June 30, 2004, the Company may have to pay up to $8.4 million in future contingent payments as additional consideration for acquisitions made prior to June 30, 2004. These payments will be made and recorded as additional goodwill should the acquired operations achieve the financial targets agreed to in the respective acquisition agreements. During the six months ended June 30, 2004, the Company made a $2.3 million deferred cash payments related to previous acquisitions.

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6.     Professional Liability Insurance

      The Company provides for its estimated professional liability losses through a combination of self-insurance and commercial insurance programs. Beginning March 12, 2003, such risks are principally being provided for through a self-insurance program with a portion of such risks (“claims-made” basis) transferred to and funded into a captive insurance company. The accounts of the captive insurance company are fully consolidated with those of the other operations of the Company in the accompanying financial statements. The self-insurance program includes reserves for future claims incurred but not reported. The Company’s provisions for losses under the self-insurance program are estimated using the results of periodic actuarial studies performed by an independent actuarial firm. Such actuarial studies include numerous underlying estimates and assumptions, including assumptions as to future claim losses, the severity and frequency of such projected losses, loss development factors and others.

      During the six months ended June 30, 2004, the Company reduced loss estimates totaling $2.0 million recorded in prior years for professional liability claims in excess of commercially insured limits. An ongoing review of claims related to such loss estimates has now resulted in the conclusion that such claims are more likely than not to be settled or dismissed so as to result in no loss to the Company in excess of insured amounts for the applicable periods. The conclusion reached in the period was based on the time elapsed from the insured periods, the settlement of certain claims at amounts less than insured limits and a review of remaining claims by both the Company’s risk managers and third-party examiners for the estimated dollar level exposure for reported claims.

      During the period March 12, 1999 through March 11, 2003, the primary source of the Company’s coverage for such risks was a professional liability insurance policy provided through one insurance carrier. The policy with the Company’s primary insurance carrier for such coverage and period provided coverage for potential liabilities on a “claims-made” basis. The policy included the ability for the Company to be able to exercise a “tail” premium option. The option for the tail premium was exercised by the Company effective March 11, 2003, and its cost of approximately $30.6 million, was paid in April 2003. The Company had previously recorded the cost of such option over the four-year period ended March 11, 2003. The tail premium option included an aggregate limit of $130.0 million that included claims reported during the two-year period ended March 12, 2003, as well as all incurred but not reported claims during the period March 12, 1999 to March 11, 2003. An actuarial study of the Company’s potential loss exposure under the aggregate limit of $130.0 million done prior to exercising the tail premium resulted in the Company recording a provision in the three months ended March 31, 2003 of $50.8 million for projected losses in excess of the aggregate limit. Such loss estimate was net of a discount of 4% over the projected future payment periods.

      The Company’s provisions for losses subsequent to March 11, 2003, that are not covered by commercial insurance company coverage are subject to subsequent adjustment should future actuarial projected results for such periods indicate projected losses are greater or less than previously projected. In addition, the results of future actuarial studies may result in the loss estimate provision under the aggregate policy limit to be further adjusted upward or downward as actual results are realized over time.

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 7.	Long-Term Debt

      Long-term debt as of June 30, 2004, consisted of the following (in thousands):

Term Loan B	$249,375
9% Senior Subordinated Notes	180,000

429,375
Less current portion	2,500

$426,875

      The Company’s senior credit facilities consist of the following:

•	$80.0 million Senior Secured Revolving Credit Facility

•	$249.4 million Senior Secured Term Loan B

      The interest rates for any senior revolving credit facility borrowings are determined by reference to a grid that is based on the consolidated ratio of total funded debt to earnings before interest, taxes, depreciation and amortization (EBITDA), as defined in the credit agreement. The interest rate on the Term Loan B amount outstanding is equal to the euro dollar rate plus 3.25% or the agent bank’s base rate plus 1.75%. The interest rate at June 30, 2004, was 4.84% for the Term Loan B. The Company also pays a commitment fee for the revolving credit facility which was equal to 0.5% of the commitment at June 30, 2004. No funds have been borrowed under the revolving credit facility as of June 30, 2004, but the Company had $3.9 million of standby letters of credit outstanding against the revolving credit facility commitment.

      The Company has an obligation under the terms of the senior credit facility agreement to obtain and maintain interest rate hedge agreements at amounts such that 50% of the Company’s funded debt, as defined, was at fixed rates of interest. Such hedge agreements are required to be maintained for at least the first three years of the senior credit facility agreement. On April 29, 2004, the Company entered into an interest rate swap agreement that effectively converted $35.0 million of its variable rate Term B loan to a fixed rate of 3.2% through March 31, 2007.

      The Company issued on March 23, 2004, 9% Senior Subordinated Notes in the amount of $180.0 million, due April 1, 2012.

      Aggregate maturities of long-term debt due within one year of June 30, 2004 are currently as follows (in thousands):

2005	$2,500
2006	2,500
2007	2,500
2008	2,500
Thereafter	419,375

$429,375

      The senior credit facility agreement and the 9% bond indenture contain both affirmative and negative covenants, including limitations on the Company’s ability to incur additional indebtedness, sell material assets, retire, redeem or otherwise reacquire its capital stock, acquire the capital stock or assets of another business, pay dividends, and requires the Company to meet or exceed certain coverage and leverage ratios. In addition, the senior credit agreement includes a provision for the prepayment of a portion of the

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

outstanding term loan amounts at any year-end if the Company generates “excess cash flow” as defined in the agreement.

      Effective March 23, 2004, the Company completed a tender offer for its then outstanding 12% Senior Subordinated Notes in the amount of $100.0 million, plus a call premium of $8.0 million and entered into its current senior credit facilities with a group of banks. As a result of the tender offer, approximately $91.7 million of the 12% Senior Subordinated Notes were repaid and in addition a related call premium of approximately $7.5 million was paid on March 23, 2004. The remainder of the approximately $8.3 million 12% Senior Subordinated Notes outstanding were subsequently repaid on April 21, 2004, along with a call premium of approximately $0.7 million. As a result of entering into the new senior credit facilities and the redemption of its 12% Subordinated Notes, the Company recognized in the six months ended June 30, 2004, refinancing costs of approximately $14.7 million ($9.0 million net of related income tax benefit of $5.7 million) principally relating to the write-off of capitalized financing costs on its previously outstanding long-term debt and the incurrence of the call premium to redeem the 12% Senior Subordinated Notes. In addition, as a result of repayment of underlying borrowings during the three months ended March 31, 2004, the Company recorded as additional interest expense approximately $1.7 million in the three months ended March 31, 2004, related to an interest rate swap agreement to reflect its value on a mark-to-market basis. The interest rate swap agreement was terminated subsequent to March 31, 2004.

Note 8.     Redemption of 10% Cumulative Preferred Stock

      During the three months ended March 31, 2004, the Board of Directors of the Company authorized the redemption of the Company’s 10% Cumulative Preferred Stock. On March 23, 2004, the Company redeemed its 10% Cumulative Preferred Stock in the amount of approximately $162.4 million, including accrued dividends.

Note 9.     Common Stock Dividend and Related Compensatory Bonus Payment

      The Company’s Board of Directors declared a cash dividend to shareholders of record as of March 18, 2004, in the amount of approximately $27.6 million which was subsequently paid on March 23, 2004. The Board of Directors also authorized a compensatory payment of holders of stock options in lieu of a cash dividend in the amount of approximately $2.4 million of which $1.3 million was paid and expensed on March 23, 2004, with the balance of $1.1 million to be paid and expensed in future periods as such stock options vest.

Note 10.	Stock Options

      Effective January 1, 2003, the Company adopted the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, prospectively to all new awards granted to employees after January 1, 2003. Prior to January 1, 2003 the Company applied the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for options awarded. Therefore, the expense related to stock-based employee compensation included in the determination of net loss for the six months ended June 30, 2004 and 2003 is less than that which would have been recognized if the fair value method had been applied to all

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

awards. The following table illustrates the effect on net loss if the fair value method had been applied to all outstanding and unvested awards in each period (in thousands):

	Six Months Ended
	June 30,

	2004	2003

Net loss attributable to common stockholders, as reported	$(59,555)	$(24,292)
Add: Stock-based employee compensation expense included in reported net loss attributable to common stockholders, net of related tax effects	16	6
Deduct: Total stock-based employee compensation expense determined under the fair value method for all awards, net of related tax effects	(80)	(47)

Pro forma net loss attributable to common stockholders	$(59,619)	$(24,333)

Note 11.	Contingencies

Litigation

      We are party to various pending legal actions arising in the ordinary operation of our business such as contractual disputes, employment disputes and general business actions as well as professional liability actions. We believe that any payment of damages resulting from these types of lawsuits would be covered by insurance, exclusive of deductibles, would not be in excess of related reserves, and such liabilities, if incurred, should not have a significant negative effect on the results of operations and financial condition of our Company.

Indemnity

      In connection with the acquisition of a company that specializes in providing medical staff providers to military treatment facilities on May 1, 2002, subject to certain limitations, the previous shareholders of such company and its related entities have indemnified the Company up to a limit of $10.0 million relating to any potential claims asserted against the acquired company during the three years subsequent to the date of its acquisition related to tax matters whose origin was attributable to tax periods prior to May 1, 2002.

Healthcare Regulatory Matters

      Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Compliance with such laws and regulations can be subject to future governmental review and interpretation as well as significant regulatory action. From time to time, governmental regulatory agencies will conduct inquiries and audits of the Company’s practices. It is the Company’s current practice and future intent to cooperate fully with such inquiries.

      In addition to laws and regulations governing the Medicare and Medicaid programs, there are a number of federal and state laws and regulations governing such matters as the corporate practice of medicine and fee splitting arrangements, anti-kickback statutes, physician self-referral laws, false or fraudulent claims filing and patient privacy requirements. The failure to comply with any of such laws or regulations could have an adverse impact on our operations and financial results. It is management’s belief that the Company is in substantial compliance in all material respects with such laws and regulations.

Acquisition Payments

      As of June 30, 2004, the Company may have to pay up to $8.4 million in future contingent payments as additional consideration for acquisitions made prior to June 30, 2004. These payments will be made and

TEAM HEALTH, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

recorded as additional purchase price should the acquired operations achieve the financial targets agreed to in the respective acquisition agreements.

Office of Inspector General Information Request

      On March 30, 2004, the Company received a subpoena from the Department of Health and Human Services Office of Inspector General (“OIG”) located in Concord, California requesting certain information for the period 1999 to present relating to the Company’s billing practices. To date the Company has produced and delivered to the OIG certain requested information. The OIG to date has not provided the Company with the reason for the subpoena. However, based on conversations with a representative of the OIG and the civil division of the United States Attorney for the Northern District of California, the Company believes the focus of the OIG relates to the Company’s procedures surrounding the processing of credit balances relating to its fee-for-service billing volume. Based on these same conversations, the Company believes that the basis for the issuing of this subpoena is a complaint filed by an individual on behalf of the government.

      The Company is fully cooperating with this request and has been producing and delivering to the OIG the requested documents. However, due to the lack of more specific information available to the Company at this time, we are unable to ascertain the full scope of the government’s inquiry. Management believes that its billing practices are in substantial compliance with all regulatory requirements. Nevertheless, management at this time can not predict the outcome of the matter or whether it will have a material adverse effect on the Company’s business, financial condition or results of operations.

Potential Tax Assessment

      The Company had previously received a Notice of Proposed Adjustment (NOPA) from the Internal Revenue Service (IRS) relating to audits of its federal corporate income tax returns for 2000 and 2001. As the result of receiving a favorable ruling by the Office of the Regional Director of Appeals in connection with the 1999 tax returns of two of its affiliated professional corporations, the Company has subsequently been verbally advised by the local agent that the proposed adjustments for the Company’s 2000 and 2001 federal corporate income tax returns have been rescinded. The Company is currently awaiting formal confirmation of the agent’s decision by the IRS.

Note 12.	Comprehensive Earnings

      The components of comprehensive earnings, net of related taxes, are as follows (in thousands):

	Six Months Ended
	June 30,

	2004	2003

Net loss attributable to common shareholders	$(59,555)	$(24,292)
Net change in fair value of interest rate swaps	1,034	(204)

Comprehensive loss	$(58,521)	$(24,496)

$180,000,000

TEAM HEALTH, INC.

Exchange Offer for

9% Senior Subordinated Notes due 2012

PROSPECTUS

                        , 2004

          We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You may not rely on unauthorized information or representations.

          This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

          The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

          Until                     , 2004, all dealers that effect transactions in these securities, whether or not participating in the exchange offer may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers

(1)	Team Health, Inc. is a corporation organized under the laws of the State of Tennessee.

Article IX of Team Health, Inc.’s Charter provides that:

      The corporation may indemnify and advance expenses to persons who are or were the directors or officers of the corporation in accordance with the Tennessee Business Corporation Act, as amended.

Article X of Team Health, Inc.’s Charter provides that:

      No person who is or was a director of this corporation, nor his heirs, executors or administrators, shall be personally liable to this corporation or its shareholders, and no such person may be sued by the corporation or its shareholders, for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for unlawful distributions under Section 48-18-304 of the Act. Any repeal or modification of the provisions of this Article X, directly or by the adoption of an inconsistent provision of this charter, shall not adversely affect any right or protection set forth herein in favor of a particular individual at the time of such repeal or modification.

Article VIII of Team Health, Inc.’s Bylaws provides that:

      Any person who at any time serves or has served as a director, officer or corporate officer of the corporation, or who serves or has served, at the request of the corporation, as a director, officer, corporate officer, partner, trustee, employee or agent of an affiliated corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative, or arbitrative action, suit or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to any employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit or proceeding.

      The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

      Any person who at any time after the adoption of this bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provision of this bylaw.

(2)	Access Nurse PM, Inc. is a corporation organized under the laws of the State of Utah.

Article 7 of Access Nurse PM, Inc.’s Articles of Incorporation provides that:

      The Corporation shall, to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article 8 of Access Nurse PM, Inc.’s Articles of Incorporation provides that:

      The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of the Utah Revised Business Corporation Act, as the same may be amended and supplemented.

(3)	After Hours Pediatrics, Inc. is a corporation organized under the laws of the State of Florida.

Article SIXTH of After Hours Pediatric, Inc.’s Articles of Incorporation (f/k/a After Hours Pediatric Practices, Inc.) provides that:

      A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

(4)	Charles L. Springfield, Inc. is a corporation organized under the laws of the State of California.

Article IV of Charles L. Springfield, Inc.’s Amended and Restated Articles of Incorporation provides that:

      The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

Article V of Charles L. Springfield, Inc.’s Amended and Restated Articles of Incorporation provides that:

      The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

Article X Section 4 of Charles L. Springfield, Inc’s Bylaws provides that:

      The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Sec 317 of the Code. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

(5)	Correctional Healthcare Advantage, Inc. is a corporation organized under the laws of the State of Florida.

Article IV of Correctional Healthcare Advantage, Inc.’s bylaws provides that:

      SECTION 1. Any person who is or was a Director or officer of this Corporation, or of any other corporation which he serves or served in such capacity at the request of this Corporation, because of this corporations interest, direct or indirect, as owner of shares of capital stock or as a creditor, may, in accordance with Section 2 below, be indemnified by this Corporation against any and all liability and reasonable expense (including, but not by way of limitation, counsel fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) paid or incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or of such other corporation or otherwise), civil, criminal, administrative or investigative, including any appeal relating thereto, in which he may be involved, or threatened to be involved, as a party or otherwise, by reason of his being or having been a Director or officer of this Corporation or of such other corporation, or by reason of any action taken or not taken in the course and scope of his employment as such officer or in his capacity as such Director, provided: (i) in the case of a claim, action, suit or proceeding brought by or in the right of this Corporation to procure a judgment in its favor, that such person has not been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation, and (ii) in the case of a claim, action, suit or proceeding brought other than by or in the right of this Corporation to procure judgment in its favor, that such person acted in good faith for the purpose which he reasonably believed to be in the best interest of the Corporation. In any criminal action or proceeding, such person shall be deemed not to have met the standards set forth in clause (ii) of the foregoing sentence if he had reasonable cause to believe that his conduct was unlawful or improper. Determination of any claim, action, suit or proceeding, civil, criminal, administrative or investigative, by judgment, order, settlement (whether with or without court approval, conviction or upon a plea of guilty or of nolo contendere or its equivalent), shall not itself create a presumption that a Director or officer did not meet the standards of conduct set forth in this paragraph.

      SECTION 2. Any person referred to in Section 1 of this Bylaw who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 1 shall be entitled to and shall be granted indemnification as of right, except to the extent that he has otherwise been indemnified. Except as is provided in the preceding sentence, the grant of indemnification under this Bylaw, unless awarded by a court, shall be at the discretion of the Board, but may be granted only (i) if the Board, acting by a quorum consisting of Directors not parties to such claim, action, suit or proceeding, shall have determined that, in its opinion, the Director or officer has met the applicable standards of conduct set forth in Section 1, or (ii) alternatively, if the Board shall have received the written advice of independent legal counsel that in the latter’s judgment, such applicable standards of 6 conduct have been met. If several claims, issues, matters or actions are involved, any person referred to in Section 1 of this Bylaw may be indemnified by the Board to the extent of that portion of the liability and expenses described in Section 1 above which are applicable to the claims, issues and matters of action in respect of which such person has met the applicable standards of conduct set forth in said Section 1. Any rights of indemnification provided in this Bylaw shall not include any amount paid to this Corporation pursuant to any settlement of or any judgment rendered in or resulting from any claim, action, suit or proceeding brought by or in the right of this Corporation to procure a judgment in its favor, unless the amount so paid is fully covered by insurance payable to this Corporation and/or to the party to be indemnified.

      SECTION 3. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Bylaw may be advanced by the Corporation prior to the final disposition thereof, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to and is granted indemnification under this Bylaw.

      SECTION 4. The rights of indemnification provided in this Bylaw shall be in addition to any other rights to which any such Director or officer may otherwise be entitled by contract or otherwise, and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The foregoing rights shall be available whether or not such person continues to be a Director or officer at the time of incurring or becoming subject to such liability and expenses, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Bylaw.

Article SIXTH of Correctional Healthcare Advantage, Inc.’s Articles of Incorporation provides that:

      SIXTH: A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided, however, that this Article SIXTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit.

(6)	Drs. Sheer, Ahearn & Associates, Inc. is a corporation organized under the laws of the State of Florida.

Articles VI of Drs. Sheer, Ahearn & Associates, Inc.’s Amended and Restated By-laws provides that:

      SECTION 1. To the fullest extent permitted by law, the corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation), by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      SECTION 2. In any action, suit or proceeding, threatened, pending or completed, by or in the right of the corporation, indemnification shall be made as provided in Section 1 of this Article VI, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      SECTION 3. Indemnification pursuant to Section 1 or Section 2 of this Article VI, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper in the circumstances because the indemnified person has met the applicable standard of conduct set forth in Section 1 or Section 2 hereof. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding to which the indemnification relates or by the stockholders by a majority vote of a quorum consisting of stockholders who were not parties to the action, suit or proceeding to which the indemnification relates. If a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VI, or in the defense of any claim, issue or matter therein, the corporation shall be obligated upon proper application to indemnify such person in respect of expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

      SECTION 4. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in Section 3 of this Article VI that such indemnified person meets the applicable standard of conduct referred to therein and after receipt of an undertaking satisfactory in form and substance to the corporation that such person will promptly repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the corporation as authorized in this Article VI.

      SECTION 5. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in any other capacity while holding office with the corporation. The Board of Directors may, at any time, approve indemnification of any other person that the corporation has the power by law to indemnify, including, without limitation, employees and agents of the corporation. The indemnification provided for in this Article VI shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs and personal representatives.

(7)	Emergency Professional Services, Inc. is a corporation organized under the laws of the State of Ohio.

Article EIGHTH of Emergency Professional Services, Inc.’s Articles of Incorporation provides that:

      The corporation shall, to the fullest extent permitted by Section 1701.13 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article V of Emergency Professional Services, Inc’s Amended Code of Regulations provides that:

      (a) The Corporation shall indemnify any Directors officer, employee or other person to the fullest extent provided by, or permissible under, Section 1701.13(E), Ohio Revised Code; and the Corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any person which any Ohio corporation may have power to take, [permissible under Section 1701.13(E)(6) or under any other statute or under general law] by any vote of the Shareholders, vote of disinterested Directors, by any Agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio Corporation with regard to the particular facts of each case and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

      (b) The Corporation may purchase and maintain insurance for protection of the Corporation and for protection of any Director, officer, employee and/or any other person for whose protection, and to the fullest extent, such insurance may be purchased and maintained under Ohio law Such policy or policies of insurance may provide such coverage and be upon such terms and conditions as shall be authorized or approved from time to time by the Board of Directors or the Shareholders of the Corporation.

(8)	Erie Shores Emergency Physicians, Inc. is a corporation organized under the laws of the State of Ohio.

Article V of Erie Shores Emergency Physicians, Inc.’s Bylaws provides that:

      SECTION 1. Right of Indemnification. The Corporation shall indemnify any Director, officer, employee or other person, to the fullest extent provided by, or permissible under, Section 1701.13(E), Ohio Revised Code, and the Corporation is hereby specifically authorized to take any and all further action to effectuate any indemnification of any person which any Ohio corporation may have power to take (permissible under any statute or under general law), by any vote of the Shareholders, vote of disinterested Directors, by any Agreement, or otherwise. This Section of the Code of Regulations of the Corporation shall be interpreted in all respects to expand such power to indemnify to the maximum extent permissible to any Ohio corporation with regard to the particular facts of each case, and not in any way to limit any statutory or other power to indemnify, or right of any individual to indemnification.

      SECTION 2. Insurance for Indemnification. The Corporation may purchase and maintain for protection of the Corporation and for protection of any Director, Officer, employee and/or other person for whose protection, and to the fullest extent, such insurance may be purchased and maintained under Ohio law. Such policy or policies of insurance may provide such coverage and be upon such terms and conditions as shall be authorized or approved from time to time by the Board of Directors or the Shareholders of the Corporation.

      SECTION 3. Expenses. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Bylaw may be advanced by the Corporation prior to the final disposition thereof, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to and is granted indemnification under this Bylaw.

      SECTION 4. The rights of indemnification provided in this Bylaw shall be in addition to any other rights to which any such Director or officer may otherwise be entitled by contract or otherwise, and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The foregoing rights shall be available whether or not such person continues to be a Director of officer at the time of incurring or becoming subject to such liability and expenses, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Bylaw.

(9)	Greenbrier Emergency Physicians, Inc. is a corporation organized under the laws of the State of West Virginia.

Article IV of Greenbrier Emergency Physicians, Inc’s Bylaws provides that:

      SECTION 1. Any person who is or was a Director of this Corporation, or of any other corporation which he serves or served in such capacity at the request of this Corporation, because of this corporation’s interest, direct or indirect, as owner of shares of capital stock or as a creditor, may, in accordance with Section 2 below, be indemnified by this Corporation against any and all liability and reasonable expense (including, but not by way of limitation, counsel fees and disbursements and amounts paid in settlement or in satisfaction of judgments or as fines or penalties) paid or incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or of such other corporation or otherwise), civil, criminal, administrative or investigative, including any appeal relating thereto, in which he may be involved, or threatened to be involved, as a party or otherwise, by reason of his being or having been a director or officer of this Corporation or of such other corporation, or by reason of any action taken or not taken in the course and scope of his employment as such officer or in his capacity as such Director, provided: (i) in the case of a claim, action, suit or proceeding brought by or in the right of this Corporation to procure a judgment in its favor, that such person has not been adjudged to be liable for negligence or misconduct in the performance of his duty to this Corporation, and (ii) in the case of a claim, action, suit or proceeding brought other than by or in the right of this Corporation to procure judgment in its favor, that such person acted in good faith for the purpose which he reasonably believed to be in the best interest of the Corporation. In any criminal action or proceeding, such person shall be deemed not to have met the standards set forth in clause (ii) of the foregoing sentence if he had reasonable cause to believe that his conduct was unlawful or improper. Determination of any claim, action, suit or proceeding, civil, criminal, administrative or investigative, by judgment, order, settlement (whether with or without court approval, conviction or upon a plea of guilty or of nolo contendere or its equivalent), shall not itself create a presumption that a Director or officer did not meet the standards of conduct set forth in this paragraph.

      SECTION 2. Any person referred to in Section 1 of this Bylaw who has been wholly successful on the merits with respect to any claim, action, suit or proceeding of the character described in Section 1 shall be entitled to and shall be granted indemnification as of right, except to the extent that he has otherwise been indemnified. Except as provided in the preceding sentence, the grant of indemnification under this Bylaw, unless awarded by a court, shall be at the discretion of the Board, but may be granted only (i) if the Board, acting by a quorum consisting of Directors not parties to such claim, action, suit or proceeding, shall have determined that, in its opinion, the Director or officer has met the applicable standards of conduct set forth in Section 1, or (ii) alternatively, if the Board shall have received the written advice of independent legal counsel that in the latter’s judgment, such applicable standards of conduct have been met.

      SECTION 3. Expenses incurred with respect to any claim, action, suit or proceeding of the character described in Section 1 of this Bylaw may be advanced by the Corporation prior to the final disposition thereof, upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount, unless it shall ultimately be determined that he or she is entitled to and is granted indemnification under this Bylaw.

      SECTION 4. The right of indemnification provided in this Bylaw shall be in addition to any other right to which any such Director of officer may otherwise be entitled by contract or otherwise, and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The foregoing rights shall be available whether or not such person continues to be a Director or officer at the time of incurring or becoming subject to such liability and expenses, and whether or not the claim asserted against him or her is based on matters which antedate the adoption of this Bylaw.

      SECTION 5. If any word, clause or provision of this Bylaw or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby, but shall remain in full force and effect. It is the intent of this Article IV that officers and directors of the corporation be indemnified be the Corporation to the full extent permitted by law, and this Article should be construed in accordance with that intent.

(10)	Health Care Alliance, Inc., Medical Services, Inc. and Kelly Medical Services Corporation are corporations organized under the laws of the state of West Virginia.

Article XI of Health Care Alliance, Inc.’s and Article XI of Kelly Medical Services Corporation’s Bylaws and Article XI of Medical Services, Inc.’s Amended and Restated Bylaws provide that:

      It shall be the policy of this corporation to indemnify any person who serves, or has served, as a director, officer, employee or agent of this corporation, or who serves or has served as a director, officer, partner, employee, or agent of any other corporation, partnership, joint venture, trust or enterprise at the request or direction of this corporation, against expenses (including attorneys’ fees), judgments, fines, taxes, penalties, interest, and payments in settlement, in connection with any threatened, pending or completed action or proceeding, and to pay any such expenses in advance of the final disposition of any such action or proceeding, to the full extent contemplated and permitted by Section 9 of Chapter 31, Article 1 of the Code of West Virginia of 1931, as amended, upon such finding or determination as shall be requisite or appropriate under said section; and the corporation is specifically empowered and authorized to purchase and maintain, at the expense of the corporation, insurance on behalf of any such director, officer, partner, employee or agent against any liability asserted against him or her in such capacity or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her under the provisions of said section.

(11)	Herschel Fischer, Inc. and Karl G. Mangold, Inc. are corporations organized under the laws of the State of California.

Herschel Fischer, Inc.’s and Karl G. Mangold, Inc.’s Articles of Incorporation provide that:

      V. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent under California law.

      VI. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, through agreements with the agents, or through vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject in the limits on such excess indemnification set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

      VII. Any repeal or modification of the foregoing provisions of Articles V and VI by the shareholders of this corporation shall not adversely affect the right or protection of an agent of the corporation existing at the time of such repeal or modification.

Herschel Fischer, Inc.’s and Karl G. Mangold, Inc.’s Bylaws provide that:

      39. Right of Indemnity. To the full extent permitted by law, this Corporation shall indemnify its Directors, officers, employees and other persons described as “agents” in Section 317(a) of the California Corporations Code, including persons formerly occupying any such position, against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by them in connection with any “proceeding”, as that term is used in such Section and including an action by or in the right of the Corporation, by reason of the fact that such person is or was a person described by such Section. “Expenses”, as used in this bylaw, shall have the same meaning as in Section 317(a) of the California Corporations Code.

      40. Approval of Indemnity. Except as provided in subdivision (d) of Section 317 of the California Corporations Code, any indemnification under this section shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 317(b) or (c) of the California Corporations Code by any of the following: (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding. (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion. (3) Approval of the shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon. (4) The court in which the proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not the application by the agent, attorney or other person is opposed by the Corporation.

      41. Advance of Expenses. To the full extent permitted by law and except as is otherwise determined by the Board of Directors in the specific instance, expenses incurred by a person seeking indemnification under this bylaw in defending any proceeding covered by this bylaw shall be advanced by the Corporation prior to the final disposition of the proceeding upon receipt by the Corporation of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation therefor.

      42. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

      43. Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the Corporation as defined in Section 317(a) of the California Corporations Code. The Corporation shall have the power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California Corporations Code.

(12)	IMBS, Inc., Inphynet Contracting Services, Inc., Inphynet Hospital Services, Inc. and Paragon Contracting Services, Inc. are corporations organized under the laws of the State of Florida.

Article XIII of IMBS, Inc.’s Articles of Incorporation, Inphynet Contracting Services, Inc’s (f/k/a EMSA Contracting Services, Inc.), Inphynet Hospital Services, Inc’s and Paragon Contracting Services, Inc.’s Articles of Incorporation provide that:

      The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

(13)	Inphynet South Broward Services, Inc. is a corporation organized under the laws of Florida.

Article VI of Inphynet South Broward Services, Inc’s (f/k/a EMSA South Broward Inc.) Bylaws provides that:

      SECTION 1. Actions Other Than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation (or such other corporation or organization), and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      SECTION 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      SECTION 3. Successful Defense of Action. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      SECTION 4. Determination Required. Any indemnification under Sections 1 or 2 of this Article VI, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VI. Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (ii) if such quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (iii) by independent legal counsel selected by the Board of Directors as described in (i) above or a committee as described in (ii) or, otherwise, by majority vote of the full Board of Directors (in which directors who are parties may participate); or (iv) by the shareholders by a majority vote a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      SECTION 5. Advances for Expenses of Directors. Expenses incurred by an officer or director in defending or investigating any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by employees or agents who are not officers or directors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The right provided in the first sentence of this Section 5 is a contract right.

      SECTION 6. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(14)	Med: Assure Systems, Inc., Clinic Management Services, Inc., Southeastern Emergency Physicians, Inc. and Southeastern Emergency Physicians of Memphis, Inc. are corporations organized under the laws of the State of Tennessee.

Section 2(b) of Med: Assure Systems, Inc.’s Articles of Amendment to the Charter, Section 9 of Clinic Management Services, Inc.’s Charter, Section 2(c) of Southeastern Emergency Physicians, Inc.’s Articles of Amendment to the Charter and Section 9 of Southeastern Emergency Physicians of Memphis, Inc.’s Charter provide that:

      No director may be sued by the corporation or its shareholders for breach of his or her fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304.

(15)	MetroAmerican Radiology, Inc. is a corporation organized under the laws of the State of North Carolina.

Section 10 of MetroAmerican Radiology, Inc.’s Articles of Incorporation provides that:

      A director of the corporation shall not be personally liable for monetary damages for breach of his duty as a director, except for (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the corporation, (ii) any liability under Section 55-32 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date this provision became effective. As used herein, the term “improper personal benefit” does not include a director’s compensation or other incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation.

Article VIII, Section 3 of MetroAmerican Radiology, Inc.’s Bylaws provides that:

      Any person who at any time serves or has served as a director, officer, employee or agent of the Corporation or in such capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust or other enterprise, shall have a right to be indemnified by the Corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorney’s fees, actually and necessarily incurred by him in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine, penalty or settlement for which he may have become liable in any such action, suit or proceeding.

      The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this bylaw, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him and giving notice to, and obtaining approval by, the shareholders of the Corporation.

      Any person who at any time after the adoption of this bylaw serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the provision of this bylaw.

(16)	Northwest Emergency Physicians, Inc. is a corporation organized under the laws of the State of Washington.

Article VI of Northwest Emergency Physicians, Inc.’s Bylaws provides that:

      SECTION 1. Actions Against Directors. The Corporation shall indemnify to the fullest extent permitted by the Washington Business Corporation Act, any individual, made a party to a proceeding (as defined in the Washington Business Corporation Act) because he is or was a director, against liability (as defined in the Washington Business Corporation Act), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe the conduct was unlawful.

      SECTION 2. Advances for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if: (a) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 above; and (b) The director furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification. The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(17)	Physician Integration Consulting Services, Inc. is a corporation organized under the laws of the State of California.

Article IV of Physician Integration Consulting Services, Inc.’s Articles of Incorporation provides that:

      The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or both in excess of the indemnification otherwise permitted by

Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Article X, Section 4 of Physician Integration Consulting Services, Inc’s Bylaws provides that:

      The corporation may indemnify agents of the corporation (as defined in Cal. Corp. Code Sec. 317(a)), for breach of duty to the corporation and its shareholders where the approval required in Cal. Corp. Code Sec. 327(e) has been secured. However, an agent may not in any circumstances be indemnified for acts or omissions that constitute intentional misconduct, the knowing and culpable violation of the law, the absence of good faith, the receipt of an improper personal benefit, a reckless disregard or unexcused inattention to the agent’s duty to act in the best interests of the corporation and its Shareholders. An agent also may not be indemnified for any act or omission which falls under Cal. Corp. Code Secs. 310 or 316, or where indemnification is expressly prohibited under Cal. Corp. Code Sec. 317.

(18)	Quantum Plus, Inc. is a corporation organized under the laws of the State of California.

Article X, Section 4 of Quantum Plus, Inc.’s Bylaws provides that:

      The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and share holders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

(19)	Reich, Seidelmann & Janicki Co. is a corporation organized under the laws of the State of Ohio.

Article III, Section 9 of Reich, Seidelmann & Janicki Co.’s Bylaws provides that:

      Each person who is, has been or shall hereafter be, a director or officer of the Corporation or who is serving, may have served, or shall serve at its request as a director or officer of another corporation, shall be indemnified by the Corporation to the full extent to which indemnification is permitted by subsections E(1) through E(8) of Section 1701.13 of the Ohio Revised Code.

      The foregoing rights of indemnification shall inure to the benefit of the personal representatives of such persons, and shall be in addition to any other rights to which any such persons may be entitled to at law or agreement or otherwise.

(20)	Spectrum Healthcare Services, Inc. is a corporation organized under the laws of the State of Delaware.

Article V of the Amended and Restated By-laws of Spectrum Healthcare Resources of Delaware, Inc. provides that:

      SECTION 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      SECTION 2. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim -8-for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      SECTION 3. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 4. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

(21)	Team Anesthesia, Inc. is a corporation organized under the laws of the State of Tennessee.

Section 7 of Team Anesthesia’s Charter provides that:

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) under Tennessee Code Annotated Section 48-18-304.

(22)	Team Health Anesthesia Management Services, Inc. is a corporation organized under the laws of the State of California.

Team Health Anesthesia Management Services, Inc.’s (f/k/a Integrated Specialists Management Services, Inc.) articles of incorporation provide that:

      ARTICLE FIVE. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law.

      ARTICLE SIX. The corporation is authorized to provide indemnification of agents (as defined in section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in section 204 of the Corporations Code.

Chapter 4 of Team Health Anesthesia Management Services, Inc.’s bylaws provides that:

      The corporation shall indemnify all persons who have served or may serve at any time as officers or Directors of the corporation, and their heirs, executors, administrators, successors, and assigns, from and against any and all loss and expense, including amounts Bylaws page 6 made in settlement before or after suit is commenced, and reasonable attorneys’ fees, actually and necessarily sustained as a result of any claim, demand, action, proceeding, or judgment that may be asserted against any such persons, or in which any such persons are made parties by reason of their being or having been officers or Directors of the corporation. However, this right of indemnification shall not exist in relation to matters where it is adjudged in any action, suit, or proceeding that any such persons committed gross negligence or willful misconduct in the performance of duty. The liability of the Directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

(23)	Team Health Financial Services, Inc. is a corporation organized under the laws of the State of Tennessee.

Paragraph 8. of Team Health Financial Services, Inc.’s charter provides that:

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for violation of the director’s duty under Tennessee Code Annotated Section 48-18-304.

Article VI of Team Health Financial Services, Inc.’s bylaws provides that:

      SECTION 1. Actions Against Directors. The Corporation shall indemnify to the fullest extent permitted by the Washington Business Corporation Act, any individual, made a party to a proceeding (as defined in the Washington Business Corporation Act) because he is or was a director, against liability (as defined in the Washington Business Corporation Act), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe the conduct was unlawful.

      SECTION 2. Advances for Expenses of Directors. The Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding if: (a) The director furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 above; and (b) The director furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification. The written undertaking required by paragraph (b) above must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

(24)	Spectrum Primary Care, Inc., Spectrum Primary Care of Delaware, Inc., Spectrum Healthcare, Inc. Spectrum Healthcare Resources of Delaware, Inc., Spectrum Cruise Care, Inc. and American Clinical Resources, Inc. are corporations organized under the laws of the State of Delaware.

Article V of the Amended and Restated By-laws of Spectrum Primary Care, Inc., Spectrum Primary Care of Delaware, Inc., Spectrum Healthcare, Inc. Spectrum Healthcare Resources of Delaware, Inc., Spectrum Cruise Care, Inc. and American Clinical Resources, Inc. provides that:

      (a) Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent which it is empowered to do so unless prohibited from doing so by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the corporation. The right to indemnification conferred in this Article V shall be a contract right and, subject to Sections 2 and 5 hereof, shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the corporation under Section 1 of this Article V or advance of expenses under Section 5 of this Article V shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the corporation that the director or officer is entitled to indemnification pursuant to this Article V is required, and the corporation fails to respond within sixty (60) days to a written request for indemnity, the corporation shall be deemed to have approved the request. If the corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Article Not Exclusive. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      (d) Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the corporation would have the power to indemnify such person against such liability under this Article V.

      (e) Expenses. Expenses incurred by any person described in Section 1 of this Article V in defending a proceeding shall be paid by the corporation in advance of such proceeding’s final disposition unless otherwise determined by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

      (f) Employees and Agents. Persons who are not covered by the foregoing provisions of this Article V and who are or were employees or agents of the corporation, or who are or were serving at the request of the corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

      (g) Contract Rights. The provisions of this Article V shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article V or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

      (h) Merger or Consolidation. For purposes of this Article V, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence has continued.

(25)	Emergency Coverage Corporation is a corporation organized under the laws of the State of Tennessee.

Section 9 of Emergency Coverage Corporation’s Charter provides that:

      The corporation may indemnify its directors, officers, employees and agents to the extent and under the circumstances that such indemnification is authorized by law and authorized or required by the by-laws.

Emergency Professional Services, Inc.’s Articles of Incorporation were amended to provide that:

      No director may be sued by the Corporation or its shareholders for breach of his or her fiduciary duty to the Corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304.

(26)	Team Radiology, Inc. is a corporation organized under the laws of the State of North Carolina.

Paragraph 4 of Team Radiology, Inc’s Articles of Incorporation provides that:

      No person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director, except for liability with respect to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) any transaction from which the director derived an improper personal benefit, (iii) prior to the effective date of this article or (iv) acts or omissions with respect to which the North Carolina Business Corporation Act does not permit the limitation of liability. As used herein, the term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of the corporation. No amendments or repeal of this article nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

Article III, Section 9 of Team Radiology, Inc.’s Bylaws provides that:

      Any director who was or is involved or is threatened to be involved, as a party or otherwise, in any threatened, pending or complete action, suit or proceeding, including any appeal relating thereto, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director of the corporation, shall be indemnified by the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding or the defense thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful.

Article VIII of Team Radiology Inc.’s Bylaws provides that:

      Any person who at any time serves or has served as it director of the corporation, or who, while serving as a director of the corporation, serves or has served, at the request of the corporation, as a director, officer, partner, trustee, employee, or agent, of another corporation, partnership, joint venture, trust, or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the corporation to the fullest extent permitted by law against (a) reasonable expenses, including attorneys’ fees, incurred by him in connection with any threatened, pending, or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the corporation, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments, made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty, or settlement for which he may have become liable in any such action, suit, or proceeding.

      The Board of Directors of the corporation shall take all such action as may be necessary and appropriate to authorize the corporation to pay the indemnification required by this bylaw, including, without limitation, making a determination that indemnification. is permissible in the circumstances and a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him. The Board of Directors may appoint a committee or special counsel to make such determination and evaluation. To the extent needed, the Board shall give notice to, and obtain approval by, the shareholders of the corporation for any decision to indemnify.

      Any person who at any time after the adoption of the bylaw serves or has served in the aforesaid capacity for or on behalf of the corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provision of this bylaw.

(27)	TH Contracting Midwest LLC is a limited liability company organized under the laws of the State of Missouri.

Section 14 of TH Contracting Midwest LLC’s Operating Agreement provides that:

      Subject to any limitations set forth in the Articles, the Company shall indemnify and advance expenses to each present and future Governor or Manager of the Company (and his or her heirs, estate, executors, or administrators, as applicable) to the full extent allowed by the laws of the State of Missouri, both as now in effect and as hereafter adopted. The Company may indemnify and advance expenses to any employer or agent of the Company who is not a Governor or Manager (and his or her heirs, estate, executors or administrators, as applicable) to the same extent as to a Governor or Manager, if the Board determines that it is in the best interests of the Company to do so. The Company shall also have the power to contract with any individual Governor, Manager, employee, or agent for whatever additional indemnification the Board shall deem appropriate. Notwithstanding the above, the indemnification provided hereunder shall not apply to intentional acts of malfeasance, gross negligence, fraud or misrepresentations.

(28)	The Emergency Associates for Medicine, Inc. is a corporation organized under the laws of the State of Florida.

Article EIGHTH of The Emergency Associates for Medicine, Inc.’s Amended and Restated Articles of Incorporation provides that:

      A Director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; provided, however, that this Article EIGHTH shall not eliminate or limit the liability of a Director, except to the extent permitted by applicable law, (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0834 of the Florida 1989 Business Corporation Act as the same now exists or may hereafter be amended, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to, or repeal of, this Article EIGHTH shall apply to, or have any effect on, the liability or alleged liability of any Director for, or with respect to, any acts or omissions of such director occurring prior to such amendment or repeal.

Article VI of The Emergency Associates for Medicine, Inc.’s Bylaws provides that:

      The corporation shall indemnify and advance expenses to any person who was or is a party to any proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation; subject in each instance to satisfaction of all applicable requirements under Chapter 607, Florida Statutes.

      Additionally, the corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, as it may desire, subject, however, to the restrictions contained in Chapter 607, and in particular Section 607.014(7), Florida Statutes.

(29)	Emergency Physician Associates, Inc. is a corporation organized under the laws of the State of New Jersey.

Article SIXTH of Emergency Physicians Associates, Inc.’s Restated Certificate of Incorporation provides that:

      SIXTH: To the full extent that the laws of the State of New Jersey, as they exist on the date hereof or as they may hereafter be amended, permit the limitation or elimination of the liability of Directors or officer, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. Neither the amendment or repeal of this article nor the adoption of an amendment which is inconsistent with this Article shall apply to or have any effect on the liability or alleged liability of any Director or officer of the

Corporation for or with respect to any act or omission of such Director or officer occurring prior to such amendment, repeal or adoption.

Item 21.	Exhibits and Financial Statement Schedules

      (a) Exhibits

See Exhibit Index.

      (b) Financial Statement Schedules.

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

	Balance at
	Beginning of				Balance at End
	Period	Costs and Expenses	Other	Deductions	of Period

2003	$109,156	$479,267	$—	$467,770	120,653
2002	$101,175	$396,605	$—	$388,624	109,156
2001	$106,819	$336,218	$—	$341,862	101,175

Item 22.	Undertakings

      The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

ACCESS NURSE PM, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

AFTER HOURS PEDIATRICS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

AMERICAN CLINICAL RESOURCES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* George Tracy		Executive Vice President

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

CHARLES L. SPRINGFIELD, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

CLINIC MANAGEMENT SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

CORRECTIONAL HEALTHCARE ADVANTAGE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director

* Robert Castille		President (principal executive officer)

Peter Lamelas, M.D.		Vice President and Chief Medical Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

CULLMAN EMERGENCY PHYSICIANS, INC.

By:	/s/ DAVID JONES

Name: David Jones

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Neil J. Principe, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ DAVID JONES David Jones		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ DAVID JONES David Jones Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

DANIEL & YEAGER, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* John Daniel		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

DRS. SHEER, AHEARN & ASSOCIATES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

EMERGENCY COVERAGE CORPORATION

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Robert C. Joyner, Esq.		Director and Vice President — Legal Affairs and Assistant Secretary

* John R. Staley, Jr., M.D.		President (principal executive officer)

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

EMERGENCY PHYSICIANS ASSOCIATES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* James E. George, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

EMERGENCY PROFESSIONAL SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

ERIE SHORES EMERGENCY PHYSICIANS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* James J. Rybak, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

FISCHER MANGOLD, A CALIFORNIA PARTNERSHIP

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

FISCHER MANGOLD, A CALIFORNIA PARTNERSHIP

By:	Herschel Fischer, Inc.

General Partner

By:	Karl G. Mangold, Inc.

General Partner

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

GREENBRIER EMERGENCY PHYSICIANS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Randal L. Dabbs, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

HEALTH CARE ALLIANCE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Randal L. Dabbs, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

HERSCHEL FISCHER, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Richard Gillespie, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

IMBS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* Stephen Sherlin		Director, President and Treasurer (principal executive officer)

* Robert C. Joyner, Esq.		Director, Vice President and Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

INPHYNET CONTRACTING SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Neil J. Principe, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

INPHYNET HOSPITAL SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Neil J. Principe, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

INPHYNET SOUTH BROWARD, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Neil J. Principe, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

KARL G. MANGOLD, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Richard Gillespie, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

KELLY MEDICAL SERVICES CORPORATION

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Randal L. Dabbs, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

MED: ASSURE SYSTEMS, INC.

By /s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Stephen Sherlin		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

MEDICAL MANAGEMENT RESOURCES, INC.

By: /s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Caral Edelberg		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

MEDICAL SERVICES, INC.

By: /s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Randal L. Dabbs, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

METROAMERICAN RADIOLOGY, INC.

By: /s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

MT. DIABLO EMERGENCY PHYSICIANS
PARTNERSHIP, A CALIFORNIA PARTNERSHIP

By: /s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

MT. DIABLO EMERGENCY PHYSICIANS
PARTNERSHIP, A CALIFORNIA PARTNERSHIP

By:	Herschel Fischer, Inc.

General Partner

By:	Karl G. Mangold, Inc.

General Partner

By: /s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

NORTHWEST EMERGENCY PHYSICIANS,
INCORPORATED

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director, Vice President and Chief Medical Officer (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

PARAGON CONTRACTING SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Neil J. Principe, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

PARAGON HEALTHCARE LIMITED PARTNERSHIP

By: InPhyNet Hospital Services, Inc.

Its: General Partner

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

PARAGON HEALTHCARE LIMITED PARTNERSHIP

By:     InPhyNet Hospital Services, Inc.

Its:     General Partner

Signature	Capacity

* H. Lynn Massingale, M.D.	Sole Director and Vice President (principal executive officer)

/s/ ROBERT ABRAMOWSKI Robert Abramowski	Vice President and Assistant Secretary (principal financial and accounting officer)

*By: /s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

PHYSICIAN INTEGRATION CONSULTING
SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* Paul Ottaviano		Director

Benjamin Snyder		Director

* Michelle Phillips		Director and Chief Financial Officer

* Lesley Allison		Senior Vice President (principal executive officer)

* George Viglotti		Senior Vice President of Development

* Jodie Brokowski		General Counsel/ Compliance Manager

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

QUANTUM PLUS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Richard Gillespie, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

REICH, SEIDELMANN & JANICKI CO.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

ROSENDORF, MARGULIES, BORUSHOK & SCHOENBAUM RADIOLOGY ASSOCIATES OF HOLLYWOOD, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SOUTHEASTERN EMERGENCY PHYSICIANS OF
MEMPHIS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Robert C. Joyner, Esq.		Director, Vice President — Legal Affairs and Assistant Secretary

* Randal L. Dabbs, M.D.		President (principal executive officer)

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SOUTHEASTERN EMERGENCY PHYSICIANS, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Robert C. Joyner, Esq.		Director, Vice President — Legal Affairs and Assistant Secretary

* Randal L. Dabbs, M.D.		President (principal executive officer)

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM CRUISE CARE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM HEALTHCARE RESOURCES OF
DELAWARE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM HEALTHCARE RESOURCES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM HEALTHCARE SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM HEALTHCARE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM PRIMARY CARE OF DELAWARE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

SPECTRUM PRIMARY CARE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Executive Vice President

* Cathy L. Vivirito		President (principal executive officer)

* JoAnn Zintel		Chief Financial Officer

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM ANESTHESIA, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Paul Ottaviano		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM HEALTH ANESTHESIA MANAGEMENT
SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* Paul Ottaviano		Director

Benjamin Snyder		Director

* Michelle Phillips		Director and Chief Financial Officer

* Lesley Allison		Senior Vice President (principal executive officer)

* Jodie Brokowski		Secretary

* Jodie Brokowski		General Counsel/ Compliance Manager

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM HEALTH BILLING SERVICES, LP

By: Team Health, Inc.

Its: General Partner

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

TEAM HEALTH BILLING SERVICES, LP

By:     Team Health, Inc.

Its:     General Partner

Signature	Capacity

* H. Lynn Massingale, M.D.	Director, President, Chief Executive Officer and Assistant Secretary (principal executive officer)

* Nicholas W. Alexos	Director

* Dana J. O’Brien	Director

* Kenneth W. O’Keefe	Director

* Timothy P. Sullivan	Director

* Earl Holland	Director

Signature	Capacity

* Glenn Davenport	Director

/s/ ROBERT ABRAMOWSKI Robert Abramowski	Executive Vice President — Finance and Administration (principal financial and accounting officer)

*By: /s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM HEALTH FINANCIAL SERVICES, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* David Jones		Director and President (principal executive officer)

* John Stair		Director

* Francis P. Jacobs		Director

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM HEALTH SOUTHWEST, LP

By: Team Radiology, Inc.

Its: General Partner

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

TEAM HEALTH SOUTHWEST, LP

By:     Team Radiology, Inc.

Its:     General Partner

Signature	Capacity

* H. Lynn Massingale, M.D.	Sole Director and Vice President (principal executive officer)

/s/ ROBERT ABRAMOWSKI Robert Abramowski	Vice President and Assistant Secretary (principal financial and accounting officer)

*By: /s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM HEALTH, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Executive Vice President — Finance and Administration

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature	Capacity

* H. Lynn Massingale, M.D.	Director, President, Chief Executive Officer and Assistant Secretary (principal executive officer)

* Nicholas W. Alexos	Director

* Dana J. O’Brien	Director

* Kenneth W. O’Keefe	Director

Timothy P. Sullivan	Director

* Earl Holland	Director

* Glenn Davenport	Director

* Robert C. Joyner, Esq.	Executive Vice President

Signature		Capacity

* David Jones		Chief Financial Officer, Treasurer and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Executive Vice President — Finance and Administration (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TEAM RADIOLOGY, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

TH CONTRACTING MIDWEST, LLC

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* William Heymann, M.D.		Director and President (principal executive officer)

* Neil J. Principe, M.D.		Director

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in Knoxville, in the State of Tennessee on August 19, 2004.

THE EMERGENCY ASSOCIATES FOR MEDICINE, INC.

By:	/s/ ROBERT ABRAMOWSKI

Name: Robert Abramowski

Title:	Vice President and Assistant Secretary

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on August 19, 2004.

Signature		Capacity

* H. Lynn Massingale, M.D.		Director and Vice President

* Neil J. Principe, M.D.		President (principal executive officer)

* Robert C. Joyner, Esq.		Vice President — Legal Affairs and Assistant Secretary

/s/ ROBERT ABRAMOWSKI Robert Abramowski		Vice President and Assistant Secretary (principal financial and accounting officer)

*By:	/s/ ROBERT ABRAMOWSKI Robert Abramowski Attorney-in-fact

EXHIBIT INDEX

1.1	Purchase Agreement dated as of March 12, 2004 by and among Team Health, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Merrill Lynch Pierce Fenner & Smith Incorporated and ABN Amro Incorporated.†
2.1	Recapitalization Agreement dated January 25, 1999 by and among Team Health, Inc., MedPartners, Inc., Pacific Physician Services, Inc. and Team Health Holdings, L.L.C. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.1	Charter of Team Health Group, Inc. dated March 29, 1994. (Incorporated by reference to Team Health, Inc.’s Amendment to Form S-4 dated July 26, 1999)
3.2	Articles of Amendment to the Charter of Team Health Group, Inc. dated December 30, 1994. (Incorporated by reference to Team Health, Inc.’s Amendment to Form S-4 dated July 26, 1999)
3.3	Articles of Amendment to the Charter of Team Health Group, Inc. dated March 7, 1997. (Incorporated by reference to Team Health, Inc.’s Amendment to Form S-4 dated July 26, 1999)
3.4	Articles of Amendment to the Charter of Team Health, Inc. dated March 11, 1999. (Incorporated by reference to Team Health, Inc.’s Amendment to Form S-4 dated July 26, 1999)
3.5	By-laws of Team Health, Inc. dated July 2, 2001.†
3.6	Articles of Incorporation for Access Nurse PM, Inc. dated June 6, 2000.†
3.7	Bylaws of Access Nurse PM, Inc., dated June 7, 2000.†
3.8	Articles of Incorporation of After Hours Pediatric Practices, Inc. dated November 1, 2001. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 8, 2002).
3.9	Articles of Amendment to the Articles of Incorporation of After Hours Pediatric Practices, Inc. dated May 1, 2003.†
3.10	Bylaws of After Hours Pediatric Practices, Inc. dated December 10, 2001 (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 8, 2002)
3.11	Certificate of Incorporation of American Clinical Resources, Inc. (f/k/a Spectrum Healthcare Nationwide, Inc.) dated May 10, 2001. (Incorporated by reference to Registrant’s Form 10-Q filed on August 12, 2003)
3.12	Certificate of Amendment to Certificate of Incorporation of Spectrum Healthcare Nationwide, Inc. dated December 10, 2002.†
3.13	Amended and Restated By-Laws of American Clinical Resources, Inc.†
3.14	Amended and Restated Articles of Incorporation of Charles L. Springfield, Inc. dated November 21, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.15	By-laws of Charles Springfield, M.D. dated March 16, 1981. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.16	Amendment to By-laws of Charles L. Springfield, Inc. dated November 20, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.17	Charter of Clinic Management Services, Inc. (f/k/a Park Med, P.C. and f/k/a Allways Care Clinic, Inc.) dated November 21, 1990. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.18	Articles of Amendment to the Charter of Allways Care Clinic, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.19	Articles of Amendment to the Charter of Allways Care Clinic, Inc. dated December 14, 1992. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.20	Articles of Amendment to the Charter of Allways Care Clinic, Inc. dated October 18, 1993. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.21	Articles of Amendment to the Charter of Park Med, P.C. dated March 25, 1994. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.22	By-laws of Clinic Management Services, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)

3.23	Bylaws of Correctional Healthcare Advantage, Inc. dated December 3, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 15, 2003)
3.24	Articles of Incorporation of Correctional Healthcare Advantage, Inc. (f/k/a Correctional Healthcare Solutions, Inc.), dated December 2, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 15, 2003)
3.25	Articles of Amendment to Articles of Incorporation of Correctional Healthcare Solutions, Inc., dated December 4, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 15, 2003)
3.26	Articles of Incorporation of Cullman Emergency Physicians, Inc. (f/k/a Provident Imaging Consultants, Inc. and f/k/a Paragon Imaging Consultants, Inc.) dated May 4, 1993 (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.27	Certificate of Amendment of Certificate of Incorporation of Provident Imaging Consultants, Inc. dated March 3, 1994. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.28	Articles of Amendment to the Certificate of Incorporation of Paragon Imaging Consultants, Inc. dated January 28, 2004.†
3.29	By-laws of Paragon Imaging Consultants, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.30	Articles of Incorporation of Daniel & Yeager, Inc. dated October 25, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.31	By-laws of Daniel & Yeager, Inc. dated October 6, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.32	Articles of Amendment and Restatement of the Articles of Incorporation of Drs. Sheer, Ahearn & Associates, Inc. dated August 15, 2000.†
3.33	Amended and Restated By-laws of Drs. Sheer, Ahearn & Associates, Inc. dated February 15, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.34	Charter of Emergency Coverage Corporation (f/k/a ECC Emergency Coverage Corporation) dated January 14, 1982. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.35	Articles of Amendment to the Charter of ECC Emergency Coverage Corporation dated February 7, 1986. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.36	Articles of Amendment to the Charter of Emergency Coverage Corporation dated January 15, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.37	Articles of Amendment to the Charter of ECC Emergency Coverage Corporation dated November 11, 1991. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.38	Articles of Amendment to the Charter of Emergency Coverage Corporation dated February 15, 1993. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.39	By-Laws of Emergency Coverage Corporation (f/k/a ECC Emergency Coverage Corporation). (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.40	Amendment to By-laws of Emergency Coverage Corporation dated June 12, 1995. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.41	Restated Certificate of Incorporation of Emergency Physician Associates, Inc. (f/k/a Emergency Physicians Associates, P.A.) (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.42	By-laws of Emergency Physician Associates, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.43	Articles of Incorporation of Emergency Professional Services, Inc. (f/k/a Emergency Professional Services of Ohio, Inc.) dated December 29, 1977. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.44	Certificate of Amendment to Articles of Incorporation of Emergency Professional Services of Ohio, Inc. dated May 17, 1990. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)

3.45	Certificate of Amendment to Articles of Incorporation of Emergency Professional Services of Ohio, Inc. dated March 29, 1979. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.46	Certificate of Amendment to the Articles of Incorporation of Emergency Professional Services of Ohio, Inc. dated June 24, 1988. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.47	Certificate of Amendment to the Articles of Incorporation of Emergency Professional Services, Inc. dated February 15, 1988. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.48	Certificate to Amend the Articles of Incorporation of Emergency Professional Services, Inc. dated September 30, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.49	Amended Code of Regulations of Emergency Professional Services, Inc.†
3.50	Charter of Erie Shores Emergency Physicians, Inc.†
3.51	Code of Regulations of Erie Shores Emergency Physicians, Inc. dated January 1, 2004.†
3.52	Partnership Agreement of Fischer Mangold, a California General Partnership dated February 21, 1996. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.53	Articles of Incorporation of Greenbrier Emergency Physicians, Inc. dated April 10, 2003. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 11, 2003)
3.54	Bylaws of Greenbrier Emergency Physicians, Inc. dated April 10, 2003. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 11, 2003)
3.55	Articles of Incorporation of Health Care Alliance, Inc. dated January 4, 1995. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.56	Amended and Restated Bylaws of Health Care Alliance, Inc. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.57	Articles of Incorporation of Herschel Fischer, Inc. dated February 18, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.58	By-laws of Herschel Fischer, Inc. dated February 21, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.59	Articles of Incorporation of IMBS, Inc. dated November 30, 1995. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.60	Bylaws of IMBS, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.61	Articles of Incorporation of Inphynet Contracting Services, Inc. (f/k/a EMSA Contracting Service, Inc.) dated November 30, 1995. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.62	By-laws of Inphynet Contracting Services, Inc. (f/k/a EMSA Contracting Service, Inc.). (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.63	Articles of Amendment to Articles of Incorporation of Inphynet Contracting Services, Inc (f/k/a EMSA Contracting Services, Inc.) dated March 4, 1999.†
3.64	Articles of Amendment to the Articles of Incorporation of Inphynet Contracting Services, Inc., dated March 11, 1999.†
3.65	Articles of Amendment to the Articles of Incorporation of Inphynet Contracting Services, Inc. dated December 21, 2000.†
3.66	Articles of Incorporation of InPhyNet Hospital Services, Inc. dated November 30, 1995. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.67	By-laws of InPhyNet Hospital Services, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.68	Articles of Incorporation of Inphynet South Broward Services, Inc. (f/k/a EMSA South Broward, Inc.) dated December 3, 1996. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)

3.69	By-laws of Inphynet South Broward Services, Inc. (f/k/a EMSA South Broward, Inc.). (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.70	Articles of Amendment to Articles of Incorporation of EMSA South Broward, Inc. dated March 4, 1999.†
3.71	Articles of Incorporation of Karl G. Mangold, Inc. dated February 14, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.72	By-laws of Karl G. Mangold, Inc. dated February 20, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.73	Articles of Incorporation of Kelly Medical Services Corporation (f/k/a Kelly Medical Corporation) dated August 13, 1985 (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.74	Articles of Amendment to Articles of Incorporation of Kelly Medical Services Corporation (f/k/a Kelly Medical Corporation) dated September 16, 2002 (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.75	Amended and restated bylaws of Kelly Medical Corporation. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.76	Charter of Med: Assure Systems, Inc. dated February 9, 1987. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.77	Articles of Amendment to the Charter of Med: Assure Systems, Inc. dated October 28, 1992. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated March 7, 1990)
3.78	Articles of Amendment to the Charter of Med: Assure Systems, Inc. dated October 28, 1992. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.79	By-laws of Med: Assure Systems, Inc. dated February 25, 1987. Articles of Amendment to the Charter of Med: Assure Systems, Inc. dated October 28, 1992. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.80	Articles of Incorporation of Medical Management Resources, Inc. (f/k/a New MMR, Inc.) dated December 13, 1999.†
3.81	Articles of Amendment to Articles of Incorporation of New MMR, Inc. dated January 7, 2000.†
3.82	Bylaws of Medical Management Resources, Inc. (f/k/a New MMR, Inc.) dated December 13, 1999.*
3.83	Certificate of Incorporation of Medical Services, Inc. dated February 4, 1992. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.84	Amended and restated bylaws of Medical Services, Inc. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
3.85	Articles of Incorporation of MetroAmerican Radiology, Inc. dated April 19, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.86	By-laws of MetroAmerican Radiology, Inc. dated April 23, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.87	Partnership Agreement of Mt. Diablo Emergency Physicians Partnership, a California General Partnership, dated June 1, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.88	Articles of Incorporation of Northwest Emergency Physicians, Incorporated dated June 4, 1985. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.89	By-laws of Northwest Emergency Physicians, Incorporated. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.90	Articles of Incorporation of Paragon Contracting Services, Inc. dated November 30, 1995. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.91	By-laws of Paragon Contracting Services, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.92	Certificate of limited Partnership of Paragon Healthcare Limited Partnership, dated August 3, 1993. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)

3.93	Amendment to the Certificate of Limited Partnership of Paragon Healthcare Limited Partnership, dated October 30, 1996. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.94	Articles of Incorporation of Physician Integration Consulting Services, Inc. dated August 2, 1993. (Incorporated by reference to Team Health, Inc.’s Form 10-K dated March 1, 2002)
3.95	By-laws of Physician Integration Consulting Services, Inc. dated August 11, 1993. (Incorporated by reference to Team Health, Inc.’s Form 10-K dated March 1, 2002)
3.96	Articles of Incorporation of Quantum Plus, Inc. dated January 27, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.97	By-laws of Quantum Plus, Inc. dated February 1, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.98	Amended and Restated Articles of Incorporation of Reich, Seidelmann & Janicki Co. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.99	Code Regulations of Reich, Seidelmann & Janicki Co. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.100	Articles of Incorporation of King Wendel Ragona Rosendorf Radiology Associates of Hollywood, P.A.†
3.101	Articles of Amendment to the Articles of Incorporation of Rosendorf, Marguiles, Borushok & Shoenbaum Radiology Associates of Hollywood, Inc.(f/k/a King Wendel Ragona Rosendorf Radiology Associates, Inc.) dated March 15, 1999. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.102	By-laws of Rosendorf, Marguiles, Borushok & Schoenbaum Radiology Associates of Hollywood, Inc. (f/k/a Radiology Associates of Hollywood, Inc.)
3.103	Charter of Southeastern Emergency Physicians, Inc. dated January 3, 1985. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.104	Articles of Amendment to the Charter of Southeastern Emergency Physicians, Inc. dated October 28, 1992. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.105	Articles of Amendment to the Charter of Southeastern Emergency Physicians, Inc. dated February 7, 1990. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.106	Articles of Amendment to the Charter of Southeastern Emergency Physicians, Inc. dated July 1, 1986. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.107	Articles of Amendment to the Charter of Southeastern Emergency Physicians, Inc. dated January 15, 1989. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.108	By-laws of Southeastern Emergency Physicians, Inc. dated July 1, 1986. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.109	Charter of Southeastern Emergency Physicians of Memphis, Inc. (f/k/a Nusep, Inc.) dated November 6, 1990. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.110	Articles of Amendment to the Charter of Nusep, Inc. dated February 7, 1991. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.111	Articles of Amendment to the Charter of Southeastern Emergency Physicians of Memphis, Inc. dated December 15, 1992. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.112	By-laws of Southeastern Emergency Physicians Of Memphis, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.113	Certificate of Incorporation of Spectrum Cruise Care, Inc. dated July 11, 1996. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.114	Amended and Restated Bylaws of Spectrum Cruise Care, Inc.†
3.115	Certificate of Incorporation of Spectrum Healthcare Resources of Delaware, Inc. dated November 3, 1994. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.116	Amended and Restated By-laws of Spectrum Healthcare Resources of Delaware, Inc. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)

3.117	By-laws of Spectrum Healthcare Resources, Inc. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.118	Certificate of Incorporation of Spectrum Healthcare Resources, Inc. dated November 3, 1994. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.119	Certificate of Incorporation of Spectrum Healthcare Services, Inc. dated January 18, 1994. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.120	Certificate of Amendment of Restated Certificate of Incorporation of Spectrum Healthcare Services, Inc. dated July 21, 1997. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.121	Amended and Restated Bylaws of Spectrum Healthcare Services, Inc. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.122	Certificate of Incorporation of Spectrum Healthcare, Inc. dated December 5, 1996. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.123	Amended and Restated By-Laws of Spectrum Healthcare, Inc.†
3.124	Certificate of Incorporation of Spectrum Primary Care of Delaware, Inc. dated November 3, 1994. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.125	By-laws of Spectrum Primary Care of Delaware, Inc. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.126	Certificate of Incorporation of Spectrum Primary Care, Inc. (f/k/a Spectrum Occupational Health Services, Inc.) dated August 30, 1994. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.127	Amended and Restated Bylaws of Spectrum Primary Care, Inc. (f/k/a Spectrum Occupational Health Services, Inc.).†
3.128	Certificate of Amendment of Restated Certificate of Incorporation of Spectrum Occupational Health Services, Inc. dated November 3, 1994. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)
3.129	Charter of Team Anesthesia, Inc. dated November 3, 1999.†
3.130	Bylaws of Team Anesthesia, Inc. dated November 4, 1999.†
3.131	Articles of Incorporation of Team Health Anesthesia Management Services, Inc. (f/k/a Integrated Specialists Management Services, Inc.) dated January 20, 1994. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.132	Certificate of Amendment to Articles of Incorporation of Integrated Specialists Management Services, Inc. dated January 29, 1997. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.133	Certificate of Amendment of Articles of Incorporation of Integrated Specialists Management Services, Inc. dated September 5, 2002.†
3.134	Bylaws of Integrated Specialists Management Services, Inc. dated July 18, 1994. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.135	Third Amendment to Bylaws of Integrated Specialists Management Services, Inc. dated February 23, 2001. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.136	Fifth Amendment to Bylaws of Integrated Specialists Management Services, Inc. dated June 12, 2001. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.137	Sixth Amendment to Bylaws of Integrated Specialists Management Services, Inc. dated July 30, 2001. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.138	Charter of Team Health Financial Services, Inc. dated October 9, 1997. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.139	By-laws of Team Health Financial Services, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.140	Certificate of Limited Partnership of Team Health Southwest, L.P., dated May 20, 1998. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)

3.141	Articles of Incorporation of Team Radiology, Inc. dated October 6, 1993. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.142	By-laws of Team Radiology, Inc. dated November 5, 1993. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.143	Articles of Organization of TH Contracting Midwest, LLC dated June 27, 2003. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 5, 2003)
3.144	Certificate of Limited Partnership of Team Health Billing Services, L.P., dated October 21, 1997. (Incorporated by reference to Team Health, Inc.’s 10-K dated March 1, 2002)
3.145	Operating Agreement of TH Contracting Midwest, LLC†
3.146	Amended and Restated Articles of Incorporation of The Emergency Associates for Medicine, Inc. dated August 30, 1996. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
3.147	By-laws of The Emergency Associates for Medicine, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
4.1	Indenture dated as of March 12, 1999 by and among Team Health, Inc., the Guarantors listed on the signature pages thereto and the United States Trust Company of New York. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
4.2	Supplemental Indenture dated March 28, 2001. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
4.3	Supplemental Indenture dated September 3, 2001. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
4.4	Supplemental Indenture dated May 31, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 7, 2002)
4.5	Fourth Supplemental Indenture dated November 11, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-K dated March 25, 2003)
4.6	Fifth Supplemental Indenture dated September 9, 2003. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 5, 2003)
4.7	Sixth Supplemental Indenture dated as of March 12, 2004. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
4.8	Indenture dated as of March 23, 2004 by and among Team Health, Inc., the Guarantors listed on the signature pages thereto, and the Bank of New York. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
4.9	Form of Exchange Note (included in Exhibit 4.8). (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
4.10	Registration Rights Agreement dated as of March 12, 2004 by and among Team Health, Inc., the guarantors listed on the Schedule thereto, and J.P. Morgan Securities Inc., Banc of America Securities LLC and Merrill Lynch Pierce Fenner & Smith Incorporated. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
5.1	Opinion of Kirkland & Ellis LLP.†
5.2	Opinion of Haskell Slaughter Young & Rediker, LLC.†
5.3	Opinion of Foley & Lardner LLP.†
5.4	Opinion of Blackwell Sanders Peper Martin LLP.†
5.5	Opinion of Sherman, Silverstein, Kohl, Rose & Podolsky P.A.†
5.6	Opinion of Parker, Poe, Adams & Bernstein LLP.†
5.7	Opinion of Ulmer & Berne LLP.†
5.8	Opinion of London & Amburn, PC.†
5.9	Opinion of Durham, Jones and Pinegar, PC.†
5.10	Opinion of Bowles Rice McDavid Graff & Love, PLLC.†
5.11	Opinion of Law Offices of Eisenhower & Carlson, PLLC.†

10.1	Registration Rights Agreement dated as of March 12, 1999 by and among Team Health, Inc., the guarantors listed on the signature pages thereto and Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC and Fleet Securities, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.2	Purchase Agreement dated as of March 5, 1999 by and among Team Health, Inc. and the guarantors listed on the signature pages thereto and Donaldson, Lufkin & Jenrette Securities Corporation, NationsBanc Montgomery Securities LLC and Fleet Securities, Inc. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.3	Equity Deferred Compensation Plan of Team Health, Inc. effective January 25, 1999. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.4	Management Services Agreement dated as of March 12, 1999 by and among Team Health, Inc., Madison Dearborn Partners II, L.P., Beecken, Petty & Company, L.L.C. and Cornerstone Equity Investors LLC. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.5	Registration Agreement dated as of March 12, 1999 by and among Team Health, Inc., Team Health Holdings, L.L.C., Pacific Physician Services, Inc. and certain other stockholders of Team Health, Inc. who are from the to time party thereto. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.6	Registration Agreement dated as of March 12, 1999 by and among Team Health Holdings, L.L.C., each of the persons listed on Schedule A thereto and certain other securityholders of Team Health, Inc. who are from time to time party thereto. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.7	Trust Agreement dated as of January 25, 1999 by and among Team Health, Inc. and The Trust Company of Knoxville. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.8	Credit Agreement dated as of March 12, 1999 by and among Team Health, Inc., the banks, financial institutions and other institutional lenders named herein, Fleet National Bank, NationsBank, N.A., NationsBanc Montgomery Securities LLC and Donaldson, Lufkin & Jenrette Securities Corporation. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.9	Sheer Ahearn & Associates Plan Provision Nonqualified Excess Deferral Plan effective September 1, 1998. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.10	Amendment and Restatement of Emergency Professional Services, Inc. Deferred Compensation Plan effective January 31, 1996. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.11	Lease Agreement dated August 27, 1992 between Med: Assure Systems and Winston Road Properties for our corporate headquarters located at 1900 Winston Road, Knoxville, TN. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.12	Lease Agreement dated August 27, 1999 between Americare Medical Services, Inc. and Winston Road Properties for space located at 1900 Winston Road, Knoxville, TN. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.13	1999 Stock Option Plan of Team Health, Inc. (Incorporated by reference to Team Health, Inc.’s Amendment to Form S-4 dated July 26, 1999)
10.14	Form of Employment Agreement for Dr. Massingale and Messrs. Hatcher, Sherlin, Joyner and Jones. (Incorporated by reference to Team Health, Inc.’s Form 10-K dated March 7, 2001)
10.15	Amendment No. 1 to Credit Agreement dated as of March 12, 1999. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 8, 2001)
10.16	Amendment No. 1 to Security Agreement dated as June 30, 2001. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 9, 2001)
10.17	Amendment No. 2 to Credit Agreement dated as of March 12, 1999. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 14, 2001)
10.18	Credit Agreement dated May 1, 2002 among Team Health, Inc., The Banks, Financial Institutions and Other Institutional Lenders Named Therein, Fleet National Bank, Bank of America, N.A., and Banc of America Securities, LLC. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated August 12, 2002)

10.19	Amendment No. 1 to Credit Agreement dated May 1, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 15, 2003)
10.20	Amendment No. 2 to Credit Agreement dated May 1, 2002. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated November 5, 2003)
10.21	Credit Agreement, dated as of March 23, 2004, by and among Team Health, Inc., Team Health Holdings, L.L.C., the Subsidiary Guarantors (as defined therein), the Lenders (as defined therein), and Bank of America, N.A. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
10.22	Security and Pledge Agreement, dated as of March 23, 2004, by and among Team Health, Inc., the Subsidiary Guarantors (as defined therein) and Bank of America, N.A. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
10.23	Holdings Pledge Agreement, dated as of March 23, 2004, by and among Team Health Holdings, L.L.C. and Bank of America, N.A. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
10.24	Borrower Pledge Agreement (Cayman Islands Subsidiary), dated as of March 23, 2004, by and among Team Health, Inc. and Bank of America, N.A. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
10.25	Team Health, Inc. Non-Qualified Supplemental Executive Retirement Plan dated as of January 1, 2004. (Incorporated by reference to Team Health, Inc.’s Form 10-Q dated May 10, 2004)
10.26	Stockholders Agreement dated as of March 12, 1999 by and among Team Health, Inc., Team Health Holdings, L.L.C., Pacific Physicians Services, Inc., and certain other stockholders of the Team Health, Inc. who are from time to time party hereto. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
10.27	Securityholders Agreement dated as of March 12, 1999 by and among Team Health Holdings, L.L.C., each of the persons listed on Schedule A thereto and certain other securityholders of Team Health Holdings, L.L.C. who are from time to time party thereto. (Incorporated by reference to Team Health, Inc.’s Form S-4 dated June 9, 1999)
12.1	Statement regarding computation of ratio of earnings to fixed charges.†
21.1	Subsidiaries of Registrant. (Incorporated by reference to Team Health, Inc.’s Form 10-K dated February 25, 2004)
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).†
23.3	Consent of Haskell Slaughter Young & Rediker, LLC (included in Exhibit 5.2).†
23.4	Consent of Foley & Lardner LLP (included in Exhibit 5.3).†
23.5	Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.4).†
23.6	Consent of Sherman, Silverstein, Kohl, Rose & Podolsky P.A. (included in Exhibit 5.5).†
23.7	Consent of Parker, Poe, Adams & Bernstein LLP (included in Exhibit 5.6).†
23.8	Consent of Ulmer & Berne LLP (included in Exhibit 5.7).†
23.9	Consent of London & Amburn, PC (included in Exhibit 5.8).†
23.10	Consent of Durham, Jones and Pinegar, PC (included in Exhibit 5.9).†
23.11	Consent of Bowles Rice McDavid Graff & Love, PLLC (included in Exhibit 5.10).†
23.12	Consent of Law Offices of Eisenhower & Carlson, PLLC (included in Exhibit 5.11).†
25.1	Statement of Eligibility of Trustee on Form T-1.†

*	Filed herewith.

†	Filed previously.